As filed with the Securities and Exchange Commission on February 7, 2020

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-1

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

Vertiv Holdings Co

(Exact name of registrant as specified in its charter)

Delaware	3679	81-2376902
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

1050 Dearborn Drive

Columbus, Ohio 43085

(212) 902-1000

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Colin Flannery

General Counsel and Corporate Secretary

Vertiv Holdings Co

1050 Dearborn Drive

Columbus, Ohio 43085

(212) 902-1000

(Name, address, including zip code, and telephone number, including area code, of agent for service)

With copies to:

Gregg A. Noel, Esq.

P. Michelle Gasaway, Esq.

Skadden, Arps, Slate, Meagher & Flom LLP

300 South Grand Avenue, Suite 3400

Los Angeles, California 90071

(213) 687-5000

Approximate date of commencement of proposed sale to the public: From time to time on or after the effective date of this registration statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box:  ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☒

Non-accelerated filer	☐	Smaller reporting company	☒

		Emerging growth company	☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided to Section 7(a)(2)(B) of the Securities Act.  ☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered(1)	Proposed Maximum Offering Price Per Share	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee
Primary Offering:
Class A common stock, par value $0.0001 per share(4)	33,533,303	$11.50(2)	$385,632,984.50(2)	$50,055.16
Secondary Offering:
Class A common stock, par value $0.0001 per share(5)	270,238,621	$12.39(3)	$3,348,256,514.19(3)	$434,603.70
Warrants to purchase Class A common stock(6)	10,606,666	— (6)	—	—
Units, each consisting of one share of Class A common stock, par value $0.0001 per share, and one-third of one redeemable warrant(7)	220,000	— (7)	—	—
Total			$3,733,889,498.69	$484,658.86

(1)

Pursuant to Rule 416 under the Securities Act of 1933, as amended (the “Securities Act”), the registrant is also registering an indeterminate number of additional shares of Class A common stock that may become issuable as a result of any stock dividend, stock split, recapitalization or other similar transaction.

(2)	Based upon the exercise price per share of Class A common stock issuable upon exercise of the warrants (as such term is defined under “Selected Definitions”).
(3)

Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(c) of the Securities Act, based upon the average of the high and low selling prices of the Class A common stock on January 31, 2020, as reported on the New York Stock Exchange, under the symbol “GSAH.” Subsequent to the consummation of the Business Combination (as such term is defined under “Selected Definitions”), on February 7, 2020, the trading symbol is “VRT.”

(4)

Consists of: (i) 22,999,970 shares of Class A common stock that may be issued upon exercise of the public warrants (as such term is defined under “Selected Definitions”) based on the number of public warrants (including the public warrants underlying the units) outstanding as of February 5, 2020; and (ii) 10,533,333 shares of Class A common stock that may be issued upon exercise of the private placement warrants (as such term is defined under “Selected Definitions”). The aggregate number of shares of Class A common stock shall be adjusted to include any additional shares of Class A common stock that may become issuable as a result of any stock dividend, stock split, recapitalization or other similar transaction.

(5)

Consists of the following shares of Class A common stock registered for resale by the Selling Holders (as such term is defined under “Selected Definitions”): (i) 10,533,333 shares of Class A common stock underlying the private placement warrants; and (ii) 259,705,288 shares of Class A common stock, including up to 17,250,000 founder shares (as such term is defined under “Selected Definitions”), 123,900,000 PIPE Shares (as such term is defined under “Selected Definitions”), 118,261,955 Stock Consideration Shares (as such term is defined under “Selected Definitions”) and 293,333 shares of Class A common stock underlying the units that are Other Registrable Securities (as such term is defined under “Selected Definitions”). The aggregate number of shares of Class A common stock shall be adjusted to include any additional shares of Class A common stock that may become issuable as a result of any stock dividend, stock split, recapitalization or other similar transaction.

(6)

Consists of: (i) 10,533,333 private placement warrants and (ii) 73,333 public warrants underlying the units that are Other Registrable Securities. Pursuant to Rule 457(g), no separate registration fee is required for the warrants.

(7)	Consists of 220,000 units that are Other Registrable Securities. Pursuant to Rule 457(g), no separate registration fee is required for the units.

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. Neither we nor the selling securityholders may sell or distribute the securities described herein until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell and is not soliciting an offer to buy the securities in any jurisdiction where the offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED FEBRUARY 7, 2020

PRELIMINARY PROSPECTUS

Vertiv Holdings Co

270,238,621 Shares of Class A Common Stock

10,606,666 Warrants to Purchase Class A Common Stock

220,000 Units

This prospectus relates to: (1) the issuance by us of up to 33,533,303 shares of our Class A common stock, par value $0.0001 per share (“Class A common stock”) that may be issued upon exercise of warrants to purchase Class A common stock at an exercise price of $11.50 per share of Class A common stock, including the public warrants and the private placement warrants (each as defined below); and (2) the offer and sale, from time to time, by the selling holders identified in this prospectus (the “Selling Holders”), or their permitted transferees, of (i) up to 270,238,621 shares of Class A common stock, (ii) up to 10,606,666 warrants and (iii) up to 220,000 units (each as defined below).

This prospectus provides you with a general description of such securities and the general manner in which we and the Selling Holders may offer or sell the securities. More specific terms of any securities that we and the Selling Holders may offer or sell may be provided in a prospectus supplement that describes, among other things, the specific amounts and prices of the securities being offered and the terms of the offering. The prospectus supplement may also add, update or change information contained in this prospectus.

We will not receive any proceeds from the sale of shares of Class A common stock, warrants or units by the Selling Holders pursuant to this prospectus or of the shares of Class A common stock by us pursuant to this prospectus, except with respect to amounts received by us upon exercise of the warrants to the extent such warrants are exercised for cash. However, we will pay the expenses, other than underwriting discounts and commissions, associated with the sale of securities pursuant to this prospectus.

Our registration of the securities covered by this prospectus does not mean that either we or the Selling Holders will issue, offer or sell, as applicable, any of the securities. The Selling Holders may offer and sell the securities covered by this prospectus in a number of different ways and at varying prices. We provide more information in the section entitled “Plan of Distribution.”

You should read this prospectus and any prospectus supplement or amendment carefully before you invest in our securities.

Our Class A common stock, warrants and units are traded on the New York Stock Exchange (“NYSE”) under the symbols “VRT,” “VRT WS” and “VERT.U,” respectively. On February 6, 2020, the closing price of our Class A common stock, which was then listed under the symbol “GSAH,” was $12.86 per share, the closing price of our warrants, which were then listed under the symbol GSAH WS,” was $3.35 per share, and the closing price of our units, which were then listed under the symbol “GSAH.U,” was $14.00 per share.

We are an “emerging growth company,” as that term is defined under the federal securities laws and, as such, are subject to certain reduced public company reporting requirements.

Investing in our securities involves risks. See “Risk Factors” beginning on page 20 and in any applicable prospectus supplement.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of the securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is February    , 2020.

i

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement on Form S-1 that we filed with the Securities and Exchange Commission (the “SEC”) using a “shelf” registration process. Under this shelf registration process, we and the Selling Holders may, from time to time, issue, offer and sell, as applicable, any combination of the securities described in this prospectus in one or more offerings. We may use the shelf registration statement to issue up to an aggregate of 33,533,303 shares of Class A common stock upon exercise of the public warrants and private placement warrants. The Selling Holders may use the shelf registration statement to sell up to an aggregate of 270,238,621 shares of Class A common stock, up to 10,606,666 warrants and up to 220,000 units from time to time through any means described in the section entitled “Plan of Distribution.” More specific terms of any securities that the Selling Holders offer and sell may be provided in a prospectus supplement that describes, among other things, the specific amounts and prices of the Class A common stock, warrants and/or units being offered and the terms of the offering.

A prospectus supplement may also add, update or change information included in this prospectus. Any statement contained in this prospectus will be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in such prospectus supplement modifies or supersedes such statement. Any statement so modified will be deemed to constitute a part of this prospectus only as so modified, and any statement so superseded will be deemed not to constitute a part of this prospectus. You should rely only on the information contained in this prospectus, any applicable prospectus supplement or any related free writing prospectus. See “Where You Can Find More Information.”

Neither we nor the Selling Holders have authorized anyone to provide any information or to make any representations other than those contained in this prospectus, any accompanying prospectus supplement or any free writing prospectus we have prepared. We and the Selling Holders take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. This prospectus is an offer to sell only the securities offered hereby and only under circumstances and in jurisdictions where it is lawful to do so. No dealer, salesperson or other person is authorized to give any information or to represent anything not contained in this prospectus, any applicable prospectus supplement or any related free writing prospectus. This prospectus is not an offer to sell securities, and it is not soliciting an offer to buy securities, in any jurisdiction where the offer or sale is not permitted. You should assume that the information appearing in this prospectus or any prospectus supplement is accurate only as of the date on the front of those documents only, regardless of the time of delivery of this prospectus or any applicable prospectus supplement, or any sale of a security. Our business, financial condition, results of operations and prospects may have changed since those dates.

This prospectus contains summaries of certain provisions contained in some of the documents described herein, but reference is made to the actual documents for complete information. All of the summaries are qualified in their entirety by the actual documents. Copies of some of the documents referred to herein have been filed, will be filed or will be incorporated by reference as exhibits to the registration statement of which this prospectus is a part, and you may obtain copies of those documents as described below under “Where You Can Find More Information.”

On February 7, 2020 (the “Closing Date”), Vertiv Holdings Co (formerly known as GS Acquisition Holdings Corp), consummated its previously announced business combination pursuant to that certain Agreement and Plan of Merger, dated as of December 10, 2019 (the “Merger Agreement”), by and among the Company, Vertiv Holdings, LLC, a Delaware limited liability company (“Vertiv Holdings”), VPE Holdings, LLC, a Delaware limited liability company (the “Vertiv Stockholder”), Crew Merger Sub I LLC, a Delaware limited liability company and a direct, wholly-owned subsidiary of GSAH (“First Merger Sub”), and Crew Merger Sub II LLC, a Delaware limited liability company and a direct, wholly-owned subsidiary of GSAH (“Second Merger Sub”). As contemplated by the Merger Agreement, (1) First Merger Sub merged with and into Vertiv Holdings, with Vertiv Holdings continuing as the surviving entity (the “First Merger”) and (2) immediately following the First Merger and as part of the same overall transaction as the First Merger, Vertiv

Holdings merged with and into Second Merger Sub, with Second Merger Sub continuing as the surviving entity and renamed “Vertiv Holdings, LLC” (the “Second Merger” and, collectively with the First Merger and the other transactions contemplated by the Merger Agreement, the “Business Combination”).

Unless the context indicates otherwise, references to “the Company,” “we,” “us” and “our” refer to Vertiv Holdings Co, a Delaware corporation, and its consolidated subsidiaries following the Business Combination. “GSAH” refers to GS Acquisition Holdings Corp prior to the Business Combination. “Vertiv” refers to Vertiv Holdings, LLC and its subsidiaries prior to the Business Combination.

MARKET, RANKING AND OTHER INDUSTRY DATA

Certain market, ranking and industry data included in this prospectus, including the size of certain markets and our size or position and the positions of our competitors within these markets, including its products and services relative to its competitors, are based on estimates of our management. These estimates have been derived from our management’s knowledge and experience in the markets in which we operate, as well as information obtained from surveys, reports by market research firms, our customers, distributors, suppliers, trade and business organizations and other contacts in the markets in which we operate, which, in each case, we believe are reliable.

We are responsible for all of the disclosure in this prospectus and while we believe the data from these sources to be accurate and complete, we have not independently verified data from these sources or obtained third-party verification of market share data and this information may not be reliable. In addition, these sources may use different definitions of the relevant markets. Data regarding our industry is intended to provide general guidance, but is inherently imprecise. Market share data is subject to change and cannot always be verified with certainty due to limits on the availability and reliability of raw data, the voluntary nature of the data gathering process and other limitations and uncertainties inherent in any statistical survey of market shares. In addition, customer preferences can and do change. As a result, you should be aware that market share, ranking and other similar data set forth herein, and estimates and beliefs based on such data, may not be reliable. References herein to us being a leader in a market or product category refers to our belief that it has a leading market share position in each specified market, unless the context otherwise requires. In addition, the discussion herein regarding our various markets is based on how we define the markets for our products, which products may be either part of larger overall markets or markets that include other types of products and services.

Assumptions and estimates of our future performance are necessarily subject to a high degree of uncertainty and risk due to a variety of factors, including those described in “Risk factors—Risks Related to Our Business.” These and other factors could cause our future performance to differ materially from our assumptions and estimates. See “Cautionary Statement Regarding Forward-Looking Statements.”

TRADEMARKS, SERVICE MARKS AND TRADE NAMES

This prospectus contains some of our trademarks, service marks and trade names, including, among others, Vertiv, Liebert, Chloride, NetSure, Geist, Energy Labs, Trellis, Alber, HVM and Avocent. Each one of these trademarks, service marks or trade names is either (1) our registered trademark, (2) a trademark for which we have a pending application, or (3) a trade name or service mark for which we claim common law rights. All other trademarks, trade names or service marks of any other company appearing in this prospectus belong to their respective owners. Solely for convenience, the trademarks, service marks and trade names referred to in this prospectus are presented without the TM, SM and ® symbols, but such references are not intended to indicate, in any way, that we will not assert, to the fullest extent under applicable law, our respective rights or the rights of the applicable licensors to these trademarks, service marks and trade names.

SELECTED DEFINITIONS

Unless stated in this prospectus or the context otherwise requires, references to:

•	“2022 Senior Notes” are to Vertiv Holdco’s $500.0 million of 12.00%/13.00% Senior PIK Toggle Notes due 2022;

•	“2024 Senior Notes” are to Vertiv Group’s $750.0 million of 9.250% Senior Notes due 2024;

•

“2024 Senior Secured Notes” are to Vertiv Group’s $120.0 million of 10.00% Senior Secured Second Lien Notes due 2024 (with a springing to maturity of November 21, 2021 if the 2022 Senior Notes are not repaid, redeemed or discharged, or the maturity with respect thereto is not otherwise extended, on or prior to November 15, 2021);

•

“Asset-Based Revolving Credit Facility” are to that certain Revolving Credit Agreement, by and among, inter alia, Vertiv Group, certain direct and indirect subsidiaries of Vertiv Group as co-borrowers thereunder, various lenders and JPMorgan Chase Bank, N.A., as administrative agent, as amended, amended and restated, modified or supplemented from time to time;

•	“Board” or “Board of Directors” are to the board of directors of the Company;

•

“Business Combination” are to the transactions contemplated by the Merger Agreement, including: (1) the merger of First Merger Sub with and into Vertiv Holdings, with Vertiv Holdings continuing as the surviving entity (the “First Merger”); (2) immediately following the First Merger and as part of the same overall transaction as the First Merger, the merger of Vertiv Holdings with and into Second Merger Sub with Second Merger Sub continuing as the surviving entity and renamed “Vertiv Holdings, LLC” (the “Second Merger” and, together with the First Merger, the “Mergers”); and (3) the PIPE Investment, which transactions were consummated on February 7, 2020;

•	“Bylaws” are to the Amended and Restated Bylaws of the Company;

•	“Certificate of Incorporation” are to the Second Amended and Restated Certificate of Incorporation of the Company;

•	“Class A common stock” are to Class A common stock, par value $0.0001 per share, of the Company;

•	“Class B common stock” are to Class B common stock, par value $0.0001 per share, of the Company;

•	“Closing Date” are to February 7, 2020, the date on which we completed the Business Combination;

•	“Code” are to the Internal Revenue Code of 1986, as amended;

•	“common stock” are to the Class A common stock and the Class B common stock, together;

•	“Company,” “we,” “us,” and “our” are to Vertiv Holdings Co, a Delaware corporation, and its consolidated subsidiaries;

•	“Cote PIPE Investor” are to Atlanta Sons LLC, a Delaware limited liability company and an affiliate of David M. Cote, which purchased PIPE Shares in the PIPE Investment;

•

“Cote Sponsor Member” are to Cote SPAC 1 LLC, a Delaware limited liability company managed by David M. Cote, which, following the dissolution of Sponsor and the distribution of the founder shares and private placement warrants held by Sponsor to its members, received 8,572,500 founder shares and 5,266,667 private placement warrants;

•	“DGCL” are to the General Corporation Law of the State of Delaware;

•	“Emerson” are to Emerson Electric Co., which, prior to the Separation in the fiscal fourth quarter of 2016, operated Vertiv’s business as part of its broader corporate organization;

•	“Exchange Act” are to the Securities Exchange Act of 1934, as amended;

•	“Existing Notes” are to the 2022 Senior Notes, 2024 Senior Notes and 2024 Senior Secured Notes;

•	“EY” are to Ernst & Young LLP, independent registered public accounting firm to Vertiv Holdings;

•	“First Merger Sub” are to Crew Merger Sub I LLC, a Delaware limited liability company and a direct, wholly-owned subsidiary of GSAH prior to the Business Combination;

•

“founder shares” are to the 17,250,000 shares of Class B common stock that were converted into shares of our Class A common stock at the closing of the Business Combination, of which 8,572,500 shares are held by the Cote Sponsor Member, 8,572,500 shares are held by the GS Sponsor Member and 35,000 shares are held by each of Mr. James Albaugh (a former director of GSAH), Mr. Roger Fradin and Mr. Steven S. Reinemund;

•	“GAAP” are to the Generally Accepted Accounting Principles in the United States of America;

•	“Goldman Sachs” are to The Goldman Sachs Group, Inc., a Delaware corporation (NYSE: GS) and its affiliates;

•

“GS Sponsor Member” are to GS Sponsor LLC, a Delaware limited liability company and an affiliate of Goldman Sachs, which, following the dissolution of Sponsor and the distribution of the founder shares and private placement warrants held by Sponsor to its members, received 8,572,500 founder shares and 5,266,666 private placement warrants;

•	“GSAH” are to GS Acquisition Holdings Corp, prior to the consummation of the Business Combination;

•	“GSAH Certificate of Incorporation” are to GSAH’s amended and restated certificate of incorporation, dated June 7, 2018;

•	“GSAM” are to Goldman Sachs Asset Management, L.P., a division of The Goldman Sachs Group, Inc.;

•	“GS ESC PIPE Investor” are to GSAH Investors Emp LP, a Delaware limited partnership and an affiliate of Goldman Sachs;

•	“Incentive Plan” are to the Vertiv Holdings Co 2020 Equity Incentive Plan approved in connection with the Business Combination;

•

“Initial Stockholders” are to the Sponsor Members (as successors-in-interest to the Sponsor’s founder shares and private placement warrants) and Mr. James Albaugh, Mr. Roger Fradin and Mr. Steven S. Reinemund, GSAH’s independent directors prior to the Business Combination;

•	“Investment Company Act” are to the Investment Company Act of 1940, as amended;

•	“IPO” or “initial public offering” are to GSAH’s initial public offering, consummated on June 12, 2018;

•	“JOBS Act” are to the Jumpstart Our Business Startups Act of 2012;

•	“management” or “management team” of an entity are to the officers and directors of such entity;

•

“Merger Agreement” are to that certain Agreement and Plan of Merger, dated as of December 10, 2019 (as it may be further amended from time to time), by and among GSAH, Vertiv Holdings, the Vertiv Stockholder, First Merger Sub and Second Merger Sub;

•	“NYSE” are to the New York Stock Exchange;

•	“Organizational Documents” are to the Bylaws and the Certificate of Incorporation;

•

“Other Registrable Securities” are to the shares of Class A common stock that are held by the RRA Parties and are “Registrable Securities” under our Amended and Restated Registration Rights Agreement, other than (i) the founder shares and private placement warrants held by our Initial Stockholders, (ii) the PIPE Shares held by RRA Parties and (iii) the Stock Consideration Shares held by the Vertiv Stockholder;

v

•	“NYSE” are to the New York Stock Exchange;

•	“PIPE Investment” are to the private placement pursuant to which the PIPE Investors purchased 123,900,000 shares of Class A common stock for an aggregate purchase price equal to $1,239,000,000;

•

“PIPE Investors” are to the Cote PIPE Investor and the GS ESC PIPE Investor and certain other “accredited investors” (as defined in Rule 501 under the Securities Act), and their permitted transferees, that subscribed for and purchased shares of Class A common stock in the PIPE Investment;

•	“PIPE Shares” are to the 123,900,000 shares of Class A common stock that were issued to the PIPE Investors in connection with the PIPE Investment;

•	“Platinum” are to Platinum Equity Capital Partners III, L.P., Platinum Equity Capital Partners IV, L.P. and certain of their affiliates who beneficially own shares of our Class A common stock;

•	“Platinum Advisors” are to Platinum Equity Advisors, LLC, an affiliate of Platinum;

•	“Platinum Equity” are to Platinum Equity, LLC, its sponsored funds and affiliated private equity vehicles;

•	“private placement warrants” are to the 10,533,333 warrants that were initially issued to Sponsor in a private placement simultaneously with the closing of the IPO;

•	“public shares” are to the shares of Class A common stock (including those that underlie the units) that were initially offered and sold by GSAH in its IPO;

•

“public stockholders” are to the holders of the public shares (including certain of the Initial Stockholders provided that each of their status as a “public stockholder” shall only exist with respect to such public shares);

•	“public warrants” are to the redeemable warrants (including those that underlie the units) that were initially offered and sold by GSAH in its IPO;

•

“RRA Parties” are to the Initial Stockholders, Vertiv Stockholder, GS ESC PIPE Investor, Cote PIPE Investor and certain other PIPE Investors party to the Amended and Restated Registration Rights Agreement;

•	“Sarbanes-Oxley Act” are to the Sarbanes-Oxley Act of 2002;

•	“SEC” are to the U.S. Securities and Exchange Commission;

•

“Second Merger Sub” are to Crew Merger Sub II LLC, a Delaware limited liability company and our direct, wholly-owned subsidiary, which was renamed “Vertiv Holdings, LLC” in connection with the Business Combination;

•	“Securities Act” are to the Securities Act of 1933, as amended;

•

“Selling Holders” are to the selling holders identified in this prospectus and the pledgees, donees, transferees, assignees, successors and others who later come to hold any of the Selling Holders’ interest in the shares of Class A common stock, warrants and/or units, as applicable, after the date of this prospectus such that registration rights shall apply to those securities;

•	“Senior Secured Credit Facilities” are to the Term Loan Facility and the Asset-Based Revolving Credit Facility, collectively;

•

“Separation” are to the transaction described in Note 1 (The Transaction) to Vertiv Holdings, LLC’s historical consolidated and combined financial statements included elsewhere in this prospectus, pursuant to which Vertiv Group and certain of its affiliates acquired the assets and liabilities associated with the business, operations, products, services and activities of Vertiv Predecessor;

•	“Sponsor” are to GS DC Sponsor I LLC, a Delaware limited liability company, which dissolved on February 7, 2020 and distributed its 17,145,000 founder shares and 10,533,333 private placement warrants to the Sponsor Members; provided that, following the dissolution of Sponsor, “Sponsor” shall include the Sponsor Members as successors-in-interest to Sponsor;

•

“Sponsor Lock-up Period” are to (1) in the case of the founder shares, the period ending on the earlier of (A) February 7, 2021 and (B) (i) if the last reported sale price of the Class A common stock equals or exceeds $12.00 per share (as adjusted for stock splits, stock dividends, reorganizations, recapitalizations and the like) for any 20 trading days within any 30-trading day period commencing on or after July 6, 2020, or (ii) the date on which we complete a liquidation, merger, stock exchange, reorganization or other similar transaction that results in all of our public stockholders having the right to exchange their shares of Class A common stock for cash, securities or other property, and (2) in the case of the private placement warrants and the respective Class A common stock underlying such warrants, the period ending on March 8, 2020;

•	“Sponsor Members” are to the GS Sponsor Member and the Cote Sponsor Member, the two members of Sponsor prior to its dissolution;

•	“Stock Consideration” are to the shares of Class A common stock issued to the Vertiv Stockholder as stock consideration pursuant to the transactions contemplated by the Merger Agreement;

•	“Stock Consideration Shares” are to the 118,261,955 shares of Class A common stock issued to the Vertiv Stockholder at the closing of the Business Combination as Stock Consideration;

•	“Subscribing Vertiv Executives” are to certain executive officers of the Company that purchased PIPE Shares;

•	“Subscription Agreements” are to, collectively, those certain subscription agreements entered into between the Company and each of the PIPE Investors;

•	“Tax Receivable Agreement” are to that certain Tax Receivable Agreement entered into at the closing of the Business Combination by the Company and the Vertiv Stockholder;

•

“Term Loan Facility” are to that certain Term Loan Credit Agreement, by and among¸ inter alia, Vertiv Group, various lenders and JPMorgan Chase Bank, N.A., as administrative agent, as amended, amended and restated, modified or supplemented from time to time;

•	“transfer agent” are to Computershare Trust Company, N.A. (“Computershare”);

•	“trust account” are to the trust account of GSAH that held proceeds from its IPO and the sale of the private placement warrants;

•	“trustee” are to Wilmington Trust, N.A.;

•

“units” are to the units of the Company, each unit representing one share of Class A common stock and one-third of one redeemable warrant to acquire one share of Class A common stock, that were initially offered and sold by GSAH in its IPO (less the number of units that have been separated into the underlying public shares and underlying public warrants upon the request of the holder thereof);

•	“Vertiv” are to Vertiv Holdings, together with its subsidiaries, including Vertiv Holding Corporation;

•	“Vertiv Group” are to Vertiv Group Corporation, the principal operating subsidiary of the Company;

•	“Vertiv Group Intermediate” are to Vertiv Intermediate Holding II Corporation;

•	“Vertiv Holdco” are to Vertiv Intermediate Holding Corporation;

•	“Vertiv Holding Corporation” are to Vertiv Holding Corporation, a Delaware corporation;

•	“Vertiv Holdings” are to Vertiv Holdings, LLC, a Delaware limited liability company and the direct parent of Vertiv Holding Corporation;

•	“Vertiv Predecessor” are to the Network Power business previously owned by Emerson Electric Co. and the predecessor of Vertiv Group for accounting purposes;

•	“Vertiv Stockholder” are to VPE Holdings, LLC; and

•	“warrants” are to public warrants and private placement warrants.

Unless otherwise stated in this prospectus or as the context otherwise requires, all references in this prospectus to Class A common stock or warrants include such securities underlying the units.

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

This prospectus contains statements that are forward-looking and as such are not historical facts. This includes, without limitation, statements regarding the financial position, capital structure, dividends, indebtedness, business strategy and plans and objectives of management for future operations, including as they relate to the anticipated effects of the Business Combination. These statements constitute projections, forecasts and forward-looking statements, and are not guarantees of performance. Such statements can be identified by the fact that they do not relate strictly to historical or current facts. When used in this prospectus, words such as “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “intend,” “may,” “might,” “plan,” “possible,” “potential,” “predict,” “project,” “should,” “strive,” “would” and similar expressions may identify forward-looking statements, but the absence of these words does not mean that a statement is not forward-looking. When the Company discusses its strategies or plans, including as they relate to the Business Combination, it is making projections, forecasts or forward-looking statements. Such statements are based on the beliefs of, as well as assumptions made by and information currently available to, the Company’s management.

The forward-looking statements contained in this prospectus are based on current expectations and beliefs concerning future developments and their potential effects on the Company. There can be no assurance that future developments affecting the Company will be those that the Company has anticipated. These forward-looking statements involve a number of risks, uncertainties (some of which are beyond the Company’s control) or other assumptions that may cause actual results or performance to be materially different from those expressed or implied by these forward-looking statements. Should one or more of these risks or uncertainties materialize, or should any of the assumptions prove incorrect, actual results may vary in material respects from those projected in these forward-looking statements. Factors that may cause such differences include, but are not limited to: (1) the benefits of the Business Combination; (2) the future financial performance of the Company following the Business Combination; (3) the ability to maintain the listing of the Company’s securities on the NYSE; (4) the risk that the Business Combination disrupts current plans and operations of the Company; (5) the ability to recognize the anticipated benefits of the Business Combination, which may be affected by, among other things, competition, the ability of the Company to grow and manage growth profitably, maintain relationships with customers and suppliers and retain its management and key employees; (6) costs related to the Business Combination; (7) the outcome of any legal proceedings that may be instituted against the Company or any of its directors or officers, following the Business Combination; (8) the failure to realize anticipated pro forma results; (9) factors relating to the business, operations and financial performance of the Company and its subsidiaries, including: global economic weakness and uncertainty; risks relating to the continued growth of the Company’s customers’ markets; failure to meet or anticipate technology changes; the unpredictability of the Company’s future operational results; disruption of the Company’s customers’ orders or the Company’s customers’ markets; less favorable contractual terms with large customers; risks associated with governmental contracts; failure to mitigate risks associated with long-term fixed price contracts; risks associated with information technology disruption or security; risks associated with the implementation and enhancement of information systems; failure to properly manage the Company’s supply chain or difficulties with third-party manufacturers; competition in the infrastructure technologies industry; failure to realize the expected benefit from any rationalization and improvement efforts; disruption of, or changes in, the Company’s independent sales representatives, distributors and original equipment manufacturers; failure to obtain performance and other guarantees from financial institutions; failure to realize sales expected from the Company’s backlog of orders and contracts; changes to tax law; ongoing tax audits; risks associated with future legislation and regulation of the Company’s customers’ markets both in the United States and abroad; costs or liabilities associated with product liability; the Company’s ability to attract, train and retain key members of its leadership team and other qualified personnel; the adequacy of the Company’s insurance coverage; a failure to benefit from future acquisitions; failure to realize the value of goodwill and intangible assets; the global scope of the Company’s operations; risks associated with the Company’s sales and operations in emerging markets; exposure to fluctuations in foreign currency exchange rates; the Company’s ability to comply with various laws and regulations and the costs associated with legal compliance; adverse outcomes to any legal claims and proceedings filed by or against us;

the Company’s ability to protect or enforce its proprietary rights on which its business depends; third party intellectual property infringement claims; liabilities associated with environmental, health and safety matters; risks associated with the Company’s limited history of operating as an independent company; and potential net losses in future periods; and (10) other risks and uncertainties indicated in this prospectus, including those under the heading “Risk Factors,” and that may be set forth in any applicable prospectus supplement under any similar caption. Should one or more of these risks or uncertainties materialize, or should any of the Company’s assumptions prove incorrect, actual results may vary in material respects from those projected in these forward-looking statements.

Forward-looking statements included in this prospectus speak only as of the date of this prospectus or any earlier date specified for such statements . The Company undertakes no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as may be required under applicable securities laws.

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PROSPECTUS SUMMARY

This summary highlights certain significant aspects of our business and is a summary of information contained elsewhere in this prospectus. This summary is not complete and does not contain all of the information that you should consider before making your investment decision. You should carefully read this entire prospectus, including the information presented under the sections titled “Risk Factors,” “Cautionary Statement Regarding Forward Looking Statements,” “Vertiv Holdings’ Management’s Discussion and Analysis of Financial Condition and Results of Operations,” “Unaudited Pro Forma Condensed Combined Financial Information,” and the consolidated financial statements and the related notes thereto included elsewhere in this prospectus before making an investment decision. The definition of some of the terms used in this prospectus are set forth under the section “Selected Definitions.”

Business Summary

Who we are

We are a global leader in the design, manufacturing and servicing of critical digital infrastructure technology that powers, cools, deploys, secures and maintains electronics that process, store and transmit data. We provide this technology to data centers, communication networks and commercial & industrial environments worldwide.

We aim to help create a world where critical technologies always work, and where we empower the vital applications of the digital world.

Our business

We have a suite of comprehensive offerings, innovative solutions and a leading service organization that supports a diversified group of customers, which we deliver from engineering, manufacturing, sales and service locations in more than 45 countries across the Americas, Asia Pacific and Europe, the Middle East and Africa (“EMEA”). We provide the hardware, software and services to facilitate an increasingly interconnected marketplace of digital systems where large amounts of indispensable data need to be transmitted, analyzed, processed and stored. Whether this growing quantity of data is managed centrally in hyperscale/cloud locations, distributed at the so-called “edge” of the network, processed in an enterprise location or managed via a hybrid platform, the underpinnings and operations of all those locations rely on our critical digital infrastructure and services.

We have a broad range of offerings, which include power management products, thermal management products, integrated rack systems, modular solutions, and management systems for monitoring and controlling digital infrastructure. These comprehensive offerings are integral to the technologies used for a number of services, including e-commerce, online banking, file sharing, video on-demand, energy storage, wireless communications, Internet of Things (“IoT”) and online gaming. In addition, through our global services network, we provide lifecycle management services, predictive analytics and professional services for deploying, maintaining and optimizing these products and their related systems.

Our primary customers are businesses across three main end markets: (1) data centers (including hyperscale/cloud, colocation, enterprise and edge), (2) communication networks and (3) commercial and industrial environments. Within these areas we serve a diverse array of industries, including social media, financial services, healthcare, transportation, retail, education and government. We approach these industries and end users through our global network of direct sales professionals, independent sales representatives, channel partners and original equipment manufacturers. Many of our installations are completed in collaboration with our customers and we work with them from the initial planning phase through delivery and servicing of the completed solution. This depth of interaction supports key customer relationships, sometimes spanning multiple decades. Our most prominent brands include Liebert, NetSure, Geist and Avocent.

Our business is organized into three segments according to our main geographic regions—the Americas, Asia Pacific and EMEA—and we manage and report our results of operations across these three business segments. For the nine months ended September 30, 2019, our revenue was $3,259.7 million, of which 51% was transacted in the Americas; 28% was transacted in Asia Pacific; and 21% was transacted in EMEA as compared with our revenue for the nine months ended September 30, 2018 of $3,114.0 million. For the year ended December 31, 2018, our revenue was $4,285.6 million, of which 50% was transacted in the Americas, 29% was transacted in Asia Pacific, and 21% was transacted in EMEA, and such revenue reflected an increase of $406.2 million, or 10.5%, as compared with our revenue for the year ended December 31, 2017 of $3,879.4 million. Approximately half of the increase was due to the acquisitions of Energy Labs and Geist. The remaining increases were primarily due to volume offset by purchase accounting adjustments from the valuation of acquired deferred revenue.

Our strengths

We are a customer-focused organization and have a host of strengths that allow us to act quickly and with agility to best serve our customers’ needs, including:

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Stable platform for growth: We are well-positioned in the global marketplace as a key provider of critical digital infrastructure across several diverse areas, but with a uniform product set. We are able to provide multi-national customers with the ability to purchase and maintain a similar product set or technology in Asia as in the United States or the European Union and this focused approach to our served industries allows us to deploy capital and resources quickly and efficiently. In addition to our global building block approach to products, we also have a natural diversification that comes from serving various types of data center customers (including hyperscale/cloud, colocation, enterprise and edge locations), communication networks (including core and access sites) and commercial & industrial verticals (such as manufacturing and transportation). This diversification reduces our exposure to industry-specific market volatility and our geographical reach reduces our exposure to individual country or regional economic uncertainty. These factors help to stabilize our resilient business model.

•

Global service organization: Having a global service organization allows us to interface and support our customers in each phase of the product lifecycle. Our lifecycle services for our customers begin at the sales process for our products, continue through the installation and preventative maintenance of such products, and are maintained through a full suite of performance and predictive service applications which are utilized by our customers through the entire lifecycle of such products. Additionally, our service network acts as a global feedback mechanism, helping us improve our products, understand and address changing local/regional businesses and develop new technologies and solutions for our customers. The majority of our service revenue is derived from annuity-type contracts.

•

“Local Everywhere” capabilities: Our “local everywhere” approach to doing business helps us to address our customers’ region-specific needs as it promotes customer intimacy, improves our agility, increases our response times, and well-positions us to meet the varying local and regional requirements of our global customer base. As of September 30, 2019, we had sales support, engineering and manufacturing capabilities, as well as approximately 3,000 customer support employees (including over 2,700 field engineers and over 300 technical support representatives) strategically located across each of our three geographic segments of the Americas, Asia Pacific and EMEA, and a network of over

19,700 employees and significant facilities across the globe, which provide us with a wide capability to service our customers and help us understand our customers’ needs, which is fundamental to supporting long-term customer relationships.

•

Deep domain knowledge: As a result of our decades of experience in the industry, our customers have come to rely on our understanding of trends, underlying technologies, deployment types and the implementation of our offerings. Our ability to apply these insights to our customers’ utilization of our technology is a key differentiator as compared to our competitors within these same markets. Our decades of customer intimacy and numerous marketplace touch points with our customers, beginning at the start of the sales process and extending through the entire product life cycle, allow us to have deep technical discussions and solve vital customer problems.

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Comprehensive integrated solutions: We offer specialized and comprehensive solutions by combining our leading products with third-party hardware. These solutions span standard configurations that can be placed in a technology closet at edge data centers, through configured-to-order solutions for medium-sized applications, up to custom-designed solutions to serve a data center colocation or hyperscale site. As the key provider of many of the components of this solution set, we differentiate ourselves from our competitors from both a supply chain and a technology perspective and become integrated in the customers’ core design planning.

•

Innovative mentality: Our business has been built on a track record of innovation. Over the decades, we have been instrumental in shaping the thermal and power management markets, consistently bringing forth new products, services and solutions to an ever growing customer base. Innovation occurs at all levels of our business and we dynamically adapt our offerings to help customers solve their key issues. We plan to continue to innovate across our products, services and industries in order to optimize our offerings for our customers.

•

Accomplished management team: Our management team is made up of industry professionals and transformational leaders with over 100 years of combined industry experience. Our Chief Executive Officer, Rob Johnson, has successfully led public companies in the past and has over 30 years of experience in the industry. The management team that supports Mr. Johnson is customer-focused, fast-acting, commercially savvy, digitally astute and promotes the core Vertiv values on a daily basis.

Industry

Global data center IP traffic is growing at a compounded annual growth rate (“CAGR”) of 21% from 2018 to 2021. This strong demand for data is being driven by businesses and consumers alike. The need for ubiquitous connectivity (being connected on any device, at anytime, anywhere) is a key driver of the markets we serve and is fueled by applications such as video on-demand, online banking, social media, IoT and digital health among others. All of this activity yields a continued growth in data processing, storage and networking as the world continues to become more reliant on the analysis and delivery of digital content.

Below is some key data that demonstrates this growth (graphics follow):

Data Boom: Key Driver of End-Market Growth

Increased Digitization, Multiple Device Connection Adoption, and IoT

Annual global **data center IP traffic is expected to reach 20.6 Zettabytes** by the end of 2021.

1.3 Zettabytes of data is expected to be stored in data centers by 2021.

Mobile data traffic is expected to reach **48.3 Exabytes per month** by 2021.

20.4 billion connected devices are expected to be in use worldwide by 2020.

By 2022, **75% of enterprise-generated data** is expected to be created outside a traditional data center or cloud.

Worldwide **IT spending is projected to total $3.74 trillion** by the end of 2018.

By the end of 2023, over **1 billion 5G subscriptions are forecast** for enhanced mobile broadband.

U.S. data centers are projected to **consume 73 billion kWh** in 2020.

Our primary customers are businesses across three main end markets: (1) data centers (including hyperscale/cloud, colocation, enterprise and edge), (2) communication networks and (3) commercial and industrial environments.

Data centers: The primary purpose of a data center is to process, store and distribute data. There are a host of different sizes and types of data centers, but primarily they can be broken down into the following classifications:

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Cloud/Hyperscale: These facilities are massive in scale and are primarily used to support off-premise cloud applications. This portion of the industry is growing rapidly. Examples of companies in this space include Microsoft Azure, Amazon Web Services and Google Cloud.

•

Colocation: These facilities range in size and offer users a location where they can place their IT equipment, while the building and critical digital infrastructure is owned by the colocation company. This portion of the industry is growing rapidly. Examples of companies in this space include Digital Realty and Equinix.

•

Enterprise: This classification refers to the “Fortune 1000” type businesses that have their own on-premises data centers. Examples of companies in this space include Goldman Sachs, J.P. Morgan, Walmart and Cleveland Clinic. The enterprise segment represents approximately 70% of the data center business. We have found that the growth of the enterprise market, based on data centers and square footage, has generally been flat for the past three years.

•

Edge: These types of data centers are at the infancy stage of their development and will be utilized by all of the aforementioned categories in the future. These locations are decentralized by nature and located closer to where the data is being demanded (i.e., towards the edge of the network). This market is small today, but the opportunities for growth in this space are expected to increase as the proliferation of connected devices and data storage needs continue to grow in the future.

Our management estimates that approximately 70% of our revenues for the fiscal year ended December 31, 2018 are attributable to customers across the data center end market.

Communication networks: This space is comprised of wireline, wireless and broadband companies. These companies create content and are ultimately responsible for distributing voice, video and data to businesses and consumers. They deliver this data through an intricate network of wireline and wireless mediums. Additionally, some of these companies’ locations act as data centers where the data is delivered and also processed and stored. This sector has a generally low single digit growth profile. Our management estimates that approximately 20% of our revenues for the fiscal year ended December 31, 2018 are attributable to customers across the communication networks end market.

Commercial/Industrial: This space is comprised of those applications that are tied to a company’s critical systems. Examples include transportation, manufacturing, oil and gas, etc. These applications are growing in their need for intelligent infrastructure and may be regulated or need to pass some level of compliance. The growth in this area generally tracks Growth Domestic Product. Our management estimates that approximately 10% of our revenues for the fiscal year ended December 31, 2018 are attributable to customers across the commercial and industrial end market.

Our strategy

We strive to create value for our stockholders through organic growth and strategic acquisitions, lean initiatives to cut costs and the hiring and retaining of top talent. We believe the culture and values being instilled in the organization (such as acting with speed, transparency and focus on the customer) propel us to deliver value for all of our constituents.

Our goal is to enable the vital applications of the digital world by anticipating and solving the needs of our customers in this increasingly connected global landscape. We expect to continue achieving growth and creating value through several strategic initiatives:

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Customer centricity: Everything we do starts with the customer. Understanding our customers’ markets, needs and strategies enables significant and earlier engagement with such customers during the selling cycle. We have multiple touch points with customers through a product’s life cycle, which positions our organization to best address our customers’ critical application needs. This customer focused strategy aligns every team in our organization, from sales to engineering to supply chain.

•

Leadership in technology: We are on the forefront of technological development within our core businesses of critical digital infrastructure. We innovate at the individual product level in order to increase efficiency, reduce our product’s carbon footprint and enhance ease of use for our customers. Two examples of this technology leadership are our new eXL S1 power product and our DSE thermal product. Both of these offerings are leading products in the market from an efficiency, footprint and ease-of-use standpoint. Further, we are developing smart technology and continue to build an ecosystem that allows for interconnectivity between our products, our services and our customers. Additionally, our investment in data analytics and software will allow us and our customers to be smarter and more predictive around the critical digital infrastructure. In order to maintain our technology leadership, we will continue to invest in premier engineering talent and invest in developing next-gen cutting-edge technology.

•

Acquisition pipeline: We have in the past pursued, and intend in the future to pursue, acquisitions that will enhance and diversify our portfolio of offerings and capabilities. Given our existing diversified platform, we are able to target companies across a range of competencies and verticals. We will look for companies that: (1) increase our presence in the hyperscale/cloud, colocation and edge universe; (2) bolster our service and solutions platform; and (3) help leverage our technologies in adjacent markets such as energy storage. For example, our recent acquisitions of Geist, a leading manufacturer of rack power distribution units, and Energy Labs, a leading provider of direct and indirect air handling systems and modular data center solutions, will help to expand our hyperscale/cloud and colocation offerings, increase our solutions capabilities, and provide further edge offerings for our customers.

•

Continue to optimize our operational model and cost structure: We have in the past pursued, and intend in the future to pursue, opportunities to improve our operations and eliminate redundant and unnecessary costs. For example, we continue to build out the Vertiv Operating System to transform the business and deliver value to the customer. This system is rooted in always putting the customer first, building an outstanding culture, and maintaining an intense focus on continuously improving. The tools we utilize allow for lean implementation, better on-time delivery, direct and indirect supply chain saving and productivity improvements.

•

Grow and expand in key customers: Our key customer program focuses on those global and regional accounts that we believe most benefit from our value proposition. Many of these accounts are large cloud or colocation customers, as well as communication networks and vertical customers. We look to further expand our presence and opportunities with these clients as we believe their growth trajectories will outpace the traditional market growth.

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Continue building a customer centered culture: We believe that in order to maintain our strong customer relationships, we must have a deeply customer centric culture; exhibit accountability; and act with speed and purpose in addressing customer needs.

Business Combination

On the Closing Date, Vertiv Holdings Co (formerly known as GS Acquisition Holdings Corp), consummated the Business Combination pursuant to that certain Merger Agreement, by and among the

Company, Vertiv Holdings, the Vertiv Stockholder, the First Merger Sub and the Second Merger Sub. As contemplated by the Merger Agreement, (1) First Merger Sub merged with and into Vertiv Holdings, with Vertiv Holdings continuing as the surviving entity and (2) immediately following the First Merger and as part of the same overall transaction as the First Merger, Vertiv Holdings merged with and into Second Merger Sub, with Second Merger Sub continuing as the surviving entity and renamed “Vertiv Holdings, LLC.” As a result of the consummation of the Business Combination, (a) the Company directly owns all of the equity interests of Vertiv Holdings, LLC and indirectly owns the equity interests of its subsidiaries and (b) the Vertiv Stockholder, the sole equity owner of Vertiv Holdings prior to the Business Combination, now holds 118,261,955 shares of our Class A common stock. In connection with the Business Combination, the registrant changed its name from GS Acquisition Holdings Corp to “Vertiv Holdings Co”.

On February 6, 2020, the Company’s stockholders, at a special meeting of the Company, approved and adopted the Merger Agreement, and approved the Business Combination proposal and the other related proposals presented in the definitive proxy statement filed with the SEC on January 17, 2020 (the “Proxy Statement”).

The aggregate merger consideration paid by the Company in connection with the consummation of the Business Combination was approximately $1.5 billion (the “Merger Consideration”). The Merger Consideration was paid in a combination of cash and stock. The amount of cash consideration paid to the Vertiv Stockholder upon the consummation of the Business Combination was approximately $342 million. The remainder of the consideration paid to the Vertiv Stockholder upon the consummation of the Business Combination was Stock Consideration, consisting of approximately 118,261,955 million newly-issued shares of our Class A common stock, which shares were valued at $10.00 per share for purposes of determining the aggregate number of shares of our Class A common stock payable to the Vertiv Stockholder as part of the Merger Consideration. In addition, the Vertiv Stockholder is entitled to receive additional future cash consideration with respect to the Business Combination in the form of amounts payable under the Tax Receivable Agreement.

Concurrently with the execution of the Merger Agreement, the Company entered into the Subscription Agreements with the PIPE Investors, including the Subscribing Vertiv Executives, pursuant to which the PIPE Investors collectively subscribed for 123,900,000 shares of our Class A common stock for an aggregate purchase price equal to $1,239,000,000. The PIPE Investment was consummated in connection with the consummation of the Business Combination. See “Business Combination” for a summary of the Subscription Agreements. Each of the Initial Stockholders agreed to waive the anti-dilution adjustments provided for in GSAH’s Certificate of Incorporation, which were applicable to the founder shares. As a result of such waiver, the 17,250,000 founder shares automatically converted from shares of our Class B common stock into shares of our Class A common stock on a one-for-one basis upon the consummation of the Business Combination.

On the Closing Date, we entered into certain related agreements including the Tax Receivable Agreement, Amended and Restated Registration Rights Agreement and the Stockholders Agreement (each of which is described in the section titled “Business Combination”).

The following diagram illustrates our structure following the consummation of the Business Combination:

Recent Developments

To further our objective to explore future financing options to optimize our capital structure, including potential debt refinancing, on January 31, 2020, we commenced a process to refinance the Term Loan Facility and amend and extend the Asset-Based Revolving Credit Facility. The proposed refinancing transaction is expected to reduce our debt service requirements and leverage and to extend the maturity profile of our indebtedness. The proposed transaction is anticipated to close during the first quarter of 2020. As the terms of the proposed refinancing transaction have not been finalized, the structure, timing and anticipated impact are subject to change.

In connection with the proposed refinancing transaction, on January 31, 2020, we called all of our Existing Notes for conditional redemption on March 2, 2020, in accordance with the respective indentures. The redemptions are conditioned upon the completion of the proposed refinancing transactions on terms satisfactory to us and/or our affiliates. In addition, a total of $500,000 principal amount of 2024 Senior Notes were tendered in the change of control offer made in connection with the Business Combination and were repurchased on February 7, 2020.

On the Closing Date, we used a portion of the proceeds from the Business Combination, including the PIPE Investment, to repay $176 million of the outstanding indebtedness under the Asset-Based Revolving Credit Facility and approximately $1.29 billion of the outstanding indebtedness under the Term Loan Facility.

Emerging Growth Company

We are an “emerging growth company,” as defined in Section 2(a) of the Securities Act, as modified by the JOBS Act, and we may take advantage of certain exemptions from various reporting requirements that are applicable to other public companies that are not emerging growth companies, including, but not limited to, not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act, reduced disclosure obligations regarding executive compensation in our periodic reports and proxy statements, and exemptions from the requirements of holding a nonbinding advisory vote on executive compensation and stockholder approval of any golden parachute payments not previously approved.

Further, section 102(b)(1) of the JOBS Act exempts emerging growth companies from being required to comply with new or revised financial accounting standards until private companies (that is, those that have not had a Securities Act registration statement declared effective or do not have a class of securities registered under the Exchange Act) are required to comply with the new or revised financial accounting standards. The JOBS Act provides that a company can elect to opt out of the extended transition period and comply with the requirements that apply to non-emerging growth companies but any such election to opt out is irrevocable. We have elected not to opt out of such extended transition period, which means that when a standard is issued or revised and it has different application dates for public or private companies, we, as an emerging growth company, can adopt the new or revised standard at the time private companies adopt the new or revised standard. This may make comparison of our financial statements with certain other public companies difficult or impossible because of the potential differences in accounting standards used.

We will remain an emerging growth company until the earlier of: (1) the last day of the fiscal year (a) following the fifth anniversary of the closing of the IPO, (b) in which we have total annual gross revenue of at least $1.07 billion or (c) in which we are deemed to be a large accelerated filer, which means the market value of our common equity that is held by non-affiliates exceeds $700 million as of the prior June 30th; and (2) the date on which we have issued more than $1.00 billion in non-convertible debt securities during the prior three-year period. We currently anticipate losing our “emerging growth company” status at 2020 year end. References herein to “emerging growth company” shall have the meaning associated with it in the JOBS Act.

Risk Factors

Our business is subject to numerous risks and uncertainties, including those highlighted in the section titled “Risk Factors”, that represent challenges that we face in connection with the successful implementation of our strategy and growth of our business.

Corporate Information

We were incorporated on April 25, 2016 as a Delaware corporation under the name “GS Acquisition Holdings Corp” and formed for the purpose of effecting a merger, capital stock exchange, asset acquisition, stock purchase, reorganization or similar business combination with one or more businesses. On February 7, 2020, in connection with the consummation of the Business Combination, we changed our name to “Vertiv Holdings Co.” Our principal executive offices are located at 1050 Dearborn Drive, Columbus, Ohio, 43085, and our telephone number is (212) 902-1000. Our website is www.vertiv.com. The information found on, or that can be accessed from or that is hyperlinked to, our website is not part of this prospectus.

THE OFFERING

We are registering the issuance by us of up to 33,533,303 shares of our Class A common stock that may be issued upon exercise of warrants to purchase Class A common stock, including the public warrants and the private placement warrants. We are also registering the resale by the Selling Holders or their permitted transferees of (i) up to 270,238,621 shares of Class A common stock, (ii) up to 10,606,666 warrants and (iii) 220,000 units. Any investment in the securities offered hereby is speculative and involves a high degree of risk. You should carefully consider the information set forth under “Risk Factors” on page 20 of this prospectus.

Issuance of Class A Common Stock

The following information is as of February 7, 2020 and does not give effect to issuances of our Class A common stock or warrants after such date, or the exercise of warrants after such date.

Shares of our Class A common stock to be issued upon exercise of all public warrants and private placement warrants	33,533,303 shares

Shares of our Class A common stock outstanding prior to exercise of all public warrants and private placement warrants	328,411,955 shares

Use of proceeds	We will receive up to an aggregate of approximately $385,632,984 from the exercise of all public warrants and private placement warrants assuming the exercise in full of all such warrants for cash. Unless we inform you otherwise in a prospectus supplement or free writing prospectus, we intend to use the net proceeds from the exercise of such warrants for general corporate purposes which may include acquisitions or other strategic investments or repayment of outstanding indebtedness.

Resale of Class A common stock, warrants and units

Shares of Class A common stock offered by the Selling Holders (including 10,533,333 shares of Class A common stock that may be issued upon exercise of the private placement warrants, 17,250,000 founder shares, 123,900,000 PIPE Shares, 118,261,955 Stock Consideration Shares and 293,333 shares of Class A common stock underlying the units that are Other Registrable Securities)

270,238,621 shares

Warrants offered by the Selling Holders (includes 10,533,333 private placement warrants and 73,333 public warrants underlying the units that are Other Registrable Securities)	10,606,666 warrants

Exercise Price	$11.50 per share, subject to adjustment as described herein

Redemption	The warrants are redeemable in certain circumstances. See “Description of Securities—Private Placement Warrants” for further discussion.

Units offered by the Selling Holders that are Other Registrable Securities	220,000 units, each unit consisting of one share of Class A common stock and one-third of one public warrant

Use of Proceeds	We will not receive any proceeds from the sale of the Class A common stock, warrants and units to be offered by the Selling Holders. With respect to shares of Class A common stock underlying the warrants, we will not receive any proceeds from such shares except with respect to amounts received by us upon exercise of such warrants to the extent such warrants are exercised for cash.

Lock-up Agreements	Each of (i) the founder shares, the private placement warrants and the Class A common stock issuable upon exercise of the private placement warrants that are owned by the Initial Stockholders and (ii) the Stock Consideration Shares owned by the Vertiv Stockholder are subject to certain restrictions on transfer until the termination of applicable lock-up periods. See “Business Combination—Related Agreements” for further discussion.

NYSE Ticker Symbols	Class A common stock: “VRT”

Warrants: “VRT WS”

Units: “VERT.U”

SELECTED HISTORICAL FINANCIAL INFORMATION OF GSAH

The following tables summarize GSAH’s historical consolidated financial and other data for the periods and as of the dates indicated. GSAH’s balance sheet data as of December 31, 2018 and 2017 and statement of operations data for the fiscal years ended December 31, 2018 and 2017 are derived from GSAH’s audited financial statements included elsewhere in this prospectus. GSAH’s balance sheet data as of September 30, 2019 and statement of operations data for the nine months ended September 30, 2019 and 2018 are derived from GSAH’s unaudited financial statements included elsewhere in this prospectus.

The information is only a summary and should be read in conjunction with GSAH’s financial statements and related notes contained elsewhere in this prospectus. GSAH’s historical results are not necessarily indicative of future results, and the results for any interim period are not necessarily indicative of the results that may be expected for a full fiscal year. In connection with the Business Combination, Vertiv was determined to be the accounting acquirer.

	September 30, 2019 (Unaudited)	December 31, 2018	December 31, 2017
ASSETS
Current assets:
Cash	$194,528	$835,544	$—
Prepaid expenses	353,813	341,424	—
Receivable from GS Sponsor LLC	—	—	25,000

Total current assets	548,341	1,176,968	25,000
Cash and cash equivalents held in Trust Account	703,920,190	694,883,137	—
Accrued dividends receivable held in Trust Account	1,093,609	1,278,946	—

Total assets	$705,562,140	$697,339,051	$25,000

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$1,234,290	$644,208	$1,276
Accrued offering costs	—	538,881	—
Income tax payable	214	94,439	—

Total current liabilities	1,234,504	1,277,528	1,276
Deferred underwriting compensation	24,150,000	24,150,000	—

Total liabilities	25,384,504	25,427,528	1,276

Commitments and contingencies
Class A common stock subject to possible redemption; 66,079,922 and 66,100,835 shares, at redemption value at September 30, 2019 and December 31, 2018, respectively	675,177,635	666,911,522	—
Stockholders’ equity:
Preferred stock, $0.0001 par value, 5,000,000 shares authorized, none issued and outstanding	—	—	—
Class A common stock, $0.0001 par value, 500,000,000 shares authorized, 2,920,078 and 2,899,165 shares issued and outstanding (excluding 66,079,922 and 66,100,835 shares subject to possible redemption), at September 30, 2019 and December 31, 2018, respectively	292	290	—
Class B common stock, $0.0001 par value, 20,000,000 shares authorized, 17,250,000 issued and outstanding	1,725	1,725	1,725
Additional paid-in capital	—	271,932	326,693
Retained earnings (Accumulated deficit)	4,997,984	4,726,054	(304,694)

Total stockholders’ equity	5,000,001	5,000,001	23,724

Total liabilities and stockholders’ equity	$705,562,140	$697,339,051	$25,000

	Nine Months Ended September 30, 2019	Nine Months Ended September 30, 2018
Revenues	$—	$—
Dividend income	11,311,397	3,769,609
General and administrative expenses	(1,733,276)	(376,095)

Income before income tax provision	9,578,121	3,393,514
Provision for income tax	(2,012,008)	(711,635)

Net Income	7,566,113	$2,681,879

Weighted average number of shares outstanding of Class A common stock:	69,000,000	69,000,000

Basic and diluted net income per share, Class A	$0.09	$0.03

Weighted average number of shares outstanding of Class B common stock:	17,250,000	17,250,000

Basic and diluted net income per share, Class B	$0.09	$0.03

	Year Ended December 31, 2018	Year Ended December 31, 2017
Revenues	$—	$—
Dividend income	7,407,083	—
General and administrative expenses	(1,036,896)	(1,276)

Income (loss) before income tax (provision) benefit	6,370,187	(1,276)
Provision for income tax	(1,339,439)	—

Net Income/ (loss)	$5,030,748	$(1,276)
Weighted average shares outstanding of Class A common stock	69,000,000	—

Basic and diluted net income per share, Class A	$0.06	$—

Weighted average shares outstanding of Class B common stock	17,250,000	17,250,000

Basic and diluted net income per share, Class B	$0.06	$(0.00)

SELECTED HISTORICAL CONSOLIDATED FINANCIAL INFORMATION OF VERTIV HOLDINGS

The following tables summarize Vertiv’s selected historical consolidated and combined financial data for the periods and as of the dates indicated. During 2017, Vertiv elected to change its fiscal year end from September 30 to December 31. The change became effective at the end of the period ended December 31, 2016. Unless otherwise noted, all references to “fiscal” in this report refer to the twelve-month fiscal year, which as of and prior to September 30, 2016 ended on September 30, and beginning after December 31, 2016 ends on December 31 of each year. The selected financial data presented in the below table for the period prior to the Separation, including the summary combined statement of earnings (loss) data for the two-month period ended November 30, 2016 and the fiscal years ended September 30, 2016, 2015, and 2014 are derived from the combined financial statements for the Network Power business of Emerson (or Vertiv Predecessor), Vertiv’s accounting predecessor, and is referred to in this prospectus. as the “Predecessor” period. The selected financial data presented in the below table for the period following the Separation, including the summary consolidated statement of earnings (loss) data for the nine months ended September 30, 2019 and 2018, for the years ended December 31, 2018 and 2017, and the one-month period ended December 31, 2016 and the consolidated balance sheet data as of September 30, 2019 and 2018, December 31, 2018, 2017 and 2016, are each derived from Vertiv’s consolidated financial statements and is referred to in this prospectus as the “Successor” period. The data should be read in conjunction with the consolidated financial statements, related notes, and other financial information included herein. Vertiv’s historical results for any prior period are not necessarily indicative of results Vertiv may expect or achieve in any future period. In connection with the Business Combination, Vertiv was determined to be the accounting acquirer.

The selected historical consolidated and combined financial data set forth below should be read in conjunction with, and are qualified by reference to, “Vertiv Holdings Management’s Discussion and Analysis of Financial Condition and Results of Operations” and Vertiv Holdings consolidated and combined financial statements and related notes thereto included elsewhere in this prospectus.

	Successor					Predecessor
(in millions)	Nine months ended September 30, 2019	Nine months ended September 30, 2018	Year ended December 31, 2018	Year ended December 31, 2017	One month ended December 31, 2016	Two months ended November 30, 2016	Year ended September 30, 2016	Year ended September 30, 2015	Year ended September 30, 2014
Consolidated and Combined Statement of Earnings Data
Net sales
Net sales	$3,259.7	$3,114.0	$4,285.6	$3,879.4	$301.7	$566.2	$3,943.5	$4,025.1	$4,461.8
Costs and expenses
Cost of sales	2,193.9	2,063.4	2,865.2	2,566.8	240.3	369.3	2,532.6	2,669.1	2,874.9
Selling, General and administrative expenses	809.0	920.4	1,223.8	1,086.0	162.3	164.3	980.8	1,009.7	1,079.8
Goodwill impairment	—	—	—	—	—	—	57.0	154.0	508.0
Other deductions, net	98.6	166.2	178.8	254.4	42.5	14.7	125.9	208.0	153.0
Interest expense (income)	234.2	213.5	288.8	379.3	27.8	0.3	(3.5)	(3.8)	(2.0)

Earnings (loss) from continuing operations before income taxes	(76.0)	(249.5)	(271.0)	(407.1)	(171.2)	17.6	250.7	(11.9)	(151.9)
Income tax expense (benefit)	30.9	32.2	49.9	(19.7)	(4.3)	24.3	140.1	100.3	140.5

	Successor					Predecessor
(in millions)	Nine months ended September 30, 2019	Nine months ended September 30, 2018	Year ended December 31, 2018	Year ended December 31, 2017	One month ended December 31, 2016	Two months ended November 30, 2016	Year ended September 30, 2016	Year ended September 30, 2015	Year ended September 30, 2014
Earnings (loss) from continuing operations	(106.9)	(281.7)	(320.9)	(387.4)	(166.9)	(6.7)	110.6	(112.2)	(292.4)
Earnings (loss) from discontinued operations, net of income taxes	—	7.4	6.9	17.8	(4.3)	7.2	47.1	50.4	56.8
Net earnings (loss)	$(106.9)	$(274.3)	$(314.0)	$(369.6)	$(171.2)	$0.5	$157.7	$(61.8)	$(235.6)

	Successor					Predecessor
(in millions)	Nine months ended September 30, 2019	Nine months ended September 30, 2018	Year ended December 31, 2018	Year ended December 31, 2017	One month ended December 31, 2016	Two months ended November 30, 2016	Year ended September 30, 2016	Year ended September 30, 2015	Year ended September 30, 2014
Consolidated and Combined Cash Flow Data:
Net cash provided by (used for) operating activities	$(56.6)	$(251.6)	$(221.9)	$(49.6)	$59.8	$(37.2)	$370.2	$340.5	$441.8
Net cash provided by (used for) investing activities	(38.4)	(192.6)	(207.7)	1,058.1	(3,925.2)	(10.5)	(30.2)	(46.4)	(103.8)
Net cash provided by (used for) financing activities	33.8	145.8	245.1	(874.1)	4,106.6	(136.8)	(199.1)	(292.9)	(295.3)
Purchase of property, plant and equipment	(27.9)	(45.0)	(64.6)	(36.7)	(4.7)	(8.5)	(34.0)	(44.9)	(54.6)
Consolidated and Combined Balance Sheet Data (at end of period):
Cash	$149.3	$99.4	$215.1	$388.0	$249.6	$92.3	$272.0	$131.6	$157.8
Working capital(1)	492.0	433.8	488.9	539.2	444.1	456.8	585.4	507.1	640.8
Total current assets	1,963.3	1,927.2	2,095.3	1,988.1	1,935.9	1,805.9	1,989.1	1,812.2	2,049.5
Property, plant and equipment, net	415.2	440.2	441.7	462.8	444.5	299.7	308.1	331.1	373.3
Total assets	4,611.2	4,661.2	4,794.4	4,808.5	5,859.3	4,456.7	4,709.0	4,745.9	5,427.8
Total equity	(696.2)	(482.9)	(540.3)	(129.6)	1,120.0	2,858.1	3,068.3	3,162.4	3,707.3
Total debt	3,479.5	3,324.2	3,427.8	3,159.6	2,916.1	—	—	—	N/A

SELECTED UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION

The following unaudited pro forma condensed combined balance sheet as of September 30, 2019 and the unaudited pro forma condensed combined statements of operations for the year ended December 31, 2018 and the nine months ended September 30, 2019 present the historical financial statements of Vertiv Holdings, adjusted to reflect the Business Combination. GSAH and Vertiv shall collectively be referred to herein as the “Companies.” The Companies, subsequent to the Business Combination, shall be referred to herein as the “Company.”

The unaudited pro forma condensed combined balance sheet as of September 30, 2019 assumes that the Business Combination was completed on September 30, 2019. The unaudited pro forma condensed combined statements of operations for the year ended December 31, 2018 and for the nine months ended September 30, 2019 give pro forma effect to the Business Combination as if it had occurred on January 1, 2018.

GSAH’s balances have been classified consistently with Vertiv’s presentation. The unaudited pro forma condensed combined balance sheet and statement of operations as of and for the nine months ended September 30, 2019 were derived from Vertiv’s unaudited condensed consolidated financial statements as of and for the nine months ended September 30, 2019 and GSAH’s unaudited condensed consolidated financial statements as of and for the nine months ended September 30, 2019. The unaudited pro forma condensed combined statement of operations for the year ended December 31, 2018 was derived from Vertiv’s audited consolidated statement of operations for the year ended December 31, 2018 and GSAH’s audited consolidated statement of operations for the year ended December 31, 2018.

On December 10, 2019, GSAH entered into the Merger Agreement with First Merger Sub, Second Merger Sub, Vertiv Holdings and the Vertiv Stockholder, and on February 7, 2020, the Business Combination was consummated. The unaudited pro forma condensed combined financial information does not purport to represent our actual results of operations giving effect to the Business Combination or to project our results of operations that may be achieved after the Business Combination.

After giving effect to the Business Combination, the Company owns, directly or indirectly, all of the assets of Vertiv and its subsidiaries, and the Vertiv Stockholder holds a portion of the Company’s Class A common stock. Vertiv is considered the accounting acquirer, as further discussed in “Unaudited Pro Forma Condensed Combined Financial Information—Note 2—Basis of the Pro Forma Presentation.”

See “Unaudited Pro Forma Condensed Combined Financial Information” for more details.

Selected Unaudited Pro Forma Financial Information

(Dollars in millions except per share data)

Pro Forma Combined
Statement of Operations Data—Nine Months Ended September 30, 2019
Net Sales	$3,259.7
Loss from continuing operations	$23.4
Pro Forma weighted average common shares outstanding—basic and diluted	328,411,955
Pro Forma net income (loss) per share basic and diluted	$(0.07)
Statement of Operations Data—Year Ended December 31, 2018
Net Sales	$4,285.6
Loss from continuing operations	$220.1
Pro Forma weighted average common shares outstanding—basic and diluted	328,411,955
Pro Forma net income (loss) per share basic and diluted	$(0.67)
Balance Sheet Data—As of September 30, 2019
Total current assets	$1,963.9
Total assets	$4,611.8
Total current liabilities	$1,472.5
Total liabilities	$4,001.4
Total equity	$610.4

COMPARATIVE PER SHARE INFORMATION

The following table sets forth:

•	historical per share information of GSAH for the year ended December 31, 2018 and for the nine months ended September 30, 2019; and

•	unaudited pro forma per share information of the Company for the fiscal year ended December 31, 2018 and the nine months ended September 30, 2019, after giving effect to the Business Combination.

The pro forma book value, net income (loss) and cash dividends per share information reflect the Business Combination contemplated by the Merger Agreement as if it had occurred on January 1, 2018. The following table is also based on the assumption that there are no adjustments for the outstanding warrants issued by GSAH as such securities are not exercisable until 30 days after the closing of the Business Combination.

The historical information should be read in conjunction with “Selected Consolidated Historical Financial Information of Vertiv Holdings,” “Selected Historical Financial Information of GSAH,” and “Vertiv Holdings’ Management’s Discussion and Analysis of Financial Condition and Results of Operations” contained elsewhere in this prospectus and the audited historical financial statements and the related notes of Vertiv Holdings and GSAH contained elsewhere in this prospectus. The unaudited pro forma condensed combined share information is derived from, and should be read in conjunction with, the unaudited pro forma condensed combined financial information and related notes included elsewhere in this prospectus. The unaudited pro forma condensed combined net income per share information below does not purport to represent our actual results of operations giving effect to the Business Combination or to project our results of operations that may be achieved after the Business Combination. The unaudited pro forma book value per share information below does not purport to represent our actual book value giving effect to the Business Combination nor the book value per share for any future date or period.

	Vertiv historical(2)	GSAH historical	Pro Forma Combined
As of and for the Nine months ended September 30, 2019
Book value per share(1)	n/a	$0.07	$1.81
Net income (loss) per share—basic and diluted	n/a	0.09	(0.07)
Weighted average shares outstanding—basic and diluted	n/a	69,000,000	328,411,955
As of and for the Twelve months ended December 31, 2018
Net income (loss) per share—basic and diluted	n/a	0.06	(0.67)
Weighted average shares outstanding—basic and diluted	n/a	69,000,000	328,411,955

(1)	Book value per share = Total equity / Total basic and diluted outstanding shares.
(2)	Historically, as a private limited liability company, Vertiv has not calculated net earnings (loss) per share.

RISK FACTORS

An investment in our securities involves risks and uncertainties. You should carefully consider the following risks as well as the other information included in this prospectus, including “Cautionary Statement About Regarding Forward-Looking Statements,” “Selected Consolidated Historical and Pro Forma Financial Information,” “Vertiv Holdings’ Management’s Discussion and Analysis of Financial Condition and Results of Operations” and the consolidated financial statements and the related notes thereto included elsewhere in this prospectus, before investing in our securities. We operate in a changing environment that involves numerous known and unknown risks and uncertainties that could materially adversely affect our operations. Any of the following risks could materially and adversely affect our business, financial condition, results of operations or prospects. However, the selected risks described below are not the only risks facing us. Additional risks and uncertainties not currently known to us or those we currently view to be immaterial may also materially and adversely affect our business, financial condition, results of operations or prospects. In such a case, the trading price of our securities could decline and you may lose all or part of your investment in us. Unless the context otherwise requires, all references in this subsection to the “Company,” “we,” “us” or “our” refer to Vertiv Holdings Co and its consolidated subsidiaries following the Business Combination, other than certain historical information which refers to the business of Vertiv prior to the consummation of the Business Combination.

Risks Related to Our Business

Economic weakness and uncertainty could adversely impact our business, results of operations and financial condition.

Worldwide economic conditions impact demand for our offerings, and economic weakness and uncertainty in global, regional or local areas may result in decreased orders, revenue, gross margin and earnings. For example, our business has been impacted from time to time in the past by macroeconomic weakness in the United States and various regions outside of the United States. Any such economic weakness and uncertainty may result in:

•	capital spending constraints for customers and, as a result, reduced demand for our offerings;

•	increased price competition for our offerings;

•	excess and obsolete inventories;

•	supply constraints if the number of suppliers decreases due to financial hardship;

•	restricted access to capital markets and financing, resulting in delayed or missed payments to us and additional bad debt expense;

•	excess facilities and manufacturing capacity;

•	higher overhead costs as a percentage of revenue and higher interest expense;

•	loss of orders, including as a result of corruption, the risk of which is increased by a weak economic climate;

•	significant declines in the value of foreign currencies relative to the U.S. dollar, impacting our revenues and results of operations;

•	financial difficulty for our customers; and

•	increased difficulty in forecasting business activity for us, customers, the sales channel and vendors.

We rely on the continued growth of our customers’ networks, in particular data center and communication networks, and any decreases in demand in these networks could lead to a decrease in our offerings.

A substantial portion of our business depends on the continued growth of our customers’ data centers and communication networks. If these networks do not continue to grow, whether as a result of changes in the economy, capital spending, building capacity in excess of demand, delays in receiving required permits and approvals, or otherwise overall demand could decrease for our offerings, which would have an adverse effect on our business, results of operations and financial condition.

If we fail to anticipate technology shifts, market needs and opportunities, and fail to develop appropriate products, product enhancements and services in a timely manner to meet those changes, we may not be able to compete effectively against our global competitors and, as a result, our ability to generate revenues will suffer.

We believe that our future success will depend in part upon our ability to anticipate technology shifts and to enhance and develop new products and services that meet or anticipate such technology changes. Any such developments will require continued investment in engineering, capital equipment, marketing, customer service and technical support. For example, we will need to anticipate potential market shifts to alternative power architectures, cooling technologies and energy storage that could diminish the demand for our existing offerings or affect our margins.

Also, our primary global competitors are sophisticated companies with significant resources that may develop superior products and services or may adapt more quickly to new technologies and technology shifts, industry changes or evolving customer requirements. If we fail to anticipate technology changes, shifting market needs or keep pace with our competitors’ products, or if we fail to develop and introduce new products or enhancements in a timely manner, we may lose customers and experience decreased or delayed market acceptance and sales of present and future products and our ability to generate revenues will suffer.

The long sales cycles for certain of our products and solutions offerings, as well as unpredictable placing or canceling of customer orders, particularly large orders, may cause our revenues and operating results to vary significantly from quarter-to-quarter, which could make our future operational results less predictable.

A customer’s decision to purchase certain of our products or solutions, particularly products new to the market or long-term end-to-end solutions, may involve a lengthy contracting, design and qualification process. In particular, customers deciding on the design and implementation of large deployments may have lengthy and unpredictable procurement processes that may delay or impact expected future orders. As a result, the order booking and sales recognition process may be uncertain and unpredictable, with some customers placing large orders with short lead times on little advance notice and others requiring lengthy, open-ended processes that may change depending on global or regional economic weakness. This may cause our revenues and operating results to vary unexpectedly from quarter-to-quarter, making our future operational results less predictable.

Any disruption or any consolidation of our customers’ markets could result in declines in the sales volume and prices of our products.

The disruption of our customers’ markets could occur due to a number of factors, including government policy changes, industry consolidations or the shifting of market size and power among customers. Such consolidations or other disruptions may result in certain parties gaining additional purchasing leverage and, consequently, increasing the product pricing pressures facing our business. Such changes could impact spending as customers evolve their strategies or integrate acquired operations. For example, if fewer customers exist due to consolidation, the loss of a major customer could have a material impact on results not anticipated in a customer marketplace composed of more numerous participants. Any reduction in customer spending on technological development as a result of these and other factors could have an adverse effect on our business, results of operations and financial condition. See also “—Future legislation and regulation, both in the United States and abroad, governing the Internet services, other related communications services and information technologies could disrupt our customers’ markets resulting in declines in sales volume and prices of our products and otherwise have an adverse effect on our business operations.”

Large companies, such as communication network and hyperscale/cloud and colocation data center providers, often require more favorable terms and conditions in our contracts with such companies that could result in downward pricing pressures on our business.

Large companies, such as communication network and hyperscale/cloud and colocation data center providers, comprise a portion of our customer base and generally have greater purchasing power than smaller entities. Accordingly, these customers often require more favorable terms and conditions in contracts from suppliers including us. Consolidation among such large customers can further increase their buying power and ability to require onerous terms. See “—Any disruption or any consolidation of our customers’ markets could result in declines in the sales volume and prices of our products.” In addition, these customers may impose substantial penalties for any product or service failures caused by us. As we seek to sell more products to such customers, we may be required to agree to such terms and conditions more frequently, which may include terms that affect the timing of our cash flows and ability to recognize revenue, and could have an adverse effect on our business, results of operations and financial condition.

We derive a portion of our revenue from contracts with governmental customers. Such customers and their respective agencies are subject to increased pressures to reduce expenses. Contracts with governmental customers may also contain additional or more onerous terms and conditions that are not common among commercial customers. In addition, as a result of our contracts with governmental customers, we are at risk of being subject to audits, investigations, sanctions and penalties by such governments, which could result in various civil and criminal penalties, administrative sanctions, and fines and suspensions.

We derive a portion of our revenue from contracts with governmental customers, including the U.S., state and local governments. There is increased pressure on such governmental customers and their respective agencies to reduce spending and some of our contracts at the state and local levels are subject to government funding authorizations. These factors combine to potentially limit the revenue we derive from government contracts.

Additionally, government contracts are generally subject to audits and investigations which could result in various civil and criminal penalties and administrative sanctions, including termination of contracts, refund of a portion of fees received, forfeiture of profits, suspension of payments, fines and suspensions or debarment from future government business. Such contracts are also subject to various laws and regulations that apply to doing business with governments. The laws relating to government contracts differ from other commercial contracting laws and our government contracts may contain pricing and other terms and conditions that are less favorable to the Company than those in commercial contracts.

We have, and we intend to continue pursuing, long-term, fixed-price contracts (including long-term, turnkey projects). Our failure to mitigate certain risks associated with our long-term, fixed-price contracts (including long-term, turnkey projects) may result in excess costs and penalties.

We have, and we intend to continue pursuing, long-term, fixed-price contracts (including long-term, turnkey projects). These contracts and projects have a duration greater than twelve months. Such contracts and projects involve substantial risks, which may result in excess costs and penalties, and include but are not limited to:

•	unanticipated technical problems with equipment, requiring us to incur added expenses to remedy such problems;

•	changes in costs or shortages of components, materials, labor or construction equipment;

•	difficulties in obtaining required governmental permits or approvals;

•	project modifications and changes to the scope of work resulting in unanticipated costs;

•	delays caused by local weather or other conditions beyond our control;

•	changes in regulations, permits or government policy;

•	the failure of suppliers, subcontractors or consortium partners to perform; and

•	penalties, if we cannot complete all or portions of the project within contracted time limits and performance levels.

Our failure to mitigate these risks may result in excess costs and penalties and may have an adverse effect on our results of operations and financial condition.

System security risks could disrupt our operations, and any such disruption could reduce our revenue, increase our expenses, damage our reputation and adversely impact our performance.

We rely on our information systems and the information systems of a variety of third parties for processing customer orders, shipping products, billing our customers, tracking inventory, supporting finance and accounting functions, financial statement preparation, payroll services, benefit administration and other general aspects of our business. Our information systems or those of our third-party providers may be vulnerable to attack or breach. Any such attack or breach could compromise such information systems, resulting in fraud, ransom attack or theft of proprietary or sensitive information which could be accessed, publicly disclosed, misused, stolen or lost. This could impede our sales, manufacturing, distribution or other critical functions and the financial costs we could incur to eliminate or alleviate these security risks could be significant and may be difficult to anticipate or measure. Moreover, such a breach could cause reputational and financial harm and subject us to liability to our customers, suppliers, business partners or any affected individual.

In addition, the products we produce or elements of such products that we procure from third parties may contain defects or weaknesses in design, architecture or manufacture, which could lead to system security vulnerabilities in our products and compromise the network security of our customers. If an actual or perceived breach of network security occurs, regardless of whether the breach is attributable to our products or services, the market perception of the effectiveness of our products or services could be harmed.

Implementations of new information systems and enhancements to our current systems may be costly and disruptive to our operations.

We recently commenced the implementation of new information systems, including enhancement to our enterprise resource plan, human capital management, and product lifecycle management systems. The implementation of new information systems and enhancements to current systems may be costly and disruptive to our operations. Any problems, disruptions, delays or other issues in the design and implementation of these systems or enhancements could adversely impact our ability to process customer orders, ship products, provide service and support to our customers, bill and collect in a timely manner from our customers, fulfill contractual obligations, accurately record and transfer information, recognize revenue, file securities, governance and compliance reports in a timely manner or otherwise run our business. If we are unable to successfully design and implement these new systems, enhancements and processes as planned, or if the implementation of these systems and processes is more lengthy or costly than anticipated, our business, results of operations and financial condition could be negatively impacted.

Failure to properly manage our supply chain and inventory could result in higher costs of production and delays in fulfilling customer orders, excess or obsolete materials or components, labor disruptions or shortages and delays in production.

Our operations, particularly our manufacturing and service operations, depend on our ability to accurately anticipate both our needs, including raw materials, components, products and services, from third-party suppliers, and such suppliers’ ability to timely deliver the quantities and quality required at reasonable prices. We have a large number of providers to support our global operations and breadth of offerings. In addition, certain of our suppliers are also competitors with us in one or more parts of our business and those suppliers may decide to discontinue business with us. Other supply chain risks that we could face include, but are not limited to, the following:

•

Volatility in the supply or price of raw materials. Our products rely on a variety of raw materials and components, including steel, copper and aluminum and electronic components. We may experience a shortage of, or a delay in receiving, such materials or components as a result of strong demand, supplier capacity constraints or other operational disruptions, restrictions on use of materials or components subject to our governance and compliance requirements, disputes with suppliers or problems in transitioning to new suppliers. Moreover, prices for some of these materials and components have historically been volatile and unpredictable, and such volatility is expected to continue. Ongoing supply issues may require us to reengineer some offerings, which could result in further costs and delays. If we are unable to secure necessary supplies at reasonable prices or acceptable quality, we may be unable to manufacture products, fulfill service orders or otherwise operate our business. We may also be unable to offset unexpected increases in material and component costs with our own price increases without suffering reduced volumes, revenues or operating income.

•

Contractual terms. As a result of long-term price or purchase commitments in contracts with our suppliers, we may be obligated to purchase materials, components or services at prices higher than those available in the current market, which may put us at a disadvantage to competitors who have access to components or services at lower prices, impact our gross margin, and, if these issues impact demand, may result in additional charges for inventory obsolescence. In addition, to secure the supply of certain materials and components on favorable terms, we may make strategic purchases of materials and components in advance or enter into non-cancelable commitments. If we fail to anticipate demand properly, we may have an oversupply which could result in excess or obsolete materials or components.

•

Contingent workers. In some locations, we rely on third-party suppliers for the provision of contingent workers, and our failure to manage such workers effectively could adversely impact our results of operations. We may in the future be exposed to various legal claims relating to the status of contingent workers. We may also be subject to labor shortages, oversupply, or fixed contractual terms relating to the contingent workforce, and our ability to manage the size of, and costs for, such contingent workforce may be further constrained by local laws or future changes to such laws. In addition, our customers may impose obligations on us with regard to our workforce and working conditions.

•

Single-source suppliers. We obtain certain materials or components from single-source suppliers due to technology, availability, price, quality or other considerations. Replacing a single-source supplier could delay production of some products because replacement suppliers, if available, may be subject to capacity constraints or other output limitations.

Any of these risks could have an adverse effect on our results of operations and financial condition.

In addition, our operations depend upon disciplined inventory management, as we balance the need to maintain strategic inventory levels to ensure competitive lead times against the risk of inventory obsolescence because of rapidly changing technology and customer requirements. Excess or obsolete inventory, including that procured pursuant to an inaccurate customer forecast, would result in a write-off of such inventory, causing an increase in costs of goods sold and a decline in our gross margins.

The areas in which we provide our offerings are highly competitive, and we experience competitive pressures from numerous and varied competitors.

We encounter competition from numerous and varied competitors in all areas of our business on a global and regional basis, and our competitors have targeted, and are expected to continue targeting, our primary areas of operation. We compete with such competitors primarily on the basis of reliability, quality, price, service and customer relationships. A significant element of our competitive strategy is focused on delivering high-quality products and solutions at the best relative global cost. If our products, services, and cost structure do not enable us to compete successfully based on any of those criteria, we may experience a decline in product sales and a corresponding loss of customers due to their selection of a competitor.

Our competitors, any of which could introduce new technologies or business models that disrupt significant portions of our markets and cause our customers to move a material portion of their business away from us to such competitors, include:

•

Large-scale, global competitors with broad, sometimes larger, product portfolios and service offerings. These competitors may have greater financial, technical and marketing resources available to them compared to the resources allocated to our products and services that compete against their products and services. Competitors within this category include Schneider Electric, S.E. and Eaton Corporation Plc, each of which have a large, global presence and compete directly in the markets in which we operate. Industry consolidation may also impact the competitive landscape by creating larger, more homogeneous and potentially stronger competitors in the markets in which we operate.

•

Offering-specific competitors with products and services that compete globally but with a limited set of product offerings. These competitors may be able to focus more closely on a segment of the market and be able to apply targeted financial, technical and marketing resources in ways that we cannot, potentially leading to stronger brand recognition and more competitive pricing.

•	Regional or country-level competitors that compete with us in a limited geographic area.

We may not realize the expected benefits from any rationalization and improvement efforts that we have taken or may take in the future.

We are continuously evaluating, considering and implementing possible rationalization and realignment initiatives to reduce our overall cost base and improve efficiency. There can be no assurance that we will fully realize the benefits of such efforts that we have taken or will take in the future within the expected time frame, or at all, and we may incur additional and/or unexpected costs to realize them. Further, we may not be able to sustain any achieved benefits in the future. In addition, these actions and potential future efforts could yield other unintended consequences, such as distraction of management and employees, business disruption, reduced employee morale and productivity, and unexpected employee attrition, including the inability to attract or retain key personnel. If we fail to achieve the expected benefits of any rationalization or realignment initiatives and improvement efforts, or if other unforeseen events occur in connection with such efforts, our business, results of operations and financial condition could be negatively impacted.

Disruption of, or consolidation or changes in, the markets or operating models of our independent sales representatives, distributors and original equipment manufacturers could have a material adverse effect on our results of operations.

We rely, in part, on independent sales representatives, distributors and original equipment manufacturers for the distribution of our products and services, some of whom operate on an exclusive basis. If these third parties’ financial condition or operations weaken, including as a result of a shift away from the go-to-market operating model they currently follow, and they are unable to successfully market and sell our products, our revenue and gross margins could be adversely affected. In addition, if there are disruptions or consolidation in their markets, such parties may be able to improve their negotiating position and renegotiate historical terms and agreements for the distribution of our products or terminate relationships with us in favor of our competitors. Changes in the negotiating position of such third parties in future periods could have an adverse effect on our results of operations.

If we are unable to obtain performance and other guarantees from financial institutions, we may be prevented from bidding on, or obtaining, certain contracts, or our costs with respect to such contracts could be higher.

In accordance with industry practice for large data center construction opportunities, we are required to provide guarantees, including bid-bonds, advance payment and performance guarantees for our performance and project completion dates. Some customers require these guarantees to be issued by a financial institution, and historic global financial conditions have in the past, and may in the future, make it more difficult and expensive to obtain these guarantees. If, in the future, we cannot obtain such guarantees on commercially reasonable terms or at all, we could be prevented from bidding on, or obtaining, such large construction contracts, or our costs for such contracts could be higher and, in either case, could have an adverse effect on our business, results of operations and financial condition.

We may not realize all of the sales expected from our backlog of orders and contracts.

Our backlog consists of the value of product and service orders for which we have received a customer purchase order or purchase commitment and which have not yet been delivered. As of September 30, 2019 and December 31, 2018, our estimated combined order backlog was approximately $1,400.8 million and $1,502.0 million, respectively. The vast majority of our combined backlog is considered firm and expected to be delivered within one year. Our customers have the right in some circumstances, usually with penalties or termination consequences, to reduce or defer firm orders in backlog. If customers terminate, reduce or defer firm orders, whether due to fluctuations in their business needs or purchasing budgets or other reasons, our sales will be adversely affected and we may not realize the revenue we expect to generate from our backlog or, if realized, may not result in profitable revenue. More generally, we do not believe that our backlog estimates as of any date are indicative of revenues for any future period.

Our global operations and entity structure result in a complex tax structure where we are subject to income and other taxes in the United States and numerous foreign jurisdictions. Unanticipated changes in our tax provisions, variability of our quarterly and annual effective tax rate, the adoption of new tax legislation or exposure to additional tax liabilities could impact our financial performance.

Our global operations and entity structure result in a complex tax structure where we are subject to income and other taxes in the United States and numerous foreign jurisdictions. Variability in the mix and profitability of domestic and international activities, identification and resolution of various tax uncertainties, changes in tax laws and rates or other regulatory actions regarding taxes, and the extent to which we are able to realize net operating loss and other carryforwards included in deferred tax assets and avoid potential adverse outcomes included in deferred tax liabilities, among other matters, may significantly impact our effective income tax rate in the future. Our effective tax rate in any given financial reporting period may be materially impacted by mix and level of earnings or losses by jurisdiction as well as the discrete recognition of taxable events and exposures.

Future legislation and regulation, both in the United States and abroad, governing the Internet services, other related communications services and information technologies could disrupt our customers’ markets resulting in declines in sales volume and prices of our products and otherwise have an adverse effect on our business operations.

Various laws and governmental regulations, both in the United States and abroad, governing Internet related services, related communications services and information technologies remain largely unsettled, even in areas where there has been some legislative action. For example, in the United States regulations governing aspects of fixed broadband networks and wireless networks may change as a result of proposals regarding net neutrality and government regulation of the Internet, which could impact our communication networks customers. There may also be forthcoming regulation in the United States in the areas of cybersecurity, data privacy and data security, any of which could impact us and our customers. Similarly, data privacy regulations outside of the United States continue to evolve. Future legislation could impose additional costs on our business, disrupt our customers’ markets or require us to make changes in our operations which could adversely affect our operations.

Any failure of our offerings could subject us to substantial liability, including product liability claims, which could damage our reputation or the reputation of one or more of our brands.

The offerings that we provide are complex, and our regular testing and quality control efforts may not be effective in controlling or detecting all quality issues or errors, particularly with respect to faulty components manufactured by third parties. Defects could expose us to product warranty claims, including substantial expense for the recall and repair or replacement of a product or component, and product liability claims, including liability for personal injury or property damage. We are not generally able to limit or exclude liability for personal injury or property damage to third parties under the laws of most jurisdictions in which we do business and, in the event of such incident, we could spend significant time, resources and money to resolve any such claim. We may be required to pay for losses or injuries purportedly caused by the design, manufacture, installation or operation of our products or by solutions performed by us or third parties.

An inability to cure a product defect could result in the failure of a product line, temporary or permanent withdrawal from a product or market, delays in customer payments or refusals by our customers to make such payments, increased inventory costs, product reengineering expenses and our customers’ inability to operate their enterprises. Such defects could also negatively impact customer satisfaction and sentiment, generate adverse publicity, reduce future sales opportunities and damage our reputation or the reputation of one or more of our brands. Any of these outcomes could have an adverse effect on our results of operations and financial condition.

In order to successfully operate as an independent public company and implement our business plans, we must identify, attract, develop, train, motivate and retain key employees, and failure to do so could seriously harm us.

In order to successfully operate as an independent public company and implement our business plans, we must identify, attract, develop, motivate, train and retain key employees, including qualified executives, management, engineering, sales, marketing, IT support and service personnel. The market for such individuals may be highly competitive. Attracting and retaining key employees in a competitive marketplace requires us to provide a competitive compensation package, which often includes cash- and equity-based compensation. If our total compensation package is not viewed as competitive, our ability to attract, motivate and retain key employees could be weakened and failure to successfully hire or retain key employees and executives could adversely impact us.

We may elect not to purchase insurance for certain business risks and expenses and, for the insurance coverage we have in place, such coverage may not address all of our potential exposures or, in the case of substantial losses, may be inadequate.

We may elect not to purchase insurance for certain business risks and expenses, such as claimed intellectual property infringement, where we believe we can adequately address the anticipated exposure or where insurance coverage is either not available at all or not available on a cost-effective basis. In addition, product liability and product recall insurance coverage is expensive and may not be available on acceptable terms, in sufficient amounts, or at all. We may be named as a defendant in product liability or other lawsuits asserting potentially large claims if an accident occurs at a location where our products, solutions or services have been or are being used. For those policies that we do have, insurance coverage may be inadequate in the case of substantial losses, or our insurers may refuse to cover us on specific claims. Losses not covered by insurance could be substantial and unpredictable and could adversely impact our financial condition and results of operations. If we are unable to maintain our portfolio of insurance coverage, whether at an acceptable cost or at all, or if there is an increase in the frequency or damage amounts claimed against us, our business, results of operations and financial condition may be negatively impacted.

Any failure by us to identify, manage, integrate and complete acquisitions, divestitures and other significant transactions successfully could harm our financial results, business and prospects.

As part of our business strategy, we have in the past and may, from time to time, in the future acquire businesses or interests in businesses, including non-controlling interests, or form joint ventures or create strategic alliances. Whether we realize the anticipated benefits from such activities depends, in part, upon the successful integration between the businesses involved, the performance and development of the underlying products, capabilities or technologies, our correct assessment of assumed liabilities and the management of the operations. Accordingly, our financial results could be adversely affected by unanticipated performance and liability issues, our failure to achieve synergies and other benefits we expected to obtain, transaction-related charges, amortization related to intangibles, and charges for impairment of long-term assets. These transactions may not be successful.

Our results of operations may be adversely affected if we fail to realize the full value of our goodwill and intangible assets.

As of September 30, 2019, we had total goodwill and net intangible assets of $1,457.6 million which constituted approximately 31.6 percent of our total assets. We assess our net intangible assets and goodwill for impairment annually, and we conduct an interim evaluation whenever events or changes in circumstances, such as operating losses or a significant decline in earnings associated with the acquired business or asset, indicate that these assets may be impaired. For example, as a result of our annual impairment test, goodwill impairment charges of $57 million and $154 million were recorded in 2016 and 2015, respectively, relating to declines in the estimated fair value of the EMEA segment. In view of the sale price of Vertiv in connection with the Separation, and the lower than forecasted operating results in the EMEA segment, Vertiv reviewed this segment for potential impairment and recorded a $57 million non-cash goodwill impairment charge as of September 30, 2016. Additionally, the EMEA segment was unable to meet its operating objectives due to the continued weak economy in Western Europe since an acquisition in 2010. The weak economic recovery combined with intense competitive and market pressures negatively affected profitability in the EMEA segment in 2015 and as such we recorded an impairment of $154 million. Our ability to realize the value of goodwill and net intangible assets will depend on the future cash flows of the businesses to which the goodwill relates. If we are not able to realize the value of the goodwill and net intangible assets, this could adversely affect our results of operations and financial condition, and also result in an impairment of those assets.

The global scope of our operations could impair our ability to react quickly to changing business and market conditions and enforce compliance with company-wide standards and procedures.

As of September 30, 2019, we employed over 19,700 people globally and had manufacturing facilities in the Americas, Asia Pacific and EMEA. We generate substantial revenue outside of the United States and expect that foreign revenue will continue to represent a significant portion of our total revenues. In order to manage our day-to-day operations, we must overcome cultural and language barriers and assimilate different business practices. In addition, we are required to create compensation programs, employment policies and other administrative programs that comply with the laws of multiple countries. We also must communicate and monitor company-wide standards and directives across our global network. Our failure to successfully manage our geographically diverse operations could impair our ability to react quickly to changing business and market conditions and to enforce compliance with company-wide standards and procedures.

Our sales and operations in emerging markets exposes us to economic and political risks.

We generate a significant portion of our revenue from sales in emerging markets. Serving a global customer base requires that we place more materials, production and service assets in emerging markets to capitalize on market opportunities and maintain our cost position. Newer geographic markets may be relatively less profitable due to our investments associated with entering such markets and local pricing pressures, and we may have difficulty establishing and maintaining the operating infrastructure necessary to support the high growth rates associated with some of those markets. Operations in emerging markets can also present risks that are not encountered in countries with well-established economic and political systems, including:

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changes or ongoing instability in a country’s or region’s economic or political conditions, including inflation, recession, interest rate fluctuations and actual or anticipated military or political conflicts, which could make it difficult for us to anticipate future business conditions, cause delays in the placement of orders, complicate our dealings with governments regarding permits and other regulatory matters and make our customers less willing to make cross-border investments;

•	unpredictable or more frequent foreign currency exchange rate fluctuations;

•	inadequate infrastructure, including lack of adequate power and water supplies, transportation, raw materials and parts;

•	foreign state takeovers of our facilities, trade protectionism, state-initiated industry consolidation or other similar government actions or control;

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changes in and compliance with international, national or local regulatory and legal environments, including laws and policies affecting trade, economic sanctions, foreign investment, labor relations, foreign anti-bribery and anti-corruption;

•	the difficulty of enforcing agreements and collecting receivables through certain foreign legal systems;

•	longer collection cycles and financial instability among customers;

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trade regulations, boycotts and embargoes, including policies adopted by countries that may favor domestic companies and technologies over foreign competitors, which could impair our ability to obtain materials necessary to fulfill contracts, pursue business or establish operations in such countries;

•	difficulty of obtaining adequate financing and/or insurance coverage;

•	fluctuations in freight costs, limitations on shipping and receiving capacity, and other disruptions in the transportation and shipping infrastructure;

•	political or social instability that may hinder our ability to send personnel abroad or cause us to move our operations to facilities in countries with higher costs and less efficiencies;

•	difficulties associated with repatriating earnings generated or held abroad in a tax-efficient manner, changes in tax laws, or tax inefficiencies; and

•

exposure to wage, price and capital controls, local labor conditions and regulations, including local labor disruptions and rising labor costs which we may be unable to recover in our pricing to customers.

Consequently, our exposure to the conditions in or affecting emerging markets may have an adverse effect on our business, results of operations and financial condition.

We are exposed to fluctuations in foreign currency exchange rates, and our hedging activities may not protect us against the consequences of such fluctuations on our earnings and cash flows.

As a result of our global operations, our business, results of operations and financial condition may be adversely affected by fluctuations in currency exchange rates, most notably the strengthening of the U.S. dollar against the primary foreign currencies, which could adversely impact our revenue growth in future periods. For example, if the U.S. dollar strengthens against other currencies such as the euro, our revenues reported in U.S. dollars would decline. In addition, for U.S. dollar-denominated sales, an increase in the value of the U.S. dollar would increase the real cost to customers of our products in markets outside the United States, which could result in price concessions in certain markets, impact our competitive position or have an adverse effect on demand for our products and consequently on our business, results of operations and financial condition.

Legal compliance issues, particularly those related to our imports/exports and foreign operations, could adversely impact our business.

We are subject to various anti-corruption laws, including the U.S. Foreign Corrupt Practices Act, as amended, that prohibit payments or offers of payments to foreign governments and their officials for the purpose of obtaining or retaining business. We operate in several less-developed countries and regions that are generally recognized as having a greater risk of potentially corrupt business environments. Our legal compliance and ethics programs, including a code of business conduct, policies on anti-bribery, export controls, environmental and other legal compliance, and periodic training to relevant associates on these matters, are designed to reduce the likelihood of a legal compliance violation. Nevertheless, such a violation could still occur, disrupting our business through fines, penalties, diversion of internal resources, negative publicity and possibly severe criminal or civil sanctions.

We are also subject to applicable import laws, export controls and economic sanctions laws and regulations. Changes in import and export control or trade sanctions laws may restrict our business practices, including cessation of business activities in sanctioned countries or with sanctioned entities, and may result in claims for breach of existing contracts and modifications to existing compliance programs and training schedules. Violations of the applicable export or import control, or economic sanctions laws and regulations, such as an export to an embargoed country, or to a denied party, or the export of a product without the appropriate governmental license, may result in penalties, including fines, debarments from export privileges, and loss of authorizations needed to conduct aspects of our international business, and may harm our ability to enter into contracts with our customers who have contracts with the U.S. government. A violation of the laws and regulations enumerated above could have an adverse effect on our business, results of operations and financial condition.

We are subject to risks related to legal claims and proceedings filed by or against us, and adverse outcomes in these matters may materially harm our business.

We are subject to various claims, disputes, investigations, demands, arbitration, litigation, or other legal proceedings. Legal claims and proceedings may relate to labor and employment, commercial arrangements, intellectual property, environmental, health and safety, property damage, theft, personal injury and various other matters. Legal matters are inherently uncertain and we cannot predict the duration, scope, outcome or consequences. In addition, legal matters are expensive and time-consuming to defend, settle, and/or resolve, and may require us to implement certain remedial measures that could prove costly or disruptive to our business and operations. The unfavorable resolution of one or more of these matters could have an adverse effect on our business, results of operations and financial condition.

Our financial performance may suffer if we cannot continue to develop, commercialize or enforce the intellectual property rights on which our businesses depend, some of which are not patented or patentable, or if we are unable to gain and maintain access to relevant intellectual property rights of third parties through license and other agreements.

Our business relies on a substantial portfolio of intellectual property rights, including trademarks, trade secrets, patents, copyrights and other such rights globally. Intellectual property laws and the protection and enforcement of our intellectual property vary by jurisdiction and we may be unable to protect or enforce our proprietary rights adequately in all cases or such protection and enforcement may be unpredictable and costly, which could adversely impact our growth opportunities, financial performance and competitive position. In addition, our intellectual property rights could be challenged, invalidated, infringed or circumvented, or insufficient to take advantage of current market trends or to provide competitive advantage. For our patent filings, because of the existence of a large number of patents in our fields, the secrecy of some pending patent applications, and the rapid rate of issuance of new patents within our applicable fields, it is not economically practical or even possible to determine conclusively in advance whether a product or any of its components infringes the patent rights of others.

We also rely on maintenance of proprietary information (such as trade secrets, know-how and other confidential information) to protect certain intellectual property. Trade secrets and/or confidential know-how can be difficult to maintain as confidential and we may not obtain confidentiality agreements in all circumstances, or individuals may unintentionally or willfully disclose our confidential information improperly. In addition, confidentiality agreements may not provide an adequate remedy in the event of an unauthorized disclosure of our trade secrets or other confidential information, and the enforceability of such confidentiality agreements may vary from jurisdiction to jurisdiction. Furthermore, laws regarding trade secret rights in certain markets where we operate may afford little or no protection to our trade secrets. Failure to obtain or maintain trade secrets, protection of know-how and other confidential information could adversely impact our business.

In addition, we rely on licensing certain intellectual property rights from third parties. For example, many of our software offerings are developed using software components or other intellectual property licensed from third parties, including proprietary and open source licenses. This practice requires that we monitor and manage our use of third-party and open source software components to comply with the applicable license terms and avoid any inadvertent licensing or public disclosure of our intellectual property pursuant to such license terms, and our ability to comply with such license terms may be affected by factors that we can only partially influence or control. The continuation of good licensing relationships with our third-party licensors is important to our business. It is possible that merger or acquisition activity or the granting of exclusive licenses may result in reduced availability and/or a change to the license terms that were previously in place. If any of our third-party licensors are acquired by our competitors, there is a risk that the applicable licensed intellectual property may no longer be available to us or available only on less favorable terms. Loss of our license rights and an inability to replace such software with other third-party intellectual property on commercially reasonable terms, or at all, could adversely impact our business, results of operations and financial condition.

Third-party claims of intellectual property infringement, including patent infringement, are commonplace and successful third-party claims may limit or disrupt our ability to sell our offerings.

Third parties may claim that we, or customers using our products, are infringing their intellectual property rights. For example, patent assertion entities, or non-practicing entities, may purchase intellectual property assets for the purpose of asserting infringement claims and attempting to extract settlements from us. Regardless of the merit of these claims, they can be time-consuming, costly to defend, and may require that we develop or substitute non-infringing technologies, redesign affected products, divert management’s attention and resources away from our business, require us to enter into settlement or license agreements that may not be available on commercially reasonable terms, pay significant damage awards, including treble damages if we were found to be willfully infringing, or temporarily or permanently cease engaging in certain activities or offering certain products or services in some or all jurisdictions, and any of the foregoing could adversely impact our business.

Furthermore, because of the potential for unpredictable significant damage awards or injunctive relief, even arguably unmeritorious claims may be settled for significant amounts of money. In addition, in circumstances in which we are the beneficiary of an indemnification agreement for such infringement claims, the indemnifying party may be unable or unwilling to uphold its indemnification obligations to us. Our customer contracts and certain of our intellectual property license agreements often include obligations to indemnify our customers and licensees against certain claims of intellectual property infringement, and these obligations may be uncapped. If claims of intellectual property infringement are brought against such customers or licensees in respect of the intellectual property rights, products or services that we provide to them, we may be required to defend such customers or licensees and/or pay a portion of, or all, the costs these parties may incur related to such litigation or claims. In addition, our exposure to risks associated with the use of intellectual property may be increased as a result of acquisitions, as we have a lower level of visibility into the development process with respect to such acquired technology or the care taken to safeguard against infringement or similar risks with respect thereto.

We are subject to environmental, health and safety matters, laws and regulations, including regulations related to the composition and takeback of our products and related to our ownership, lease or operation of the facilities in which we operate, and, as a result, may face significant costs or liabilities associated with environmental, health and safety matters.

We are subject to a broad range of foreign and domestic environmental, health and safety laws, regulations and requirements, including those relating to the discharge of regulated materials into the environment, the generation and handling of hazardous substances and wastes, human health and safety, and the content, composition and takeback of our products. For example, the European Union (EU) Restriction on the Use of Certain Hazardous Substances in Electrical and Electronic Equipment Directive and similar laws and regulations of China and other jurisdictions limit the content of certain hazardous materials such as lead, mercury, and cadmium in the manufacture of electrical equipment, including our products. Additionally, the EU, China and other jurisdictions have adopted or proposed versions of the Waste Electrical and Electronic Equipment Directive, which requires producers of electrical and electronic equipment to assume responsibility for collecting, treating, recycling and disposing of products when they have reached the end of their useful life, as well as Registration, Evaluation, Authorization and Restriction of Chemical Substances regulations, which regulate the handling and use of certain chemical substances that may be used in our products.

If we fail to comply with applicable environmental, health and safety laws and regulations, we may face administrative, civil or criminal fines or penalties, the suspension or revocation of necessary permits and requirements to install additional pollution controls. Furthermore, current and future environmental, health and safety laws, regulations and permit requirements could require us to make changes to our operations or incur significant costs relating to compliance. For example, as climate change issues become more prevalent, foreign, federal, state and local governments and our customers have been responding to these issues. The increased focus on environmental sustainability may result in new regulations and customer requirements, or changes in current regulations and customer requirements, which could materially adversely impact our business, results of operations and financial condition. In addition, we handle hazardous materials in the ordinary course of operations and there may be spills or releases of hazardous materials into the environment. We have significant manufacturing facilities in North and South America, in Asia-Pacific and in EMEA. At sites which we own, lease or operate, or have previously owned, leased or operated, or where we have disposed or arranged for the disposal of hazardous materials, we are currently liable for contamination, and could in the future be liable for additional contamination. We have been, and may in the future, be required to participate in the remediation or investigation of, or otherwise bear liability for, such contamination and be subject to claims from third parties whose property damage, natural resources damage or personal injury is caused by such contamination.

Our business and operations may be adversely affected by the recent coronavirus outbreak or other similar outbreaks.

We derive a significant portion of our revenue from China. We have manufacturing facilities in China, and several of our customers, subcontractors and suppliers also are located in China. As a result of the coronavirus or other similar outbreaks or adverse public health developments, particularly in Asia, our operations, and those of our subcontractors, customers and suppliers, may experience delays or disruptions, such as difficulty obtaining components and temporary suspension of operations. In addition, our financial condition and results of operations could be adversely affected to the extent that coronavirus or any other epidemic or outbreak harms the Chinese economy in general. Furthermore, a significant outbreak of contagious diseases in the human population could result in a widespread health crisis that could adversely affect the economies and financial markets of many countries, resulting in an economic downturn that could affect our operating results. Any of the foregoing could materially and adversely affect our business, financial condition and results of operations.

We have a limited history of operating as an independent company, and our historical financial results and unaudited pro forma financial information included elsewhere in this prospectus is not necessarily representative of what our actual financial position or results of operations would have been as an independent company and may not be a reliable indicator of our future results as a public company.

Our historical consolidated and unaudited consolidated financial information included in this prospectus is not necessarily indicative of our future results of operations, financial condition or cash flows, nor does it reflect what our results of operations, financial condition or cash flows would have been as an independent company during the periods presented. Following the Business Combination, our financial condition and future results of operations could be materially different from amounts reflected in our historical financial statements included elsewhere in this prospectus, so it may be difficult for investors to compare our future results as a public company to historical results or to evaluate our relative performance or trends in our business.

In particular, our historical consolidated financial information included in this prospectus is not necessarily indicative of our future results of operations, financial condition or cash flows primarily because of the following factors:

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Prior to the Separation in the fiscal fourth quarter of 2016, our business was operated by Emerson as part of its broader corporate organization, rather than as an independent company. During such time, Emerson or one of its affiliates provided support for various corporate functions for us, such as information technology, shared services, medical insurance, procurement, logistics, marketing, human resources, legal, finance and internal audit.

•

Our historical consolidated financial results reflect the direct, indirect and allocated costs for such services historically provided by Emerson prior to the Separation, and these costs may significantly differ from the comparable expenses we would have incurred as an independent company;

•

Prior to the Separation, our working capital requirements and capital expenditures historically were satisfied as part of Emerson’s corporate-wide cash management and centralized funding programs, and our cost of debt and other capital may significantly differ from that which is reflected in our historical combined financial statements for the periods prior to the Separation;

•

The historical combined financial information for the periods prior to the Separation may not fully reflect the costs associated with the Separation, including the costs related to being an independent company;

•

Our historical combined financial information for the periods prior to the Separation does not reflect our obligations under the various transitional and other agreements that we entered into with Emerson in connection with the Separation; and these historical combined financial results reflect the direct, indirect and allocated costs for such services historically provided by Emerson, and these costs may significantly differ from the comparable expenses we would have incurred as an independent company; and

•

Our business was integrated with that of Emerson and, prior to the Separation, we benefitted from Emerson’s size and scale in costs, employees and vendor and customer relationships. Thus, costs we will incur as an independent company may significantly exceed comparable costs we would have incurred as part of Emerson and some of our customer relationships may be weakened or lost.

Similarly, the unaudited pro forma financial information in this prospectus is presented for illustrative purposes only and has been prepared based on a number of assumptions including, but not limited to, GSAH being treated as the “acquired” company for financial reporting purposes in the Business Combination and the total debt obligations and the cash and cash equivalents of Vertiv on an assumed date for the Business Combination closing. Accordingly, such pro forma financial information may not be indicative of our future operating or financial performance and our actual financial condition and results of operations may vary materially from the pro forma results of operations and balance sheet contained elsewhere in this prospectus, including as a result of such assumptions having changed, including as a result of the proposed refinancing transactions. See “Selected Unaudited Pro Forma Condensed Combined Financial Information” and “Prospectus Summary—Recent Developments.”

Please refer to “Selected Consolidated Historical Financial Information of Vertiv Holdings,” “Vertiv Holding’s Management’s Discussion and Analysis of Financial Condition and Results of Operations” and our historical consolidated and combined financial statements and the notes to those statements included elsewhere in this prospectus.

We have recorded net losses in the past and may experience net losses in the future.

For the nine months ended September 30, 2019 and 2018 (Successor), the years ended December 31, 2018 and 2017 (Successor), the one month ended December 31, 2016 (Successor) and the years ended September 30, 2015 and 2014 (Predecessor), we recorded consolidated and combined net losses of $106.9 million, $274.3 million, $314.0 million, $369.6 million, $171.2 million, $61.8 million and $235.6 million, respectively. Our future results of operations are uncertain and we may continue to record net losses in future periods.

Our substantial level of indebtedness could adversely affect our financial condition and prevent us from making payments on the Existing Notes, the Senior Secured Credit Facilities and our other debt obligations (if any).

We and our subsidiaries have a substantial amount of debt, including existing outstanding indebtedness under the Existing Notes and the Senior Secured Credit Facilities. At September 30, 2019, and on a pro forma basis after giving effect to the consummation of the Business Combination, we and our subsidiaries would have had approximately $2,060.1 million, including $874.2 million of senior secured debt outstanding. In addition we would have had $251.3 million of undrawn commitments (which undrawn commitments are available subject to customary borrowing base conditions) under the Asset-Based Revolving Credit Facility, which, if drawn, would be secured. We also are exploring various refinancing options to optimize our capital structure and on January 31, 2020 commenced various refinancing transactions. For more information on the effect of our debt, see “Prospectus Summary—Recent Developments” and “Unaudited Pro Forma Condensed Combined Financial Information.”

Our substantial level of indebtedness could have important consequences, including making it more difficult for us to satisfy our obligations; increasing our vulnerability to adverse economic and industry conditions; limiting our ability to obtain additional financing for future working capital, capital expenditures, raw materials, strategic acquisitions and other general corporate requirements; exposing us to interest rate fluctuations because the interest on the debt under the Term Loan Facility and the Asset-Based Revolving Credit Facility is imposed, and debt under any future debt agreements may be imposed, at variable rates; requiring us to dedicate a substantial portion of our cash flow from operations to payments on our debt (including scheduled repayments on the outstanding term loan borrowings under the Term Loan Facility or any future debt agreements with similar requirements), thereby reducing the availability of our cash flow for operations and other purposes; making it more difficult for us to satisfy our obligations to our lenders, resulting in possible defaults on and acceleration of such indebtedness; limiting our ability to refinance indebtedness or increase the associated costs; requiring us to sell assets to reduce debt or influence our decision about whether to do so; limiting our flexibility in planning for, or reacting to, changes in our business and the industry in which we operate or prevent us from carrying out capital spending that is necessary or important to our growth strategy and efforts to improve operating margins of our business; and placing us at a competitive disadvantage compared to any competitors that have less debt or comparable debt at more favorable interest rates and that, as a result, may be better positioned to withstand economic downturns.

We are subject to fluctuations in interest rates and we do not presently have any existing interest rate swap agreements.

Borrowings under the Term Loan Facility and the Asset-Based Revolving Credit Facility are subject to variable rates of interest and expose us to interest rate risk. At present, we do not have any existing interest rate swap agreements, which involve the exchange of floating for fixed rate interest payments to reduce interest rate volatility. However, we may decide to enter into such swaps in the future. If we do, we may not maintain interest rate swaps with respect to all of our variable rate indebtedness and any swaps we enter into may not fully mitigate our interest rate risk, may prove disadvantageous or may create additional risks.

Despite substantial levels of indebtedness, we and our subsidiaries have the ability to incur more indebtedness. Incurring additional debt could further intensify the risks described above.

We may be able to incur additional debt in the future and the terms of the indentures governing the Existing Notes, and the credit agreements governing the Term Loan Facility and the Asset-Based Revolving Credit Facility will not fully prohibit us and our subsidiaries, as applicable, from doing so. We have the ability to draw upon our $400.0 million Asset-Based Revolving Credit Facility (subject to customary borrowing base limitations) and the ability to increase the aggregate availability thereunder by up to $150.0 million (subject to receipt of commitments). We also have the ability to draw upon the uncommitted accordion provided under the Term Loan Facility, which, as of the date of closing of the Term Loan Facility, permitted incremental term loans thereunder of up to $325.0 million, plus the sum of all voluntary prepayments of the Term Loan Facility and certain permitted indebtedness that is secured on a pari passu basis with the Term Loan Facility, in each case, to the extent not financed with the incurrence of additional long-term indebtedness, plus an unlimited amount so long as the “consolidated first lien net leverage ratio” (as defined in the Term Loan Facility) of Vertiv Group and its restricted subsidiaries, determined on a pro forma basis, would not exceed 3.05:1.00. We have incurred $325.0 million in initial aggregate principal amount of incremental term loans since the closing of the Term Loan Facility. The amount of the Term Loan Facility and the Asset-Based Revolving Credit Facility may be increased if we meet certain conditions. If new debt is added to our current debt levels, the related risks that we now face could intensify and we may not be able to meet all our respective debt obligations. In addition, the Term Loan Facility, the Asset-Based Revolving Credit Facility and the indentures governing the Existing Notes do not prevent us from incurring obligations that do not constitute indebtedness under those agreements.

Restrictive covenants in the indentures governing the Existing Notes and the credit agreements governing the Term Loan Facility and the Asset-Based Revolving Credit Facility, and any future debt agreements, could restrict our operating flexibility.

The indentures governing the Existing Notes and the credit agreements governing the Term Loan Facility and the Asset-Based Revolving Credit Facility contain covenants that limit our and our restricted subsidiaries’ ability to take certain actions. These restrictions may limit our ability to operate our businesses, prohibit or limit our ability to enhance our operations or take advantage of potential business opportunities as they arise.

The indentures governing the Existing Notes contain restrictive covenants that, among other things, limit certain of our subsidiaries’ ability to incur additional indebtedness or issue preferred stock; pay dividends, redeem stock or make other distributions; make other restricted payments or investments; create liens on assets; create restrictions on payment of dividends or other amounts by us to our restricted subsidiaries; transfer or sell assets; engage in mergers or consolidations; engage in certain transactions with affiliates; and, in the case of the 2024 Senior Notes only, designate subsidiaries as unrestricted subsidiaries.

The credit agreements governing the Term Loan Facility and the Asset-Based Revolving Credit Facility restrict (subject to customary exceptions), among other things, certain of our subsidiaries’ ability to incur additional indebtedness; pay dividends or other payments on capital stock; guarantee other obligations; grant liens on assets; make loans, acquisitions or other investments; dispose of assets; make optional payments of, or otherwise modify, certain debt instruments; engage in transactions with affiliates; amend organizational documents; engage in mergers or consolidations; enter into arrangements that restrict certain of our subsidiaries’ ability to pay dividends; change the nature of the business conducted by Vertiv Group and its subsidiaries; and designate our subsidiaries as unrestricted subsidiaries.

In addition, under the Asset-Based Revolving Credit Facility, if availability goes below a certain threshold, Vertiv Group and its restricted subsidiaries are required to comply with a minimum “consolidated fixed charge coverage ratio” (as defined in the Asset-Based Revolving Credit Facility).

Any future debt agreements also could have terms similar to those set forth above or other restrictive terms. See “Prospectus Summary—Recent Developments.”

Our ability to comply with the covenants and restrictions contained in the indentures governing the Existing Notes and the credit agreements governing the Term Loan Facility and the Asset-Based Revolving Credit Facility, and any future debt agreements, is not fully within our control and breaches of such covenants or restrictions could trigger adverse consequences.

Our ability to comply with the covenants and restrictions contained in the indentures governing the Existing Notes and the credit agreements governing the Term Loan Facility and the Asset-Based Revolving Credit Facility, and any future debt agreements, may be affected by economic conditions and by financial, market and competitive factors, many of which are beyond our control. Our ability to comply with these covenants in future periods will also depend substantially on the pricing and sales volume of our products, our success at implementing cost reduction initiatives and our ability to successfully implement our overall business strategy. The breach of any of these covenants or restrictions could result in a default under the indentures governing the Existing Notes and the credit agreements governing the Term Loan Facility and/or the Asset-Based Revolving Credit Facility, or any future debt, that would permit the holders or applicable lenders to declare all amounts outstanding thereunder to be due and payable, together with accrued and unpaid interest and any applicable redemption premium. In that case, the applicable borrowers may be unable to borrow under the Term Loan Facility and the Asset-Based Revolving Credit Facility, or any future debt, may not be able to repay the amounts due under the Term Loan Facility and the Asset-Based Revolving Credit Facility, or any future debt, and may not be able make cash available to us, by dividend, debt repayment or otherwise, to enable us to make payments on the Existing Notes, or any future debt. In addition, the lenders under the Term Loan Facility and the Asset-Based Revolving Credit Facility, or any future debt, could proceed against the collateral securing that indebtedness. This could have serious consequences to our financial position, results of operations and/or cash flows and could cause us to become bankrupt or insolvent.

Our business plan is dependent on access to funding through the capital markets.

Our ability to invest in our businesses, make strategic acquisitions and refinance maturing debt obligations requires access to the capital markets and sufficient bank credit lines to support short-term borrowings. Volatility in the capital markets may increase costs associated with issuing commercial paper or other debt instruments, or affect our ability to access those markets. Any decline in the ratings of our corporate credit or any indications from the rating agencies that their ratings on our corporate credit are under surveillance or review with possible negative implications could adversely impact our ability to access capital. If we are unable to continue to access the capital markets, our ability to effectively execute our business plan could be adversely affected, which could have a material adverse effect on our business and financial results. Additionally, if our customers, suppliers or financial institutions are unable to access the capital markets to meet their commitments to us, our business could be adversely impacted.

Risks Related to the Ownership of our Securities

The Vertiv Stockholder has significant influence over us.

As of February 7, 2020, the Vertiv Stockholder beneficially owned approximately 36.01% of our outstanding Class A common stock. As long as the Vertiv Stockholder owns or controls a significant percentage of our outstanding voting power, it will have the ability to significantly influence all corporate actions requiring stockholder approval, including the election and removal of directors and the size of our Board, any amendment to our Organizational Documents, or the approval of any merger or other significant corporate transaction, including a sale of substantially all of our assets. The Vertiv Stockholder’s influence over our management could have the effect of delaying or preventing a change in control or otherwise discouraging a potential acquirer from attempting to obtain control of us, which could cause the market price of our Class A common stock to decline or prevent stockholders from realizing a premium over the market price for our Class A common stock. Because our Certificate of Incorporation opts out of Section 203 of the General Corporation Law of the State of Delaware (the “DGCL”) regulating certain business combinations with interested stockholders, the Vertiv Stockholder may transfer shares to a third party by transferring their common stock without the approval of our Board or other stockholders, which may limit the price that investors are willing to pay in the future for shares of our common stock. Pursuant to the Stockholders Agreement entered into by and among the Company, the Sponsor and the Vertiv Stockholder, the Vertiv Stockholder will initially have the right to nominate up to four directors (at least two of whom will be independent) to our Board. The Vertiv Stockholder’s right to nominate directors to our Board is subject to its ownership percentage of the total outstanding shares of Class A common stock. If the Vertiv Stockholder holds: (1) 30% or greater of the outstanding Class A common stock, it will have the right to nominate four directors (at least two of whom will be independent); (2) less than 30% but greater than or equal to 20% of the outstanding Class A common stock, it will have the right to nominate three directors (at least one of whom will be independent); (3) less than 20% but greater than or equal to 10% of the outstanding Class A common stock, it will have the right to nominate two directors (none of whom will be required to be independent); (4) less than 10% but greater than or equal to 5% of the outstanding Class A common stock, it will have the right to nominate one director (none of whom will be required to be independent); and (5) less than 5% of the outstanding Class A common stock, it will not have the right to nominate any directors.

The Vertiv Stockholder’s interests may not align with our interests as a company or the interests of our other stockholders. Accordingly, the Vertiv Stockholder could cause us to enter into transactions or agreements of which you would not approve or make decisions with which you would disagree. Further, the Vertiv Stockholder is in the business of making investments in companies and may acquire and hold interests in businesses that compete directly or indirectly with us. The Vertiv Stockholder may also pursue acquisition opportunities that may be complementary to our business, and, as a result, those acquisition opportunities may not be available to us. In recognition that principals, members, directors, managers, partners, stockholders, officers, employees and other representatives of the Vertiv Stockholder and its affiliates and investment funds may serve as our directors or officers, our Certificate of Incorporation provides, among other things, that none of the Vertiv Stockholder or any principal, member, director, manager, partner, stockholder, officer, employee or other representative of the Vertiv Stockholder has any duty to refrain from engaging directly or indirectly in the same or similar business activities or lines of business that we do. In the event that any of these persons or entities acquires knowledge of a potential transaction or matter which may be a corporate opportunity for itself and us, we will not have any expectancy in such corporate opportunity, and these persons and entities will not have any duty to communicate or offer such corporate opportunity to us and may pursue or acquire such corporate opportunity for themselves or direct such opportunity to another person. These potential conflicts of interest could have a material adverse effect on our business, financial condition and results of operations if, among other things, attractive corporate opportunities are allocated by the Vertiv Stockholder to itself or its other affiliates.

We are required to pay the Vertiv Stockholder for a significant portion of the tax benefits relating to pre-Business Combination tax assets and attributes, regardless of whether any tax savings are realized.

At the closing of the Business Combination, we entered into the Tax Receivable Agreement, which generally provides for the payment by us to the Vertiv Stockholder of 65% of the cash tax savings in U.S.

federal, state, local and certain foreign taxes, that we actually realize (or are deemed to realize) in periods after the closing of the Business Combination as a result of (i) increases in the tax basis of certain intangible assets of Vertiv resulting from certain pre-Business Combination acquisitions, (ii) certain U.S. federal income tax credits for increasing research activities (so-called “R&D credits”) and (iii) tax deductions in respect of certain Business Combination expenses. We expect to retain the benefit of the remaining 35% of these cash tax savings. The payments described in (i) and (ii) above will generally be deferred until the close of our third taxable year following the closing of the Business Combination and will be payable over the following nine taxable years. The payments described in (iii) above will generally be deferred until the close of our fourth taxable year following the closing of the Business Combination and will be payable ratably over the following three taxable years regardless of whether we actually realize such tax benefits in such years.

Under certain circumstances (including a material breach of our obligations, certain actions or transactions constituting a change of control, a divestiture of certain assets, upon the end of the term of the Tax Receivable Agreement or after three years, at our option), payments under the Tax Receivable Agreement will be accelerated and become immediately due. In such case, the payments due upon acceleration would be based on the present value of our anticipated future tax savings using certain valuation assumptions, including that we and our subsidiaries will generate sufficient taxable income to fully utilize the applicable tax assets and attributes covered under the Tax Receivable Agreement (or, in the case of a divestiture of certain assets, the applicable tax attributes relating to such assets). Consequently, it is possible in these circumstances that the actual cash tax savings realized by us may be significantly less than the corresponding Tax Receivable Agreement payments we are required to make at the time of acceleration. Furthermore, the acceleration of our obligations under the Tax Receivable Agreement could have a substantial negative impact on our liquidity. Additionally, the obligation to make payments under the Tax Receivable Agreement, including the acceleration of our obligation to make payments in the event of a change of control, could make us a less attractive target for a future acquisition.

While the timing of any payments under the Tax Receivable Agreement will vary depending upon the amount and timing of our taxable income, we expect that the payments that we will be required to make under the Tax Receivable Agreement could be substantial. Payments under the Tax Receivable Agreement will be based on the tax reporting positions that we determine, and such tax reporting positions are subject to challenge by taxing authorities. Payments made under the Tax Receivable Agreement will not be returned upon a successful challenge by a taxing authority to our reporting positions, although such excess payments made to the Vertiv Stockholder may be netted against payments otherwise to be made to the Vertiv Stockholder after our determination of such excess. Any payments made by us under the Tax Receivable Agreement will generally reduce the amount of overall cash flow that might have otherwise been available to us.

For more information about the Tax Receivable Agreement, please see the section entitled “Business Combination—Related Agreement—Tax Receivable Agreement.”

Resales of our securities may cause the market price of our securities to drop significantly, even if our business is doing well

Subject to certain exceptions: the Vertiv Stockholder is contractually restricted from selling or transferring its Stock Consideration Shares until August 5, 2020 and the Initial Stockholders are contractually restricted from selling or transferring their founder shares, private placement warrants and Class A common stock underlying the private placement warrants until the end of the applicable Sponsor Lock-up Period. However, following the expiration of such lockups, neither the Vertiv Stockholder nor the Initial Stockholders will be restricted from selling their securities, other than by applicable securities laws. Additionally, the other PIPE Investors are not restricted from selling any of their securities, other than by applicable securities laws.

We also intend to register all shares of Class A common stock that we may issue under the Incentive Plan. Once we register these shares, they can be freely sold in the public market upon issuance, subject to volume limitations applicable to affiliates.

The Vertiv Stockholder, the Initial Stockholders and the PIPE Investors, collectively own approximately 79% of our outstanding Class A common stock (including the shares of Class A common stock included in the units). Additionally, 33,533,303 shares of our Class A common stock will be issuable upon the exercise of our warrants (including the warrants included in the units). All of the founder shares, private placement warrants, PIPE Shares, Stock Consideration Shares, and the Other Registrable Securities held by the RRA Parties have been registered for resale under the Securities Act on the registration statement of which this prospectus is a part. As restrictions on resale end, the warrants become exercisable and registration statements are available for use, the sale or possibility of sale of shares by the Vertiv Stockholder, the Initial Stockholders and the PIPE Investors could have the effect of increasing the volatility in our share price or the market price of our securities could decline if the holders of currently restricted shares sell them or are perceived by the market as intending to sell them.

The trading price of our Class A common stock, warrants and units may be volatile.

The trading price of our Class A common stock, warrants and units may highly volatile and subject to wide fluctuations due to a number of factors such as the following, some of which will be beyond our control. Some of the factors that could negatively affect the market price of our Class A common stock, warrants and units or result in significant fluctuations in price, regardless of our actual operating performance, include:

•	actual or anticipated variations in our quarterly operating results;

•	results of operations that vary from the expectations of securities analysts and investors;

•	changes in expectations as to our future financial performance, including financial estimates by securities analysts and investors;

•	changes in market valuations of similar companies;

•	changes in the markets in which we operate;

•	announcements by us, our competitors or our vendors of significant contracts, acquisitions, joint marketing relationships, joint ventures or capital commitments;

•	announcements by third parties of significant claims or proceedings against us;

•	additions or departures of key personnel;

•	actions by stockholders, including the sale by the Vertiv Stockholder and the PIPE Investors of any of their shares of our common stock;

•	speculation in the press or investment community;

•	general market, economic and political conditions, including an economic slowdown;

•	uncertainty regarding economic events, including in Europe in connection with the United Kingdom’s possible departure from the European Union;

•	changes in interest rates;

•	our operating performance and the performance of other similar companies;

•	our ability to accurately project future results and our ability to achieve those and other industry and analyst forecasts; and

•	new legislation or other regulatory developments that adversely affect us, our markets or our industry.

Furthermore, in recent years, the stock market has experienced significant price and volume fluctuations. This volatility has had a significant impact on the market price of securities issued by many companies, including companies in our industry, and often occurs without regard to the operating performance of the affected companies. Therefore, factors that have little or nothing to do with us could cause the price of our Class A common stock, warrants and units to fluctuate, and these fluctuations or any fluctuations related to our company could cause the market price of our Class A common stock, warrants and units to decline materially.

In the past, following periods of market volatility, stockholders have instituted securities class action litigation. If we were involved in securities litigation, it could have a substantial cost and divert resources and the attention of our management team from our business regardless of the outcome of such litigation.

Compliance obligations under the Sarbanes-Oxley Act require substantial financial and management resources.

As a privately held company, Vertiv was not subject to Section 404 of the Sarbanes-Oxley Act. The standards required for a public company under Section 404 of the Sarbanes-Oxley Act are significantly more stringent than those required of Vertiv as a privately held company. Management may not be able to effectively and timely implement controls and procedures that adequately respond to the increased regulatory compliance and reporting requirements that are applicable to us after the Business Combination. If we are not able to implement the requirements of Section 404, including any additional requirements once we are no longer an emerging growth company, in a timely manner or with adequate compliance, we may not be able to assess whether our internal controls over financial reporting are effective, which may subject us to adverse regulatory consequences and could harm investor confidence and the market price of our securities. Additionally, once we are no longer an emerging growth company, we will be required to comply with the independent registered public accounting firm attestation requirement on our internal control over financial reporting. We currently anticipate losing our “emerging growth company” status at 2020 year end.

The obligations associated with being a public company involve significant expenses and require significant resources and management attention, which may divert from our business operations.

As a public company, we are subject to the reporting requirements of the Exchange Act and the Sarbanes-Oxley Act. The Exchange Act requires the filing of annual, quarterly and current reports with respect to a public company’s business and financial condition. The Sarbanes-Oxley Act requires, among other things, that a public company establish and maintain effective internal control over financial reporting. As a result, we will incur significant legal, accounting and other expenses that Vertiv did not previously incur. Vertiv’s entire management team and many of its other employees will need to devote substantial time to compliance, and may not effectively or efficiently manage our transition into a public company.

These rules and regulations will result in us incurring substantial legal and financial compliance costs and will make some activities more time-consuming and costly. For example, these rules and regulations will likely make it more difficult and more expensive for us to obtain director and officer liability insurance, and we may be required to accept reduced policy limits and coverage or incur substantially higher costs to obtain the same or similar coverage. As a result, it may be difficult for us to attract and retain qualified people to serve on our Board, board committees or as executive officers.

We are currently an emerging growth company within the meaning of the Securities Act, and to the extent we have taken advantage of certain exemptions from disclosure requirements available to emerging growth companies, this could make our securities less attractive to investors and may make it more difficult to compare our performance with other public companies.

We are currently an “emerging growth company” within the meaning of the Securities Act, as modified by the JOBS Act, and we may take advantage of certain exemptions from various reporting requirements that are applicable to other public companies that are not emerging growth companies including, but not limited to, not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act, reduced disclosure obligations regarding executive compensation in our periodic reports and proxy statements, and exemptions from the requirements of holding a nonbinding advisory vote on executive compensation and stockholder approval of any golden parachute payments not previously approved. As a result, our stockholders may not have access to certain information they may deem important. We cannot predict whether investors will find our securities less attractive because we will rely on these exemptions. If some investors find our securities less attractive as a result of our reliance on these exemptions, the trading prices of our securities may be lower than they otherwise would be, there may be a less active trading market for our securities and the trading prices of our securities may be more volatile.

Further, Section 102(b)(1) of the JOBS Act exempts emerging growth companies from being required to comply with new or revised financial accounting standards until private companies (that is, those that have not had a Securities Act registration statement declared effective or do not have a class of securities registered under the Exchange Act) are required to comply with the new or revised financial accounting standards. The JOBS Act provides that a company can elect to opt out of the extended transition period and comply with the requirements that apply to non-emerging growth companies but any such election to opt out is irrevocable. We have elected not to opt out of such extended transition period, which means that when a standard is issued or revised and it has different application dates for public or private companies, we, as an emerging growth company, can adopt the new or revised standard at the time private companies adopt the new or revised standard. This may make comparison of our financial statements with another public company, which is neither an emerging growth company nor an emerging growth company which has opted out of using the extended transition period difficult or impossible because of the potential differences in accounting standards used.

We will remain an emerging growth company until the earlier of: (1) the last day of the fiscal year (a) following the fifth anniversary of the closing of the IPO, (b) in which we have total annual gross revenue of at least $1.07 billion or (c) in which we are deemed to be a large accelerated filer, which means the market value of our common equity that is held by non-affiliates exceeds $700 million as of the prior June 30th; and (2) the date on which we have issued more than $1.00 billion in non-convertible debt securities during the prior three-year period. We currently anticipate losing our “emerging growth company” status at 2020 year end.

Warrants will become exercisable for our Class A common stock, which would increase the number of shares eligible for future resale in the public market and result in dilution to our stockholders.

Outstanding warrants to purchase an aggregate approximately 33.5 million shares of our Class A common stock will become exercisable in accordance with the terms of the warrant agreement. These warrants will become exercisable on March 8, 2020. The exercise price of these warrants will be $11.50 per share. To the extent such warrants are exercised, additional shares of our Class A common stock will be issued, which will result in dilution to the holders of our Class A common stock and increase the number of shares eligible for resale in the public market. Sales of substantial numbers of such shares in the public market or the fact that such warrants may be exercised could adversely affect the market price of our Class A common stock. However, there is no guarantee that the public warrants will ever be in the money prior to their expiration, and as such, the warrants may expire worthless.

The warrants may not be in the money after they become exercisable, they may expire worthless and the terms of the warrants may be amended in a manner that may be adverse to holders of our warrants with the approval by the holders of at least 50% of the then outstanding public warrants. As a result, the exercise price of the warrants could be increased, the warrants could be converted into cash or stock (at a ratio different than initially provided), the exercise period could be shortened and the number of shares of our Class A common stock purchasable upon exercise of a warrant could be decreased, all without a warrant holder’s approval.

The public warrants may never be in the money, and they may expire worthless. Our warrants were issued in registered form under a warrant agreement between Computershare Trust Company, N.A. and Computershare Inc., acting together as warrant agent (together, “Computershare”), and us. The warrant agreement provides that the terms of the warrants may be amended without the consent of any holder to cure any ambiguity or correct any defective provision, but requires the approval by the holders of at least 50% of the then outstanding public warrants to make any change that adversely affects the interests of the registered holders of public warrants. Accordingly, we may amend the terms of the public warrants in a manner adverse to a holder if holders of at least

50% of the then outstanding public warrants approve of such amendment. Although our ability to amend the terms of the public warrants with the consent of at least 50% of the then outstanding public warrants is unlimited, examples of such amendments could be amendments to, among other things, increase the exercise price of the warrants, convert the warrants into cash or stock (at a ratio different than initially provided), shorten the exercise period or decrease the number of shares of our Class A common stock purchasable upon exercise of a warrant.

We may redeem unexpired warrants prior to their exercise at a time that is disadvantageous to a warrant holder, thereby making the warrants worthless.

We have the ability to redeem outstanding warrants at any time after they become exercisable and prior to their expiration, at a price of $0.01 per warrant, provided that the last reported sales price of our Class A common stock equals or exceeds $18.00 per share (as adjusted for stock splits, stock dividends, reorganizations, recapitalizations and the like) for any 20 trading days within a 30 trading-day period ending on the third trading day prior to the date we send the notice of redemption to the warrant holders. If and when the warrants become redeemable by us, we may exercise our redemption right even if we are unable to register or qualify the underlying securities for sale under all applicable state securities laws. Redemption of the outstanding warrants could force warrant holders to: (1) exercise their warrants and pay the exercise price therefor at a time when it may be disadvantageous to do so (2) sell their warrants at the then-current market price when they might otherwise wish to hold their warrants; or (3) accept the nominal redemption price which, at the time the outstanding warrants are called for redemption, is likely to be substantially less than the market value of the warrants. None of the private placement warrants will be redeemable by us so long as they are held by our Sponsor or its permitted transferees.

In addition, we may redeem warrants after they become exercisable for a number of shares of Class A common stock determined based on the redemption date and the fair market value of our Class A common stock. Please see “Description of Securities—Warrants—Public Warrants—Redemption of warrants for shares of Class A common stock.” Any such redemption may have similar consequences to a cash redemption described above. In addition, such redemption may occur at a time when the warrants are “out-of-the-money,” in which case warrant holders would lose any potential embedded value from a subsequent increase in the value of the Class A common stock had the warrants remained outstanding. None of the private placement warrants will be redeemable by us so long as they are held by our Sponsor Members or their permitted transferees.

The NYSE may delist our securities from trading on its exchange, which could limit investors’ ability to make transactions in our securities and subject us to additional trading restrictions.

Our Class A common stock, public warrants and units are listed on the NYSE. There is no guarantee that these securities will remain listed on the NYSE. Although we currently meet the minimum initial listing standards set forth in the NYSE listing standards, there can be no assurance that these securities will continue to be listed on the NYSE in the future. In order to continue listing our securities on the NYSE, we must maintain certain financial, distribution and share price levels. In general, we must maintain a minimum number of holders of our securities.

If the NYSE delists any of our securities from trading on its exchange and we are not able to list our securities on another national securities exchange, we expect our securities could be quoted on an over-the-counter market. If this were to occur, we could face significant material adverse consequences, including:

•	a limited availability of market quotations for our securities;

•	reduced liquidity for our securities;

•

a determination that our Class A common stock are a “penny stock” which will require brokers trading in our Class A common stock to adhere to more stringent rules and possibly result in a reduced level of trading activity in the secondary trading market for our securities;

•	a limited amount of news and analyst coverage; and

•	a decreased ability to issue additional securities or obtain additional financing in the future.

The National Securities Markets Improvement Act of 1996, which is a federal statute, prevents or preempts the states from regulating the sale of certain securities, which are referred to as “covered securities.” Because our Class A common stock, public warrants and units are listed on the NYSE, our Class A common stock, public warrants and units qualify as covered securities under such statute. Although the states are preempted from regulating the sale of our securities, the federal statute does allow the states to investigate companies if there is a suspicion of fraud, and, if there is a finding of fraudulent activity, then the states can regulate or bar the sale of covered securities in a particular case. If we were no longer listed on the NYSE, our securities would not be covered securities and we would be subject to regulation in each state in which we offer our securities.

The coverage of our business or our securities by securities or industry analysts or the absence thereof could adversely affect our securities and trading volume.

The trading market for our securities will be influenced in part by the research and other reports that industry or securities analysts may publish about us or our business or industry from time to time. We do not control these analysts or the content and opinions included in their reports. As a former blank check company, we may be slow to attract equity research coverage, and the analysts who publish information about our securities will have had relatively little experience with our company, which could affect their ability to accurately forecast our results and make it more likely that we fail to meet their estimates. If no or few analysts commence equity research coverage of us, the trading price and volume of our securities would likely be negatively impacted. If analysts do cover us and one or more of them downgrade our securities, or if they issue other unfavorable commentary about us or our industry or inaccurate research, our stock price would likely decline. Furthermore, if one or more of these analysts cease coverage or fail to regularly publish reports on us, we could lose visibility in the financial markets. Any of the foregoing would likely cause our stock price and trading volume to decline.

Anti-takeover provisions contained in our Organizational Documents, as well as provisions of Delaware law, could impair a takeover attempt.

Our Organizational Documents contain provisions that may discourage unsolicited takeover proposals that stockholders may consider to be in their best interests. We are also subject to anti-takeover provisions under Delaware law, which could delay or prevent a change of control. Together, these provisions may make more difficult the removal of management and may discourage transactions that otherwise could involve payment of a premium over prevailing market prices for our securities. Certain of these provisions provide:

•	no cumulative voting in the election of directors, which limits the ability of minority stockholders to elect director candidates;

•	the requirement that directors may only be removed from the Board for cause;

•

the right of our Board to elect a director to fill a vacancy created by the expansion of our Board or the resignation, death or removal of a director in certain circumstances, which prevents stockholders from being able to fill vacancies on our Board;

•	a prohibition on stockholder action by written consent, which forces stockholder action to be taken at an annual or special meeting of our stockholders;

•

a prohibition on stockholders calling a special meeting and the requirement that a meeting of stockholders may only be called by members of our Board or the Chief Executive Officer of the Company, which may delay the ability of our stockholders to force consideration of a proposal or to take action, including the removal of directors; and

•	advance notice procedures that stockholders must comply with in order to nominate candidates to our Board or to propose matters to be acted upon at a meeting of stockholders, which may discourage or deter a potential acquirer from conducting a solicitation of proxies to elect the acquirer’s own slate of directors or otherwise attempting to obtain control of the Company.

Our Certificate of Incorporation includes a forum selection clause, which could discourage claims or limit stockholders’ ability to make a claim against us, our directors, officers, other employees or stockholders.

Our Certificate of Incorporation includes a forum selection clause, which provides that, unless we consent in writing to the selection of an alternative forum, the Court of Chancery in the State of Delaware shall be the sole and exclusive forum for any stockholder (including a beneficial owner) to bring: (a) any derivative action or proceeding brought on behalf of the Company; (b) any action asserting a claim of breach of fiduciary duty owed by any of our directors, officers or other employees of the Company to the Company or our stockholders; (c) any action asserting a claim arising pursuant to any provision of the DGCL or our certificate of incorporation or bylaws; or (d) any action asserting a claims governed by the internal affairs doctrine, except for, as to each of (a) through (d) above, any claim (i) as to which the Court of Chancery determines that there is an indispensable party not subject to the jurisdiction of the Court of Chancery (and the indispensable party does not consent to the personal jurisdiction of the Court of Chancery within ten days following such determination), (ii) which is vested in the exclusive jurisdiction of a court or forum other than the Court of Chancery, (iii) for which the Court of Chancery does not have subject matter jurisdiction or (iv) arising under the federal securities laws, including the Securities Act, as to which the Court of Chancery and the federal district court for the District of Delaware shall concurrently be the sole and exclusive forums. This forum selection clause may discourage claims or limit stockholders’ ability to submit claims in a judicial forum that they find favorable and may result in additional costs for a stockholder seeking to bring a claim. While we believe the risk of a court declining to enforce this forum selection clause is low, if a court were to determine the forum selection clause to be inapplicable or unenforceable in an action, we may incur additional costs in conjunction with our efforts to resolve the dispute in an alternative jurisdiction, which could have a negative impact on our results of operations and financial condition. Notwithstanding the foregoing, the forum selection clause will not apply to suits brought to enforce any liability or duty created by the Exchange Act or any other claim for which the federal district courts of the United States of America shall be the sole and exclusive forum.

We are a holding company and will depend on the ability of our subsidiaries to pay dividends.

We are a holding company without any direct operations and have no significant assets other than our ownership interest in Second Merger Sub. Accordingly, our ability to pay dividends depends upon the financial condition, liquidity and results of operations of, and our receipt of dividends, loans or other funds from, our subsidiaries. Our subsidiaries are separate and distinct legal entities and have no obligation to make funds available to us. In addition, there are various statutory, regulatory and contractual limitations and business considerations on the extent, if any, to which our subsidiaries may pay dividends, make loans or otherwise provide funds to us. For example, the ability of our subsidiaries to make distributions, loans and other payments to us for the purposes described above and for any other purpose may be limited by the terms of the agreements governing our outstanding indebtedness.

USE OF PROCEEDS

All of the securities offered by the Selling Holders pursuant to this prospectus will be sold by the Selling Holders for their respective accounts. We will not receive any of the proceeds from these sales. We will receive up to an aggregate of approximately $385,632,984 from the exercise of all public warrants and private placement warrants assuming the exercise in full of all such warrants for cash. Unless we inform you otherwise in a prospectus supplement or free writing prospectus, we intend to use the net proceeds from the exercise of such warrants for general corporate purposes which may include acquisitions or other strategic investments or repayment of outstanding indebtedness.

The Selling Holders will pay any underwriting discounts and commissions and expenses incurred by the Selling Holders for brokerage, accounting, tax or legal services or any other expenses incurred by the Selling Holders in disposing of the securities. We will bear the costs, fees and expenses incurred in effecting the registration of the securities covered by this prospectus, including all registration and filing fees, NYSE listing fees and fees and expenses of our counsel and our independent registered public accounting firm.

DIVIDEND POLICY

We expect to initiate an annual dividend of $0.01 per share of our Class A common stock. We are a holding company without any direct operations and have no significant assets other than our ownership interest in Second Merger Sub. Accordingly, our ability to pay dividends depends upon the financial condition, liquidity and results of operations of, and our receipt of dividends, loans or other funds from, our subsidiaries. Our subsidiaries are separate and distinct legal entities and have no obligation to make funds available to us. In addition, there are various statutory, regulatory and contractual limitations and business considerations on the extent, if any, to which our subsidiaries may pay dividends, make loans or otherwise provide funds to us. For example, the ability of our subsidiaries to make distributions, loans and other payments to us for the purposes described above and for any other purpose may be limited by the terms of the agreements governing our outstanding indebtedness. The declaration and payment of dividends is also at the discretion of our Board of Directors and depends on various factors including our results of operations, financial condition, cash requirements, prospects and other factors deemed relevant by our Board of Directors.

In addition, under Delaware law, our Board of Directors may declare dividends only to the extent of our surplus (which is defined as total assets at fair market value minus total liabilities, minus statutory capital) or, if there is no surplus, out of our net profits for the then-current and/or immediately preceding fiscal year.

UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION

The following unaudited pro forma condensed combined balance sheet as of September 30, 2019 and the unaudited pro forma condensed combined statements of operations for the year ended December 31, 2018 and the nine months ended September 30, 2019 present the historical financial statements of Vertiv Holdings, adjusted to reflect the Business Combination. GSAH and Vertiv shall collectively be referred to herein as the “Companies.” The Companies, subsequent to the Business Combination, shall be referred to herein as the “Company.”

The unaudited pro forma condensed consolidated combined balance sheet as of September 30, 2019 assumes that the Business Combination was completed on September 30, 2019. The unaudited pro forma condensed combined statements of operations for the year ended December 31, 2018 and for the nine months ended September 30, 2019 give pro forma effect to the Business Combination as if it had occurred on January 1, 2018.

The unaudited pro forma condensed combined balance sheet and statement of operations as of and for the nine months ended September 30, 2019 were derived from Vertiv’s unaudited condensed financial statements as of and for the nine months ended September 30, 2019 and GSAH’s unaudited condensed consolidated financial statements as of and for the nine months ended September 30, 2019. The unaudited pro forma condensed combined statement of operations for the year ended December 31, 2018 was derived from Vertiv’s audited consolidated statement of operations for the year ended December 31, 2018 and GSAH’s audited consolidated statement of operations for the year ended December 31, 2018. GSAH’s balances have been classified consistently with Vertiv’s presentation.

On December 10, 2019, GSAH entered into the Merger Agreement with First Merger Sub, Second Merger Sub, Vertiv Holdings and the Vertiv Stockholder, and on February 7, 2020, the Business Combination was consummated. The unaudited pro forma condensed combined financial information does not purport to represent our actual results of operations giving effect to the Business Combination or to project our results of operations that may be achieved after the Business Combination.

After giving effect to the Business Combination, the Company owns, directly or indirectly, all of the assets of Vertiv and its subsidiaries, and the Vertiv Stockholder holds a portion of the Company’s Class A common stock. Vertiv is considered the accounting acquirer, as further discussed below in “—Note 2—Basis of the Pro Forma Presentation.”

GS ACQUISITION HOLDINGS CORP

UNAUDITED PRO FORMA CONDENSED COMBINED BALANCE SHEET

SEPTEMBER 30, 2019

(Dollars in millions)	Historical as of September 30, 2019				As of September 30, 2019
	Vertiv Holdings LLC	GS Acquisition Holdings Corp	Pro Forma Adjustments	Note	Pro Forma Combined
ASSETS
Current assets:
Cash and cash equivalents	$149.3	0.2	1,239.0	(a)	149.5
			705.0	(a)(b)
			(1,944.0)	(a)
Accounts receivable, net	1,208.0	—			1,208.0
Inventories	443.2	—			443.2
Other current assets	162.8	0.4			163.2

Total current assets	1,963.3	0.6	—		1,963.9

Property, plant and equipment, net	415.2				415.2
Other assets:
Cash and cash equivalents held in Trust	—	703.9	(703.9)	(b)	0.0
Goodwill	618.0	—			618.0
Other intangible assets, net	1,457.6	—			1,457.6
Deferred income taxes	4.2	—			4.2
Other	152.9	1.1	(1.1)	(b)	152.9

Total other assets	2,232.7	705.0	(705.0)		2,232.7

Total assets	$4,611.2	705.6	(705.0)		4,611.8

LIABILITIES AND EQUITY
Current liabilities:
Accounts payable	$613.4	1.2			614.6
Accrued expenses and other liabilities	832.4	—			832.4
Income taxes	25.5	—			25.5

Total current liabilities	1,471.3	1.2	—		1,472.5

Long-term debt, net	3,479.5	—	(1,419.4)	(c)	2,060.1
Deferred income taxes	138.8	—			138.8
Other long-term liabilities	217.8	24.2	(24.2)	(d)	330.0
			112.2	(e)

Total liabilities	5,307.4	25.4	(1,331.4)		4,001.4

Class A Stock subject to redemption		675.2	(675.2)	(f)	—
Equity
Common stock Class A	—	—	—	(f)	—
Common stock Class B	—	—	—	(f)	—
Additional paid-in capital	277.7	—	1,239.0	(a)	1,751.1
			675.2	(f)
			(415.0)	(a)
			(25.8)	(a)
Accumulated (deficit) earnings	(966.7)	5.0	(59.6)	(c)	(1,133.5)
			(112.2)	(e)
Accumulated other comprehensive income (loss)	(7.2)	—			(7.2)
Total equity	(696.2)	5.0	1,301.6		610.4

Total liabilities and equity	$4,611.2	705.6	(705.0)		4,611.8

GS ACQUISITION HOLDINGS CORP

UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS

FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2019

(Dollars in millions, except shares outstanding and per share amounts)	For the nine months ended September 30, 2019				Nine months ended September 30, 2019
	Vertiv Holdings LLC	GS Acquisition Holdings Corp	Pro Forma Adjustments	Note	Pro Forma Combined
Net sales:
Net sales—products	$2,478.0	—	—		2,478.0
Net sales—services	781.7	—	—		781.7

Net sales	3,259.7	—	—		3,259.7
Costs and expenses:
Cost of sales—products	1,741.3	—	—		1,741.3
Cost of sales—services	452.6	—	—		452.6

Cost of sales	2,193.9	—	—		2,193.9
Selling, general and administrative expenses	809.0	1.7	—		810.7
Other deductions, net	98.6	—	—		98.6
Dividend (income) expense	—	(11.3)	11.3	(g)	—
Interest expense, net	234.2	—	(85.2)	(h)	149.0

Income (loss) before income taxes	(76.0)	9.6	73.9		7.5
Income tax (benefit) expense	30.9	2.0	(2.0)	(i)	30.9

Income (loss) from continuing operations	$(106.9)	7.6	75.9		(23.4)

Earnings per share
Pro Forma weighted average common shares outstanding—basic and diluted					328,411,955
Pro Forma net income (loss) per share basis basic and diluted				(j)	$(0.07)
Historical
Weighted average shares outstanding of Class A common stock		69,000,000
Basic and diluted net income per share, Class A		$0.09
Weighted average shares outstanding of Class B common stock		17,250,000
Basic and diluted net income per share, Class B		$0.09

GS ACQUISITION HOLDINGS CORP

UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS

FOR THE YEAR ENDED DECEMBER 31, 2018

(Dollars in millions, except shares outstanding and per share amounts)	For the year ended December 31, 2018				Year ended December 31, 2018
	Vertiv Holdings LLC	GS Acquisition Holdings Corp	Pro Forma Adjustments	Note	Pro Forma Combined
Net sales:
Net sales—products	$3,230.3	$—	—		3,230.3
Net sales—services	1,055.3	—	—		1,055.3

Net sales	4,285.6	—	—		4,285.6
Costs and expenses:
Cost of sales—products	2,274.5	—	—		2,274.5
Cost of sales—services	590.7	—	—		590.7

Cost of sales	2,865.2	—	—		2,865.2
Selling, general and administrative expenses	1,223.8	1.0	—		1,224.8
Other deductions (income), net	178.8	—	—		178.8
Dividend (income) expense	—	(7.4)	7.4	(g)	—
Interest expense, net	288.8	—	(101.8)	(h)	187.0

Income (loss) before income taxes	(271.0)	6.4	94.4		(170.2)
Income tax (benefit) expense	49.9	1.4	(1.4)	(i)	49.9

Income (loss) from continuing operations	$(320.9)	5.0	95.8		(220.1)

Earnings per share
Pro Forma weighted average common shares outstanding—basic and diluted					328,411,955
Pro Forma net income (loss) per share basis basic and diluted				(j)	$(0.67)
Historical
Weighted average shares outstanding of Class A common stock		69,000,000
Basic and diluted net income per share, Class A	$0.06
Weighted average shares outstanding of Class B common stock	17,250,000
Basic and diluted net income per share, Class B	$0.06

NOTE 1—Description of the Business Combination

On December 10, 2019, GSAH, Vertiv Holdings, the Vertiv Stockholder, First Merger Sub and Second Merger Sub entered into the Merger Agreement, and on February 7, 2020, the Business Combination was consummated. Pursuant to the Business Combination, First Merger Sub merged with and into Vertiv Holdings, with Vertiv Holdings continuing as the surviving entity (the “First Merger”) and (2) immediately following the First Merger and as part of the same overall transaction as the First Merger, Vertiv Holdings merged with and into Second Merger Sub with Second Merger Sub continuing as the surviving entity, in each case, in accordance with the terms and subject to the conditions of the Merger Agreement. Following the closing of the Business Combination, (a) the Company owns all the equity interests of Vertiv Holdings and (b) the Vertiv Stockholder, the sole equity owner of Vertiv Holdings prior to the Business Combination, holds a portion of the Company’s Class A common stock. Vertiv is considered the accounting acquirer, as further discussed below in “Note 2—Basis of the Pro Forma Presentation.”

The aggregate consideration for the Business Combination included a combination of cash and stock consideration as follows:

Shares transferred at closing	118,261,955
Value per share(1)	$10.00

Total share consideration	1,182.6
Plus: cash transferred	343.6

Total cash and share consideration at closing(2)	$1,526.2

(1)

The value of shares transferred at closing is assumed to be $10.00 per share. The Business Combination will be accounted for as a reverse recapitalization and therefore any change in the Company’s trading price do not impact the pro forma financial statements because the Company’s net assets acquired at closing will be recorded at their carrying values.

(2)

The aggregate consideration for the Business Combination does not take into account amounts that will be payable to the Vertiv Stockholder under the tax receivable agreement entered into at the closing of the Business Combination. Refer to Note 3(e) for further discussion of the pro forma adjustments related to the tax receivable agreement liability.

Concurrently with the execution of the Merger Agreement, the Company entered into Subscription Agreements with the PIPE Investors pursuant to which the PIPE Investors subscribed for 123.9 million shares of our Class A common stock for an aggregate purchase price equal to $1,239 million (the “PIPE Investment”). The PIPE Investment was consummated substantially concurrently with the closing of the Business Combination. Each of the holders of our Class B common stock agreed to waive the anti-dilution adjustments provided for in the GSAH Certificate of Incorporation applicable to our Class B common stock in connection with the Business Combination, including the PIPE Investment. As a result of such waiver, the 17,250,000 shares of our Class B common stock automatically converted into shares of Class A common stock on a one-for-one basis upon the consummation of the Business Combination.

The $1,239.0 million of gross proceeds from the sale of the Class A common stock to PIPE Investors is included in the Cash Consideration. The remainder of the Cash Consideration was provided by the funds held in the Trust Account. The following summarizes the pro forma Common Stock ownership at September 30, 2019:

	Number of Shares (millions)	Percentage of Outstanding Shares
Vertiv Stockholder	118.3	36%
PIPE Investors	123.9	38%
Public Stockholders	69.0	21%
Initial Stockholders	17.3	5%

Pro forma Common stock at September 30, 2019	328.5	100%

The Company may issue incentive awards under the Incentive Plan to the extent these plans are approved by the Company’s shareholders. However, as the number of awards and terms are not yet known, a pro forma adjustment has not been reflected.

In connection with the consummation of the Business Combination, the Company also entered into certain acknowledgement and release agreements pursuant to which participating key employees, including named executive officers, acknowledged that the Business Combination did not constitute a “qualifying event” under the Transaction Exit Bonus Plan (as defined below) and, subject to each individual’s continued employment through the consummation of the Business Combination and agreement to a release of claims, including any rights under the Transaction Exit Bonus Plan, the participating key employees, including named executive officers, were entitled to receive a bonus, payable within thirty days following the Business Consummation. These agreements result in an increase to compensation expense of approximately $20.8 million.

The Company adopted the Incentive Plan in connection with the consummation of the Business Combination. Based on the preliminary terms and estimated stock price, the awards under the plan would result in an increase to compensation expense of approximately $10.0 million to $18.0 million. These amounts may differ based on the final terms and share prices at the time of equity issuances. However, as these equity issuances are preliminary and not yet executed, the Company has not included a pro forma adjustment because such amounts were not deemed factually supportable.

NOTE 2—Basis of the Pro Forma Presentation

The Business Combination will be accounted for as a reverse recapitalization, with no goodwill or other intangible assets recorded, in accordance with GAAP. Under this method of accounting, GSAH will be treated as the “acquired” company for financial reporting purposes. Accordingly, for accounting purposes, the Business Combination will be treated as the equivalent of Vertiv issuing stock for the net assets of GSAH, accompanied by a recapitalization. The net assets of the Company will be stated at historical cost, with no goodwill or other intangible assets recorded. Operations prior to the business combination will be those of Vertiv.

Vertiv has been determined to be the accounting acquirer based on evaluation of the following facts and circumstances:

•

The Vertiv Stockholder will designate four out of nine board members. The Vertiv Stockholder and the Sponsor will mutually approve the designation of three other board members. The Vertiv Stockholder will continue to nominate four board members under the Stockholders Agreement for as long as the Vertiv Stockholder holds more than 30% equity ownership of the Company.

•	The Vertiv Stockholder will hold the largest share of voting interests with 37.8%.

•	The ongoing senior management of the Company will be entirely comprised of Vertiv employees.

•	Vertiv comprises all of the operating activities of the Company.

The unaudited pro forma condensed combined balance sheet as of September 30, 2019 assumes that the Business Combination was completed on September 30, 2019. The unaudited pro forma condensed combined financial statements are based on the historical consolidated financial statements of the Companies and related adjustments. The unaudited pro forma condensed combined statements of operations for the year ended December 31, 2018 and the nine months ended September 30, 2019 give pro forma effect to the Business Combination as if they had occurred on January 1, 2018.

The unaudited pro forma condensed combined financial statements do not give effect to any anticipated synergies, operating efficiencies or cost savings that may be associated with the Business Combination.

The pro forma adjustments are based on the information currently available. The assumptions and estimates underlying the pro forma adjustments are described in the accompanying notes.

The unaudited pro forma condensed combined statements of operations are not necessarily indicative of what the actual results of operations would have been had the Business Combination taken place on the date indicated, nor are they indicative of the future consolidated results of operations of the Company. They should be read in conjunction with the historical consolidated financial statements and notes thereto of the Companies.

Upon consummation of the Business Combination, the Company adopted Vertiv’s accounting policies, but we have not identified any significant differences that would impact the financial statements of the Company.

Note 3—Pro Forma Adjustments

The unaudited pro forma condensed combined financial information has been prepared to illustrate the effect of the Business Combination and has been prepared for informational purposes only. The unaudited pro forma condensed combined statements of operations are not necessarily indicative of what the actual results of operations would have been had the Business Combination taken place on the date indicated, nor is it indicative of the future consolidated results of operations of the Company. The unaudited pro forma condensed combined financial information is based upon the historical consolidated financial statements of the Companies and should be read in conjunction with their historical financial statements.

The historical consolidated financial statements have been adjusted in the unaudited pro forma condensed combined financial information to give effect to pro forma events that are (1) directly attributable to the Business Combination, (2) factually supportable, and (3) with respect to the statements of operations, expected to have a continuing impact on the results of the Company.

There were no significant intercompany balances or transactions between the Companies as of the dates and for the periods of these unaudited pro forma condensed combined financial statements.

The pro forma condensed combined provision for income taxes does not necessarily reflect the amounts that would have resulted had the Companies filed consolidated income tax returns during the periods presented.

The pro forma basic and diluted earnings per share amounts presented in the unaudited pro forma condensed combined statements of operations are based upon the number of GSAH’s shares outstanding, assuming the Business Combination occurred on January 1, 2018.

In connection with the Business Combination, a total of one stockholder elected to redeem 250 shares of Class A common stock, representing approximately 0.0% of the Company’s issued and outstanding Class A common stock.

Adjustments to Unaudited Pro Forma Condensed Combined Balance Sheet

(a)

Reflects the net adjustment to cash associated with the PIPE Investment and Business Combination (dollars in millions). The actual uses of proceeds at closing (which are described elsewhere in this prospectus) differed from the table below with respect to the paydown of Vertiv debt, the payment to selling equityholders, and the payment of Company expenses. The differences were primarily related to the reduction of the payment to selling equityholders driven by planned seller paid closing costs and payments under the Transaction Exit Bonus Plan. The differences were determined to be immaterial to the pro forma condensed combined balance sheet and statements of operations.

Sources:
Cash inflow from PIPE Investment	$1,239.0	(1)
Cash inflow from Company’s Trust Account	705.0	(2)

Cash inflow from business combination	1,944.0

Uses:
Paydown of Vertiv debt	1,479.0	(3)
Payment to selling equityholders	415.0	(4)
Payment of Company expenses	50.0	(5)

Cash outflow from business combination	1,944.0

Net pro forma cash flow	$—

(1)	Represents the issuance of 123.9 million shares of Class A common stock through the PIPE Investment at a par value of $0.0001 per share and an assumed fair value of $10.00 per share.
(2)

Reflects the reclassification of cash equivalents held in the trust account inclusive of accrued dividends and to reflect that the cash equivalents are available to effectuate the Business Combination or to pay redeeming Company stockholders.

(3)	Reflects the cash prepayment of the Term Loan Facility principal amount from $2,070.0 to $591.0.
(4)

Reflects the net cash consideration paid to or on behalf of the Vertiv Stockholder. Under the terms of the Merger Agreement, this amount will be contingent upon, amongst other items, the amount of funds from the trust account that will be used to pay redeeming GSAH stockholders.

(5)

Represents the payment of deferred underwriter fees of $24.2 and an estimated $25.8 acquisition-related transaction costs. Acquisition-related transaction costs and related charges are not included as a component of consideration to be transferred but are required to be charged against the proceeds from the PIPE Investment and the trust account. The unaudited pro forma condensed balance sheet reflects these costs as a reduction of cash with a corresponding decrease to Additional paid in capital.

(b)	Represents the relief of restrictions on the investments and cash held in the Trust Account upon consummation of the Business Combination.

(c)

Represents funds from the Business Combination used to prepay the Term Loan Facility to the lender under the terms of the Merger Agreement resulting in a projected total net debt balance of approximately $2,060.1 on the date of the Business Combination.

Long-term debt, reduction of principal	$(1,479.0)
Accelerated amortization of debt issuance costs and discount	59.6

Reduction of long-term debt	$(1,419.4)

Due to the full valuation allowance in the U.S., there is no related tax benefit associated with the accelerated amortization of debt issuance cost and discount.

Because the accelerated amortization of debt issuance costs will not have an ongoing impact to the statement of operations, there are no corresponding adjustments to the pro forma condensed combined statement of operations.

(d)	Represents the $24.2 payment of underwriting costs incurred as part of the Company’s IPO committed to be paid upon the consummation of a business combination.

(e)

Represents the estimated payable to the Vertiv Stockholder under the Tax Receivable Agreement. The Tax Receivable Agreement will generally provide for the payment by us to the Vertiv Stockholder of 65% of the cash tax savings realized (or deemed realized) over a 12-year period after the closing of the Business Combination as a result of certain pre-existing tax assets and attributes of Vertiv. In the twelfth year of the Tax Receivable Agreement, an additional payment would be made to the Vertiv Stockholder based on 65% of the remaining tax benefits that have not been realized. The timing of expected future payments under the Tax Receivable Agreement are dependent upon various factors, including the existing tax bases at the time of the Business Combination, the realization of tax benefits, and changes in tax laws. However, as the Company is obligated to settle the remaining tax benefits after 12 years, the Company has concluded that the liability should be measured at fair value. The Company has estimated total payments of approximately $196.7. The pro forma adjustment represents the initial fair value of the estimated liability of $112.2 based on the expected tax attributes at closing, projections of future tax payments and an applicable discount rate. These estimates and assumptions are subject to change, which may materially affect the measurement of the liability. See “Business Combination—Related Agreements—Tax Receivable Agreement” for further discussion of the expected payments due under the Tax Receivable Agreement. Changes in the fair value of the Tax Receivable Agreement liability are expected in future periods. However, as the nature and magnitude of changes in fair value cannot be determined, a pro forma adjustment has not been reflected in the pro forma income statement.

(f)

Common stock adjustments include the 17,250,000 shares of Class B common stock converted into shares of Class A common stock on a one-for-one basis upon the consummation of the Business Combination at a par value of $0.0001 per share and the issuance of Class A common stock to the PIPE Investors and Vertiv Stockholder at par value of $0.0001 per share.

Adjustments to Unaudited Pro Forma Condensed Combined Statements of Operations

The pro forma adjustments included in the unaudited pro forma condensed combined statement of operations for the nine month period ended September 30, 2019 and for the year ended December 31, 2018 are as follows:

(g)	To eliminate GSAH’s dividend income on the trust account and related tax impact.

(h)	Represents the reduction of interest expense related to the prepayment of the Term Loan Facility principal amount from $2,070.0 to $591.0 at a 6.00% interest rate (LIBOR + 4.00%).

(i)	Due to the full valuation allowance in the U.S., the only pro forma adjustment is to reverse the tax on the GSAH dividend income.

(j)	Pro forma earnings per share:

	Nine months ended September 30, 2019	Year ended December 31, 2018
Pro forma net income (loss)	$(23.4)	$(220.1)

Historical Weighted average number of shares outstanding—basic and diluted	69,000,000	69,000,000
Class A common stock issued to Vertiv Stockholder	118,261,955	118,261,955
Class A common stock issued to PIPE Investors	123,900,000	123,900,000
Class B common stock converted to Class A common stock	17,250,000	17,250,000
Class A redemptions	—	—

Pro forma weighted average number shares outstanding	328,411,955	328,411,955
Pro forma net income (loss) per share of common stock—basic and diluted(1)	$(0.07)	$(0.67)

(1)

At September 30, 2019, GSAH had outstanding warrants to purchase up to 33,533,317 shares of Class A common stock. One whole warrant entitles the holder thereof to purchase one share of Class A common stock at a price of $11.50 per share. GSAH’s warrants are anti-dilutive on a pro forma basis and have been excluded from the diluted number of the Company’s shares of Class A common stock and warrants outstanding at the time of closing.

Selected Unaudited Pro Forma Financial Information

(Dollars in millions except per share data)

Pro Forma Combined
Statement of Operations Data—Nine Months Ended September 30, 2019
Net Sales	$3,259.7
Loss from continuing operations	$23.4
Pro Forma weighted average common shares outstanding—basic and diluted	328,411,955
Pro Forma net income (loss) per share basic and diluted	$(0.07)
Statement of Operations Data—Year Ended December 31, 2018
Net Sales	$4,285.6
Loss from continuing operations	$220.1
Pro Forma weighted average common shares outstanding—basic and diluted	328,411,955
Pro Forma net income (loss) per share basic and diluted	$(0.67)
Balance Sheet Data—As of September 30, 2019
Total current assets	$1,963.9
Total assets	$4,611.8
Total current liabilities	$1,472.5
Total liabilities	$4,001.4
Total equity	$610.4

COMPARATIVE PER SHARE INFORMATION

The following table sets forth:

•	historical per share information of GSAH for the year ended December 31, 2018 and for the nine months ended September 30, 2019; and

•	unaudited pro forma per share information of the Company for the fiscal year ended December 31, 2018 and the nine months ended September 30, 2019, after giving effect to the Business Combination.

The pro forma book value, net income (loss) and cash dividends per share information reflect the Business Combination contemplated by the Merger Agreement as if it had occurred on January 1, 2018. The following table is also based on the assumption that there are no adjustments for the outstanding warrants issued by GSAH as such securities are not exercisable until 30 days after the closing of the Business Combination.

The historical information should be read in conjunction with “Selected Consolidated Historical Financial Information of Vertiv Holdings,” “Selected Historical Financial Information of GSAH,” and “Vertiv Holdings’ Management’s Discussion and Analysis of Financial Condition and Results of Operations” contained elsewhere in this prospectus and the audited historical financial statements and the related notes of Vertiv Holdings and GSAH contained elsewhere in this prospectus. The unaudited pro forma condensed combined share information is derived from, and should be read in conjunction with, the unaudited pro forma condensed combined financial information and related notes included elsewhere in this prospectus. The unaudited pro forma condensed combined net income per share information below does not purport to represent our actual results of operations giving effect to the Business Combination or to project our results of operations that may be achieved after the Business Combination. The unaudited pro forma book value per share information below does not purport to represent our actual book value giving effect to the Business Combination nor the book value per share for any future date or period.

	Vertiv historical(2)	GSAH historical	Pro Forma Combined
As of and for the Nine months ended September 30, 2019
Book value per share(1)	n/a	$0.07	$1.81
Net income (loss) per share—basic and diluted	n/a	0.09	(0.07)
Weighted average shares outstanding—basic and diluted	n/a	69,000,000	328,411,955
As of and for the Twelve months ended December 31, 2018
Net income (loss) per share—basic and diluted	n/a	0.06	(0.67)
Weighted average shares outstanding—basic and diluted	n/a	69,000,000	328,411,955

(1)	Book value per share = Total equity / Total basic and diluted outstanding shares.
(2)	Historically, as a private limited liability company, Vertiv has not calculated net earnings (loss) per share.

BUSINESS COMBINATION

This subsection describes the material provisions of the certain agreements entered into in connection with the Business Combination, but does not purport to describe all of the terms of such agreements. The following summary is qualified in its entirety by reference to the complete text of such agreements, copies of which are included as exhibits to the registration statement of which this prospectus is a part.

Summary of the Business Combination

On the Closing Date, Vertiv Holdings Co (formerly known as GS Acquisition Holdings Corp), consummated the Business Combination pursuant to that certain Merger Agreement, by and among GSAH, Vertiv Holdings, the Vertiv Stockholder, the First Merger Sub and the Second Merger Sub. As contemplated by the Merger Agreement, (1) First Merger Sub merged with and into Vertiv Holdings, with Vertiv Holdings continuing as the surviving entity and (2) immediately following the First Merger and as part of the same overall transaction as the First Merger, Vertiv Holdings merged with and into Second Merger Sub, with Second Merger Sub continuing as the surviving entity and renamed “Vertiv Holdings, LLC.” As a result of the consummation of the Business Combination, (a) the Company directly owns all of the equity interests of Vertiv Holdings, LLC and indirectly owns the equity interests of its subsidiaries and (b) the Vertiv Stockholder, the sole equity owner of Vertiv Holdings prior to the Business Combination, now holds 118,261,955 shares of our Class A common stock. In connection with the Business Combination, the registrant changed its name from GS Acquisition Holdings Corp to “Vertiv Holdings Co”.

On February 6, 2020, GSAH’s stockholders, at a special meeting of GSAH, approved and adopted the Merger Agreement, and approved the Business Combination proposal and the other related proposals presented in the Proxy Statement.

The Merger Consideration was approximately $1.5 billion, approximately $342 million of which was paid in cash and the remainder was paid in stock consisting of approximately 118,261,955 million Stock Consideration Shares. The Stock Consideration Shares were valued at $10.00 per share for purposes of determining the aggregate number of shares of our Class A common stock payable to the Vertiv Stockholder as part of the Merger Consideration. In addition, the Vertiv Stockholder is entitled to receive additional future cash consideration with respect to the Business Combination in the form of amounts payable under the Tax Receivable Agreement (as defined below).

Concurrently with the execution of the Merger Agreement, the Company entered into the Subscription Agreements with the PIPE Investors, pursuant to which the PIPE Investors collectively subscribed for 123,900,000 PIPE Shares for an aggregate purchase price equal to $1,239,000,000. The PIPE Investment was consummated in connection with the consummation of the Business Combination. See “—Related Agreements” below for a summary of the Subscription Agreement. Each of the Initial Stockholders, agreed to waive the anti-dilution adjustments provided for in GSAH’s Certificate of Incorporation, which were applicable to the founder shares. As a result of such waiver, the 17,250,000 founder shares automatically converted from shares of our Class B common stock into shares of our Class A common stock on a one-for-one basis upon the consummation of the Business Combination.

On the Closing Date, in connection with the Business Combination, we entered into certain related agreements including the Tax Receivable Agreement, Amended and Restated Registration Rights Agreement and the Stockholders Agreement (each of which is described below).

Related Agreements

Amended and Restated Registration Rights Agreement

On the Closing Date, we entered into the Amended and Restated Registration Rights Agreement, with our Initial Stockholders, the Vertiv Stockholder, the GS ESC PIPE Investor, the Cote PIPE Investor and certain other

PIPE Investors (collectively, with each other person who has executed and delivered a joinder thereto, the “RRA Parties”), pursuant to which the RRA Parties are entitled to registration rights in respect of certain shares of the Company’s Class A common stock and certain other equity securities of the Company that are held by the RRA Parties from time to time.

The Amended and Restated Registration Rights Agreement provides that the Company will as soon as practicable but no later than the later of (i) 45 calendar days following the consummation of the Business Combination and (ii) 90 calendar days following the Company’s most recent fiscal year end, file with the SEC a shelf registration statement pursuant to Rule 415 under the Securities Act registering the resale of certain shares of the Company’s Class A common stock and certain other equity securities of the Company held by the RRA Parties and will use its commercially reasonably efforts to have such shelf registration statement declared effective as soon as practicable after the filing thereof, but no later than the earlier of (x) the 90th calendar day following the filing date if the SEC notifies the Company that it will “review” such shelf registration statement and (y) the 10th business day after the date the Company is notified in writing by the SEC that such shelf registration statement will not be “reviewed” or will not be subject to further review.

Each of the GS Sponsor Member, the Cote Sponsor Member and the Vertiv Stockholder is entitled to make up to two demand registrations in any 12 month period in connection with an underwritten shelf takedown offering, in each case subject to certain offering thresholds, applicable lock-up restrictions and certain other conditions. In addition, the RRA Parties have certain “piggy-back” registration rights. The Amended and Restated Registration Rights Agreement includes customary indemnification and confidentiality provisions. The Company will bear the expenses incurred in connection with the filing of any registration statements filed pursuant to the terms of the Amended and Restated Registration Rights Agreement.

Stockholders Agreement

On the Closing Date, the Company, the GS Sponsor Member, the Cote Sponsor Member and the Vertiv Stockholder entered into the Stockholders Agreement. The Stockholders Agreement provides that the Vertiv Stockholder may not transfer its Stock Consideration Shares until August 5, 2020, subject to exceptions allowing for certain transfers to related parties and transfers in connection with extraordinary transactions by the Company.

Pursuant to the Stockholders Agreement, the Vertiv Stockholder has the right to nominate up to four directors to our Board of Directors, subject to its ownership percentage of the total outstanding shares of Class A common stock. If the Vertiv Stockholder holds: (i) 30% or greater of the outstanding Class A common stock, it will have the right to nominate four directors (two of which must be independent); (ii) less than 30% but greater than or equal to 20% of the outstanding Class A common stock, it will have the right to nominate three directors (one of which must be independent); (iii) less than 20% but greater than or equal to 10% of the outstanding Class A common stock, it will have the right to nominate two directors; (iv) less than 10% but greater than or equal to 5% of the outstanding Class A common stock, it will have the right to nominate one director; and (iv) less than 5% of the outstanding Class A common stock, it will not have the right to nominate any directors. As long as the Vertiv Stockholder has the right to nominate at least one director, the Vertiv Stockholder shall have certain rights to appoint its nominees to committees of the Board of Directors and the Company shall take certain actions to ensure the number of directors serving on the Board of Directors does not exceed nine. In addition, the Stockholders Agreement provides that so long as the Company has any Executive Chairman or Chief Executive Officer as a named executive officer, the Company shall take certain actions to include such Executive Chairman or Chief Executive Officer on the slate of nominees recommended by the Board of Directors for election. The Stockholders Agreement also provides that, for so long as the Vertiv Stockholder holds at least 5% of our outstanding Class A common stock, the Vertiv Stockholder will have the right to designate an observer to attend meetings of the Board, subject to certain limitations.

Tax Receivable Agreement

On the Closing Date, the Company entered into the Tax Receivable Agreement, which generally provides for the payment by us to the Vertiv Stockholder of 65% of the cash tax savings in U.S. federal, state, local and certain foreign taxes, that we actually realize (or are deemed to realize) in periods after the closing of the Business Combination as a result of (i) increases in the tax basis of certain intangible assets of Vertiv resulting from certain pre-Business Combination acquisitions, (ii) certain U.S. federal income tax credits for increasing research activities (so-called “R&D credits”) and (iii) tax deductions in respect of certain Business Combination expenses. We expect to retain the benefit of the remaining 35% of these cash tax savings.

For purposes of the Tax Receivable Agreement, the applicable tax savings will generally be computed by comparing our actual tax liability for a given taxable year to the amount of such taxes that we would have been required to pay in such taxable year without the tax basis in the certain intangible assets, the U.S. federal income tax R&D credits and the tax deductions for certain Business Combination expenses described above. Except as described below, the term of the Tax Receivable Agreement will continue for twelve taxable years following the closing of the Business Combination. However, the payments described in (i) and (ii) above will generally be deferred until the close of our third taxable year following the closing of the Business Combination. The payments described in (iii) above will generally be deferred until the close of our fourth taxable year following the closing of the Business Combination and then payable ratably over the following three taxable year period regardless of whether we actually realize such tax benefits. Payments under the Tax Receivable Agreement are not conditioned on the Vertiv Stockholder’s continued ownership of our stock.

Under certain circumstances (including a material breach of our obligations, certain actions or transactions constituting a change of control, a divestiture of certain assets, upon the end of the term of the Tax Receivable Agreement or, after three years, at our option), payments under the Tax Receivable Agreement will be accelerated and become immediately due in a lump sum. In such case, the payments due upon acceleration would be based on the present value of our anticipated future tax savings using certain valuation assumptions, including that we and our subsidiaries will generate sufficient taxable income to fully utilize the applicable tax assets and attributes covered under the Tax Receivable Agreement (or, in the case of a divestiture of certain assets, the applicable tax attributes relating to such assets). Consequently, it is possible in these circumstances that the actual cash tax savings realized by us may be significantly less than the corresponding Tax Receivable Agreement payments we are required to make at the time of acceleration. Furthermore, the acceleration of our obligations under the Tax Receivable Agreement could have a substantial negative impact on our liquidity. Additionally, the obligation to make payments under the Tax Receivable Agreement, including the acceleration of our obligation to make payments in the event of a change of control, could make us a less attractive target for a future acquisition.

While the timing of any payments under the Tax Receivable Agreement will vary depending upon the amount and timing of our taxable income, we expect that the payments that we will be required to make under the Tax Receivable Agreement could be substantial. Payments under the Tax Receivable Agreement will be based on the tax reporting positions that we determine, and such tax reporting positions are subject to challenge by taxing authorities. Payments made under the Tax Receivable Agreement will not be returned upon a successful challenge by a taxing authority to our reporting positions, although such excess payments made to the Vertiv Stockholder may be netted against payments otherwise to be made to the Vertiv Stockholder after our determination of such excess. Any payments made by us under the Tax Receivable Agreement will generally reduce the amount of overall cash flow that might have otherwise been available to us.

Subscription Agreements

Pursuant to the Subscription Agreements, the PIPE Investors purchased an aggregate of 123,900,000 shares of Class A common stock in a private placement for a price of $10.00 per share for an aggregate purchase price of approximately $1,239,000,000.

The shares of Class A common stock issued in connection with the Subscription Agreements (the “PIPE Shares”) were not registered under the Securities Act, and were issued in reliance on the exemption from registration requirements thereof provided by Section 4(a)(2) of the Securities Act and/or Regulation D promulgated thereunder.

The Subscription Agreements for the PIPE Investors (other than (1) the PIPE Investors who are RRA Parties, whose registration rights are governed by the Amended and Restated Registration Rights Agreement, and (2) Subscribing Vertiv Executives) (the “Non-Sponsor PIPE Investors”) provide for certain registration rights. In particular, the Company is required to, as soon as practicable but no later than, (i) 45 calendar days following the closing date of the Business Combination and (ii) 90 calendar days following the Company’s most recent fiscal year end, file with the SEC (at the Company’s sole cost and expense) a registration statement registering the resale of such shares, and will use its commercially reasonable efforts to have such registration statement declared effective as soon as practicable after the filing thereof, but no later than the earlier of (i) the 90th calendar day following the actual filing date if the SEC notifies the Company that it will “review” such registration statement and (ii) the 10th business day after the date the Company is notified in writing by the SEC that such registration statement will not be “reviewed” or will not be subject to further review. Such registration statement is required to be kept effective for at least two years after effectiveness or until the shares thereunder have been sold by the Non-Sponsor PIPE Investors. In addition, the Non-Sponsor PIPE Investors that purchase shares for an aggregate purchase price in excess of $100,000,000 also will be entitled to make up to two demands in the aggregate for traditional underwritten registrations, plus up to two demands in the aggregate for block trades, in any 12 month period immediately following the closing date of the Business Combination, in each case subject to certain thresholds, and will have certain “piggy-back” registration rights.

BUSINESS

Unless the context otherwise requires, all references in this subsection to the “Company,” “we,” “us” or “our” refer to Vertiv Holdings Co and its consolidated subsidiaries following the Business Combination, other than certain historical information which refers to the business of Vertiv prior to the consummation of the Business Combination.

Who we are

We are a global leader in the design, manufacturing and servicing of critical digital infrastructure technology that powers, cools, deploys, secures and maintains electronics that process, store and transmit data. We provide this technology to data centers, communication networks and commercial & industrial environments worldwide.

We aim to help create a world where critical technologies always work, and where we empower the vital applications of the digital world.

Our business

We have a suite of comprehensive offerings, innovative solutions and a leading service organization that supports a diversified group of customers, which we deliver from engineering, manufacturing, sales and service locations in more than 45 countries across the Americas, Asia Pacific and EMEA. We provide the hardware, software and services to facilitate an increasingly interconnected marketplace of digital systems where large amounts of indispensable data need to be transmitted, analyzed, processed and stored. Whether this growing quantity of data is managed centrally in hyperscale/cloud locations, distributed at the so-called “edge” of the network, processed in an enterprise location or managed via a hybrid platform, the underpinnings of all those locations rely on our critical digital infrastructure and services.

We have a broad range of offerings, which include power management products, thermal management products, integrated rack systems, modular solutions, and management systems for monitoring and controlling digital infrastructure. These comprehensive offerings are integral to the technologies used for a number of services, including e-commerce, online banking, file sharing, video on-demand, energy storage, wireless communications, IoT and online gaming. In addition, through our global services network, we provide lifecycle management services, predictive analytics and professional services for deploying, maintaining and optimizing these products and their related systems.

Our primary customers are businesses across three main end markets: (1) data centers (including hyperscale/cloud, colocation, enterprise and edge), (2) communication networks and (3) commercial and industrial environments. Within these areas we serve a diverse array of industries, including social media, financial services, healthcare, transportation, retail, education and government. We approach these industries and end users through our global network of direct sales professionals, independent sales representatives, channel partners and original equipment manufacturers. Many of our installations are completed in collaboration with our customers and we work with them from the initial planning phase through delivery and servicing of the completed solution. This depth of interaction supports key customer relationships, sometimes spanning multiple decades. Our most prominent brands include Liebert, NetSure, Geist and Avocent.

Our business is organized into three segments according to our main geographic regions—the Americas, Asia Pacific and EMEA—and we manage and report our results of operations across these three business segments. For the nine months ended September 30, 2019, our revenue was $3,259.7 million, of which 51% was transacted in the Americas; 28% was transacted in Asia Pacific; and 21% was transacted in EMEA as compared with our revenue for the nine months ended September 30, 2018 of $3,114.0 million. For the year ended December 31, 2018, our revenue was $4,285.6 million, of which 50% was transacted in the Americas, 29% was transacted in Asia Pacific, and 21% was transacted in EMEA, and such revenue reflected an increase of $406.2 million, or 10.5%, as compared with our revenue for the year ended December 31, 2017 of $3,879.4 million.

Our strengths

We are a customer-focused organization and have a host of strengths that allow us to act quickly and with agility to best serve our customers’ needs, including:

•

Stable Platform for Growth: We are well-positioned in the global marketplace as a key provider of critical digital infrastructure across several diverse areas, but with a uniform product set. We are able to provide multi-national customers with the ability to purchase and maintain a similar product set or technology in Asia as in the United States or the European Union and this focused approach to our served industries allows us to deploy capital and resources quickly and efficiently. In addition to our global building block approach to products, we also have a natural diversification that comes from serving various types of data center customers (including hyperscale/cloud, colocation, enterprise and edge locations), communication networks (including core and access sites) and commercial & industrial verticals (such as manufacturing and transportation). This diversification reduces our exposure to industry-specific market volatility and our geographical reach reduces our exposure to individual country or regional economic uncertainty. These factors help to stabilize our resilient business model.

•

Global Service Organization: Having a global service organization allows us to interface and support our customers in each phase of the product lifecycle. Our lifecycle services for our customers begin at the sales process for our products, continue through the installation and preventative maintenance of such products, and are maintained through a full suite of performance and predictive service applications which are utilized by our customers through the entire lifecycle of such products. Additionally, our service network acts as a global feedback mechanism, helping us improve our products, understand and address changing local/regional businesses and develop new technologies and solutions for our customers. The majority of our service revenue is derived from annuity-type contracts.

•

“Local Everywhere” Capabilities: Our “local everywhere” approach to doing business helps us to address our customers’ region-specific needs as it promotes customer intimacy, improves our agility, increases our response times, and well-positions us to meet the varying local and regional requirements of our global customer base. As of September 30, 2019, we had sales support, engineering and manufacturing capabilities, as well as approximately 3,000 customer support employees (including over 2,700 field engineers and over 300 technical support representatives) strategically located across each of our three geographic segments of the Americas, Asia Pacific and EMEA, and a network of over 19,700 employees and significant facilities across the globe, which provide us with a wide capability to service our customers and help us understand our customers’ needs, which is fundamental to supporting long-term customer relationships.

•

Deep Domain Knowledge: As a result of our decades of experience in the industry, our customers have come to rely on our understanding of trends, underlying technologies, deployment types and the implementation of our offerings. Our ability to apply these insights to our customers’ utilization of our technology is a key differentiator as compared to our competitors within these same markets. Our decades of customer intimacy and numerous marketplace touch points with our customers, beginning at the start of the sales process and extending through the entire product life cycle, allow us to have deep technical discussions and solve vital customer problems.

•

Comprehensive Integrated Solutions: We offer specialized and comprehensive solutions by combining our leading products with third-party hardware. These solutions span standard configurations that can be placed in a technology closet at edge data centers, through configured-to-order solutions for medium-sized applications, up to custom-designed solutions to serve a data center colocation or hyperscale site. As the key provider of many of the components of this solution set, we differentiate ourselves from our competitors from both a supply chain and a technology perspective and become integrated in the customers’ core design planning.

•

Innovative Mentality: Our business has been built on a track record of innovation. Over the decades, we have been instrumental in shaping the thermal and power management markets, consistently bringing forth new products, services and solutions to an ever growing customer base. Innovation occurs at all levels of our business and we dynamically adapt our offerings to help customers solve their key issues. We plan to continue to innovate across our products, services and industries in order to optimize our offerings for our customers.

•

Accomplished Management Team: Our management team is made up of industry professionals and transformational leaders with over 100 years of combined industry experience. Our Chief Executive Officer, Rob Johnson, has successfully led public companies in the past and has over 30 years of experience in the industry. The management team that supports Mr. Johnson is customer-focused, fast-acting, commercially savvy, digitally astute and promotes the core Vertiv values on a daily basis.

Industry

Global data center IP traffic is estimated to grow at a CAGR of 21% from 2018 to 2021. This strong demand for data is being driven by businesses and consumers alike. The need for ubiquitous connectivity (being connected on any device, at anytime, anywhere) is a key driver of the markets we serve and is fueled by applications such as video on-demand, online banking, social media, IoT and digital health among others. All of this activity yields a continued growth in data processing, storage and networking as the world continues to become more reliant on the analysis and delivery of digital content.

Below is some key data that demonstrates this growth (graphics follow):

Data Boom: Key Driver of End-Market Growth

Increased Digitization, Multiple Device Connection Adoption, and IoT

Our primary customers are businesses across three main end markets: (1) data centers (including hyperscale/cloud, colocation, enterprise and edge), (2) communication networks and (3) commercial and industrial environments.

Data Centers: The primary purpose of a data center is to process, store and distribute data. There are a host of different sizes and types of data centers, but primarily they can be broken down into the following classifications:

•

Cloud/Hyperscale: These facilities are massive in scale and are primarily used to support off-premise cloud applications. This portion of the industry is growing rapidly. Examples of companies in this space include Microsoft Azure, Amazon Web Services, and Google Cloud.

•

Colocation: These facilities range in size and offer users a location where they can place their IT equipment, while the building and critical digital infrastructure is owned by the colocation company. This portion of the industry is growing rapidly. Examples of companies in this space include Digital Realty and Equinix.

•

Enterprise: This classification refers to the “Fortune 1000” type businesses that have their own on-premises data centers. Examples of companies in this space include Goldman Sachs, J.P. Morgan, Walmart and Cleveland Clinic. The enterprise segment represents approximately 70% of the data center business. We have found that the growth of the enterprise market, based on data centers and square footage, has generally been flat for the past 3 years.

•

Edge: These types of data centers are at the infancy stage of their development and will be utilized by all of the aforementioned categories in the future. These locations are decentralized by nature and located closer to where the data is being demanded (i.e., towards the edge of the network). This market is small today, but the opportunities for growth in this space are expected to increase as the proliferation of connected devices and data storage needs continue to grow in the future.

Our management estimates that approximately 70% of our revenues for the fiscal year-ended December 31, 2018 are attributable to customers across the data center end market.

Communication Networks: This space is comprised of wireline, wireless and broadband companies. These companies create content and are ultimately responsible for distributing voice, video and data to businesses and consumers. They deliver this data through an intricate network of wireline and wireless mediums. Additionally, some of these companies’ locations act as data centers where the data is delivered and also processed and stored. This sector has a generally low single-digit growth profile. Our management estimates that approximately 20% of our revenues for the fiscal year ended December 31, 2018 are attributable to customers across the communication networks end market.

Commercial/Industrial: This space is comprised of those applications that are tied to a company’s critical systems. Examples include transportation, manufacturing, oil and gas, etc. These applications are growing in their need for intelligent infrastructure and may be regulated or need to pass some level of compliance. The growth in this area generally tracks Growth Domestic Product. Our management estimates that approximately 10% of our revenues for the fiscal year ended December 31, 2018 are attributable to customers across the commercial and industrial end market.

Our Strategy

We strive to create value for our stockholders through organic growth and strategic acquisitions, lean initiatives to cut costs and the hiring and retaining of top talent. We believe the culture and values being instilled in the organization (such as acting with speed, transparency and focus on the customer) propel us to deliver value for all of our constituents.

Our goal is to enable the vital applications of the digital world by anticipating and solving the needs of our customers in this increasingly connected global landscape. We expect to continue achieving growth and creating value through several strategic initiatives:

•	Customer centricity: Everything we do starts with the customer. Understanding our customers’ markets, needs and strategies enables significant and earlier engagement with such customers during the selling cycle. We have multiple touch points with customers through a product’s life cycle, which positions our organization to best address our customers’ critical application needs. This customer focused strategy aligns every team in our organization, from sales to engineering to supply chain.

•

Leadership in Technology: Vertiv is on the forefront of technological development within our core businesses of critical digital infrastructure. We innovate at the individual product level in order to increase efficiency, reduce our product’s carbon footprint and enhance ease of use for our customers. Two examples of this technology leadership are our new eXL S1 power product and our DSE thermal product. Both of these offerings are leading products in the market from an efficiency, footprint and ease-of-use standpoint. Further, we are developing smart technology and continue to build an ecosystem that allows for interconnectivity between our products, our services and our customers. Additionally, our investment in data analytics and software will allow us and our customers to be smarter and more predictive around the critical digital infrastructure. In order to maintain our technology leadership, we will continue to invest in premier engineering talent and invest in developing next-gen cutting-edge technology.

•

Acquisition pipeline: We have in the past pursued, and intend in the future to pursue, acquisitions that will enhance and diversify our portfolio of offerings and capabilities. Given our existing diversified platform, we are able to target companies across a range of competencies and verticals. We will look for companies that: (i) increase our presence in the hyperscale/cloud, colocation and edge universe; (ii) bolster our service and solutions platform; and (iii) help leverage our technologies in adjacent markets such as energy storage. For example, our recent acquisitions of Geist, a leading manufacturer of rack power distribution units, and Energy Labs, a leading provider of direct and indirect air handling systems and modular data center solutions, will help to expand our hyperscale/cloud and colocation offerings, increase our solutions capabilities, and provide further edge offerings for our customers.

•

Continue to optimize our operational model and cost structure: We have in the past pursued, and intend in the future to pursue, opportunities to improve our operations and eliminate redundant and unnecessary costs. For example, we continue to build out the Vertiv Operating System to transform the business and deliver value to the customer. This system is rooted in always putting the customer first, building an outstanding culture, and maintaining an intense focus on continuously improving. The tools we utilize allow for lean implementation, better on-time delivery, direct and indirect supply chain saving and productivity improvements.

•

Grow and expand in key customers: Our key customer program focuses on those global and regional accounts that we believe most benefit from our value proposition. Many of these accounts are large cloud or colocation customers, as well as communication networks and vertical customers. We look to further expand our presence and opportunities with these clients as we believe their growth trajectories will outpace the traditional market growth.

•

Continue building a customer centered culture: We believe that in order to maintain our strong customer relationships, we must have a deeply customer centric culture; exhibit accountability; and act with speed and purpose in addressing customer needs.

Our offerings

We design, manufacture and service critical digital infrastructure technology for data centers, communication networks and commercial/industrial environments. Our principal offerings include:

•	Critical infrastructure & solutions

We identify delivery of products as performance obligations within the critical infrastructure & solutions offering. Such products include AC and DC power management, thermal management, modular hyperscale type data center sites, as well as hardware for managing IT equipment.

•	I.T. and edge infrastructure

Performance obligations within I.T. and edge infrastructure include the delivery of racks, rack power, rack power distribution, rack thermal systems, and configurable integrated solutions.

•	Services & software solutions

Services include preventative maintenance, acceptance testing, engineering and consulting, performance assessments, remote monitoring, training, spare parts, and critical digital infrastructure software.

Sales and marketing

Due to the global nature of our customers, we go to market through multiple channels to ensure that we map our coverage to align with our customers’ buying organization. Our primary selling method is direct sales. To accomplish this, we have over 2,300 sales people located around the world. Additionally, we utilize a robust network of channel partners in the form of distributors, IT resellers, value-added retailers and original equipment manufacturers. This network helps extend our reach to all corners of the world in which we operate.

Backlog

Our estimated combined order backlog was approximately $1,400.8 million and $1,527.6 million as of September 30, 2019 and 2018, respectively. Our estimated combined order backlog was approximately $1,502.0 million and $1,314.4 million as of December 31, 2018 and 2017, respectively. Our backlog consists of product and service orders for which we have received a customer purchase order or purchase commitment and which have not yet been delivered. Orders may be subject to cancellation or rescheduling by the customer. The following table shows estimated backlog by business segment at September 30, 2019 and 2018, respectively, and December 31, 2018 and 2017, respectively.

	As of September 30,		As of December 31,
(Dollars in millions)	2019	2018	2018	2017
Americas	$673.2	$752.6	$806.8	$613.0
Asia Pacific	310.1	316.9	281.3	337.9
EMEA	417.5	458.1	413.9	363.5

Total Backlog	$1,400.8	$1,527.6	$1,502.0	$1,314.4

The vast majority of the combined backlog as of September 30, 2019 is considered firm and is expected to be shipped within one year. We do not believe that our backlog estimates as of any date are necessarily indicative of revenues for any future period. Backlog estimates are subject to a number of risks. See “Risk factors—Risks relating to our business—We may not realize all of the sales expected from our backlog of orders and contracts.”

Due to the variability of shipments under large contracts, customers’ seasonal installation considerations and variations in product mix and in profitability of individual orders, we can experience significant quarterly fluctuations in revenue and operating income. These fluctuations are expected to continue in the future. Consequently, it may be more meaningful to focus on annual rather than interim results.

Research and development

We are committed to outpacing our competitors and being first to market with new product developments and improvements. In 2018, we spent $165.3 million on Research and Development (“R&D”). We use our R&D budget to focus on fostering new product innovation and engineering. We have global product leaders supported by global product lines and engineering organizations to ensure that we continue to be ahead of market trends by leveraging our regional input. These global groups are also supported by in-region product and engineering teams who are responsible for understanding and adapting our offerings to local market and customer requirements. These teams work closely with our sales and service network which allows us to receive and act upon customer feedback to continuously improve our offerings.

Competition

We encounter competition from a variety of areas; however the majority of our competitors are targeted within a specific offering or a specific geographic location. Competition in our markets is primarily on the basis of reliability, quality, price, service and customer relationships. Across our three markets, we encounter two principal types of competitors: niche players and global competitors. We believe we differentiate ourselves through our ability to service customers in each phase of the product lifecycle, our large customer network which allows us to address the local and regional needs of our customer base, our ability to apply our understanding of trends, technologies and the implementation of our offerings to our customers’ utilization of technology and our integration with third party software which allows us to customize solutions according to a particular customer’s needs.

Facilities, operations and supply chain

Being able to serve our customers both on a global and regional level is important, thus that is how we have built our manufacturing footprint. We have significant manufacturing facilities in North and South America, Asia Pacific and EMEA. This well-diversified global network of facilities allows for cost, delivery and inventory optimization. Our manufacturing facilities are supported by regional engineering and configuration centers where, if our customers desire, we can tailor our products to the local market and to our customer’s requirements.

We have established a robust supply chain that is complementary to our manufacturing footprint. In addition to providing high quality service to our customers, this strategy avoids a significant dependence on a particular supplier or region.

Employees

As of September 30, 2019 we had over 19,700 employees operating globally. Management believes that our employee relations are generally favorable. We are headquartered in Columbus, Ohio.

Intellectual property

Our ability to create, obtain and protect intellectual property is important to the success of our business and our ability to compete. We create IP in our operations globally, and we work to protect and enforce our IP rights. We consider our trademarks valuable assets, including well-known marks such as Vertiv, Geist, Liebert, Energy Labs, NetSure and Chloride.

In addition, we integrate licensed third party technology and IP into certain aspects of our products. Although certain third party proprietary IP rights are important to our success, we do not believe we are materially dependent on any particular third party patent of license or group.

As of September 30, 2019 we had 2,592 patents and 564 pending, published or allowed patent applications, and 1,749 registered trademarks and 211 pending trademark applications.

Raw materials

We obtain raw materials and supplies from a variety of sources and generally from more than one supplier. We believe our sources and supplies of raw materials are adequate for our needs.

Environmental, health and safety

We are subject to a broad range of foreign and domestic environmental, health and safety laws, regulations and requirements, including those relating to the discharge of regulated materials into the environment, the generation and handling of hazardous substances and wastes, human health and safety and the content, composition and takeback of our products. We maintain an environmental, health and safety compliance program, including policies and standards, dedicated staff, and periodic auditing and training. We also have a program for complying with the European Union Restriction on the Use of Certain Hazardous Substances and Waste Electrical and Electronic Equipment Directives, the China Restriction of Hazardous Substances law, the European Union Registration, Evaluation, Authorization and Restriction of Chemicals regulation, and similar requirements.

At sites which we own, lease or operate, or have previously owned, leased or operated, or where we have disposed or arranged for the disposal of hazardous materials, we are currently liable for contamination, and could in the future be liable for additional contamination. We have projects under way at certain current and former manufacturing facilities to investigate and remediate environmental contamination. Compliance with laws regulating contamination and the discharge of materials into the environment or otherwise relating to the protection of the environment has not had a material effect on our capital expenditures, earnings or competitive position. We do not anticipate any material capital expenditures during 2019 for environmental control facilities or other material costs of compliance with environmental, health and safety requirements.

Legal proceedings

In the normal course of business, we are involved in a variety of lawsuits, claims and legal proceedings, including commercial and contract disputes, employment matters, product liability claims, environmental liabilities and intellectual property disputes. See Note 18 to Vertiv Holdings’ combined and consolidated financial statements included elsewhere in this prospectus.

VERTIV HOLDINGS’ MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

The following discussion and analysis is intended to help you understand our business, financial condition, results of operations, liquidity and capital resources. You should read this discussion in conjunction with Vertiv Holdings’ consolidated financial statements and related notes thereto included elsewhere in this prospectus. In connection with the Business Combination, Vertiv was determined to be the accounting acquirer.

The statements in this discussion regarding industry outlook, our expectations regarding our future performance, liquidity and capital resources and other non-historical statements in this discussion are forward-looking statements. These forward-looking statements are based upon current expectations that involve numerous risks and uncertainties, including, but not limited to, the risks and uncertainties described in “Risk Factors” and “Cautionary Statement Regarding Forward-Looking Statements.” Actual results may differ materially from those contained in any forward-looking statements.

Unless the context otherwise requires, all references in this section to “Vertiv,” the “Company,” “we,” “us” or “our” refer to Vertiv Holdings and its consolidated subsidiaries prior to the consummation of the Business Combination. Unless the context otherwise requires or unless otherwise specified, all dollar amounts in this section are in millions.

Overview

Vertiv is a global leader in the design, manufacturing and servicing of critical digital infrastructure technology. Vertiv’s technology powers, cools, deploys, secures and maintains electronics that process, store and transmit data. Vertiv provides this technology to data centers, communication networks and commercial & industrial environments worldwide.

Vertiv aims to help create a world where critical technologies always work, and where it empowers the vital applications of the digital world.

Vertiv offers a broad range of products in both power and thermal management and, through a global service network, Vertiv provides life cycle management services and solutions for deploying, maintaining and optimizing these products and their related systems. Vertiv also offers infrastructure management, monitoring, controls and software solutions for their customers’ critical applications. Vertiv offerings are integral to the technologies used for a number of services, including e-commerce, online banking, file sharing, video on-demand, energy storage, wireless communications, IoT and online gaming.

Vertiv manages and reports results of operations in three business segments: Americas, Asia Pacific and EMEA. For the nine months ended September 30, 2019 Vertiv’s revenue was $3,259.7, of which 51 percent was transacted in the Americas; 28 percent was transacted in Asia Pacific; and 21 percent was transacted in EMEA as compared with revenue for the nine months ended September 30, 2018 of $3,114.0.

Vertiv sells to three primary markets: (1) data centers (hyperscale/cloud, colocation, enterprise, and edge), (2) communication networks and (3) commercial/industrial environments. Within these markets Vertiv serves a diverse array of end-user sectors including financial services, healthcare, digital, telecommunications, retail, education and government. Vertiv approaches these industries and end-users through a global network of direct sales professionals, independent sales representatives, distributors and original equipment manufacturers. Many of Vertiv’s product installations are completed in collaboration with customers, working together through the initial planning phase through delivery and servicing of the completed solution. This depth of interaction supports key customer relationships, sometimes spanning multiple decades for certain customers. Vertiv’s most prominent brands in addition to Vertiv include Liebert, NetSure, Geist and Avocent. Vertiv’s diverse, global customer base includes some of the largest data center providers/owners, social media companies and communication network operators.

Business trends and conditions

Vertiv believes that the business and results of operations will be impacted in the future by various trends and conditions, including the following:

•

Growth in data consumption and mobility. Global data center IP traffic is expected to grow at a compounded annual growth rate of 25 percent from 2016 to 2021, and Vertiv expects the growth in data consumption to continue to increase, in particular the consumption of data on mobile devices, which is expected to reach 77.5 EB per month by 2022. While this macro-level trend does not have a direct correlation to demand for Vertiv offerings in any particular period, Vertiv believes that it does present a positive underlying macro-level trend that indicates the potential for a healthy market for the business. Vertiv expects this increasing demand for data to lead to increased capital spending on data centers (hyperscale/cloud, colocation and traditional enterprise) and communication networks. Although Vertiv has historically been overexposed to the enterprise portion of the data center end market which, based on the number of data centers and square footage, has experienced generally flat growth for the past 3 years, it has shifted focus on growth in the growing portions of the data center end market. However, significant capital spending by either the data center or the communication networks markets can occur in specific periods, and then reduce until their next project. As such, while Vertiv expects demand for its offerings to respond to increased data center demand due to increased data usage generally, a direct correlation in any specific quarter is challenging. The discussion in the results of operations section below illustrates how these variations in periodic spending can impact revenues year-over-year.

•

Economic and government activity in China. Vertiv anticipates that China will continue to have positive gross domestic product growth for the foreseeable future. However, China is expected to experience pricing pressures, and Vertiv will need to manage carefully to benefit from China’s growth. Additionally, the level of government involvement is high and somewhat unpredictable in key sectors, such as data centers and communication networks. While Vertiv has strategies to address these situations, the government’s continued role in the markets could be disruptive.

Our business segments

Vertiv tracks and manages the business in three business segments: Americas; Asia Pacific; and Europe, Middle East & Africa.

Americas includes data center, communication networks and commercial/industrial products and services sold for applications in North America and Latin America. This segment’s principal offerings include:

•	Critical infrastructure and solutions includes AC and DC power management, thermal management, modular hyperscale type data center sites, as well as hardware for managing IT equipment;

•

Services and software solutions includes preventative maintenance, acceptance testing, engineering and consulting, performance assessments, remote monitoring, training, spare parts, and critical digital infrastructure software; and

•	I.T. and edge infrastructure includes racks, rack power, rack power distribution, rack thermal systems, and configurable integrated solutions.

Asia Pacific includes products and services sold for applications within the data center, communication networks and commercial/industrial markets throughout China, India and the rest of Asia. Products and services offered are similar to the Americas segment.

Europe, Middle East & Africa includes products and services sold for applications within the data center, communication networks and commercial/industrial markets throughout EMEA. Products and services offered are similar to the Americas segment.

The Separation

On July 29, 2016, Vertiv Group, Vertiv JV Holdings, LLC (“JV Holdings”), Vertiv Holdings, and ASCO Power GP LLC (“ASCO Power,” and together with JV Holdings, Vertiv Holdings and Vertiv Group, the “Buyer Parties”) and Emerson entered into a transaction agreement (the “Transaction Agreement”) pursuant to which Emerson agreed to sell a controlling interest in its Network Power business to the Buyer Parties (the “Separation”). The Buyer Parties as well as Vertiv were formed on behalf of, and are controlled by, certain private equity investment funds advised by Platinum Advisors. Vertiv Holdings is majority owned by JV Holdings. JV Holdings is majority owned by Platinum. On the first closing of the Separation on November 30, 2016 (the “Closing Date”), the Buyer Parties acquired, either directly or through one or more subsidiaries, the assets and liabilities associated with the business, operations, products, services and activities of Emerson’s Network Power business (with certain country-specific exceptions as described in the following sentences). In several steps during December 2016, in accordance with the Transaction Agreement, Vertiv Group acquired the business, operations, products, services and activities of Emerson’s Network Power business in two additional jurisdictions. The operating results of these jurisdictions are not material. The Emerson Network Power business prior and up to the Closing Date is hereinafter referred to as the “Predecessor” while Vertiv and its subsidiaries after the Closing Date are hereinafter collectively referred to as the “Successor”. In addition, as part of the consideration under the Transaction Agreement, a subsidiary of Emerson received newly issued subordinated Class B units in Vertiv Holdings. Distributions to Emerson in respect of the Class B units are contingent upon JV Holdings first receiving a threshold return on its initial investment. As a result, as of the Closing Date, the controlling interests of Vertiv Holdings were indirectly held by Platinum in the form of Class A Units in Vertiv Holdings, with Emerson retaining a subordinated interest in distributions in the form of Class B units in Vertiv Holdings.

The consideration for the Separation was approximately $4,158.3, which included cash of $4,000.0, Class B units in Vertiv Holdings issued to Emerson, and post-closing purchase price adjustments of $135.6. In connection with the Separation, JV Holdings contributed approximately $1,200.0 in cash (the “Cash Equity Investment”) to Vertiv Holdings for a controlling interest in the issued and outstanding equity interests of Vertiv Holdings. Vertiv Holdings then contributed the Cash Equity Investment, through a series of intermediary subsidiaries, to Emerson in exchange for a controlling interest in the Emerson Network Power business.

Following the consummation of the transactions contemplated by the Transaction Agreement, all of the issued and outstanding equity interests in Vertiv Group are held directly by Vertiv Group Intermediate, Vertiv Group’s direct parent and indirectly controlled by Platinum.

In connection with the Separation, Vertiv Group issued the 2024 Senior Notes, entered into the Term Loan Facility, which was fully drawn on the Closing Date, and entered into the Asset-Based Revolving Credit Facility of which $42.0 was drawn on the Closing Date. A portion of the proceeds of such financings were used to finance the Separation consideration.

Recent developments

On December 28, 2017, Vertiv acquired Energy Labs Inc., a leading provider of direct and indirect air handling systems and modular data center solutions for $149.5. Vertiv believes this acquisition gives it a unique opportunity to accelerate efforts in the commercial and industrial segments while expanding capabilities and growing its presence in the data center space.

On February 1, 2018, Vertiv acquired Geist, a leading manufacturer of rack power distribution units, intelligent power, management, environmental monitoring and infrastructure management solutions for data centers for $123.6. During the second quarter of 2018, the acquisition was completed for an additional $2.5 of cash related to the purchase of additional assets. This acquisition bolsters Vertiv’s efforts to reach key customers in the cloud, collocation and edge spaces.

On January 6, 2020, pursuant to the terms of the indentures governing the 2024 Senior Notes and the 2024 Senior Secured Notes and in anticipation of a change of control of Vertiv Group as a result of the Business Combinations, Vertiv Group initiated a conditional offer to purchase all of the outstanding 2024 Senior Notes and 2024 Senior Secured Notes from each registered holder thereof. A total of $500,000 principal amount of 2024 Senior Notes were tendered in the change of control offer and were repurchased on February 7, 2020.

On January 14, 2020, Vertiv Group Intermediate, Vertiv Group and certain of their direct and indirect subsidiaries entered into amendments to each of the Term Loan Facility and the Asset-Based Revolving Credit Facility with the respective agents and certain of the respective lenders party thereto. Such amendments permit the consummation of the Business Combination without triggering the change of the control provisions under the Term Loan Facility and the Asset-Based Revolving Credit Facility, and make certain market updates and other modifications to the terms of the Term Loan Facility and the Asset-Based Revolving Credit Facility.

To further our objective to explore future financing options to optimize our capital structure, including potential debt refinancing, on January 31, 2020, we commenced a process to refinance the Term Loan Facility and amend and extend the Asset-Based Revolving Credit Facility. The proposed refinancing transaction is expected to reduce our debt service requirements and leverage and to extend the maturity profile of our indebtedness. The proposed transaction is anticipated to close during the first quarter of 2020. As the terms of the proposed refinancing transaction have not been finalized, the structure, timing and anticipated impact are subject to change.

In connection with the proposed refinancing transaction, on January 31, 2020, we called all of our Existing Notes for conditional redemption on March 2, 2020, in accordance with the respective indentures. The redemptions are conditioned upon the completion of the proposed refinancing transactions on terms satisfactory to us and/or our affiliates.

On the Closing Date, we used a portion of the proceeds from the Business Combination, including the PIPE Investment, to repay $176 million of the outstanding indebtedness under the Asset-Based Revolving Credit Facility and approximately $1.29 billion of the outstanding indebtedness under the Term Loan Facility.

Basis of presentation

Prior to November 30, 2016, Vertiv operated as part of Emerson and not as a stand-alone company. For all periods prior to November 30, 2016, the combined financial statements were derived from Emerson’s historical financial statements and accounting records and they reflect the historical combined financial position, results of operations and cash flows of the business in conformity with U.S. GAAP. Financial statements pre-closing of the Separation are referred to as the “Predecessor.” On November 30, 2016, Vertiv began to operate as a stand-alone company and the financial statements reflect a new basis in the net assets acquired, measured at fair value on the acquisition date. Financial statements post-closing of the Separation are referred to as the “Successor.”

Prior to November 30, 2016, Vertiv participated in various Emerson programs which included information technology services, medical insurance and other programs. Costs associated with these programs have been charged based on Emerson’s cost and estimates of Vertiv’s usage. Vertiv also utilized Emerson’s global shared services centers and was charged for both direct costs and its share of facility overhead, which is allocated based on headcount or space occupied. Lastly, the Predecessor financial statements included in this prospectus reflect an allocation, based on revenue, of general corporate costs incurred by Emerson for support functions such as procurement, logistics, marketing, human resources, legal, finance and internal audit. Vertiv management believes the methodologies and assumptions used to allocate these costs to us are reasonable. The financial statements included in this prospectus may not reflect the actual costs that would have been incurred had Vertiv operated on a stand-alone basis during the periods presented. These costs also may not be indicative of the expenses that Vertiv will incur in the future.

Emerson’s centralized treasury function managed the working capital and financing needs through November 30, 2016. This function oversaw a cash pooling arrangement that swept participating cash accounts into pooled Emerson cash accounts on a daily basis. For the Predecessor periods, pooled cash, cash equivalents and nontrade intercompany balances attributable to Emerson have not been presented as assets and liabilities in the financial statements included in this prospectus. These balances are reflected as “Net parent investment” in the equity section of the combined balance sheets. Changes in these balances are reflected as “Net transfer to parent” in the financing activities section of the combined statements of cash flow for the Predecessor periods.

All intercompany transactions among Vertiv entities have been eliminated. See the notes to the financial statements included in this prospectus for additional information regarding sale and purchase transactions between Vertiv and other Emerson affiliates.

On October 31, 2017, Vertiv completed the disposition of ASCO Power to Schneider Electric USA, Inc. for net proceeds of $1,250.0. In November 2017, the net proceeds from the disposition of ASCO Power were utilized to (i) make a $500.0 prepayment on the term loan facility, (ii) pay approximately $108.0 of consent and related fees to lenders under the Term Loan Facility and holders of the 2024 Senior Notes and 2022 Senior Notes and (iii) pay a $600.0 cash dividend to Vertiv Holdings. In addition, in connection with the closing of this sale, Vertiv amended the Term Loan Facility to permit the dividend described above. Following the announcement of Vertiv’s agreement to sell its ASCO Power critical power business on July 27, 2017, the results of operations of that business are included in the Net earnings (loss) from discontinued operations—net of income taxes for all periods presented (refer to Note 3 in the financial statements included in this prospectus).

Change in fiscal year end

On May 25, 2017, Vertiv changed its fiscal year end from September 30 to December 31. The change became effective at the end of the period ended December 31, 2016. Unless otherwise noted, all references to “fiscal year” in this report refer to the twelve-month fiscal year, which as of and prior to September 30, 2016, ended on September 30 of each year, and beginning after December 31, 2016, ends on December 31 of each year. In connection with this change, the following periods have been included in the audited consolidated financial statements and results of operations included elsewhere in this prospectus: the years ended December 31, 2018 and 2017, September 30, 2016; the one month period ended December 31, 2016; the two months ended November 30, 2016, and; the unaudited three months ended December 31, 2015.

Results of operations

Nine months ended September 30, 2019 and September 30, 2018

(Dollars in millions)	Nine Months Ended September 30, 2019	Nine Months Ended September 30, 2018	$ Change	% Change
Net sales	$3,259.7	$3,114.0	$145.7	4.7%
Cost of sales	2,193.9	2,063.4	130.5	6.3%
Gross profit	1,065.8	1,050.6	15.2	1.4%
Selling, general and administrative expenses	809.0	920.4	(111.4)	(12.1)%
Other deductions, net	98.6	166.2	(67.6)	(40.7)%
Earnings (loss) before interest & income taxes	158.2	(36.0)	194.2	(539.4)%
Interest expense, net	234.2	213.5	20.7	9.7%
Income tax expense	30.9	32.2	(1.3)	(4.0)%
Net loss from continuing operations	$(106.9)	$(281.7)	$174.8	(62.1)%

Overview

Net sales for the nine months ended September 30, 2019 (“YTD 2019”) were $3,259.7, an increase of 4.7 percent from the same period in the prior year. There was a net loss from continuing operations of $106.9 in

YTD 2019 compared to a net loss from continuing operations of $281.7 during the nine months ended September 30, 2018 (“YTD 2018”). The lower net loss from continuing operations in YTD 2019 is the result of the fluctuations discussed below.

Net sales

Net sales were $3,259.7 in YTD 2019, an increase of $145.7, or 4.7 percent, compared with $3,114.0 in YTD 2018. By offering critical infrastructure and solutions sales increased $170.2 including negative impacts from foreign currency of $49.0. Service and software solutions sales increased $25.5 including the negative impacts from foreign currency of $25.5. I.T. and edge infrastructure sales decreased $50.0 partially due to the negative impacts of foreign currency of $11.5 and lower sales across all regions.

By segment, prior to intersegment elimination, YTD 2019 net sales were $1,694.6 in the Americas, $985.9 in Asia Pacific and $714.0 in EMEA. Movements in net sales by segment and offering are each presented after eliminating intersegment sales and are detailed in the “Business Segments” section below.

Cost of sales

Cost of sales were $2,193.9 in YTD 2019, an increase of $130.5, or 6.3 percent compared to YTD 2018. The increase in cost of sales was primarily due to the flow-through impact of higher net sales volume. Gross profit was $1,065.8 in YTD 2019, or 32.7 percent of sales, compared to $1,050.6, or 33.7 percent of sales in YTD 2018. The fluctuation was primarily due to unfavorable mix.

Selling, general and administrative expenses

Selling, general and administrative expenses (“SG&A”) were $809.0 in YTD 2019, a decrease of $111.4 compared to YTD 2018. SG&A as a percentage of sales were 24.8 percent in YTD 2019, a 4.8 percent percentage point decrease when compared to 29.6 percent in YTD 2018. The primary driver behind the decrease in SG&A was lower spending related to transformation initiatives to improve operational efficiency and lower transition costs related to establishing the business as a stand-alone company.

Other deductions, net

Other deductions, net, were $98.6 in YTD 2019, a decrease of $67.6, or 40.7 percent, compared with YTD 2018. The decrease is primarily due to a decrease in restructuring costs as there were no significant new programs initiated during the current period, a decrease in amortization expense, and a revaluation of contingent consideration of $21.7 million in the prior year.

Earnings (loss) before interest & income taxes

Earnings before interest & income taxes (“EBIT”) was $158.2, an improvement of $194.2 when compared to loss of $36.0 in YTD 2018. On a segment basis, EBIT was $270.6 in the Americas, $116.8 in Asia Pacific, and $56.8 in EMEA. Corporate expenses were $286.0 in YTD 2019 due to transition/integration costs associated with standing up the business, implementation of cost reduction initiatives, digital project implementation costs, and costs that support global product platform development. See “—Business Segments” below for further details.

Interest expense, net

Interest expense, net, was $234.2 in YTD 2019 compared to $213.5 in YTD 2018. The $20.7 increase is primarily due to increased floating interest rates on the term loan facility, the ABL facility, and the 2024 Senior Secured Notes issued in Q2 2019.

Income tax expense

Income tax expense was $30.9 in YTD 2019 versus $32.2 in YTD 2018. The YTD 2019 tax expense was lower than YTD 2018 primarily due to discrete tax benefits recorded related to (1) a change in our indefinite reinvestment liability caused by movement in foreign currencies and updates to the calculation resulting from information obtained commensurate with the filing of the company’s 2018 U.S. federal income tax return, and (2) other adjustments related to reconciliations of statutory income tax payable balances based on an analysis of income tax returns filed before the end of October 2019 that is offsetting increased tax expense from improved operating performance in jurisdictions outside the U.S. where the Company is profitable and does not have tax attributes available for offset.

Business segments

The following is detail of business segment results for the nine months ended September 30, 2019 and 2018. Segment net sales are presented prior to eliminating intersegment sales. Segment earnings are defined as earnings before interest and income taxes. Segment margin represents segment earnings expressed as a percentage of segment net sales. For reconciliations of segment net sales and earnings to the Vertiv’s consolidated results, see Note 15 to the unaudited condensed consolidated financial statements.

Americas

(Dollars in millions)	Nine months ended September 30, 2019	Nine months ended September 30, 2018	$ Change	% Change
Net sales	$1,694.6	$1,614.4	$80.2	5.0%
Earnings before interest and taxes	270.6	222.1	48.5	21.8%
Margin	16.0%	13.8%

Americas net sales were $1,694.6 in YTD 2019, an increase of $80.2, or 5.0 percent from YTD 2018. By offering, net sales increased primarily due to increased critical infrastructure and solutions sales of $102.3 and increased services and software solutions sales of $5.1, offset by a $26.7 decrease in I.T. and edge infrastructure. Additionally, Americas net sales were negatively impacted by foreign currency by approximately $9.0.

Earnings before interest and taxes in YTD 2019 was $270.6, an increase of $48.5 compared with YTD 2018. Margin increased 2.3 percentage points primarily due to increases in volume and reduction in SG&A spend.

Asia Pacific

(Dollars in millions)	Nine months ended September 30, 2019	Nine months ended September 30, 2018	$ Change	% Change
Net sales	$985.9	$975.2	$10.7	1.1%
Earnings before interest and taxes	116.8	92.9	23.9	25.7%
Margin	11.8%	9.5%

Asia Pacific net sales were $985.9 in YTD 2019, an increase of $10.7, or 1.1 percent from YTD 2018. By offering, net sales increased primarily due to increased critical infrastructure and solutions sales of $18.6. This increase was partially offset by a decrease in I.T. and edge infrastructure of $8.8 and services and software solutions of $3.3. Foreign currency negatively impacted net sales by $38.0.

Earnings before interest and taxes was $116.8 in YTD 2019, an increase of $23.9 compared with YTD 2018 primarily due to reductions in SG&A spend and increased sales volume in China.

Europe, Middle East & Africa

(Dollars in millions)	Nine months ended September 30, 2019	Nine months ended September 30, 2018	$ Change	% Change
Net sales	$714.0	$654.7	$59.3	9.1%
Earnings before interest and taxes	56.8	12.4	44.4	358.1%
Margin	8.0%	1.9%

EMEA net sales were $714.0 in YTD 2019, an increase of $59.3, or 9.1 percent from YTD 2018. By offering, net sales increased primarily due to increased critical infrastructure and solutions sales of $44.5 and services and software solutions of $23.7. This increase was partially offset by a decrease in I.T. and edge infrastructure of $14.5. Foreign currency negatively impacted net sales by $39.0.

The region’s earnings before interest and taxes was $56.8 in YTD 2019, an improvement of $44.4 compared with YTD 2018. Margin improved 6.1 percentage points primarily due to increases in volume and reductions in SG&A spend.

Vertiv corporate and other

Corporate and other costs include costs associated with Vertiv’s headquarters located in Columbus, Ohio, as well as centralized global functions including Finance, Treasury, Risk Management, Strategy & Marketing, IT, global product platform development, and Legal. Corporate and other costs were $286.0 and $363.4 in YTD 2019 and 2018, respectively. The $77.4 decrease in corporate and other expenses in YTD 2019 versus the comparable prior year period was primarily the result of decreased expenses related to transition costs and operational initiatives.

Year ended December 31, 2018 compared to year ended December 31, 2017

(Dollars in millions)	2018	2017	$ Change	% Change
Net sales	$4,285.6	$3,879.4	$406.2	10.5%
Cost of sales	2,865.2	2,566.8	298.4	11.6%
Gross profit	1,420.4	1,312.6	107.8	8.2%
Selling, general & administrative expenses	1,223.8	1,086.0	137.8	12.7%
Other deductions, net	178.8	254.4	(75.6)	(29.7)%
Income (loss) from continuing operations before interest & income taxes	17.8	(27.8)	45.6	(164.0)%
Interest expense, net	288.8	379.3	(90.5)	(23.9)%
Income tax expense (benefit)	49.9	(19.7)	69.6	(353.3)%
Loss from continuing operations	$(320.9)	$(387.4)	$66.5	(17.2)%

Overview

Net sales for the year ended December 31, 2018 (“2018”) were $4,285.6, an increase of 10.5 percent from the same period in the prior year. There was a net loss from continuing operations of $320.9 in 2018 compared to a net loss from continuing operations of $387.4 during the year ended December 31, 2017 (“2017”). The decrease in net loss from continuing operations in 2018 is a result of the combination of the variances discussed below.

Net sales

Net sales were $4,285.6 in 2018, an increase of $406.2, or 10.5 percent, compared with $3,879.4 in 2017. By offering, critical infrastructure and solutions sales increased $314.8 primarily due to the Energy Labs acquisition which increased sales $117.8. Service and software solutions sales increased $60.1, including positive impacts from purchase accounting of $17.6. I.T. and edge infrastructure sales increased $30.7, partially from the Geist acquisition which increased sales by $76.2, offset by lower sales in the Americas and EMEA.

By segment, prior to intersegment elimination, 2018 net sales were $2,175.6 in the Americas, $1,346.9 in Asia Pacific and $938.0 in EMEA. Movements in net sales by segment and offering are each presented prior to eliminating intersegment sales and are detailed in the “Business segments” section below.

Cost of sales

Cost of sales were $2,865.2 in 2018, an increase of $298.4, or 11.6 percent compared to 2017. The increase in cost of sales was primarily due to the flow-through impact of higher net sales volume and inflationary cost pressure in both materials and freight. Gross profit was $1,420.4 in 2018, or 33.1 percent of sales, compared to $1,312.6, or 33.8 percent of sales in 2017.

Selling, general and administrative expenses

SG&A were $1,223.8 in 2018, an increase of $137.8 compared to 2017. SG&A as a percentage of sales were 28.5 percent in 2018, a 0.5 percentage point increase compared with 28.0 percent in 2017. The primary driver behind the increase in SG&A was due to spending to establish the business as a stand-alone company (primarily related to IT), as well as initiatives to improve operational efficiency.

Other deductions, net

Other deductions, net, were $178.8 in 2018, a decrease of $75.6, or 29.7 percent, compared with 2017. The decrease is primarily due to lower amortization of intangibles.

Income (loss) from continuing operations before interest & income taxes

Income from continuing operations before interest & income taxes in 2018 was $17.8, an increase of $45.6 when compared to a loss of $27.8 in 2017. On a segment basis, EBIT was $301.0 in the Americas, $136.6 in Asia Pacific, and $29.8 in EMEA. Corporate expenses were $449.6 in 2018 due to transition/integration costs associated with standing up the business and implementation of cost reduction initiatives. See “—Business segments” below for further details.

Interest expense

Interest expense, net, was $288.8 in 2018 compared to $379.3 in 2017. The $90.5 decrease is primarily due to the 2017 payment of consent fees associated with amending the term loan facility.

Income taxes

Income tax expense was $49.9 in 2018 versus a benefit of $19.7 in 2017. The 2018 taxes are higher than 2017 primarily due to the impact of the global intangible low-taxed income provisions of the U.S. Tax Cuts and Jobs Act (the “Act”) and the mix of income between Vertiv’s U.S. and non-U.S. operations which is offset by changes in valuation allowance for U.S. federal purposes. The 2017 result was affected primarily by the recognition of a valuation allowance for U.S. federal and state purposes and certain non-U.S. jurisdictions, the impact of the Act, changes in uncertain tax positions, withholding taxes on repatriation of earnings, and other payments made between affiliates.

Business segments

The following is detail of business segment results for the years ended December 31, 2018 and 2017. Segment net sales are presented prior to eliminating intersegment sales. Segment earnings are defined as earnings before interest and income taxes. Segment margin represents segment earnings expressed as a percentage of segment net sales. For reconciliations of segment net sales and earnings to Vertiv’s consolidated results, see Note 16 to the combined and consolidated financial statements.

Beginning with the first quarter of 2019, the segment performance measure excludes certain costs that support global product platform development and digital as a result of a change in the way Vertiv’s chief operating decision maker evaluates the performance of operations, develops strategy and allocates capital resources. Such costs are now included in Corporate and other. Vertiv also revised sales by product and service offering categories during the first quarter of 2019. As such, the segment earnings before interest and income taxes for the years ended December 31, 2018 and 2017, and related analysis, have been restated below to conform with the 2019 presentation and analysis.

Americas

(Dollars in millions)	December 31, 2018	December 31, 2017	$ Change	% Change
Net sales	$2,175.6	$1,886.7	$288.9	15.3%
Earnings before interest and taxes	301.0	241.8	59.2	24.5%
Margin	13.8%	12.8%

Americas net sales were $2,175.6 in 2018, an increase of $288.9, or 15.3 percent from 2017. By offering, net sales increased primarily due to increased critical infrastructure and solutions sales of $224.4, primarily due to the Energy Labs acquisition which increased sales by $117.8. Service and software solutions sales increased $13.8, including positive impacts from purchase accounting of $17.6 year-over-year. I.T. and edge infrastructure sales increased $45.5, primarily from the Geist acquisition.

Earnings before interest and taxes in 2018 was $301.0, an increase of $59.2 compared with 2017. Margin improved 1.0 percentage points from the benefit of cost reduction actions, decreased intangible amortization, and earnings from the acquisitions.

Asia Pacific

(Dollars in millions)	December 31, 2018	December 31, 2017	$ Change	% Change
Net sales	$1,346.9	$1,239.5	$107.4	8.7%
Earnings before interest and taxes	136.6	64.2	72.4	112.8%
Margin	10.1%	5.2%

Asia Pacific net sales were $1,346.9 in 2018, an increase of $107.4, or 8.7 percent from 2017. This increase includes unfavorable impacts from foreign currency of $6.0. All offerings experienced increases as there was an increase in customer capital spending within the Colocation/Hyperscale space on large data center projects.

Earnings before interest and taxes were $136.6 in 2018, an increase of $72.4 compared with 2017. Margin improved 4.9 percentage points on savings from previous cost reduction actions, lower amortization expense, and volume increases.

Europe, Middle East & Africa

(Dollars in millions)	December 31, 2018	December 31, 2017	$ Change	% Change
Net sales	$938.0	$918.1	$19.9	2.2%
Earnings (loss) before interest and taxes	29.8	45.4	(15.6)	(34.4)%
Margin	3.2%	4.9%

EMEA net sales were $938.0 in 2018, an increase of $19.9, or 2.2 percent from 2017. This increase includes favorable impacts from foreign currency of $17.0. Additionally, the favorable impacts of the acquisition of Geist and current year impact of purchase accounting were offset by volume decreases due to changes in customer timing mainly in the I.T. and edge infrastructure offering.

Loss before interest and taxes was $29.8 in 2018, a decrease of $15.6 compared with 2017. Margin decreased 1.7 percentage points primarily due to changes in intercompany transfer pricing.

Vertiv Corporate and Other

Corporate and other costs include costs associated with Vertiv’s headquarters located in Columbus, Ohio, as well as centralized global functions including Finance, Treasury, Risk Management, Strategy & Marketing, IT, global product platform development, and Legal. Corporate and other costs were $449.6 and $379.2 in 2018 and 2017, respectively. The $70.4 increase in corporate and other expenses in 2018 versus 2017 was primarily the result of increased expenses related to digital project implementation costs.

Year ended December 31, 2017 compared to fiscal year ended September 30, 2016

(Dollars in millions)	2017	2016	$ Change	% Change
Net sales	$3,879.4	$3,943.5	$(64.1)	(1.6)%
Cost of sales	2,566.8	2,532.6	34.2	1.4%
Gross profit	1,312.6	1,410.9	(98.3)	(7.0)%
SG&A	1,086.0	980.8	105.2	10.7%
Goodwill impairment	—	57.0	(57.0)	(100.0)%
Other deductions, net	254.4	125.9	128.5	102.1%
Earnings (loss) from continuing operations before interest & income taxes	(27.8)	247.2	(275.0)	(111.2)%
Interest expense, net	379.3	(3.5)	382.8	nm
Income tax expense (benefit)	(19.7)	140.1	(159.8)	(114.1)%
Net earnings (loss) from continuing operations	$(387.4)	$110.6	$(498.0)	(450.3)%

Overview

Net sales for 2017 were $3,879.4, a decrease of 1.6 percent from the year ended September 30, 2016 (“2016”), and such decrease primarily resulted from volume decreases (discussed below) as well as the impacts of purchase accounting and foreign currency fluctuations. There was a net loss from continuing operations of $387.4 in 2017 compared to net earnings from continuing operations of $110.6 in 2016. The net loss from continuing operations in 2017 was largely due to the impact of transition costs, the impact of purchase accounting, primarily associated with increased amortization related to the recognition of the fair value of certain intangible assets, and higher interest charges associated with long-term debt borrowed in connection with the Separation.

Net sales

Net sales were $3,879.4 in 2017, a decrease of $64.1, or 1.6 percent, compared with $3,943.5 in 2016. The decrease was primarily due to volume decreases (discussed below) and purchase accounting adjustments from the valuation of acquired deferred revenue of $31.6.

By segment, prior to intersegment eliminations, net sales declined in all segments including in the Americas by $13.7, in Asia Pacific by $36.4 and in EMEA by $12.3. By offering, net sales in the power management product offerings experienced a decline of $136.7 or 7.3 percent primarily due to timing and magnitude of large projects in 2016 and a pause in capital investment especially by telecommunication companies in Asia Pacific, while thermal management product offerings increased by $58.7 or 8.2 percent, and IT and Edge infrastructure and solutions offerings experienced a net sales increase of $23.1 or 5.9 percent as customers increased their spending again after holding back in 2016. The services offerings decreased by $9.2 or 1 percent compared to 2016 due to the impact of purchase accounting. By geography, underlying destination sales increased slightly in the U.S. and international sales were down broadly, partially offset by modest growth in EMEA.

Movements in net sales by segment and offering previously discussed are each presented prior to eliminating intersegment sales and are discussed in greater detail in the “Business segment” discussion below.

Cost of sales

Costs of sales were $2,566.8 in 2017, an increase of $34.2, or 1.4 percent compared to 2016. The increase in cost of sales was primarily due to changes in product mix and a slight overall shift towards lower margin products as noted by the increase in thermal sales and the decrease in service sales. Gross profit was $1,312.6 in 2017, or 33.8 percent of net sales, compared to $1,410.9, or 35.8 percent of net sales in 2016. The decrease in gross profit as a percentage of net sales was due to the impact of purchase accounting on reported revenue (approximately 0.5% reduction) as well as the impact of product mix noted above.

Selling, general and administrative expenses

SG&A expenses were $1,086.0 in 2017, an increase of $105.2 compared to 2016. SG&A as a percent of sales was 28.0 percent in 2017, compared to 24.9 percent in 2016. The primary driver behind the increase in SG&A expense was due to increased spending on operating initiatives to align the cost structure with current levels of business and to improve operational efficiency which began prior to and continued after the closing.

Goodwill impairment

During the year ended September 30, 2016, goodwill was impaired related to EMEA by $57.0. This impairment was a result of the lower than forecasted operating results in the EMEA segment.

Other deductions, net

Other deductions, net was $254.4 in 2017, a $128.5 increase from 2016 primarily due to the increase in amortization of intangibles associated with purchase accounting.

Earnings (loss) from continuing operations before interest & income taxes

Earnings (loss) from continuing operations before interest and income taxes (“EBIT”) was a loss of $27.8 in 2017, a decrease of $275.0 when compared to earnings of $247.2 in 2016. On a segment basis, EBIT declined by $17.6 in the Americas, $44.1 in Asia Pacific, and increased by $42.9 in EMEA. Corporate expenses increased approximately $316.7 due to costs associated with becoming an independent company, as well as implementation of cost reduction initiatives, partially offset by a gain related to an adjustment to the contingent consideration booked in accordance with the Separation. See “—Business segments” below for further discussion.

Interest expense

Interest expense, net was $379.3 in 2017 and $(3.5) in 2016. The increase in interest expense in 2017 was due to interest on the long-term debt borrowed in connection with the Separation as well as interest on the 2022 Senior Notes.

Income taxes

Income tax benefit was $19.7 in 2017 as compared to income tax expense of $140.1 in 2016, which decreased $159.8, due to a decrease in earnings before income taxes, prior year withholding and dividend taxes and goodwill impairment charges which did not reoccur, partially offset by the effects of the 2017 Tax Act and valuation allowance recorded in the U.S. reducing the income tax benefit associated with losses incurred in the U.S.

The 2017 Tax Act was enacted on December 22, 2017. Among other things, effective in the first taxable year after the enactment, the 2017 Tax Act reduces the U.S. federal corporate tax rate from 35% to 21% and exempts from U.S. federal income taxation dividends from certain foreign corporations to their U.S. stockholders. The 2017 Tax Act also requires U.S. companies to pay a one-time transition tax on earnings of certain foreign corporate subsidiaries that were previously deferred from U.S. taxation. Further, the 2017 Tax Act impacts certain deductions by limiting or eliminating them and it subjects certain foreign earnings to U.S. tax.

Net earnings (loss) from continuing operations

Net loss from continuing operations was $387.4 in 2017 compared to net earnings from continuing operations of $110.6 in 2016. The decrease of $498.0 was primarily due to the impact of purchase accounting and higher interest charges associated with long-term debt borrowed in connection with the Separation and the 2022 Senior Notes.

Business segments

The following is an analysis of business segment results for 2017 as compared with 2016. Segment sales are presented prior to eliminating intersegment sales. Segment earnings are defined as earnings before interest and income taxes. Segment margin represents segment earnings expressed as a percentage of segment sales. For reconciliations of segment sales and earnings to Vertiv Holdings’ consolidated results, see Note 16 to the combined and consolidated financial statements included elsewhere in this prospectus. Additionally, the segment earnings before interest and income taxes for the Successor period was restated below to conform with the 2019 presentation and analysis; however, Vertiv determined that it was not practicable to restate the Predecessor periods.

Americas

(Dollars in millions)	December 31, 2017	September 30, 2016	$ Change	% Change
Net sales	$1,886.7	$1,900.4	$(13.7)	(0.7)%
Earnings before interest and taxes	241.8	259.4	(17.6)	(6.8)%
Margin	12.8%	13.6%

Americas’ net sales were $1,886.7 in 2017, a decrease of $13.7, or 0.7 percent from 2016, primarily due to deferred revenue adjustments from purchase accounting of $21.7.

Earnings before interest and taxes were $241.8 in 2017, a decrease of $17.6, or (6.8) percent, compared with the prior year period while margins declined 0.8 percentage points. The decrease in earnings was primarily due to the impact of purchase accounting, specifically the amortization of intangible assets.

Asia Pacific

(Dollars in millions)	December 31, 2017	September 30, 2016	$ Change	% Change
Net sales	$1,239.5	$1,275.9	$(36.4)	(2.9)%
Earnings before interest and taxes	64.2	108.3	(44.1)	(40.7)%
Margin	5.2%	8.5%

Asia Pacific net sales were $1,239.5 in 2017, a decrease of $36.4 or 2.9 percent from 2016 as a result of lower volumes sold, primarily power management offerings in China where several industries had capital investment spending below 2016 levels, as well as the effects of purchase accounting of $2.6.

Earnings before interest and taxes were $64.2 in 2017, representing a decrease in earnings of $44.1, or 40.7 percent, from 2016. Margin declined 3.3 percentage points primarily from the impact of purchase accounting, specifically the amortization of intangible assets.

Europe, Middle East & Africa

(Dollars in millions)	December 31, 2017	September 30, 2016	$ Change	% Change
Net sales	$918.1	$930.4	$(12.3)	(1.3)%
Earnings before interest and taxes	45.4	2.5	42.9	1716.0%
Margin	4.9%	0.3%

EMEA net sales were $918.1 in 2017, a decrease of $12.3, or 1.3 percent, primarily due to product mix and adverse effects of purchase accounting of $7.0.

Earnings before interest and taxes were $45.4 in 2017, representing an increase in earnings of $42.9, compared to earnings of $2.5 for 2016. The increase was primarily due to the $57.0 goodwill impairment charge in 2016, offset by unfavorable product mix changes and the impact of purchase accounting.

Vertiv corporate and other

Corporate and other costs include costs associated with Vertiv’s headquarters located in Columbus, Ohio, as well as centralized global functions including Finance, Treasury, Risk Management, Strategy & Marketing, IT and Legal. Corporate and other costs were $379.2 and $62.5 in the 2017 and 2016 periods, respectively. The $316.7 increase in corporate and other expenses in 2017 versus the comparable prior year period was primarily the result of increased expenses related to the establishment of the business and initiatives to improve operational efficiency which began prior to and after the closing of the Separation and the inclusion of global product platform development support costs in 2017. This spend was partially offset by a gain related to an adjustment to the contingent consideration booked in accordance with the Separation.

One month ended December 31, 2016 and two months ended November 30, 2016 compared to the unaudited three months ended December 31, 2015

	Successor	Predecessor
(Dollars in millions)	One month ended December 31, 2016	Two months ended November 30, 2016	Three months ended December 31, 2015
Net sales	$301.7	$566.2	$953.5
Cost of sales	240.3	369.3	611.8
Gross profit	61.4	196.9	341.7
SG&A	162.3	164.3	246.6
Other deductions, net	42.5	14.7	30.1
Earnings (loss) from continuing operations before interest & income taxes	(143.4)	17.9	65.0
Interest expense, net	27.8	0.3	(0.5)
Income tax expense (benefit)	(4.3)	24.3	19.1
Net earnings (loss) from continuing operations	$(166.9)	$(6.7)	$46.4

Overview

On May 25, 2017, the Board of Directors approved a change in the Company’s fiscal year end from September 30, to December 31. Accordingly, the Company is presenting unaudited financial information for the three month period ended December 31, 2015 for comparative purposes.

Net sales were $301.7 for the one-month ended December 31, 2016 and $566.2 for the two-months ended November 30, 2016, as compared to $953.5 for the three months ended December 31, 2015. The net loss from continuing operations of $166.9 for the one-month ended December 31, 2016 was primarily due to the impact of non-recurring transaction and transition costs, the impact of purchase accounting, primarily associated with increased amortization related to the recognition of the fair value of certain intangible assets, and higher interest charges associated with long-term debt borrowed in connection with the Separation.

Net sales

Net sales were $301.7 for the one-month ended December 31, 2016, and $566.2 for the two-months ended November 30, 2016, as compared to $953.5 for the three months ended December 31, 2015. The impact of purchase accounting adjustments related to valuation of acquired deferred revenue for the one-month ended December 31, 2016 was approximately $7.0.

Cost of sales

Cost of sales were $240.3 for the one-month ended December 31, 2016, and $369.3 for the two-months ended November 30, 2016, as compared to $611.8 for the three months ended December 31, 2015. Gross profit was $61.4 for one-month ended December 31, 2016, (or 20.4 percent of sales), and $196.9 for the two-months ended November 30, 2016, (or 34.8 percent of sales), as compared to $341.7 for the three months ended December 31, 2015 (or 35.8 percent of sales). The decrease in gross profit as a percentage of sales for the Successor period was primarily due to the negative impact of product mix and purchase accounting adjustments.

Selling, general and administrative expenses

SG&A expenses were $162.3 (53.8 percent of sales) for the one-month ended December 31, 2016, and $164.3 for the two-months ended November 30, 2016 (29.0 percent of sales), as compared to $246.6 (or 25.9 percent of sales) for the three months ended December 31, 2015. The primary driver behind this increase in SG&A expenses in the Successor period was due to increased spending on operating initiatives to align cost structure with current levels of business and to improve operational efficiency which began prior to and after the closing as well as higher transaction related expenses.

Other deductions, net

Other deductions, net were $42.5 (or 14.1 percent of sales) for the one-month ended December 31, 2016, for the two-months ended November 30, 2016 were $14.7 (or 2.6 percent of sales), compared to $30.1 (or 3.2 percent of sales) for the three months ended December 31, 2015. The increase in the Successor period is primarily due to the increase in amortization of intangibles associated with purchase accounting.

Earnings (loss) from continuing operations before interest & income taxes

Earnings (loss) from continuing operations before interest and income taxes (“EBIT”) was a loss of $143.4 (or 47.5 percent of sales) for the one-month ended December 31, 2016, for the two-months ended November 30, 2016 was earnings of $17.9 (or 3.2 percent of sales), compared to earnings of $65.0 (or 6.8 percent of sales) for the three months ended December 31, 2015. On a segment basis for the Successor period, EBIT was a loss of $13.6 in the Americas, a loss of $40.0 in Asia Pacific, and earnings of $0.1 in EMEA. Corporate expenses increased $77.0 in the one-month ended December 31, 2016 from the two-months ended November 30, 2016 due to transition/integration costs associated with establishing the business, as well as implementation of cost reduction initiatives. See “—Business segments” below for further details.

Interest

Interest expense, net was $27.8 in the one-month ended December 31, 2016 due to the long-term debt borrowed in connection with the Separation.

Income taxes

Income tax benefit of $4.3 was recorded in the one-month ended December 31, 2016, income tax expense of $24.3 was recorded for the two-months ended November 30, 2016, and income tax expense of $19.1 was recorded for the three months ended December 31, 2015. The change is due to the change in earnings before income taxes which decreased income taxes offset by an increase for withholding and dividend taxes and the valuation allowance recorded in the U.S. reducing the income tax benefit with the associated losses incurred in the U.S.

Net earnings (loss) from continuing operations

Net earnings (loss) from continuing operations was a loss of $166.9 for the one-month ended December 31, 2016, loss of $6.7 for the two-months ended November 30, 2016, compared to earnings of $46.4 for the three months ended December 31, 2015. The decrease in the Successor period is due to the impact of non-recurring transaction and transition costs, the impact of purchase accounting, primarily associated with increased amortization related to the recognition of the fair value of certain intangible assets, and higher interest charges associated with long-term debt borrowed in connection with the Separation.

Business segments

The following is detail of business segment results for the one month period ended December 31, 2016, the two months ended November 30, 2016, and the unaudited three months ended December 31, 2015. To better align the reportable segments to the geographical manner in which they are managed, certain entities were moved between reportable segments in the first quarter of 2017. As a result of this change, Vertiv Holdings reclassified prior year segment information to conform to the current period presentation. Segment sales are presented prior to eliminating intersegment sales. Segment earnings are defined as earnings before interest and income taxes. Segment margin represents segment earnings expressed as a percentage of segment sales. For reconciliations of segment sales and earnings to Vertiv Holdings’ consolidated results, see Note 16 to the unaudited condensed combined and consolidated financial statements included elsewhere in this prospectus. Additionally, the segment earnings before interest and income taxes for the Successor period was restated below to conform with the 2019 presentation and analysis; however, Vertiv Holdings determined that it was not practicable to restate the Predecessor periods.

Americas

	Successor	Predecessor
(Dollars in millions)	One month ended December 31, 2016	Two months ended November 30, 2016	Three months ended December 31, 2015
Net sales	$149.1	$318.2	$442.0
Earnings (loss) before interest and taxes	(13.6)	33.2	57.3
Margin	(9.1)%	10.4%	13.0%

Americas’ net sales were $149.1 for the one-month ended December 31, 2016, $318.2 for the two-months ended November 30, 2016, compared to $442.0 for the three months ended December 31, 2015.

Loss before interest and taxes for the one-month ended December 31, 2016 was $13.6, earnings for the two-months ended November 30, 2016 was $33.2, compared to $57.3 for the three months ended December 31, 2015. The decrease in segment margin was primarily due to the impact of purchase accounting, specifically the amortization of intangible assets.

Asia Pacific

	Successor	Predecessor
(Dollars in millions)	One month ended December 31, 2016	Two months ended November 30, 2016	Three months ended December 31, 2015
Net sales	$91.2	$152.0	$310.1
Earnings (loss) before interest and taxes	(40.0)	5.4	29.3
Margin	(43.9)%	3.6%	9.4%

Asia Pacific net sales were $91.2 for the one-month ended December 31, 2016, $152.0 for the two-months ended November 30, 2016, compared to $310.1 for the three months ended December 31, 2015.

Loss before interest and taxes was $40.0 for the one-month ended December 31, 2016, earnings for the two-months ended November 30, 2016 was $5.4, compared to $29.3 for the three months ended December 31, 2015. The decrease in segment margin was primarily due to the impact of purchase accounting, specifically the amortization of intangible assets.

Europe, Middle East & Africa

	Successor	Predecessor
(Dollars in millions)	One month ended December 31, 2016	Two months ended November 30, 2016	Three months ended December 31, 2015
Net sales	$76.3	$116.9	$240.7
Earnings (loss) before interest and taxes	0.1	(7.8)	(5.9)
Margin	0.1%	(6.7)%	(2.5)%

EMEA net sales were $76.3 for the one-month ended December 31, 2016, $116.9 for the two-months ended November 30, 2016, compared to $240.7 for the three months ended December 31, 2015.

Earnings before interest and taxes was $0.1 for the one-month ended December 31, 2016, loss of $7.8 for the two-months ended November 30, 2016, compared to loss of $5.9 for the three months ended December 31, 2015. The change in segment margin was primarily due to the impact of purchase accounting, specifically the amortization of intangible assets.

Capital resources and liquidity

Prior to November 30, 2016, Emerson provided centralized cash management and other finance services. Only cash accounts specifically attributable to Vertiv are reflected on the balance sheets of the combined financial statements. For periods prior to November 30, 2016, transfers of cash to and from Emerson’s centralized cash management system are reflected as “Net parent investment” in the combined financial statements. Subsequent to the Closing Date, Vertiv no longer participated in Emerson’s cash management system, nor is it supported by Emerson’s overall scale and ability to raise capital.

Vertiv’s primary future cash needs relate to working capital, operating activities, capital spending, strategic investments and debt service. As a result of the Separation, the capital structure and sources of liquidity changed significantly compared to its historical capital structure as part of Emerson. In connection with the Separation, Vertiv issued $750.0 of 2024 Senior Notes and entered into the $2,320.0 Term Loan Facility and the Asset-Based

Revolving Credit Facility as described in the notes to the combined and consolidated financial statements included elsewhere in this prospectus. During 2017, Vertiv made partial prepayments of $575.0 and borrowed an incremental $325.0 on the Term Loan Facility, reducing the outstanding principal amount to $2,070.0. Additionally, in 2017 Vertiv borrowed $500.0 in 2022 Senior Notes. As of September 30, 2019 and December 31, 2018, there was $163.2 and $245.1, respectively, in outstanding borrowings on the Asset-Based Revolving Credit Facility.

During May 2019, Vertiv issued $120.0 of 2024 Senior Secured Notes which are subject to a springing maturity to November 15, 2021 if the 2022 Senior Notes are not repaid, redeemed or discharged, or the maturity with respect thereto is not otherwise extended, on or prior to November 15, 2021.

Vertiv management believes that net cash provided by operating activities, augmented by long-term debt arrangements issued in connection with the Separation, will provide adequate liquidity for the next 12 months of independent operations, as well as the resources necessary to invest for growth in existing businesses and manage its capital structure on a short- and long-term basis. Access to capital and the availability of financing on acceptable terms in the future will be affected by many factors, including Vertiv’s credit rating, economic conditions, and the overall liquidity of capital markets. There can be no assurance of continued access to capital markets on acceptable terms.

At September 30, 2019 and December 31, 2018, Vertiv had $149.3 and $215.1, respectively, in cash and cash equivalents, which includes amounts held outside of the U.S., primarily in Europe and Asia. Non-U.S. cash is generally available for repatriation without legal restrictions, subject to certain taxes, mainly withholding taxes. Vertiv is not asserting indefinite reinvestment of cash or outside basis for non-U.S. subsidiaries due to the outstanding debt obligations in instances where alternative repatriation options other than dividends are not available. The Asset-Based Revolving Credit Facility provides for up to $455.0 of revolving borrowings with a sublimit for letters of credit, swingline borrowings and an uncommitted accordion of up to $95.0. As of September 30, 2019, Vertiv had borrowing availability of $251.3 under the Asset-Based Revolving Credit Facility, after giving effect to $25.5 of outstanding letters of credit and the borrowing base limitations set forth in the Asset-Based Revolving Credit Facility.

To further our objective to explore future financing options to optimize our capital structure, including potential debt refinancing, on January 31, 2020, we commenced a process to refinance the Term Loan Facility and amend and extend the Asset-Based Revolving Credit Facility. The proposed refinancing transaction is expected to reduce our debt service requirements and leverage and to extend the maturity profile of our indebtedness. The proposed transaction is anticipated to close during the first quarter of 2020. As the terms of the proposed refinancing transaction have not been finalized, the structure, timing and anticipated impact are subject to change.

In connection with the proposed refinancing transaction, on January 31, 2020, we called all of our Existing Notes for conditional redemption on March 2, 2020, in accordance with the respective indentures. The redemptions are conditioned upon the completion of the proposed refinancing transactions on terms satisfactory to us and/or our affiliates. In addition, a total of $500,000 principal amount of 2024 Senior Notes were tendered in the change of control offer made in connection with the Business Combination and were repurchased on February 7, 2020.

On the Closing Date, we used a portion of the proceeds from the Business Combination, including the PIPE Investment, to repay $176 million of the outstanding indebtedness under the Asset-Based Revolving Credit Facility and approximately $1.29 billion of the outstanding indebtedness under the Term Loan Facility.

Long-term debt obligations

There is a discussion in Note 6 of the unaudited condensed consolidated financial statements and Note 12 of the combined and consolidated financial statements included elsewhere in this prospectus of the long-term debt arrangements issued by Vertiv in connection with and subsequent to the Separation, with certain subsidiaries named as guarantors or co-borrowers.

Cash flows

Nine months Ended September 30, 2019 and September 30, 2018

(Dollars in millions)	2019	2018	$ Change	% Change
Net cash (used for) provided by operating activities	$(56.6)	$(251.6)	$(195.0)	(77.5)%
Net cash (used for) provided by investing activities	(38.4)	(192.6)	(154.2)	(80.1)%
Net cash provided by (used for) financing activities	33.8	145.8	(112.0)	(76.8)%
Capital Expenditures	(27.9)	(45.0)	(17.1)	(38.0)%
Investments in capitalized software	(15.5)	(27.7)	(12.2)	(44.0)%

Net Cash used for Operating Activities

Net cash used for operating activities was $56.6 in YTD 2019, a $195.0 decrease in the use of cash compared to YTD 2018 due to reduction in net loss and improved cash flows from working capital primarily related to a decrease in inventory and steady accounts receivable, which were offset by a decrease in accounts payable due to the timing of receipts and payments.

Net Cash used for Investing Activities

Net cash used for investing activities was $38.4 in YTD 2019 compared to net cash used for investing activities of $192.6 in YTD 2018. The fluctuation was primarily the result of the acquisition of Geist for $124.3 during the prior year period. Capital expenditures were $27.9 and $45.0 in YTD 2019 and YTD 2018, respectively, related to property, plant and equipment. Expenditures related to capitalized software were $15.5 and $27.7 in YTD 2019 and YTD 2018, respectively.

Net Cash provided by Financing Activities

Net cash provided financing activities was $33.8 in YTD 2019 compared to $145.8 of cash provided in YTD 2018. Vertiv repaid a net $80.4 under the Asset-Based Revolving Credit Facility in YTD 2019, compared to a net borrowing of $145.8 in YTD 2018. In Q2 2019, Vertiv issued $120.0 of 2024 Senior Secured Notes.

Year ended December 31, 2018 compared to Year ended December 31, 2017

(Dollars in millions)	2018	2017	$ Change	% Change
Net cash (used for) provided by operating activities	$(221.9)	$(49.6)	$(172.3)	347.4%
Net cash (used for) provided by investing activities	(207.7)	1,058.1	(1,265.8)	(119.6)%
Net cash provided by (used for) financing activities	245.1	(874.1)	1,119.2	(128.0)%
Capital Expenditures	(64.6)	(36.7)	(27.9)	76.0%
Investments in capitalized software	(41.2)	(7.7)	(33.5)	435.1%

Net Cash used for Operating Activities

Net cash used for operating activities was $221.9 in 2018, a $172.3 increase compared to 2017 due to reduced cash flows from working capital primarily related to an increase in inventory and an increase in accounts receivable, which were partially offset by higher cash flow impacts from accounts payable due to the timing of payments. Additionally, ASCO Power’s operating cash of $62.8 was included in 2017 results, but not in 2018 results due to its sale.

Net Cash (used for) provided by Investing Activities

Net cash used for investing activities was $207.7 in 2018 compared to net cash provided by investing activities of $1,058.1 in 2017. The decrease is the result of the sale of the critical power business for $1,244.0 in 2017 offset by acquisitions in both years, including Geist for $124.3 during the current year and Energy Labs for $149.5 in the prior year. Capital expenditures were $64.6 and $36.7 in 2018 and 2017, respectively, related to property, plant and equipment. Expenditures related to capitalized software were $41.2 and $7.7 in 2018 and 2017, respectively. The increase is attributed to IT related spending to establish the business as a stand-alone company.

Net Cash provided by (used for) Financing Activities

Net cash provided by financing activities was $245.1 in 2018 compared to a use of $874.1 in 2017. During 2018, Vertiv borrowed a net $245.1 under the ABL revolving credit facility based on timing of certain cash payments and receipts. During 2017, Vertiv Holdings paid dividends to Vertiv Holdings of $1,024.

Year ended December 31, 2017 compared to fiscal year ended September 30, 2016

(Dollars in millions)	2017	2016	$ Change	% Change
Net cash (used for) provided by operating activities	$(49.6)	$370.2	$(419.8)	(113.4)%
Net cash provided by (used for) investing activities	1,058.1	(30.2)	1,088.3	(3,603.6)%
Net cash used for financing activities	(874.1)	(199.1)	(675.0)	339.0%
Capital Expenditures	(36.7)	(34.0)	(2.7)	7.9%

Net cash provided by operating activities

Net cash used for operating activities of $49.6 in 2017, a decrease of $419.8 or 113.4 percent compared to 2016 due to reduced net earnings resulting in part from significant payments associated with establishing the business and implementation of cost reduction initiatives, as well as interest payments.

Net cash (used for) provided by investing activities

Net cash provided by investing activities was $1,058.1 in 2017 compared to $30.2 utilized by investing activities in 2016, which represented an increase of $1,088.3. The increase is the result of the sale of the critical power business offset by the acquisition of Energy Labs Inc., various purchase transaction related items being settled during the year, and decreased amount received from asset disposals. Capital expenditures were $36.7 and $34.0 in 2017 and 2016, respectively.

Net cash used for financing activities

Net cash used for financing activities was $874.1 in 2017 compared to $199.1 in 2016. During 2017, Vertiv made prepayments of $575.0 on the Term Loan Facility, and borrowed an incremental $325.0 to fund acquisition activities. Additionally, Vertiv issued $500.0 in 2022 Senior Notes, paid debt issuance costs of $39.6 as part of amendments of the Term Loan Facility, paid $1,024.0 in dividends to Vertiv Holdings (which included $424.0 in conjunction with the issuance of the 2022 Senior Notes and $600.0 from the disposition of ASCO Power), and settled contingent consideration with Emerson for $43.0. In 2016, Vertiv transferred net cash to Emerson after funding its operating and investing needs, which is presented as “Net transfer to Emerson,” of $198.1.

Contractual obligations

The Company’s contractual obligations, including estimated payments, as of December 31, 2018 are as follows:

	Amounts due by period
(Dollars in millions)	Total	Less than 1 year	1-3 years	3-5 years	More than 5 years
Operating leases	$163.5	$51.4	$62.6	$30.3	$19.2
Purchase obligations	63.5	36.9	26.2	0.4	—
Term Loan Facility	2070.0	—	—	2,070.0	0.0
2022 Senior Notes	500.0	—	—	500.0	—
2024 Senior Notes	750.0	—	—	—	750.0
2024 Senior Secured Notes(1)	120.0	—	—	—	120.0

(1)	During May 2019, Vertiv issued $120.0 aggregate principal amount of Senior Secured Notes maturing on May 15, 2024

The table excludes the liability for unrecognized income tax benefits because management cannot predict with reasonable certainty the timing of cash settlements, if any, with the applicable taxing authorities. At December 31, 2018 the gross liability for unrecognized income tax benefits, including interest and penalties, totaled $24.6. If such certain amounts were paid, Vertiv would pursue a refund from Emerson up to $15.1.

As of September 30, 2019, Vertiv had $163.2 of outstanding indebtedness and $251.3 of borrowing availability under the Asset-Based Revolving Credit Facility, after giving effect to $25.5 of outstanding letters of credit and the borrowing base limitations set forth thereunder. There were no other material updates to contractual obligations from December 31, 2018.

Off-balance sheet arrangements

Vertiv does not have any off-balance sheet arrangements for any of the periods presented.

Critical accounting policies and estimates

Vertiv’s consolidated and combined financial statements are prepared in accordance with GAAP. The preparation of these financial statements requires management to make estimates and assumptions that affect the reported amounts of assets, liabilities, revenue, costs and expenses and related disclosures. Such estimates are based on historical experience and on various other factors that management believes are reasonable under the circumstances, the results of which form the basis for making judgments about the carrying value of assets and liabilities that are not readily apparent from other sources. Actual results may differ from these judgments and estimates under different assumptions or conditions and any such differences may be material. Vertiv believes that the accounting policies discussed below are critical to understanding historical and future performance, as these policies relate to the more significant areas involving management’s judgments and estimates.

Goodwill and other indefinite lived intangible assets

Assets and liabilities acquired in business combinations are accounted for using the acquisition method and recorded at their respective fair values. Goodwill represents the excess of consideration paid over the net assets acquired and is assigned to the reporting unit that acquires the business. A reporting unit is an operating segment as defined in ASC 280, Segment Reporting, or a business one level below an operating segment if discrete financial information for that business is prepared and regularly reviewed by segment management. Vertiv conducts annual impairment tests of goodwill in the fourth quarter or more frequently if events or circumstances indicate a reporting unit’s fair value may be less than its carrying value. If an initial assessment indicates it is more likely than not goodwill may be impaired, it is evaluated by comparing the reporting unit’s estimated fair value to its carrying value. If its carrying value exceeds its estimated fair value, goodwill impairment is recognized to the extent that recorded goodwill exceeds the fair value of goodwill. Estimated fair values of the reporting unit are Level 3 measures and are developed under an income approach that discounts estimated future cash flows using risk- adjusted interest rates and also the market approach. Vertiv recorded a goodwill impairments of $57.0 for the year ended September 30, 2016, related to EMEA. There was no accumulated impairment in the successor entity.

Indefinite lived intangible assets consist of certain trademarks which are also evaluated annually for impairment or upon the occurrence of a triggering event. Impairment is determined to exist when the fair value is less than the carrying value of the assets being tested.

Revenue recognition

Vertiv recognizes revenue from the sale of manufactured products and services when control of promised goods or services are transferred to customers in an amount that reflects the consideration expected to be entitled to in exchange for those goods or services. Control is transferred when the customer has the ability to direct the use of and obtain benefits from the goods or services. The majority of Vertiv’s sales agreements contain performance obligations satisfied at a point in time when control is transferred to the customer. Sales for service contracts, including installation, inventory with no alternative use and an enforceable right of payment upon customer termination and other discrete services, generally are recognized over time as the services are provided. Payments received in advance for service arrangements are recorded as deferred revenue and recognized in net sales when the revenue recognition criteria are met. Unbilled revenue is recorded when performance obligations have been satisfied, but there is not present right to payment.

For agreements with multiple performance obligations, judgment is required to determine whether performance obligations specified in these agreements are distinct and should be accounted for as separate revenue transactions for recognition purposes. In these types of agreements an allocation of sales price to each distinct obligation on a relative stand-alone selling price basis is made. The majority of revenue from arrangements with multiple performance obligations is recognized when tangible products are delivered, with smaller portions for associated installation and commissioning recognized shortly thereafter. Generally, contract duration is short term, and cancellation, termination or refund provisions apply only in the event of contract breach. These provisions have historically not been invoked.

Payment terms vary by the type and location of the customer and the products or services offered. Revenue from sales have not been adjusted for the effects of a financing component as it is expected that the period between when control of the product is transferred and when payment is received will be one year or less. Sales, value add, and other taxes collected concurrent with revenue are excluded from sales. Vertiv records amounts billed to customers for shipping and handling in a sales transaction as revenue. Shipping and handling costs are treated as fulfillment costs and are included in costs of sales.

Vertiv records reductions to sales for prompt payment discounts, customer and distributor incentives including rebates, and returns at the time of the initial sale. Rebates are estimated based on sales terms, historical experience, trend analysis, and projected market conditions in the various markets served. Returns are estimated at the time of the sale primarily based on historical experience and recorded gross on the condensed consolidated balance sheet.

Income taxes

The provision for income taxes is determined using the asset and liability approach of ASC 740 by jurisdiction on a legal entity by legal entity basis. Under this approach, deferred taxes represent the future tax consequences expected to occur when the reported amounts of assets and liabilities are recovered or paid.

Deferred taxes result from differences between the financial and tax basis of assets and liabilities and are measured using enacted rates in effect for the year in which the temporary differences are expected to be recovered or settled. The impact of a change in income tax rates on deferred tax assets and liabilities is recognized in earnings in the period that includes the enactment date. Valuation allowances are recorded to reduce deferred tax assets when it is more likely than not that a tax benefit will not be realized. The tax carryforwards reflected in the combined and consolidated financial statements have been determined using the separate return method. The tax carryforwards include net operating losses and tax credits. Vertiv’s post transaction carryforwards in its consolidated financial statements are different than those reflected in the Predecessor’s combined and consolidated financial statements.

Vertiv’s extensive operations and the complexity of global tax regulations require assessments of uncertainties in estimating the taxes that will be ultimately paid. Liabilities are recognized for anticipated tax audit uncertainties in the U.S. and other tax jurisdictions based on an estimate of whether, and the extent to which, additional taxes will be due.

As of December 31, 2018 and 2017, Vertiv has provided for U.S. federal income taxes, foreign withholding and other taxes on outside basis differences in foreign subsidiaries with earnings that are not indefinitely reinvested. Certain earnings in certain foreign affiliates are indefinitely reinvested, but determining the impact of such amounts was not practicable.

Prior to the Separation, as a business of Emerson, operations have historically been included in Emerson’s consolidated U.S. and non-U.S. income tax returns, for most locations. Income tax expense for the combined financial statements has been calculated following the separate return method. The separate return method applies ASC 740, Income Taxes, to the combined financial statements as if Vertiv were a separate enterprise and a stand-alone taxpayer for the periods presented. The calculation of income taxes on a separate return basis requires considerable judgment and the use of both estimates and assumptions. These estimates and assumptions affect the calculation of certain tax liabilities and the determination of the recoverability of certain deferred tax assets, which arise from the temporary differences between the tax and financial statement recognition of revenue and expenses. As a result, Vertiv’s deferred tax rate and deferred tax balances may differ from those in the Predecessor periods.

Quantitative and qualitative disclosures about market risk

Market risk

The market risk inherent in financial instruments represents the potential loss in fair value, earnings or cash flows arising from adverse changes in foreign currency exchange rates, commodity prices or interest rates. Vertiv may use derivative financial instruments like foreign currency forward contracts to manage exposure to market risks. Vertiv does not use derivative financial instruments for trading purposes.

Foreign exchange rate risk

In the normal course of business, Vertiv is exposed to changes in foreign currency exchange rates due to its worldwide presence and business profile. Foreign currency exposures relate to transactions denominated in currencies that differ from the functional currencies of its subsidiaries.

As part of Vertiv’s risk management strategy, derivative instruments are selectively used in an effort to minimize the impact of these exposures. Foreign exchange forward contracts are utilized to hedge foreign currency exposures impacting sales or cost of sales transactions, firm commitments, and the fair value of assets and liabilities. All derivatives are associated with specific underlying exposures and Vertiv does not hold derivatives for trading or speculative purposes. In the aggregate, Vertiv’s portfolio of forward contracts related to such transactions is not material to its financial statements.

Commodity risk

In the normal course of business, Vertiv is exposed to commodity risk based on the products manufactured. Primary commodity exposures are price fluctuations on forecasted purchases of copper and aluminum and related products. As part of the risk management strategy, derivative instruments are selectively used in an effort to minimize the impact of these exposures. All derivative instruments are associated with specific underlying exposures and Vertiv does not hold derivatives for trading or speculative purposes. In the aggregate, Vertiv’s portfolio of forward contracts related to such transactions is not material to the financial statements.

EXECUTIVE COMPENSATION

This section describes executive compensation of Vertiv’s directors and named executive officers. None of GSAH’s directors or sole executive officer received any cash compensation for services rendered to GSAH.

Compensation Discussion and Analysis

Vertiv’s “named executive officers” for the fiscal year ended December 31, 2019 consisted of the following individuals:

•	Robert Johnson, Chief Executive Officer

•	David Fallon, Chief Financial Officer

•	Stephen Liang, President, Asia-Pacific

•	Jason Forcier, Chief Operations Officer and Executive Vice President of Infrastructure & Solutions

•	John Hewitt, President of Americas

2019 Compensation Overview and Objectives

Compensation during 2019 was established primarily with the goals of attracting and retaining talented individuals, as well as motivating executives to achieve the greatest possible returns. Vertiv believes that the fixed aspects of its compensation program—including base salary and benefits—enable it to compensate executives at competitive levels, while annual incentive programs allow Vertiv to pay bonuses based on performance and the achievement of corporate financial goals. Finally, Vertiv’s 2017 Transaction Exit Bonus Plan, as described below, is designed to promote executive retention and directly link the amount of compensation paid to executive officers to value growth.

The compensation reported in this compensation discussion and analysis is not necessarily indicative of how we expect to compensate our named executive officers following the consummation of the Business Combination. In connection with the Business Combination, we adopted the Incentive Plan a copy of which is included as an exhibit to the registration statement of which this prospectus is a part and we expect to further review, evaluate and modify our compensation framework, which may result in future compensation programs that vary significantly from Vertiv’s historical practices.

Determination of Compensation

During 2019, Vertiv’s board of managers (the “Vertiv Board”) was comprised of individuals appointed by our then controlling member, an entity controlled by private investment funds sponsored by affiliates of Platinum Advisors. Certain other subsidiaries of Vertiv also included managers, directors and/or officers that are employees of Platinum Advisors. Platinum Advisors provided certain corporate advisory services to the Vertiv organization during 2019 pursuant to the services agreement that is described in more detail below under “Certain relationships and related party transactions—Vertiv Related Party Transactions.” These services included providing advice in respect of Vertiv’s compensation plans and policies. In connection with setting the compensation for the named executive officers for 2019, Platinum Advisors provided a broad-based overview of current market compensation practices in the industry to the Vertiv Board and the Chief Executive Officer of the Vertiv organization, Mr. Johnson. This advice was based on Platinum Advisors’ prior experience and the compensation programs in place at other companies controlled by affiliates of Platinum Advisors. The Vertiv Board (with respect to Mr. Johnson’s compensation) and Mr. Johnson (with respect to the compensation of the other named executive officers) used this advice as a point of general comparison and did not receive or follow any specific recommendations from Platinum Advisors in setting 2019 compensation. In this regard, in determining the levels and mix of compensation, the Vertiv Board and Mr. Johnson have not generally relied on formulaic guidelines, but rather performed a comprehensive review of each executive’s skills and capabilities and his potential contribution as a member of the executive team. The factors used to determine each executive’s total compensation opportunity for 2019 included:

•	the executive’s skills and capabilities as they relate to the execution of the executive’s role;

•	the size and scope of the executive’s role, in particular the criticality of the position and the potential for value creation;

•

the level and form of compensation that the Vertiv Board and Mr. Johnson determined to be necessary to attract and retain executive leadership familiar with transforming organizations, principally in Vertiv’s industry and at companies with similar size and scope; and

•	alignment of the executive’s individual financial outcomes with stockholder value creation.

During 2019, the Vertiv Board had no formal, regularly scheduled meetings to set its compensation policy. Instead, the Vertiv Board and Mr. Johnson met as circumstances required from time to time.

The protection of competitive and confidential information and the retention of top talent are of the utmost importance to the Vertiv Board and Mr. Johnson. For this reason, Vertiv’s employment agreements with the named executive officers contain confidentiality, non-compete and non-solicitation provisions. In addition, Messrs. Johnson, Fallon, Forcier and Hewitt, who are each employed in the United States where employment is generally at-will, have provisions in their employment agreements that provide for severance benefits following a qualifying termination of employment, which is intended to alleviate concerns about job security that could affect performance and keep the named executive officers focused on their day to day responsibilities. Estimates of the value of the benefits potentially payable under these agreements, and certain statutory entitlements available to the named executive officers located outside of the United States, that may be triggered upon a termination of employment or a change in control are set out below under the caption “Potential Payments upon Termination or Change in Control.”

Neither the Vertiv Board nor Vertiv has made use of compensation consultants or advisors in determining the compensation of the named executive officers in the past, including with respect to 2019 compensation decisions. However, Vertiv engaged Compensia, a national compensation consulting firm, to review and advise on our compensation practices following the Business Combination. Compensia also advised in base salary adjustments made for Mr. Liang, Mr. Forcier and Mr. Hewitt, as discussed below. Our Board intends to use Compensia’s recommendations as one factor in determining the compensation of the named executive officers following the Business Combination. For 2019, the Vertiv Board and Mr. Johnson generally relied on their collective experience, together with the expertise of Platinum Advisors, as well as the Vertiv Board’s perception of current market conditions and analysis of relevant market data, in setting compensation.

Components of Compensation for 2019

The compensation provided to the named executive officers in 2019 consisted of the same elements generally available to Vertiv’s non-executive employees, including base salary, annual incentives, retirement and other benefits. Additionally, certain of the named executive officers participated in medium-term and long-term incentive programs, and received certain perquisites. Each of these elements is described in more detail below.

Base Salary

Vertiv generally established the initial base salaries of the named executive officers through an arm’s-length negotiation at the time of hire, taking into account the executive’s position, responsibilities, qualifications, experience and location, the market for the position and the base salaries of other executive officers. The Vertiv Board generally viewed an appropriate level of base compensation at approximately the median level of market positions. Thereafter, the Vertiv Board and Mr. Johnson (other than with respect to his own compensation)

reviewed the base salaries of the executive officers periodically and make adjustments to base salaries as they determine to be necessary or appropriate. The Vertiv Board and Mr. Johnson acknowledge that base salary is one component of a total compensation package that needs to be balanced appropriately for each named executive officer. The following table shows the base salaries in effect as of January 1, 2019 for the named executive officers.

Executive	Annual Salary as of January 2019
R. Johnson	$950,000
D. Fallon	$575,000
S. Liang	$557,004
J. Forcier	$400,000
J. Hewitt	$450,000

During 2019, the Vertiv Board approved the following salary increases to Messrs. Liang, Forcier and Hewitt. The increases were based on previously budgeted merit increases for Messrs. Liang and Hewitt and a promotion for Mr. Forcier from Executive Vice President Infrastructure & Solutions to the Chief Operations Officer and VP Infrastructure & Solutions.

Executive	Annual Salary as of December 31, 2018	Salary Increase (%)	New Annual Salary	New Salary Effective Date
S. Liang	$557,004	6%	$590,424	April 1, 2019
J. Forcier	$400,000	25%	$500,000	June 1, 2019
J. Hewitt	$450,000	4%	$468,000	June 24, 2019

Annual Incentive Plan Bonus Opportunities

During 2019, Vertiv established the 2019 Annual Incentive Plan (the “AIP”), pursuant to which certain individuals in senior management roles, including the named executive officers, were eligible to receive a cash bonus for 2019 based on the achievement of designated financial performance criteria.

Cash bonuses are payable pursuant to the AIP, and no bonuses pursuant to the AIP were to be paid unless Vertiv achieved the threshold performance level set for 2019. The Vertiv Board and Mr. Johnson each generally viewed the use of annual cash bonuses as an effective means to compensate the named executive officers for achieving annual financial goals. Vertiv believes that this alignment of incentives and returns ensures that top leaders are focused on value creation in line with Vertiv’s financial success. For 2019, the target bonus opportunities under the AIP for Messrs. Johnson, Forcier, Fallon and Hewitt were equal to a specified percentage of each named executive officer’s base salary, established pursuant to their employment agreements with Vertiv, as set forth below. Mr. Liang’s target bonus opportunity was equal to the dollar amount specified below (see also the information under the heading “Senior Executive Medium-Term Incentive and Retention Agreement—Mr. Liang”).

Named Executive Officer	2019 Target Bonus Opportunity (as % of Base Salary)	2019 Annual Target Bonus Opportunity ($)
R. Johnson	100%	$950,000
D. Fallon	100%	$575,000
S. Liang	N/A	$231,000
J. Forcier (Effective January 1, 2019)	60%	$240,000
J. Forcier (Effective June 1, 2019)	80%	$400,000
J. Hewitt	65%	$292,500

Each participant was eligible to earn 30% of his target AIP bonus upon threshold performance, 100% of his target AIP bonus upon target performance and 150% of his target AIP bonus upon maximum performance. The target AIP bonus levels were set to reflect the executive’s relative responsibility for the company’s performance and to appropriately allocate the total cash opportunity between base salary and incentive-based compensation.

For 2019, it was determined that a combination of certain performance measures, consisting of total company-wide EBITDAR, controllable cash, SG&A and sales growth. We define these non-GAAP measures below.

•

“EBITDAR” is defined as earnings (loss) from continuing operations before interest expense, income tax expense (benefit), and depreciation and amortization (“EBITDA”), adjusted to exclude certain unusual or non-recurring items, certain non-cash items and other items that are not indicative of ongoing operations and further adjusted for constant currency.

•

“Controllable cash” is calculated as the reduction in past due accounts receivable aged 30 days or greater, measured from December 31, 2018 to December 31, 2019, adjusted for constant currency, plus reduction in GAAP Inventory, net, measured from December 31, 2018 to December 31, 2019, adjusted for constant currency, minus additions to property, plant, equipment, land and construction in process plus additions to capitalized software net of disposals, adjusted for constant currency, minus adjustments to EBITDA used to calculate adjusted EBITDA, adjusted for constant currency.

•	“SG&A” represents GAAP Selling, General and Administrative expenses, adjusted for constant currency.

•	“Sales growth” represents year over year change in GAAP Net Sales, adjusted for constant currency.

These factors were chosen as the appropriate performance measures to motivate Vertiv’s key executives, including the named executive officers, to both maximize earnings and increase utilization of working capital. The 2019 AIP for Messrs. Johnson, Fallon, Liang, Forcier and Hewitt was structured as shown in the table below.

Executive	2019 Annual Incentive Plan Weightings
	Company- wide EBITDAR	Company- wide Controllable Cash	Company- wide SG&A	Company- wide Sales Growth
R. Johnson	50%	20%	20%	10%
D. Fallon	50%	20%	20%	10%
S. Liang	50%	20%	20%	10%
J. Forcier	50%	20%	20%	10%
J. Hewitt	50%	20%	20%	10%

The following table shows threshold, target, maximum and actual levels of achievement for the metrics for all executives:

Metric	Weighting	Performance	Company- wide Targets
Sales Growth	10%	Entry	4,299.0
		Target	4,389.0
		Max	4,479.0

EBITDAR	50%	Entry	520.0
		Target	560.1
		Max	582.0

Controllable Cash	20%	Entry	(110.8)
		Target	(95.8)
		Max	(80.9)

SG&A	20%	Entry	(1,039.0)
		Target	(1,029.4)
		Max	(1,014.0)

In August of 2019, due to company performance through August 2019, management recommended to the Vertiv Board that Vertiv make a prepayment to employees equivalent to 30% of the target payout. Mr. Liang received a payment from the 2018 AIP, and therefore was not included in the early payment. The Vertiv Board approved the payment, and as such, Mr. Johnson, Mr. Fallon, Mr. Forcier and Mr. Hewitt received the following payment:

Executive	30% of Target Payment, paid in August 2019
R. Johnson	$285,000
D. Fallon	$172,500
J. Forcier	$110,071
J. Hewitt	$89,587

Based on Vertiv’s performance relative to the above targets, NEOs were eligible to receive a payment for the 2019 AIP based on a weighted average payout equal to 115% of their AIP target. The table below sets forth the total 2019 AIP payment for each NEO, which includes the 30% prepayment described above.

Executive	2019 AIP Payout
R. Johnson	$1,092,500
D. Fallon	$661,250
S. Liang	$281,780
J. Forcier	$383,123
J. Hewitt	$343,102

2019 Transformation Bonus Opportunities

Vertiv’s 2019 Transformation Bonus Plan (the “T-Bonus Plan”) is a short-term cash bonus program developed to incentivize key leadership, including each of the named executive officers, to focus efforts on transformational programs aimed at improving the operational and financial performance of Vertiv as it works toward becoming a publicly traded company. The T-Bonus Plan measures company performance against predetermined financial metrics in a given year and provides a pool of payouts based on those achievements. Once the pool is funded, the actual payout the named executive officer will be paid will be determined upon their level of completion of their Objectives & Key Results (“OKRs”), as determined by the CEO. Bonuses earned pursuant to the T-Bonus Plan are payable in one payment in the first quarter following the year for which the financial performance is measured, subject to the participant’s continued employment through the payment date and their OKR performance.

A baseline threshold for company achievement ensures that a minimum level of success is achieved before the T-Bonus Plan is funded. Each executive’s T-Bonus target is equivalent to 100% of their base salary. The T-Bonus Plan is funded at 30% upon achievement of threshold performance and at 100% upon achievement of target performance, with straight-line interpolation between such metrics. The target T-Bonus Plan bonus levels were set to reflect the relative responsibility for the company’s performance and to appropriately allocate the total cash opportunity between base salary and incentive-based compensation pursuant to the T-Bonus Plan and the AIP.

The transformation metrics used to measure performance in 2019 for purposes of the T-Bonus Plan were EBITDAR, Controllable Cash and SG&A. These factors were chosen as the appropriate performance measures to motivate key executives, including the named executive officers, to maximize earnings.

Metric	Weighting	Performance	Company- wide Targets
EBITDAR	33.34%	Entry	520.0
		Target	560.1
		Max	582.0

Controllable Cash	33.33%	Entry	(110.8)
		Target	(95.8)
		Max	(80.9)

SG&A	33.33%	Entry	(1,039.0)
		Target	(1,029.4)
		Max	(1,014.0)

Based on Vertiv’s performance relative to the above targets, NEOs were eligible to receive a payment for the 2019 T-Bonus Plan based on a weighted average payout equal to 128% of their T-Bonus target. The table below sets forth the 2019 T-Bonus payment for each eligible NEO.

Executive	2019 T-Bonus Payout
R. Johnson	$1,216,000
D. Fallon	$736,000
S. Liang	$755,743
J. Forcier	$586,696
J. Hewitt	$587,520

Senior Executive Medium-Term Incentive and Retention Agreement—Mr. Liang

Vertiv is a party to a 2017 Senior Executive Medium-Term Incentive and Retention Agreement, as adopted effective January 1, 2017, with Mr. Liang (the “Liang Incentive Agreement”), pursuant to which Mr. Liang is eligible to receive a cash incentive award based 50% on the achievement of company-wide EBITDAR targets for the period commencing on January 1, 2018 and ending on December 31, 2018, or the “First Performance Period,” and for the period commencing on January 1, 2019 and ending on December 31, 2019, or the “Second Performance Period,” and 50% on the achievement of APAC EBITDAR targets for each of the First Performance Period and the Second Performance Period. Mr. Liang’s target incentive opportunity for the First Performance Period and Second Performance Period was set at $1.6 million and $800,000, respectively. If achievement of the applicable performance measure during a performance period is in between threshold and target or in between target and maximum levels, the amount earned for the performance period will be determined using straight-line interpolation. Mr. Liang’s incentive award is payable as soon as practicable following December 31, 2019, but in no event later than March 15, 2020, subject to his continued employment through December 31, 2019.

The following table shows the performance and achievement for the first performance period of Mr. Liang’s incentive program, which performance period ended December 31, 2018:

Metric	Weighting	Threshold Performance	Target Performance	Maximum Performance	Actual Performance	Payout (%)
Company EBITDAR	50%	$548.6 million	$609.6 million	$629.2 million	$502.4 million	0%
APAC EBITDAR	50%	$140.1 million	$155.0 million	$165.0 million	$174.1 million	150%
Payout as a Percent of Target						75%

Based on the above results, Mr. Liang earned $1.2 million with respect to the First Performance Period, which ended December 31, 2018.

The following table shows the performance targets for the second performance period of Mr. Liang’s incentive program, which ended December 31, 2019.

Metric	Weighting	Threshold Performance	Target Performance	Maximum Performance
Company EBITDAR	50%	$700.0 million	$753.8 million	$775.0 million
APAC EBITDAR	50%	$155.0 million	$175.0 million	$185.0 million

Based on Vertiv’s performance relative to the above metrics, Mr. Liang earned an incentive payment based on a weighted average payout equal to 48.3% of his target, or $386,000 with respect to the Second Performance Period.

While the total amount of the bonus payment with respect to the First Performance Period and the Second Performance Period is $1,586,000, pursuant to agreed upon terms between Mr. Liang and Vertiv, the bonus is subject to reduction by the amount of his Cancellation Payment, which is $741,250, as described below in the “Business Combination-Related Compensation” section.

In addition, the Liang Incentive Agreement provides that Mr. Liang’s incentive award will be subject to a clawback provision, pursuant to which the company’s compensation committee may, in its discretion, require the executive to repay the incentive award payment if Mr. Liang breaches the restrictive covenants under his employment agreement or any other agreement with Vertiv.

Long Term Incentive Bonus

In March 2017, Vertiv adopted the Vertiv Holding Corporation 2017 Transaction Exit Bonus Plan (the “Transaction Exit Bonus Plan”). The purpose of the Transaction Exit Bonus Plan was to provide incentive compensation to key employees, including the named executive officers, by granting cash-settled performance units. The amount ultimately payable to each participant in the plan with respect to the performance units is related to the appreciation following Platinum Equity’s investment in the value of Vertiv as a whole. The performance units mature over a period specified in the applicable award agreement, typically over five years, in each case subject to continued employment through such date and the achievement of enumerated revenue and EBITDA targets. The Transaction Exit Bonus Plan may be altered, amended or terminated by Vertiv at any time. All performance units will terminate upon termination of the Transaction Exit Bonus Plan or expiration on March 31, 2022. Participants in the Transaction Exit Bonus Plan may be entitled to receive compensation for their vested units upon the occurrence of each “qualifying event” that occurs during the participant’s employment with Vertiv or during a short period following the participant’s death.

There are two types of “qualifying events” defined in the Transaction Exit Bonus Plan: (1) a “qualifying sale event” in which there is a sale of some or all of the stock of Vertiv then held by Platinum Equity, but excluding a sale of common stock by Vertiv, and (2) a “qualifying distribution” in which Vertiv pays a cash dividend to Platinum Equity. Upon the occurrence of a “qualifying event,” participants with matured units may receive a cash amount equal to the difference between: (i) the value of the performance units on the date of the “qualifying event” (determined as described below), and (ii) $7.76 (the current Per Unit Reduction Value of each performance unit, which may be adjusted from time to time as described below).

The actual value of a performance unit in connection with a “qualifying sale event” is derived by dividing the net purchase price by 100 million and the actual value of a performance unit in connection with a “qualifying distribution event” is derived by dividing the amount of such dividend or distribution to Platinum Equity, net of any and all withholdings, by 100 million. If the Per Unit Reduction Value at the time of a qualifying event is greater than the value of the performance units on the date of any qualifying event, the holders of the matured performance units will not receive any proceeds, and instead the Per Unit Reduction Value will automatically be reduced by the actual value per performance unit. The new Per Unit Reduction Value will then be used to determine the amount payable to a participation unit holder in connection with any subsequent qualifying event. It is expected that any payouts under the Transaction Exit Bonus Plan will be settled in cash.

Mr. Johnson consults with his direct reports and recommends the size and timing of awards under the Transaction Exit Bonus Plan to the Vertiv Board. The Vertiv Board, after considering such recommendations from Mr. Johnson, ultimately determines who is eligible to receive an award, the size and timing of the award, and the Per Unit Reduction Value of the award at the time of grant (as further described below).

For the named executive officers, other than Mr. Johnson, upon a termination of employment, with or without cause, units are forfeited, except in the case of death, as described in the Transaction Exit Bonus Plan. If Mr. Johnson’s employment is terminated without cause, he retains his then-matured performance units, ten percent of which will be forfeited each year following the date of such termination of employment. As of December 31, 2019, Messrs. Johnson, Fallon, Forcier, Hewitt and Liang each held the following performance units.

Name	Grant date	Vesting commencement date	Number of units	Current per unit reduction value
Robert Johnson	March 27, 2017	January 1, 2017	800,000	$7.76
David Fallon	October 30, 2017	July 31, 2017	175,000	$7.76
Jason Forcier	December 7, 2017	October 2, 2017	150,000	$7.76
John Hewitt	December 7, 2017	October 2, 2017	100,000	$7.76
Stephen Liang	June 15, 2017	January 1, 2017	100,000	$7.76
	October 30, 2017	January 1, 2017	25,000	$7.76

Subject to continuous employment through the applicable maturity date, the performance units granted to the named executive officers in 2017 mature in five substantially equal installments on each of the first five anniversaries following the applicable vesting commencement date, provided that each of the award agreements with the named executive officers provide that, upon a qualifying event that involves all or substantially all of the common stock or assets of Vertiv, all of the performance units granted to such named executive officer will fully mature as of the date of such qualifying event. The number of performance units that will actually vest on each maturity date is dependent on Vertiv’s achievement of the revenue and EBITDAR targets set forth below (as may be adjusted from time to time by the board to reflect the impact of extraordinary events) as of the applicable maturity date, with 50% vesting based on achievement of the revenue target for the immediately preceding fiscal year and 50% vesting based on the achievement of the EBITDAR target for the immediately preceding fiscal year. In the event one or more targets are not met with respect to a given calendar year, or the “base year,” but both targets are met with respect to the calendar year following such base year, or the “catch-up year”, the previously unmatured performance units from the base year will mature as of the January 1st immediately following the catch up year.

Maturity date	Prior year’s revenue target ($)	Prior year’s EBITDAR target(1) ($)
First Anniversary of Vesting Commencement Date	4,356,918,000	594,683,000
Second Anniversary of Vesting Commencement Date	4,435,782,000	697,592,000
Third Anniversary of Vesting Commencement Date	4,518,723,000	753,837,000
Fourth Anniversary of Vesting Commencement Date	4,624,542,000	814,374,000
Fifth Anniversary of Vesting Commencement Date	4,745,700,000	834,222,000

(1)

EBITDAR is a non-GAAP measure that is defined as EBITDA adjusted to exclude certain unusual or non-recurring items, certain non-cash items, foreign currency effects from intercompany loans and other items that are not indicative of ongoing operations.

Retirement Benefits

Vertiv’s tax-qualified employee savings and retirement plan (the “401(k) Plan”) covers certain full- and part-time employees in the United States, including Messrs. Johnson, Fallon, Forcier and Hewitt. Under the 401(k) Plan, employees may elect to reduce their current compensation up to the statutorily prescribed annual limit and have the amount of such reduction contributed to the 401(k) Plan. The Vertiv Board believes that the 401(k) Plan provides an important and highly valued means for employees to save for retirement. In January and February 2019, Vertiv matched two-thirds of the first 6% of the named executive officers’ eligible base salary, and beginning in March 2019, Vertiv matched 50% of the first 6% of the named executive officers’ eligible base salary. In addition, based on Vertiv’s U.S. profits, eligible employees in the U.S. may receive a discretionary, annual profit-sharing contribution to their 401(k) Plan accounts. No profit sharing contribution was made in 2019. Messrs. Johnson, Fallon, Forcier and Hewitt each participated in the 401(k) Plan on the same terms as Vertiv’s other employees in 2019.

Mr. Liang received pension contributions under a local retirement plan. Mr. Liang participates in Vertiv’s Hong Kong defined contribution Occupational Retirement Scheme Ordinance (the “ORSO”), which is a retirement program available to Vertiv’s Hong Kong employees generally, including Mr. Liang. Under the ORSO, a participant contributes 5% of his or her base salary and Vertiv contributes an amount equal to 10% of the participant’s base salary to the ORSO. In accordance with regulation and local practice, individuals with service in Vertiv of more than 10 years, such as Mr. Liang, may withdraw all contribution amounts attributable to both employee and employer contributions upon a termination of employment for any reason.

Other Benefits and Perquisites

All of the named executive officers in the United States were eligible for coverage under Vertiv’s health insurance programs, including medical, dental and vision, a health savings account and flexible spending accounts. Additionally, the named executive officers were eligible for life insurance, short- and long-term disability benefits and paid time off.

Vertiv has provided certain of the named executive officers perquisites as a means of providing additional compensation through the availability of benefits that are convenient for the executives to use when faced with the demands of their positions. The Vertiv Board considers whether, and to what extent, it may be appropriate for the named executive officers to receive such perquisites based on the individual demands of their respective positions.

In addition, Vertiv provides Mr. Liang (i) reimbursement of country club membership fees, (ii) a cash housing allowance, (iii) statutory Hong Kong social insurance payments, and (iv) reimbursement for fees paid in connection with the filing of his U.S. and Hong Kong tax returns which have not yet been determined as of the date of this filing.

Employment Agreements

Vertiv is party to employment agreements with each of the named executive officers that govern their employment with Vertiv. The terms of the employment agreements are described in more detail in the “Narrative Relating to Summary Compensation Table and Grants of Plan-Based Awards Table” section below. The Vertiv Board believes that employment agreements with the named executive officers are valuable tools to both enhance Vertiv’s efforts to retain these executives and to protect Vertiv’s competitive and confidential information. The estimates of the value of the benefits potentially payable under these agreements upon a termination of employment or change in control are set out below under the caption “Potential Payments upon Termination or Change in Control.”

2019 Summary Compensation Table

The following table shows compensation of the named executive officers for fiscal years 2019 and 2018.

Name and principal position	Year	Salary ($)	Bonus ($)	Non-equity incentive plan compensation ($)(1)	Change in pension and nonqualified deferred compensation earnings ($)	All other compensation ($)(2)	Total ($)
Robert Johnson Chief Executive Officer	2019 2018	950,000 901,923	— 450,000	2,308,500 192,000	— —	37,144 20,580	3,295,644 1,564,503

David Fallon Chief Financial Officer	2019 2018	575,000 502,885	— 128,250	1,397,250 48,000	— —	40,307 18,752	2,012,557 697,887

Stephen Liang(3) President, Asia-Pacific	2019 2018	590,424 557,004	— —	1,882,273 149,688	— —	275,268 622,970	2,747,965 1,329,662

Jason Forcier Chief Operations Officer and Executive Vice President of Infrastructure and Solutions	2019 2018	455,769 400,000	150,000	969,819 48,000	— —	11,003 9,023	1,436,591 607,023

John Hewitt President of Americas	2019 2018	459,000 450,000	— 90,000	930,623 48,000	— —	21,909 145,772	1,411,532 733,772

(1)

The amounts reported in this column with respect to 2019 represent the bonuses paid to (i) each named executive officer related to the 2019 AIP, (ii) each named executive officer related to the 2019 Transformation Bonus Plan, and (iii) Mr. Liang, pursuant to the Liang Incentive Agreement, which has been reduced by the amount of his Cancellation Payment of $741,250, as described below in the “Business Combination-Related Compensation” section.

(2)	The amounts shown in this column include the cost of the following perquisites and other benefits received by the named executive officers:

(a)

Robert Johnson. The amounts represent matching contributions to tax-qualified retirement plan during 2019 equal to $11,200, plus expenses related to housing in Columbus, Ohio while he was in town for business equal to $25,944.

(b)

David Fallon. The amounts represent matching contributions to tax-qualified retirement plan during 2019 equal to $11,200, country club dues equal to $10,452, and plus expenses related to commuting between Tennessee and Ohio equal to $18,654.

(c)

Stephen Liang. The amounts represent (i) payment of $4,135 in respect of country club membership fees, (ii) a cash housing allowance of $197,834 (paid in HKD), (iii) statutory Hong Kong social insurance payments totaling $12,953, (iv) a tax service fee not yet incurred for 2019 taxes to be paid in connection with the filing of his U.S. and Hong Kong tax returns, and (v) the employer portion of the contribution to his ORSO pension account equal to $60,346.

(d)	Jason Forcier. This amount represents matching contributions to the tax-qualified retirement plan during 2019 equal to $11,003.

(e)	John Hewitt. The amounts represent matching contributions to tax-qualified retirement plan during 2019 equal to $10,770, and annual country club dues of $11,138.

(3)

Mr. Liang’s cash compensation was generally denominated in United States dollars, other than all of the compensation reflected in the “All Other Compensation” column, which was denominated in the Hong Kong dollar and was converted to U.S. dollars using the December 31, 2019 year-to-date 2019 average exchange rate of 0.1276 U.S. dollars per Hong Kong dollar.

Grants of Plan-Based Awards

				Estimated possible payouts under non-equity incentive plan awards
	Plan	Grant date		Threshold ($)	Target ($)	Maximum ($)
Robert Johnson	Annual Incentive Plan	1/1/2019	(1)	285,000	950,000	1,425,000
	Transformation Bonus Plan	1/1/2019	(2)	285,000	950,000	1,425,000

David Fallon	Annual Incentive Plan	1/1/2019	(1)	172,500	575,000	862,500
	Transformation Bonus Plan	1/1/2019	(2)	172,500	575,000	862,500

Jason Forcier	Annual Incentive Plan	1/1/2019	(1)	99,945	333,150	499,725
	Transformation Bonus Plan	1/1/2019	(2)	136,731	455,769	683,654

John Hewitt	Annual Incentive Plan	1/1/2019	(1)	91,260	304,200	456,300
	Transformation Bonus Plan	1/1/2019	(2)	137,700	459,000	688,500

Stephen Liang	Annual Incentive Plan	1/1/2019	(1)	69,300	231,000	346,500
	2017 Senior Executive Medium-Term Incentive and Retention Agreement

(1)

Represents the threshold, target and maximum value of annual incentive awards that could have been earned by the named executive officers under the Annual Incentive Plan for the year ended December 31, 2019. For a discussion of the terms of the AIP and the amounts earned thereunder by the named executive officers for 2019, see “Compensation Discussion and Analysis—Components of Compensation for 2019—Annual Incentive Plan Bonus Opportunities” above.
(2)

Represents the threshold and maximum value of annual incentive awards that could have been earned by the named executive officers (other than Mr. Liang) under the T-Bonus Plan for the year ended December 31, 2019. For a discussion of the terms of the T-Bonus Plan, see “Compensation Discussion and Analysis—Components of Compensation for 2019—Transformation Bonus Opportunities” above.

(3)

Represents the threshold, target and maximum value of incentive awards that could be earned by Mr. Liang under the Liang Incentive Agreement. For a discussion of the terms of the Liang Incentive Agreement, see “Compensation Discussion and Analysis—Components of Compensation for 2019—Senior Executive Medium-Term Incentive and Retention Agreement” above.

Narrative Relating to Summary Compensation Table and Grants of Plan-Based Awards Table

Employment Agreements

Robert Johnson. Vertiv is a party to an employment agreement with Mr. Johnson, pursuant to which he is entitled to earn a base salary, of $900,000, and an annual cash bonus opportunity equal to 100% of his base salary for target-level achievement of annual performance criteria, established by the Vertiv Board pursuant to the AIP, up to a maximum of 150% of his base salary for above-target performance. Mr. Johnson’s employment agreement also provides that his annual bonus would be equal to no less than 50% of his base salary for 2018. In addition, Mr. Johnson is eligible for four (4) weeks of vacation annually as well as company-provided living accommodations within 25 miles of Vertiv’s customer and technology headquarters. Mr. Johnson’s employment agreement also subjects him to a confidentiality provision and one-year post-termination non-competition and non-solicitation covenants.

In the event that Mr. Johnson’s employment is terminated by us without cause or by him for good reason (each, as defined in the employment agreement), subject to his execution and non-revocation of a general release of claims, he will be entitled to (i) continued receipt of his base salary, payable in installments generally in accordance with normal payroll practices, for a 12 month period following such termination and (ii) an amount equal to the greater of (x) his target annual bonus for the year of termination and (y) the annual bonus paid to him for the year immediately preceding the year of termination, in each case payable in the first regularly scheduled payroll period following the 12 month anniversary of the termination date. In addition, in the event that Mr. Johnson’s employment is terminated due to his death or disability, subject to his (or his estate’s) execution and non-revocation of a general release of claims in favor of us and Vertiv’s affiliates with respect to any such termination due to a disability, he will be entitled to an amount equal to (i) 100% of his target annual bonus for the year such termination occurs or, if such termination occurs on or after January 1, 2019, 50% of his target annual bonus for the year such termination occurs.

David Fallon. Vertiv entered into a letter agreement, dated June 12, 2017, with Mr. Fallon, pursuant to which he is entitled to an annual base salary of $500,000, and an annual bonus opportunity equal to 65% of his base salary for target-level achievement of performance criteria established under the AIP. Mr. Fallon’s letter agreement also provides that he will be eligible to participate in the Transaction Exit Bonus Plan. Additionally, the agreement provides for a special additional cash bonus with an annual target of $100,000 pursuant to the T-Bonus Plan, subject to his continued employment through the date of payment. In the event that Mr. Fallon’s employment is terminated by us without cause, subject to his execution and non-revocation of a general release of claims, he will be entitled to (i) continued payment of his base salary for nine months following such termination, and (ii) a lump sum payment equal to three months’ salary. Mr. Fallon has also executed an agreement subjecting him to a confidentiality provision and one-year post-termination non-competition and non-solicitation covenants.

Jason Forcier. Vertiv originally entered into a letter agreement, dated September 22, 2017, with Mr. Forcier, pursuant to which he was entitled to a base salary of $400,000, and an annual bonus opportunity equal to 60% of his base salary for target-level achievement of performance criteria established under the AIP. The Company then entered into a letter agreement, dated June 17, 2019, with Mr. Forcier, pursuant to which he is entitled to an annual base salary of $500,000, and an annual bonus opportunity equal to 80% of his base salary for target-level achievement of performance criteria established under the AIP. Mr. Forcier’s letter agreement also provides that he will be eligible to participate in the Transaction Exit Bonus Plan. In the event that Mr. Forcier’s employment is terminated by us without cause between June 1, 2019 and May 31, 2020, subject to his execution and non-revocation of a general release of claims, he will be entitled to (i) continued payment of his base salary for fifty-two weeks following such termination, and (ii) a lump sum payment equal to 100% of his AIP target bonus. In the event that Mr. Forcier’s employment is terminated on or after June 1, 2020, subject to his execution and non-revocation of a general release of claims, he will be entitled to (i) a lump sum payment equal to one times his current base salary and 100% of his AIP target bonus. Mr. Forcier has also executed an agreement subjecting him to a confidentiality provision and one-year post-termination non-competition and non-solicitation covenants.

John Hewitt. Vertiv is a party to a letter agreement, dated August 16, 2017, with Mr. Hewitt, pursuant to which he is entitled to an annual base salary of $450,000, and an annual bonus opportunity equal to 65% of his base salary for target-level achievement of performance criteria established under the AIP. Mr. Hewitt’s letter agreement also provides that he will be eligible to participate in the Transaction Exit Bonus Plan. Mr. Hewitt also was entitled to participate in a special additional bonus under the T-Bonus Plan for achievement of the total Vertiv year-over-year EBITDAR growth goal for calendar years 2017 and 2018, which was a one-time bonus opportunity. The annual target for this bonus was $100,000. Mr. Hewitt has also executed an agreement subjecting him to a confidentiality provision and one-year post-termination non-competition and non-solicitation covenants.

Stephen Liang. Vertiv (Hong Kong) Holdings Limited entered into a letter agreement, dated November 22, 2018, with Mr. Liang, which replaced his prior employment letter dated May 1, 2013. Mr. Liang is entitled to an annual base salary of $557,000, and an annual bonus opportunity currently equal to $231,000 for target-level achievement of performance criteria established under the AIP. Pursuant to Mr. Liang’s letter agreement, he was entitled to receive $129,000 HK ($197,834 USD) per month as part of a cash housing program; this right expired on September 30, 2019. Mr. Liang’s letter agreement also provided for the following in 2018: club membership fees; a payment to cover a round-trip business class air ticket from Hong Kong to Boston, Massachusetts for himself and his direct dependents; company-paid medical and dental insurance for himself and his dependents; and life and personal accident insurance. Additionally, Mr. Liang is entitled to 21 working days annual leave. Mr. Liang’s agreement also provides for his participation in ORSO, the Hong Kong statutory pension plan, pursuant to which Vertiv makes monthly contributions equal to 10% of his monthly base salary. In the event that Mr. Liang’s employment is terminated other than by Vertiv for cause, he will be entitled to six months’ notice or payment in lieu of notice. Mr. Liang’s letter agreement subjects him to a confidentiality provision and one-year post-termination non-competition and non-solicitation covenants.

Bonuses

Vertiv maintains the Vertiv Annual Incentive Plan and the Transformation Bonus Plan, in each case, pursuant to which cash incentive awards may be made to the named executive officers. Vertiv has also paid certain discretionary bonuses to the named executive officers. For a summary of the Annual Incentive Plan, the Transformation Bonus Plan and the discretionary bonuses paid with respect to 2019, see “Compensation Discussion and Analysis—Components of Compensation for 2019” above.

Long Term Incentive Bonus

Vertiv maintains the Vertiv Holding Corporation 2017 Transaction Exit Bonus Plan, pursuant to which performance unit awards have been made to the named executive officers. For a summary of the 2017 Transaction Exit Bonus Plan and performance units granted to the named executive officers pursuant to such plan in 2018, see “Compensation Discussion and Analysis—Components of Compensation for 2019—Long Term Incentive Bonus” above.

Retirement Plans and Other Perquisites

Vertiv maintains certain retirement benefit plans and provide the named executive officers with certain benefits and perquisites. For a summary of such plans and benefits, see “Compensation Discussion and Analysis—Components of Compensation for 2018—Retirement Benefits” and “Compensation Discussion and Analysis—Components of Compensation for 2018—Perquisites and Other Benefits” above.

Potential Payments Upon Termination or Change in Control

Each of the named executive officers has entered into agreements, the material terms of which have been summarized above under the caption “Narrative relating to summary compensation table and grants of plan-based awards table.” Upon certain terminations of employment, the named executive officers (employed as of December 31, 2019) are entitled to payments of compensation and certain benefits. The table below reflects the amount of compensation and benefits payable to each named executive officer who was employed as of December 31, 2019 in the event of a (i) termination without cause, (ii) termination for good reason, or (iii) termination by reason of the executive’s death or disability. Performance units granted pursuant to the Transaction Exit Bonus Plan had no value as of December 31, 2019 and therefore are not included in the table below. For a summary of the Transaction Exit Bonus Plan, see “Compensation discussion and analysis—Components of compensation for 2019—Long Term Incentive Bonus” above. The amounts shown assume that the applicable triggering event occurred on December 31, 2019 and, therefore, are estimates of the amounts that would be paid to the named executive officers upon the occurrence of such triggering event.

Name	Reason for termination	Cash payment ($)
Robert Johnson	Without Cause	1,900,000	(1)
	Good Reason	1,900,000	(1)
	Death or Disability	950,000	(2)

David Fallon	Without Cause	575,000	(3)
	Good Reason	—
	Death or Disability(3)	—

Jason Forcier	Without Cause	900,000	(4)
	Good Reason	—
	Death or Disability	—

John Hewitt	Without Cause	468,000	(3)
	Good Reason	—
	Death or Disability	—

Stephen Liang	Without Cause	335,212	(5)
	Good Reason	335,212	(5)
	Death or Disability	335,212	(5)

(1)

Consists of (i) continued payment of Mr. Johnson’s base salary, currently $950,000 annually, payable in installments generally in accordance with normal payroll practices, for a 12 month period following such termination and (ii) an amount equal to the greater of (x) his target annual bonus for the year of termination, which was $950,000, and (y) the annual bonus paid to him for the year immediately preceding the year of termination, which was $450,000, in each case payable in the first regularly scheduled payroll period following the 12 month anniversary of the termination date.

(2)	Consists of Mr. Johnson’s target annual bonus for the year of termination.

(3)	Consists of (i) continued payment of base salary for nine months following such termination, and (ii) a lump sum payment equal to three months’ salary.
(4)	Consists of continued payment of (i) base salary for twelve months following such termination, and (ii) a lump sum payment equal to a target AIP payment.
(5)

Consists of (i) six months’ notice or payment in lieu of notice and (ii) payment of expenses for repatriation to the United States in accordance with company policy, estimated to be approximately $40,000.

Business Combination-Related Compensation

The information set forth in the table below is intended to comply with Item 402(t) of Regulation S-K, which requires disclosure of information about certain compensation for each of the Vertiv’s named executive officers that is based on or otherwise relates to the Business Combination. To the extent any of the named executive officers’ compensation arrangements are described above in this “Executive Compensation” section, they are incorporated herein by reference.

Please note that the amounts indicated below are estimates based on the material assumptions described in the notes to the table below, which may or may not actually occur. Some of these assumptions are based on information currently unavailable and, as a result, the actual amounts, if any, that may become payable to a named executive officer may differ in material respects from the amounts set forth below. Furthermore, for purposes of calculating such amounts, we have assumed a closing date of the Business Combination of December 31, 2019.

In connection with the consummation of the Business Combination, Vertiv expects to enter into an acknowledgement and release agreement pursuant to which each named executive officer will agree that the Business Combination does not constitute a “qualifying event” under the Transaction Exit Bonus Plan and, subject to the named executive officer’s continued employment through the consummation of the Business Combination and agreement to a release of claims, including any rights under the Transaction Exit Bonus Plan, the named executive officer will be entitled to receive a bonus (the “Cancellation Payment”), payable within thirty days following the Business Consummation, as set forth in the column entitled “Other” below.

Name	Cash Payment ($)(1)	Perquisites/ Benefits ($)(2)		Other ($)(3)	Total ($)
Robert Johnson	1,900,000	24,000		4,104,000	6,028,000
David Fallon	1,150,000	24,000		1,047,750	2,221,750
Jason Forcier	900,000	24,000		769,500	1,693,500
John Hewitt	772,000	24,000		713,000	1,509,000
Stephen Liang	835,000	64,000	(2)	741,250	1,640,250

(1)

Includes cash severance payments as described with respect to each named executive officer under “New Compensation Arrangements—Employment Policy” section described below in the event the named executive officer is terminated without cause or resigns for good reason (each as defined in the Employment Policy) upon the consummation of the Business Combination and outside of the change of control period as described under “Change of Control Plan” below.

(2)

Includes reimbursement of COBRA continuation coverage costs for twelve months following termination of employment, estimated to be approximately $24,000, as described with respect to each named executive officer under “New Compensation Arrangements—Employment Policy” section described below in the event the named executive officer is terminated without cause or resigns for good reason upon the consummation of the Business Combination and outside of the change of control period as described under “Change of Control Plan” below. In addition, for Stephen Liang, includes payment of expenses for repatriation to the United States in accordance with Company policy, estimated to be approximately $40,000, as described under “Potential Payments Upon Termination or Change in Control” above.

(3)

Consists of the Cancellation Payments payable to each named executive officer within 30 days following the consummation of the Business Combination in cancellation of all rights under the Transaction Exit Bonus

Plan, as described above. Each named executive officer has elected to reinvest a portion of the Cancellation Payments in shares of the Company pursuant to the subscription agreements described in “Certain Relationships and Related Persons Transactions—GSAH’s Related Party Transactions—Management Subscription.”.

Director Compensation

Director Compensation Policy

For 2019, the Vertiv Board was comprised of Bryan Kelln, Jacob Kotzubei and Edward L. Monser. These individuals received no cash, equity or other non-equity compensation for services rendered. At all times during such period, Mssrs. Kelln and Kotzubei were employed and compensated exclusively by Platinum Equity. Mssrs. Kelln and Kotzubei provided services to Vertiv pursuant to the terms of the services agreement, and Vertiv compensated Platinum Equity for these and other services through the payment of an advisory fee. Please see “Certain Relationships and Related Party Transactions” below for a discussion of the terms of the services agreement. During the relevant period, Mssrs. Kelln and Kotzubei did not perform services exclusively or predominately for Vertiv and instead provided services across Platinum Equity Advisors’ entire business and portfolio. As a result, Platinum Equity Advisors cannot segregate or identify the portion of the compensation awarded to, earned by or paid to Mssrs. Kelln and Kotzubei that relates to their respective services to Vertiv and no portion of the compensation awarded to, earned by or paid to Mssrs. Kelln and Kotzubei relate solely to their service to us. Vertiv currently has no other formal arrangements under which directors receive compensation for service to the board of directors or its committees.

All Other Compensation

Vertiv’s policy is to reimburse directors for reasonable and necessary out-of-pocket expenses incurred in attending board and committee meetings or performing other services in their capacities as directors. Vertiv does not provide tax gross-up payments to members of the Vertiv Board. The Vertiv Board expects to review director compensation periodically to ensure that the director compensation package remains competitive such that Vertiv is able to recruit and retain qualified directors.

Stock Ownership Guidelines for Company Directors

Pursuant to the policy adopted by the board on December 8, 2019, our directors are expected to own Company stock with a value equal to five times their cash retainer. A director is expected to comply with the minimum director investment guidelines within five years after election or appointment as a director. For purposes of satisfying the requirements of the stock ownership guidelines, “ownership” includes stock owned privately, shares (or equivalent shares) awarded to, or purchased by, a director pursuant to a qualified or non-qualified benefit or savings plan, deferred RSUs, unvested restricted stock, vested and unvested RSUs; and any other after-tax profit from an equity transaction, expressed in shares of Company stock (“net gain shares”). Stock option awards that have been granted but have not yet been exercised do not count toward meeting the minimum director ownership guidelines. Upon exercise, however, the net gain shares retained do count toward the minimum ownership requirements. Directors may not sell or dispose of any Company stock that they own outright or any net gain shares attributable to stock option exercises, the vesting of RSUs, or the payment of deferred RSUs until they satisfy the minimum director ownership guidelines. In addition, each director must hold net gain shares attributable to stock option exercises, the vesting of RSUs for at least one year, regardless of whether the multiple-of-salary ownership threshold guidelines have been met. Directors may only sell Company stock during open window periods under that the Company Securities Trading Policy and must notify and receive clearance prior to executing any stock sales or option exercises.

New Compensation Arrangements and Policies

The Board of Directors approved on December 8, 2019 the following compensation arrangements for Vertiv’s named executive officers, which will be effective in connection with the closing of the Business

Combination. The board also approved stock ownership guidelines for Company officers, as described below, and stock ownership guidelines for non-employee directors, as described above under “Director Compensation.”

Executive Offer Letters

Each executive offer letter provides for base salary, annual bonus opportunities and initial equity awards as set forth below.

Name	Base Salary ($)	Annual Bonus Opportunity ($)	Restricted Stock Units ($)(1)	Stock Options ($)(2)	Total ($)
Robert Johnson	950,000	950,000	8,000,000	1,400,000	11,300,000
David Fallon	575,000	575,000	1,750,000	860,000	3,760,000
Jason Forcier	500,000	400,000	1,400,000	750,000	3,050,000
John Hewitt	468,000	304,000	1,400,000	1,000,000	3,172,000
Stephen Liang	588,000	247,000	1,400,000	600,000	2,835,000

(1)

Each RSU vests in cumulative installments of 25% on the first, second, third and fourth anniversaries of the date of grant; provided, that they vest in full upon termination of employment due to death or disability and provide for continued vesting upon retirement. In addition, upon a termination without cause, any unvested RSUs scheduled to vest during the six month period following termination, shall vest on the applicable scheduled vesting dates. It is expected that the RSUs will be granted upon the effective date of the Form S-8 to be filed on or about 60 days following the closing of the Business Combination.

(2)

Each option vests in four equal annual cumulative installments of 25% on each anniversary of the date of grant; provided, that they vest in full upon termination of employment due to death or disability and provide for continued vesting upon retirement. In addition, upon a termination without cause, any unvested options scheduled to vest during the six month period following termination, shall vest on the applicable scheduled vesting dates. It is expected the options will be granted immediately following the closing of the Business Combination.

In addition, each named executive officer is eligible for severance pursuant to the terms of the Employment Policy and change in control severance and other benefits pursuant to the CIC Plan, each as described below.

The executive offer letters will supersede and replace each named executive officers current employment and other letter agreements.

Employment Policy

If a named executive officer’s employment with the Company is terminated without cause or by the executive for good reason (each as defined in the Employment Policy), then in addition to accrued obligations through the termination date, provided that the named executive officer executes and does not revoke a release, each named executive officer shall be eligible for the following severance benefits: (i) a cash payment equal to one times the sum of the executive’s annual rate of base salary immediately prior to the termination of employment and target annual bonus, to be paid in installments over twelve months in accordance with the Company’s normal payroll policies; (ii) any earned and unpaid annual bonus for the fiscal year preceding the fiscal year in which the termination occurs; and (iii) reimbursement of COBRA continuation coverage costs for twelve months.

In addition, each named executive officer is subject to standard restrictive covenants, including non-competition and non-solicitation covenants for twelve months.

To the extent that the payment and benefits to be provided under the executive employment policy or other Company plan or agreement would be subject to the excise tax imposed under Section 4999 of the Internal

Revenue Code on excess parachute payments within the meaning of Section 280G of the Internal Revenue Code, the payments will be reduced to the extent necessary so that no portion will be subject to the excise tax if, with such reduction, the net after-tax benefit received by the executive exceeds the net after-tax benefit that would be received by the executive if no such reduction was made.

Change of Control Plan

The Executive Change of Control Plan (the “CIC Plan”) provides severance benefits to certain senior employees of the Company, including the named executive officers, upon certain terminations of employment from the Company in connection with a change of control of the Company (as defined in the CIC Plan). In the event of a change of control of our Company, the executive must also either (i) be involuntarily terminated other than for cause (as defined in the CIC Plan), or (ii) initiate the termination of his or her own employment for good reason (as defined in the CIC Plan). Additionally, either qualifying termination event must occur during the period that is ninety (90) days immediately prior to the change of control and twenty-four months following such change of control (the “Change of Control Period”).

If such termination occurs during the Change of Control Period, the executive would be entitled to (i) lump-sum cash payments equal to then current base salary plus annual target bonus multiplied by a specified multiplier based on the executive’s position and level (and as set forth in the table below); (ii) a lump-sum cash payment equal to the executive’s annual target bonus during the fiscal year of termination, prorated based on the number of days worked by the executive during such fiscal year; and (iii) a lump-sum cash payment equal to the executive’s actual bonus accrued in the fiscal year prior to the year of termination, but not yet paid. The executive would also be entitled to (i) full vesting on an accelerated basis of any of the executive’s unvested long-term incentive awards, and (ii) COBRA continuation coverage for a designated period based on the executive’s position and level (and as set forth in the table below). The CIC Plan does not provide executives with an excise tax gross-up.

Severance benefits provided under the CIC Plan are conditioned on the executive executing a full release of claims and certain confidentiality, non-competition and non-solicitation covenants in favor of the Company. The right to continued severance benefits under the plan ceases in the event of a violation of such covenants, and the non-competition and non-solicitation covenants govern for a period of at least twelve months, or longer depending on the executive’s position and level, following any termination of executive’s employment. In addition, we would seek to recover severance benefits already paid to any executive who violates such restrictive covenants.

Applicable Severance Factor	• 3x for Mr. Johnson • 2x for Messrs. Fallon, Forcier, Hewitt and Liang

COBRA Continuation Period	Reimbursement of COBRA continuation coverage costs for 18 months

Duration of Restrictive Covenants	18 months

Stock Ownership Guidelines for Company Officers

Pursuant to the policy adopted by our Board on December 8, 2019, our named executive officers and other individuals designated by our Board as officers are expected to own Company stock based on the following multiple-of-salary ownership threshold guidelines.

Salary Level	Guidelines

• Chief Executive Officer	5 times Salary

• Named Executive Officers, Chief Financial Officer, Chief Operating Officer, and Presidents	3 times Salary

• Other Officers	2 times Salary

An officer is expected to comply with the multiple-of-salary ownership threshold guidelines within five years after appointment to the relevant officer role. For purposes of satisfying the requirements of the stock ownership guidelines, “ownership” includes stock owned privately, shares (or equivalent shares) awarded to, or purchased by, an officer pursuant to a qualified or non-qualified benefit or savings plan, deferred RSUs, net shares issued from vested RSUs; and any other after-tax profit from an equity transaction, expressed in shares of Company stock (“net gain shares”). Stock option awards that have been granted but have not yet been exercised do not count toward meeting the minimum ownership requirements. Upon exercise, however, the net gain shares retained do count toward the minimum ownership requirements. Officers may not sell or dispose of any Company stock that they own outright or any net gain shares attributable to stock option exercises, the vesting of RSUs or performance plan stock units, or the payment of deferred RSUs until they satisfy the multiple-of-salary ownership threshold guidelines. In addition, each officer must hold net gain shares attributable to stock option exercises, the vesting of RSUs or the vesting of Performance Plan stock units for at least one year, regardless of whether the multiple-of-salary ownership threshold guidelines have been met. Officers may only sell Company stock during open window periods under that the Company Securities Trading Policy and must notify and receive clearance prior to executing any stock sales or option exercises.

MANAGEMENT

Management and Board of Directors

Below is a list of our executive officers and directors and their respective ages and a brief account of the business experience of each of them.

Name	Age	Position
David M. Cote	67	Executive Chairman of the Board
Rob Johnson	53	Chief Executive Officer and Director
Joseph van Dokkum	66	Director
Roger Fradin	66	Director
Jacob Kotzubei	50	Director
Matthew Louie	42	Director
Edward L. Monser	69	Director
Steven S. Reinemund	71	Director
Robin L. Washington	57	Director
David J. Fallon	49	Chief Financial Officer
Giordano Albertazzi	53	President of Europe, Middle East and Africa
Andrew Cole	54	Chief Organizational Development and Human Resources Officer
Colin Flannery	54	General Counsel and Corporate Secretary
Jason M. Forcier	48	Chief Operations Officer and Executive Vice President of Infrastructure and Solutions
John Hewitt	50	President of the Americas
Patrick Johnson	48	Executive Vice President of Information Technology and Edge Infrastructure
Steve Lalla	57	Executive Vice President of Service and Software Solutions
Stephen Liang	61	President of Asia Pacific
Gary Niederpruem	45	Chief Strategy and Development Officer

The directors were nominated pursuant to the director nomination rights set forth in the Stockholders Agreement. See “Business Combination—Related Agreements—Stockholders Agreement” for more information.

Directors

David M. Cote. Mr. Cote serves as the Executive Chairman of our Board of Directors. From April 2018 until the Business Combination, Mr. Cote served as Chief Executive Officer, President and Secretary, and Chairman of the Board of Directors of GSAH. Mr. Cote served as Chairman and Chief Executive Officer of Honeywell from July 2002 to March 2017. Most recently, Mr. Cote was Executive Chairman of the Board at Honeywell until April 23, 2018. He joined Honeywell as President and Chief Executive Officer in February 2002. Prior to joining Honeywell, he served as Chairman, President and Chief Executive Officer of TRW Inc., a provider of products and services for the aerospace, information systems and automotive markets, from August 2001 to February 2002. From February 2001 to July 2001, he served as TRW’s President and Chief Executive Officer and from November 1999 to January 2001 he served as its President and Chief Operating Officer. Mr. Cote was Senior Vice President of General Electric Company and President and Chief Executive Officer of GE Appliances from June 1996 to November 1999. Mr. Cote was a director of the Federal Reserve Bank of New York from March 2014 to March 2018. He previously served as a director of JPMorgan Chase & Co. from July 2007 to July 2013. Mr. Cote was selected to serve on our Board due to his significant leadership experience and his extensive management and investment experience, including in the industrial sector.

Rob Johnson. Mr. Johnson serves as our Chief Executive Officer and one of our directors. From December 2016 until the Business Combination, Mr. Johnson served as the Chief Executive Officer of Vertiv and was

Vertiv’s first CEO. Prior to that he had been an operating partner at venture capital firm Kleiner Perkins Caufield & Byers (“Kleiner Perkins”) from 2014 to 2016. From 2013 to 2014, Johnson worked in executive positions at Consolidated Container Corporation. Prior to Consolidated Container Company, Mr. Johnson had a five year tenure, between 2008 and 2013, in executive positions at A123 Systems (formerly NASDAQ: AONE), a global manufacturer of lithium ion batteries. On October 16, 2012, A123 Systems voluntarily filed for protection under Chapter 11 of the U.S. Bankruptcy Code and, on January 29, 2013, A123 Systems completed the sale of substantially all of its assets and operations. Mr. Johnson was the Chief Executive Officer of American Power Conversion (formerly NASDAQ: APCC) (“APC”) from 2006 until 2007, where he managed the company’s sale to Schneider Electric (OTC: SBGSY) for $6.1 billion in 2007. Prior to his CEO role at American Power Conversion, Mr. Johnson was a general manager at APC with responsibility for power management, thermal management, IT infrastructure, along with software and controls. Before his roles at APC, Mr. Johnson led Systems Enhancement Corporation, a company he founded to create innovative software and hardware solutions for the data center industry. He sold that company to American Power Conversion in 1997. Mr. Johnson earned a Bachelor of Science and honorary Ph.D. in Engineering Management from The Missouri University of Science and Technology. He was elected into the Engineering Management Academy of Sciences. He served on several boards in the past and is the co-author of “Executing Your Business Transformation,” a guide for companies navigating major changes published in 2010. Rob Johnson is the brother of Patrick Johnson who serves as our Executive Vice President of Information Technology and Edge Infrastructure. Mr. Johnson was selected to serve on our Board due to his knowledge of the data center industry and his experience operating Vertiv for the past 3 years.

Joseph van Dokkum. Mr. van Dokkum serves as one of our directors. Mr. van Dokkum is Chairman of Imperative Science Ventures, a venture capital firm focused on science breakthroughs. From 2009 to 2019, he was an Operating Partner with Kleiner Perkins in Menlo Park, CA, where he worked closely with his investment partners and the leadership of their start-up and growth portfolio companies to accelerate commercialization and scale the businesses. Before that, Mr. van Dokkum served for seven years as President of UTC Power, a division of United Technologies Corporation (NYSE: UTX), where he was instrumental in organically growing UTC Power’s power generation products and service offerings, including fuel cells, renewable power solutions and combined cooling, heating and power applications for the commercial building markets. Prior to UTC Power, Mr. van Dokkum was with Siemens (OTC: SIEGY) for 17 years. For the last six of those years, he served as President and Chief Executive Officer of Siemens Power Transmission & Distribution, Inc. During that time he augmented the company’s traditional power equipment, such as switchgear, power breakers, transformers and regulators, with intelligent systems and controls. This effort returned profitability to the business and enabled the expansion of the product portfolio through numerous acquisitions. Mr. van Dokkum serves on the boards of Ionic Materials, Inc., Solidia Technologies, Inc., and TAS Energy, Inc. He earned his Bachelor’s and Master’s Degrees in Electrical Engineering from the Institute of Technology, Albertus Magnus. Mr. van Dokkum was selected to serve on our Board due to his extensive leadership experience and industry knowledge.

Roger Fradin. Mr. Fradin serves as one of our directors. From June 2018 until the Business Combination, Mr. Fradin served as one of GSAH’s directors. Mr. Fradin joined Honeywell in 2000 when Honeywell acquired Pittway Corporation. Mr. Fradin served as president and chief executive officer of Honeywell’s Automation and Control Solutions business from January 2004 to April 2014. Mr. Fradin served as vice chairman of Honeywell from April 2014 until his retirement in February 2017. Mr. Fradin is also a consultant for The Carlyle Group and an advisor to Seal Rock Partners. Mr. Fradin received his M.B.A. and B.S. degrees from The Wharton School at the University of Pennsylvania, where he has also served as a member of the faculty. Mr. Fradin is currently a director of L3Harris Technologies Inc. (NYSE: LHX), Resideo Technologies Inc (NYSE: REZI) and Juniper Industrial Holdings, Inc. (NYSE: JIH.U) (“JIH”), and was formerly a director of MSC Industrial Direct Co., Inc. (Nasdaq: MSM) and Pitney Bowes Inc. (NYSE: PBI). Mr. Fradin was selected to serve on our Board due to his deep industrial expertise, specifically in the automation and control solutions sectors, as well as for his experience overseeing acquisitions.

Jacob Kotzubei. Mr. Kotzubei serves as one of our directors. Mr. Kotzubei joined Platinum Equity, a private equity firm, in 2002 and is a Partner at the firm. Mr. Kotzubei serves as a director or manager of a number of Platinum Equity’s portfolio companies. Prior to joining Platinum Equity in 2002, Mr. Kotzubei worked for 4.5 years for Goldman Sachs’ Investment Banking Division in New York City. Previously, he was an attorney at Sullivan & Cromwell LLP in New York City, specializing in mergers and acquisitions. Mr. Kotzubei serves on the board of directors of Key Energy Services, Inc. (NYSE: KEG), KEMET Corporation (NYSE: KEM), Ryerson Holding Corporation (NYSE: RYI) and Verra Mobility Corporation (NASDAQ: VRRM). On November 12, 2019, KEMET Corporation announced that it had entered into a definitive agreement to be acquired by Yageo Corporation, a Taiwan-based company, in an all-cash transaction. Mr. Kotzubei received a Bachelor’s degree from Wesleyan University and holds a Juris Doctor from Columbia University School of Law, where he was elected a member of the Columbia Law Review. Mr. Kotzubei was selected to serve on our Board due to his experience in executive management oversight, private equity, capital markets, mergers and acquisitions and other transactional matters.

Matthew Louie. Mr. Louie serves as one of our directors. Mr. Louie joined Platinum Equity in 2008 and is a Principal at the firm. Mr. Louie serves on the board of certain Platinum Equity’s portfolio companies. Prior to joining Platinum Equity, Mr. Louie was an investment professional at American Capital Strategies, a middle-market focused private equity firm. Prior to American Capital, Mr. Louie worked in venture capital and growth equity at both Canaan Partners and Agilent Technologies, and in investment banking at Donaldson, Lufkin & Jenrette. Mr. Louie holds undergraduate degrees in both Economics as well as Political Science from Stanford University. He also holds a Master’s degree in Business Administration from Harvard Business School. Mr. Louie was selected to serve on our Board due to his experience related to private equity, capital markets, transactional matters and post-acquisition oversight of operational performance at portfolio companies.

Edward L. Monser. Mr. Monser serves as one of our directors. Mr. Monser serves on the board of directors for Air Products & Chemicals, Inc. (NYSE: APD), where he is chairman of the Management Development and Compensation Committee, and Canadian Pacific Railway Limited (TSX: CP) (NYSE: CP), where he is on the Audit and Compensation Committees. From 2010 to 2018, Mr. Monser served as president of Emerson (NYSE: EMR), where he had more than 30 years of experience in senior operational positions and played a key role in its globalization. From 2001 to 2015, he was a member of Emerson’s Office of the Chief Executive and served as its Chief Operating Officer. Mr. Monser is active in promoting international understanding and trade and is vice chairman of the U.S.-India Strategic Partnership Forum. He has served on the advisory Economic Development Board for China’s Guangdong Province, the board of advisors for South Ural State University in Chelyabinsk, Russia and the board of the U.S.-China Business Council, where he was also vice chairman. Mr. Monser received a Bachelor’s Degree in electrical engineering from Illinois Institute of Technology in 1980 and has a Bachelor’s Degree in education from Eastern Michigan University. He is an alumnus of the executive education program at the Stanford University Graduate School of Business. Mr. Monser was selected to serve on our Board due to his extensive experience in key management positions, including at Emerson when Vertiv was part of that company.

Steven S. Reinemund. Mr. Reinemund serves as one of our directors. From June 2018 until the Business Combination, Mr. Reinemund served as one of GSAH’s directors. Mr. Reinemund served as Dean of Business at Wake Forest University from July 2008 to June 2014, an organization he joined after a 23-year career with PepsiCo, Inc. (NASDAQ: PEP) (“PepsiCo”). At PepsiCo, Mr. Reinemund served as Executive Chairman from October 2006 to May 2007, and as Chairman and Chief Executive Officer from May 2001 to October 2006. Prior to being Chief Executive Officer, he was PepsiCo, Inc.’s president and chief operating officer from September 1999 to May 2001. Mr. Reinemund began his career with PepsiCo, Inc. in 1984 at Pizza Hut, Inc. and held other positions until he became president and Chief Executive Officer of Frito-Lay’s North American snack division in 1992. He became chairman and Chief Executive Officer of Frito-Lay’s worldwide operations in 1996. Mr. Reinemund was a director of Johnson & Johnson (NYSE: JNJ) from 2003 to 2008 and of American Express Company (NYSE: AXP) from 2007 to 2015. Mr. Reinemund currently serves as a director of Exxon Mobil Corporation (NYSE: XOM), Marriott International, Inc. (Nasdaq: MAR), Walmart Inc. (NYSE: WMT) and Chick-fil-A, Inc. He also serves on the Board of Directors at USNA Foundation. A graduate of the United States

Naval Academy in 1970, Mr. Reinemund served five years as an officer in the United States Marine Corps, achieving the rank of Captain. He received an MBA from the University of Virginia, and has been awarded honorary doctorate degrees by Johnson and Wales University and Bryant University. Mr. Reinemund was selected to serve on our Board due to his considerable business leadership roles, mergers and acquisitions experience and his relevant board expertise.

Robin L. Washington. Ms. Washington serves as one of our directors. Ms. Washington is the former Executive Vice President and Chief Financial Officer of Gilead Sciences, Inc. (NASDAQ: GILD), a biopharmaceutical company. She held this role from May 2008 until November 1, 2019, the effective date of her retirement as Chief Financial Officer, and remains an advisor to the company until March 1, 2020. From 2006 to 2007, Ms. Washington served as Chief Financial Officer of Hyperion Solutions, an enterprise software company that was acquired by Oracle Corporation in March 2007. Prior to that, she spent nearly 10 years at PeopleSoft, Inc., a provider of enterprise application software, where she served in a number of executive positions, most recently in the role of Senior Vice President and Corporate Controller. Since April 2019, Ms. Washington has served on the board and on the leadership development and compensation committee of Alphabet Inc. (NASDAQ: GOOG), a multinational technology company. Ms. Washington also currently serves as a director of Honeywell International, Inc. (NYSE: HON), a diversified technology and manufacturing company, where she has served since April 2013, and as director of Salesforce.com (NYSE: CRM), a global leader in customer relationship management technology, where she has served since September 2013, where she currently chairs the audit committee. Ms. Washington also serves on the Board of Visitors, Graziadio School of Business and Management, Pepperdine University, the Presidents Council & Ross Business School Advisory Board, University of Michigan and the UCSF Benioff Children’s Hospital Oakland Board of Directors. She is a Certified Public Accountant, and received a B.A. in Business Administration from the University of Michigan and an M.B.A. from Pepperdine University. Ms. Washington was selected to serve on our Board due to her extensive experience in management, operations and accounting in the technology sector, along with her financial expertise.

Executive Officers

David M. Cote. Mr. Cote serves as our Executive Chairman of our Board of Directors. Biographical information for Mr. Cote is set forth under “Management—Directors”.

Rob Johnson. Mr. Johnson serves as our Chief Executive Officer and one of our directors. Biographical information for Mr. Johnson is set forth under “Management—Directors”.

David J. Fallon. Mr. Fallon serves as our Chief Financial Officer. From July 2017 until the Business Combination, Mr. Fallon served as the Chief Financial Officer of Vertiv and has more than 25 years of experience in financial management with global companies. Prior to joining Vertiv, from 2010 to 2017, Mr. Fallon served as Chief Financial Officer at CLARCOR, Inc. (formerly NYSE: CLC), which was a $1.4 billion filtration company with operations in North America, Europe, Asia, Africa and Australia. From 2009 to 2010, he served as Vice President of Finance for CLARCOR, Inc. CLARCOR, Inc. was purchased by Parker-Hannifin in February 2017. From 2002 to 2009, Mr. Fallon served as Chief Financial Officer and Vice President of Finance for Noble International (formerly NASDAQ: NOBL), which was a $1.1 billion auto supplier with global manufacturing operations. Prior to joining Noble International, he served as Treasury Manager at Textron Automotive from 2000 to 2002, a financial analyst at DaimlerChrysler from 1997 to 2000 and as a senior accountant at Deloitte & Touche from 1991 to 1995. Mr. Fallon earned a Masters of Business Administration Degree from the Wharton School of Business and a Bachelor’s of Science Degree in Business Administration from the University of Dayton. He is certified as a Chartered Financial Analyst® and a Certified Public Accountant (inactive).

Giordano Albertazzi. Mr. Albertazzi serves as our President of Europe, Middle East and Africa. From 2016 until the Business Combination, Mr. Albertazzi served as the President of Vertiv in Europe, Middle East and

Africa and was responsible for Vertiv’s operations and business development within the region. Mr. Albertazzi began his career at Kone Elevators, where he progressed through operations and product development leadership. He then joined Emerson Network Power in 1998 and held positions with increasing responsibility, including Plant Manager from 1999 to 2001, EMEA Marketing and Product Management Director from 2002 to 2004, and Managing Director for the Italian market unit from 2004 to 2006. In 2006, he was promoted to Vice President Services for the Liebert Europe business. In 2011, Mr. Albertazzi was appointed Vice President Services for the broader Europe, Middle East and Africa region, and in 2014 became Vice President Sales. Mr. Albertazzi holds a Bachelor’s Degree in Mechanical Engineering from the Polytechnic University of Milan as well as a Master’s Degree in Management from Stanford University.

Andrew Cole. Mr. Cole serves as our Chief Organizational Development and Human Resources Officer. From January 2017 until the Business Combination, Mr. Cole served as the Chief Organizational Development and Human Resources Officer of Vertiv and was responsible for Vertiv’s strategic direction for organizational design, change management and talent acquisition. His role included leading Vertiv employees through the transition from publicly traded Emerson to privately held Vertiv. Mr. Cole also has responsibility for Global Business Services (GBS) and the continued efficiency gains across Vertiv’s back office operations. Over the last two decades, Mr. Cole has helped several dynamic, high-growth global market leaders succeed. During his career, he has been responsible for the oversight of organizational development and transformation programs across the globe, corporate talent strategy, leadership development and change management for teams of up to 20,000 employees. Prior to Vertiv, from 2016 to 2017, Mr. Cole was the chief human resources and organizational development officer at Lumeris. From 2013 to 2015, he worked at Goldstine Management Group. Mr. Cole has also worked at high-tech companies such as A123 Systems, Schneider Electric and APC. On October 16, 2012, A123 Systems voluntarily filed for protection under Chapter 11 of the U.S. Bankruptcy Code and, on January 29, 2013, A123 Systems completed the sale of substantially all of its assets and operations. Mr. Cole holds a Bachelor’s Degree in Religious Studies and a Master of Science in Management Degree from Regis University.

Colin Flannery. Mr. Flannery serves as our General Counsel and Corporate Secretary. From June 2017 until the Business Combination, Mr. Flannery served as the General Counsel of Vertiv. Prior to joining Vertiv, from 2007 to 2017, Mr. Flannery was the General Counsel of Sensus, a multinational Smart Grid Technology corporation, and helped steer the successful sale of that company to Xylem (NYSE: XYL) for $1.7B in October 2016. From 2005 to 2006, Mr. Flannery was the Vice President—Legal of Atos Origin, a multinational IT Services corporation. He was based in Paris and responsible for the company’s legal function in North and South America, the UK and Asia. From 1997 to 2000, Mr. Flannery worked in the legal department of Schlumberger (NYSE: SLB) in Atlanta as the Legal Counsel for its North American metering division. In 2000, he was promoted to be Schlumberger’s General Counsel—South America, based in Brazil, where he was responsible for the legal function of all Schlumberger’s operations in South America. In 2002, he was again promoted within Schlumberger to be responsible for the legal function for Schlumberger’s operations in North and South America. Mr. Flannery began his career as a corporate lawyer with Allens Linklaters (f/k/a Feez Ruthning) in Brisbane, Australia in 1988. After obtaining his Juris Doctor from Georgia State University in 1995, he began working for Troutman Sanders in Atlanta, Georgia until 1997. Mr. Flannery holds Anglo-Australian and US law degrees.

Jason M. Forcier. Mr. Forcier serves as our Chief Operations Officer and Executive Vice President of Infrastructure and Solutions. From May 2019 until the Business Combination, Mr. Forcier served as the Chief Operations Officer of Vertiv and, prior to that role, as Executive Vice President of Infrastructure and Solutions of Vertiv since October 2017, where he has global responsibility for manufacturing, operations, supply chain and quality, as well as leading the large infrastructure and solutions lines of business. Prior to joining Vertiv, Mr. Forcier spent eight years at A123 Systems, a global manufacturer of lithium ion batteries, where he was the Chief Executive Officer from 2013 until 2017 and member of the board of management. Mr. Forcier joined and established the automotive business of A123 Systems in 2009 and was a member of the executive management team that led the company through its initial public offering on the NASDAQ. On October 16, 2012, A123

Systems voluntarily filed for bankruptcy protection under Chapter 11 of the U.S. Bankruptcy Code and, on January 29, 2013, A123 Systems completed the sale of substantially all of its assets and operations. Prior to joining A123 Systems, Mr. Forcier served as Vice President and General Manager of the global electronics business of Lear Corporation (NYSE: LEA) and as the North American President, Automotive Electronics Division of Robert Bosch LLC. Over the course of his 12-year career with Bosch, he was also a co-founder and Chief Executive Officer of ETAS, Inc., a Bosch Subsidiary. Mr. Forcier earned a Bachelor’s Degree in mechanical engineering from GMI Engineering & Management Institute (now Kettering University) and a Master’s Degree in business administration from the University of Michigan.

John Hewitt. Mr. Hewitt serves as our President of the Americas. From October 2017 until the Business Combination, Mr. Hewitt served as President of the Americas of Vertiv, with responsibility for business development and operations in the United States, Central and Latin America and Canada. Mr. Hewitt is a global business executive with more than 25 years of experience leading both high-growth and turnaround businesses through multiple market cycles in the technology and industrial markets. Prior to joining Vertiv, Mr. Hewitt held a variety of global P&L, strategy, business development and financial leadership roles in the United States, EMEA, South America and Asia. In 2017, he served as Vice President and Managing Director at Aptiv PLC (NYSE: APTV), a global technology and mobility company primarily serving the automotive sector. From 2014 to 2016, he served as Senior Vice President and General Manager at TE Connectivity Ltd. (NYSE: TEL), a global industrial technology provider of connectivity and sensor solutions. Mr. Hewitt earned a Bachelor’s Degree in Finance and Accounting from Oklahoma State University and an MBA in International Business from the Thunderbird School of Global Management.

Patrick Johnson. Mr. Johnson serves as our Executive Vice President of Information Technology and Edge Infrastructure (“ITEI”). From November 2017 until the Business Combination, Mr. Johnson served as Vertiv’s Executive Vice President of the ITEI. Mr. Johnson started his career with Systems Enhancement Corporation, which was sold to APC in 1997. Mr. Johnson stayed on with APC for 10 years until it was acquired by Schneider Electric in 2007. From 2010 to 2016, Mr. Johnson was Vice President of Rack Systems at Schneider Electric and was then promoted to Senior Vice President of Datacenter Systems, having responsibility for the product lines of Racks, Rack PDUs, Thermal and Software. In late 2016, Mr. Johnson joined Artesyn Embedded Technologies, where he served as Senior Vice President of Strategic Initiatives. Mr. Johnson earned a Bachelor of Science in Engineering Management from The Missouri University of Science and Technology. Patrick Johnson is the brother of Rob Johnson who serves as our Chief Executive Officer.

Steve Lalla. Mr. Lalla serves as our Executive Vice President of Service and Software Solutions. From June 2018 until the Business Combination, Mr. Lalla served as Executive Vice President, Service and Software Solutions of Vertiv, overseeing a global portfolio that includes services and software solutions for power, thermal and industrial products. Mr. Lalla has more than 30 years of experience in the technology industry running businesses that delivered hardware platforms, software and service solutions, as well as data center transformation. Prior to joining Vertiv, from 2013 to 2017, Mr. Lalla was Senior Vice President of the Cloud Client Computing and Data Security business of Dell Corporation (NYSE: DELL). Mr. Lalla grew these businesses through organic investments and strategic acquisitions, resulting in industry leading PC security solutions and virtual desktop solutions for hyper converged data centers. Mr. Lalla began his career at Dell in 2009 as Vice President for the Commercial PC business. Prior to joining Dell, Mr. Lalla led Mass Market Products for Motorola’s (NYSE: MSI) Mobile Devices division from 2002 to 2009. Mr. Lalla holds a Master’s Degree in Business Administration from the Kellstadt Graduate School of Business at DePaul University and a Bachelor’s Degree in economics from the University of Illinois at Urbana-Champaign.

Stephen Liang. Mr. Liang serves as our President of Asia Pacific. Mr. Liang previously served as the President of Vertiv in Asia Pacific where he was responsible for Vertiv’s operations and business development in the Asia Pacific region. Mr. Liang began working at Emerson in 1994, when he worked in Astec, a business specializing in power supply solutions for the computing and communications industries. At the beginning, he served as Vice President of Manufacturing Operations in the Philippines and was then promoted to Executive

Vice President of Asian Operations in 1998. He then was promoted to President of Emerson Network Power China in 2001, leading the merging of four organizations and migrating R&D and production facilities. In 2009, Mr. Liang became President, Emerson Network Power Asia Pacific, responsible for all of Network Power’s Asia Pacific businesses including China, India and Australia. In 2014, as Group Vice President, Mr. Liang also managed the global telecom business. Mr. Liang holds a Bachelor’s Degree and a Master’s Degree in Mechanical Engineering from the Massachusetts Institute of Technology.

Gary Niederpruem. Mr. Niederpruem serves as our Chief Strategy and Development Officer. From 2018 until the Business Combination, Mr. Niederpruem served as the Chief Strategy and Development Officer of Vertiv and was responsible for leading the marketing, strategy and M&A functions. Mr. Niederpruem has more than 20 years of experience in analyzing market trends, engaging customers and setting corporate-wide and business unit offering strategies to align with the market. He has driven strategy and growth initiatives through both organic and inorganic activities. Prior to joining Vertiv, Mr. Niederpruem held a variety of P&L and product management leadership roles at Emerson and Danaher. From 2011 to 2014, Mr. Niederpruem was the General Manager of the Integrated Modular Solutions business and Vice President of Product Management of Emerson (NYSE: EMR). In 2014, he was named Vice President of Global Marketing for Emerson Network Power and, in mid-2016, he assumed oversight for the strategy function serving as Executive Vice President, Marketing, Strategy and Development. Mr. Niederpruem attended John Carroll University where he received a Bachelor’s Degree in Marketing and Logistics. He also has a Master’s Degree in Business from the University of Notre Dame.

Committees of the Board of Directors

Our Board has three standing committees: an audit committee, a compensation committee and a nominating and corporate governance committee. Each of our audit committee, compensation committee and nominating and corporate governance committee are composed solely of independent directors. Each committee operates under a charter that was approved by our Board and has the composition and responsibilities described below. The charter of each committee is available on our website.

Audit Committee

The members of our audit committee are Steven S. Reinemund, Robin L. Washington and Edward L. Monser. Mr. Reinemund serves as the chairman of the audit committee.

Each member of the audit committee is financially literate and our Board has determined that Mr. Steven S. Reinemund qualifies as an “audit committee financial expert” as defined in applicable SEC rules and has accounting or related financial management expertise.

We have adopted an audit committee charter, which details the purpose and principal functions of the audit committee, including:

•

assisting board oversight of (1) the integrity of our financial statements, (2) our compliance with legal and regulatory requirements, (3) our independent auditor’s qualifications and independence, and (4) the performance of our internal audit function and independent auditors;

•	the appointment, compensation, retention, replacement, and oversight of the work of the independent auditors and any other independent registered public accounting firm engaged by us;

•

pre-approving all audit and non-audit services to be provided by the independent auditors or any other registered public accounting firm engaged by us, and establishing pre-approval policies and procedures;

•	reviewing and discussing with the independent auditors all relationships the auditors have with us in order to evaluate their continued independence;

•	setting clear hiring policies for employees or former employees of the independent auditors;

•	setting clear policies for audit partner rotation in compliance with applicable laws and regulations;

•

obtaining and reviewing a report, at least annually, from the independent auditors describing (1) the independent auditor’s internal quality-control procedures and (2) any material issues raised by the most recent internal quality-control review, or peer review, of the audit firm, or by any inquiry or investigation by governmental or professional authorities, within the preceding five years respecting one or more independent audits carried out by the firm and any steps taken to deal with such issues;

•

meeting to review and discuss our annual audited financial statements and quarterly financial statements with management and the independent auditor, including reviewing our specific management’s discussion and analysis of financial condition and results of operations disclosure;

•	reviewing and approving any related party transaction required to be disclosed pursuant to Item 404 of Regulation S-K promulgated by the SEC prior to us entering into such transaction; and

•

reviewing with management, the independent auditors, and our legal advisors, as appropriate, any legal, regulatory or compliance matters, including any correspondence with regulators or government agencies and any employee complaints or published reports that raise material issues regarding our financial statements or accounting policies and any significant changes in accounting standards or rules promulgated by the Financial Accounting Standards Board, the SEC or other regulatory authorities.

Compensation Committee

The members of our compensation committee are Roger Fradin, Joseph van Dokkum and Steven S. Reinemund. Mr. Fradin serves as the chairman of the compensation committee.

We have adopted a compensation committee charter, which details the purpose and responsibility of the compensation committee, including:

•

reviewing and approving on an annual basis the corporate goals and objectives relevant to our Chief Executive Officer’s compensation, evaluating our Chief Executive Officer’s performance in light of such goals and objectives and determining and approving the remuneration (if any) of our Chief Executive Officer based on such evaluation;

•

reviewing and making recommendations to our Board with respect to the compensation, and any incentive-compensation and equity-based plans that are subject to board approval of all of our other officers;

•	reviewing our executive compensation policies and plans;

•	implementing and administering our incentive compensation equity-based remuneration plans;

•	assisting management in complying with our proxy statement and annual report disclosure requirements;

•	approving all special perquisites, special cash payments and other special compensation and benefit arrangements for our officers and employees;

•	producing a report on executive compensation to be included in our annual proxy statement; and

•	reviewing, evaluating and recommending changes, if appropriate, to the remuneration for directors.

The charter also provides that the compensation committee may, in its sole discretion, retain or obtain the advice of a compensation consultant, independent legal counsel or other adviser and is directly responsible for the appointment, compensation and oversight of the work of any such adviser. However, before engaging or receiving advice from a compensation consultant, external legal counsel or any other adviser, the compensation committee will consider the independence of each such adviser, including the factors required by the NYSE and the SEC.

Nominating and Corporate Governance Committee

The members of our nominating and corporate governance committee are Joseph van Dokkum, Roger Fradin and Edward L. Monser. Mr. van Dokkum serves as the chairman of the Nominating Committee.

We have adopted a nominating and corporate governance committee charter, which details the purpose and responsibilities of the nominating and corporate governance committee, including:

•

identifying, screening and reviewing individuals qualified to serve as directors, consistent with criteria approved by the board, and recommending to our Board candidates for nomination for election at the annual meeting of stockholders or to fill vacancies on our Board;

•	developing and recommending to our Board and overseeing implementation of our corporate governance guidelines;

•	coordinating and overseeing the annual self-evaluation of our Board, its committees, individual directors and management in the governance of the company; and

•	reviewing on a regular basis our overall corporate governance and recommending improvements as and when necessary.

The charter also provides that the nominating and corporate governance committee may, in its sole discretion, retain or obtain the advice of, and terminate, any search firm to be used to identify director candidates, and is directly responsible for approving the search firm’s fees and other retention terms.

We have not formally established any specific, minimum qualifications that must be met or skills that are necessary for directors to possess. In general, in identifying and evaluating nominees for director, our Board considers educational background, diversity of professional experience, knowledge of our business, integrity, professional reputation, independence, wisdom, and the ability to represent the best interests of our stockholders.

Director Independence

The rules of the NYSE require that a majority of our Board be independent. An “independent director” is defined generally as a person that, in the opinion of the company’s board of directors, has no material relationship with the listed company (either directly or as a partner, stockholder or officer of an organization that has a relationship with the company). We currently have five “independent directors” as defined in the NYSE rules and applicable SEC rules. Our Board has determined that each of Roger Fradin, Robin L. Washington, Joseph van Dokkum, Edward L. Monser and Steven S. Reinemund is an independent directors under applicable SEC and NYSE rules.

Code of Ethics

We have adopted a code of ethics that applies to all of our directors, officers and other employees, including our principal executive officer, principal financial officer, principal accounting officer or controller or persons performing similar functions. The code of ethics is available on our website, www.vertiv.com. We intend to make any legally required disclosures regarding amendments to, or waivers of, provisions of our code of ethics on our website.

DESCRIPTION OF SECURITIES

The following summary of certain material terms of our securities is not intended to be a complete summary of the rights and preferences of such securities. You should refer to our Organizational Documents and the warrant agreement, which are included as exhibits to the registration statement of which this prospectus is a part. The summary below is also qualified by reference to the provisions of the DGCL, as applicable.

Authorized and Outstanding Stock

Prior to the Business Combination, our Certificate of Incorporation authorized the issuance of 725,000,000 shares of capital stock, consisting of (1) 720,000,000 shares of common stock, including (a) 700,000,000 shares of Class A common stock, $0.0001 par value per share, and (b) 20,000,000 shares of our Class B common stock, $0.0001 par value per share, and (2) 5,000,000 shares of preferred stock, par value $0.0001 per share. Immediately prior to the completion of the Business Combination, each outstanding share of Class B common stock automatically converted into one share of Class A common stock and the number of authorized shares of Class B common stock was automatically reduced to zero. Following completion of the Business Combination, our Certificate of Incorporation authorizes the issuance of 725,000,000 shares of capital stock, consisting of (1) 720,000,000 shares of common stock, including (a) 700,000,000 shares of Class A common stock, $0.0001 par value per share, and (b) 20,000,000 shares of undesignated common stock, $0.0001 par value per share, and (2) 5,000,000 shares of preferred stock, par value $0.0001 per share.

As of February 7, 2020, our issued and outstanding share capital consisted of: (i) 328,411,955 shares of Class A common stock, held of record by approximately 75 holders, (ii) no shares of preferred stock and (iii) 33,533,303 warrants, consisting of 22,999,970 public warrants and 10,533,333 private warrants, held of record by approximately 3 warrant holders. Such numbers do not include DTC participants or beneficial owners holding shares through nominee names.

Voting Power

Except as otherwise required by law or as otherwise provided in any certificate of designation for any series of preferred stock, under our Certificate of Incorporation, the holders of our common stock possess or will possess all voting power for the election of our directors and all other matters requiring stockholder action and will be entitled to one vote per share on matters to be voted on by stockholders. The holders of our common stock will at all times vote together as one class on all matters submitted to a vote of the holders of our common stock.

Dividends

Subject to the rights, if any of the holders of any outstanding shares of preferred stock, holders of our common stock will be entitled to receive such dividends and other distributions, if any, as may be declared from time to time by our Board in its discretion out of funds legally available therefor and shall share equally on a per share basis in such dividends and distributions.

Liquidation, Dissolution and Winding Up

In the event of our voluntary or involuntary liquidation, dissolution or winding-up, the holders of our common stock will be entitled to receive all of our remaining assets available for distribution to stockholders, ratably in proportion to the number of shares of our common stock held by them, after the rights of the holders of the preferred stock have been satisfied.

Preemptive or Other Rights

Our stockholders will have no preemptive or other subscription rights and there are no sinking fund or redemption provisions applicable to our common stock.

Election of Directors

There is no cumulative voting with respect to the election of directors, with the result that directions will be elected by a plurality of the votes cast at a meeting of stockholders by holders of our Class A common stock.

Preferred Stock

Our Certificate of Incorporation provides that shares of preferred stock may be issued from time to time in one or more series. Our Board is authorized to fix the voting rights, if any, designations, powers, preferences and relative, participating, optional, special and other rights, if any, and any qualifications, limitations and restrictions thereof, applicable to the shares of each series. Our Board may, without stockholder approval, issue preferred stock with voting and other rights that could adversely affect the voting power and other rights of the holders of the common stock and could have anti-takeover effects. The ability of our Board to issue preferred stock without stockholder approval could have the effect of delaying, deferring or preventing a change of control of us or the removal of existing management. We have no preferred stock outstanding at the date hereof. Although we do not currently intend to issue any shares of preferred stock, we cannot assure you that we will not do so in the future.

Units

The units began trading on the NYSE under the symbol “GSAH.U” on June 8, 2018. On July 27, 2018, we announced that holders of our units may elect to separately trade the Class A common stock and warrants underlying the units. Each unit consists of one share of Class A common stock and one-third of one redeemable warrant. Each whole warrant entitles the holder thereof to purchase one share of our Class A common stock at a price of $11.50 per share, subject to adjustment as described in this prospectus. Only whole warrants will be issued on separation of units, and only whole warrants may be traded and be exercised for Class A common stock. Unless otherwise stated in this prospectus or as the context otherwise requires, all references in this prospectus to Class A common stock or warrants include such securities underlying the units.

Warrants

Public Warrants

Each whole warrant entitles the registered holder to purchase one share of our Class A common stock at a price of $11.50 per share, subject to adjustment as discussed below, at any time commencing on March 8, 2020. Pursuant to the warrant agreement, a warrant holder may exercise its warrants only for a whole number of shares of Class A common stock. The warrants will expire on February 7, 2025, at 5:00 p.m., New York City time, or earlier upon redemption or liquidation.

We are not obligated to deliver any shares of Class A common stock pursuant to the exercise of a warrant and will have no obligation to settle such warrant exercise unless a registration statement under the Securities Act covering the issuance of the shares of Class A common issuable upon exercise of the warrants is then effective and a current prospectus relating to those shares of Class A common stock is available, subject to our satisfying our obligations described below with respect to registration. No warrant will be exercisable for cash or on a cashless basis, and we will not be obligated to issue any shares to holders seeking to exercise their warrants, unless the issuance of the shares upon such exercise is registered or qualified under the securities laws of the state of the exercising holder, or an exemption from registration is available. In the event that the conditions in the two immediately preceding sentences are not satisfied with respect to a warrant, the holder of such warrant will not be entitled to exercise such warrant and such warrant may have no value and expire worthless. In the event that a registration statement is not effective for the exercised warrants, the purchaser of a unit containing such warrant will have paid the full purchase price for the unit solely for the share of Class A common stock underlying such unit.

This registration statement of which this prospectus is part provides for the registration, under the Securities Act, of the shares of Class A common stock issuable upon exercise of the public warrants. We will use our best efforts to maintain the effectiveness of such registration statement, and a current prospectus relating thereto, until the warrants expire or are redeemed. Notwithstanding the above, if our Class A common stock is at the time of any exercise of a warrant not listed on a national securities exchange such that it satisfies the definition of a “covered security” under Section 18(b)(1) of the Securities Act, we may, at our option, require holders of public warrants who exercise their warrants to do so on a “cashless basis” in accordance with Section 3(a)(9) of the Securities Act and, in the event we so elect, we will not be required to file or maintain in effect a registration statement, but will use our best efforts to qualify the shares under applicable blue sky laws to the extent an exemption is not available.

Redemption of Warrants for Cash. Once the warrants become exercisable, we may call the warrants for redemption:

•	in whole and not in part;

•	at a price of $0.01 per warrant;

•	upon a minimum of 30 days’ prior written notice of redemption, or the 30-day redemption period, to each warrant holder; and

•

if, and only if, the last reported sale price of our Class A common stock equals or exceeds $18.00 per share (as adjusted for stock splits, stock dividends, reorganizations, recapitalizations and the like) for any 20 trading days within a 30-trading day period ending on the third trading day prior to the date on which we send the notice of redemption to the warrant holders.

If and when the warrants become redeemable by us, we may exercise our redemption right even if we are unable to register or qualify the underlying securities for sale under all applicable state securities laws.

We have established the last of the redemption criterion discussed above to prevent a redemption call unless there is at the time of the call a significant premium to the warrant exercise price. If the foregoing conditions are satisfied and we issue a notice of redemption of the warrants, each warrant holder will be entitled to exercise his, her or its warrant prior to the scheduled redemption date. However, the price of the Class A common stock may fall below the $18.00 redemption trigger price as well as the $11.50 warrant exercise price after the redemption notice is issued.

Redemption of Warrants for Shares of Class A Common Stock. Commencing ninety days after the warrants become exercisable, we may redeem the outstanding warrants (except as described herein with respect to the private placement warrants):

•	in whole and not in part;

•

at a price equal to a number of shares of Class A common stock to be determined by reference to the table below, based on the redemption date and the “fair market value” of our Class A common stock (as defined below) except as otherwise described below;

•	upon a minimum of 30 days’ prior written notice of redemption, or the 30-day redemption period, to each warrant holder; and

•

if, and only if, the last reported sale price of our Class A common stock equals or exceeds $10.00 per share (as adjusted for stock splits, stock dividends, reorganizations, recapitalizations and the like) on the trading day prior to the date on which we send the notice of redemption to the warrant holders.

The numbers in the table below represent the “redemption prices,” or the number of shares of Class A common stock that a warrant holder will receive upon redemption by us pursuant to this redemption feature, based on the “fair market value” of our Class A common stock on the corresponding redemption date, determined based on the average of the last reported sales price for the 10 trading days ending on the third trading day prior to the date on which the notice of redemption is sent to the holders of warrants, and the number of months that the corresponding redemption date precedes the expiration date of the warrants, each as set forth in the table below.

The stock prices set forth in the column headings of the table below will be adjusted as of any date on which the number of shares issuable upon exercise of a warrant is adjusted as set forth in the first three paragraphs under the heading “—Anti-dilution Adjustments” below. The adjusted stock prices in the column headings will equal the stock prices immediately prior to such adjustment, multiplied by a fraction, the numerator of which is the number of shares deliverable upon exercise of a warrant immediately prior to such adjustment and the denominator of which is the number of shares deliverable upon exercise of a warrant as so adjusted. The number of shares in the table below shall be adjusted in the same manner and at the same time as the number of shares issuable upon exercise of a warrant.

	Fair Market Value of Class A Common Stock
Redemption Date (period to expiration of warrants)	$10.00	$11.00	$12.00	$13.00	$14.00	$15.00	$16.00	$17.00	$18.00
57 months	0.257	0.277	0.294	0.310	0.324	0.337	0.348	0.358	0.365
54 months	0.252	0.272	0.291	0.307	0.322	0.335	0.347	0.357	0.365
51 months	0.246	0.268	0.287	0.304	0.320	0.333	0.346	0.357	0.365
48 months	0.241	0.263	0.283	0.301	0.317	0.332	0.344	0.356	0.365
45 months	0.235	0.258	0.279	0.298	0.315	0.330	0.343	0.356	0.365
42 months	0.228	0.252	0.274	0.294	0.312	0.328	0.342	0.355	0.364
39 months	0.221	0.246	0.269	0.290	0.309	0.325	0.340	0.354	0.364
36 months	0.213	0.239	0.263	0.285	0.305	0.323	0.339	0.353	0.364
33 months	0.205	0.232	0.257	0.280	0.301	0.320	0.337	0.352	0.364
30 months	0.196	0.224	0.250	0.274	0.297	0.316	0.335	0.351	0.364
27 months	0.185	0.214	0.242	0.268	0.291	0.313	0.332	0.350	0.364
24 months	0.173	0.204	0.233	0.260	0.285	0.308	0.329	0.348	0.364
21 months	0.161	0.193	0.223	0.252	0.279	0.304	0.326	0.347	0.364
18 months	0.146	0.179	0.211	0.242	0.271	0.298	0.322	0.345	0.363
15 months	0.130	0.164	0.197	0.230	0.262	0.291	0.317	0.342	0.363
12 months	0.111	0.146	0.181	0.216	0.250	0.282	0.312	0.339	0.363
9 months	0.090	0.125	0.162	0.199	0.237	0.272	0.305	0.336	0.362
6 months	0.065	0.099	0.137	0.178	0.219	0.259	0.296	0.331	0.362
3 months	0.034	0.065	0.104	0.150	0.197	0.243	0.286	0.326	0.361
0 months	—	—	0.042	0.115	0.179	0.233	0.281	0.323	0.361

The exact fair market value and redemption date may not be set forth in the table above, in which case, if the fair market value is between two values in the table or the redemption date is between two redemption dates in the table, the number of shares of Class A common stock to be issued for each warrant redeemed will be determined by a straight-line interpolation between the number of shares set forth for the higher and lower fair market values and the earlier and later redemption dates, as applicable, based on a 365 or 366-day year, as applicable. For example, if the average last reported sale price of our Class A common stock for the 10 trading days ending on the third trading date prior to the date on which the notice of redemption is sent to the holders of the warrants is $11 per share, and at such time there are 57 months until the expiration of the warrants, we may choose to, pursuant to this redemption feature, redeem the warrants at a “redemption price” of 0.277 shares of Class A common stock for each whole warrant. For an example where the exact fair market value and redemption date are not as set forth in the table above, if the average last reported sale price of our Class A stock for the 10 trading days ending on the third trading date prior to the date on which the notice of redemption is sent to the holders of the warrants is $13.50 per share, and at such time there are 38 months until the expiration of the warrants, we may choose to, pursuant to this redemption feature, redeem the warrants at a “redemption price” of 0.298 shares of Class A common stock for each whole warrant. Finally, as reflected in the table above, we can redeem the warrants for no consideration in the event that the warrants are “out of the money” (i.e. the trading price of our Class A common stock is below the exercise price of the warrants) and about to expire.

Any public warrants held by our officers or directors will be subject to this redemption feature, except that such officers and directors shall only receive “fair market value” for such public warrants so redeemed (“fair market value” for such public warrants held by our officers or directors being defined as the last reported sale price of the public warrants on such redemption date).

This redemption feature is structured to allow for all of the outstanding warrants (other than the private placement warrants) to be redeemed when the Class A common stock is trading at or above $10.00 per share, which may be at a time when the trading price of our Class A ordinary shares is below the exercise price of the warrants. We have established this redemption feature to provide us with the flexibility to redeem the warrants for shares of Class A common stock, instead of cash, for “fair value” without the warrants having to reach the $18.00 per share threshold set forth above under “—Redemption of Warrants for Cash.” Holders of the warrants will, in effect, receive a number of shares representing fair value for their warrants based on a Black-Scholes option pricing model with a fixed volatility input. This redemption right provides us not only with an additional mechanism by which to redeem all of the outstanding warrants, in this case, for shares of Class A common stock, and therefore have certainty as to (1) our capital structure as the warrants would no longer be outstanding and would have been exercised or redeemed and (2) to the amount of cash provided by the exercise of the warrants and available to us, and also provides a ceiling to the theoretical value of the warrants as it locks in the “redemption prices” we would pay to warrant holders if we chose to redeem warrants in this manner. We will effectively be required to pay fair value to warrant holders if we choose to exercise this redemption right and it will allow us to quickly proceed with a redemption of the warrants for shares of Class A common stock if we determine it is in our best interest to do so. As such, we would redeem the warrants in this manner when we believe it is in our best interest to update our capital structure to remove the warrants and pay fair value to the warrant holders. In particular, it would allow us to quickly redeem the warrants for shares of Class A common stock, without having to negotiate a redemption price with the warrant holders. In addition, the warrant holders will have the ability to exercise the warrants prior to redemption if they should choose to do so.

As stated above, we can redeem the warrants when the Class A common stock is trading at a price starting at $10, which is below the exercise price of $11.50, because it will provide certainty with respect to our capital structure and cash position while providing warrant holders with fair value (in the form of shares of Class A common stock). If we choose to redeem the warrants when the Class A common stock is trading at a price below the exercise price of the warrants, this could result in the warrant holders receiving fewer shares of Class A common stock than they would have received if they had chosen to wait to exercise their warrants for shares of Class A common stock if and when our Class A common stock is trading at a price higher than the exercise price of $11.50.

No fractional shares of Class A common stock will be issued upon redemption. If, upon redemption, a holder would be entitled to receive a fractional interest in a share, we will round down to the nearest whole number of the number of shares of Class A common stock to be issued to the holder.

Redemption Procedures and Cashless Exercise. If we call the warrants for redemption as described above, our management will have the option to require all holders that wish to exercise warrants to do so on a “cashless basis.” In determining whether to require all holders to exercise their warrants on a “cashless basis,” our management will consider, among other factors, our cash position, the number of warrants that are outstanding and the dilutive effect on our stockholders of issuing the maximum number of shares of Class A common stock issuable upon the exercise of our warrants. In such event, each holder would pay the exercise price by surrendering the warrants for that number of shares of Class A common stock equal to the quotient obtained by dividing (x) the product of the number of shares of Class A common stock underlying the warrants, multiplied by the excess of the “fair market value” (defined below) over the exercise price of the warrants by (y) the fair market value. The “fair market value” shall mean the average last reported sale price of the Class A common stock for the 10 trading days ending on the third trading day prior to the date on which the notice of redemption is sent to the holders of warrants. If our management takes advantage of this option, the notice of redemption will contain the information necessary to calculate the number of shares of Class A common stock to be received upon exercise of the warrants, including the “fair market value” in such case. Requiring a cashless exercise in this manner will reduce the number of shares to be issued and thereby lessen the dilutive effect of a warrant redemption. We believe this feature is an attractive option to us if we do not need the cash from the exercise of the warrants. If we call our warrants for redemption and our management does not take advantage of this option, the Sponsor Members and their respective permitted transferees would still be entitled to exercise their private placement warrants for cash or on a cashless basis using the same formula described above that other warrant holders would have been required to use had all warrant holders been required to exercise their warrants on a cashless basis, as described in more detail below.

A holder of a warrant may notify us in writing in the event it elects to be subject to a requirement that such holder will not have the right to exercise such warrant, to the extent that after giving effect to such exercise, such person (together with such person’s affiliates), would beneficially own in excess of 9.8% (or such other amount as a holder may specify) of the shares of Class A common stock outstanding immediately after giving effect to such exercise.

Anti-Dilution Adjustments. If the number of outstanding shares of Class A common stock is increased by a stock dividend payable in shares of Class A common stock, or by a split-up of shares of Class A common stock or other similar event, then, on the effective date of such stock dividend, split-up or similar event, the number of shares of Class A common stock issuable on exercise of each warrant will be increased in proportion to such increase in the outstanding shares of Class A common stock. A rights offering to holders of Class A common stock entitling holders to purchase shares of Class A common stock at a price less than the fair market value will be deemed a stock dividend of a number of shares of Class A common stock equal to the product of (1) the number of shares of Class A common stock actually sold in such rights offering (or issuable under any other equity securities sold in such rights offering that are convertible into or exercisable for Class A common stock) multiplied by (2) one minus the quotient of (x) the price per share of Class A common stock paid in such rights offering divided by (y) the fair market value. For these purposes (1) if the rights offering is for securities convertible into or exercisable for Class A common stock, in determining the price payable for Class A common stock, there will be taken into account any consideration received for such rights, as well as any additional amount payable upon exercise or conversion and (2) fair market value means the volume weighted average price of Class A common stock as reported during the ten trading day period ending on the trading day prior to the first date on which the shares of Class A common stock trade on the applicable exchange or in the applicable market, regular way, without the right to receive such rights.

In addition, if we, at any time while the warrants are outstanding and unexpired, pay a dividend or make a distribution in cash, securities or other assets to the holders of Class A common stock on account of such shares of Class A common stock (or other shares of our capital stock into which the warrants are convertible), other than (a) as described above, (b) certain ordinary cash dividends, or (c) to satisfy the redemption rights of the holders of Class A common stock in connection with the Business Combination, then the warrant exercise price will be decreased, effective immediately after the effective date of such event, by the amount of cash and/or the fair market value of any securities or other assets paid on each share of Class A common stock in respect of such event.

If the number of outstanding shares of our Class A common stock is decreased by a consolidation, combination, reverse stock split or reclassification of shares of Class A common stock or other similar event, then, on the effective date of such consolidation, combination, reverse stock split, reclassification or similar event, the number of shares of Class A common stock issuable on exercise of each warrant will be decreased in proportion to such decrease in outstanding shares of Class A common stock.

Whenever the number of shares of Class A common stock purchasable upon the exercise of the warrants is adjusted, as described above, the warrant exercise price will be adjusted by multiplying the warrant exercise price immediately prior to such adjustment by a fraction (x) the numerator of which will be the number of shares of Class A common stock purchasable upon the exercise of the warrants immediately prior to such adjustment, and (y) the denominator of which will be the number of shares of Class A common stock so purchasable immediately thereafter.

In case of any reclassification or reorganization of the outstanding shares of Class A common stock (other than those described above or that solely affects the par value of such shares of Class A common stock), or in the case of any merger or consolidation of us with or into another corporation (other than a consolidation or merger in which we are the continuing corporation and that does not result in any reclassification or reorganization of our outstanding shares of Class A common stock), or in the case of any sale or conveyance to another corporation or entity of the assets or other property of us as an entirety or substantially as an entirety in connection with which we are dissolved, the holders of the warrants will thereafter have the right to purchase and receive, upon the basis and upon the terms and conditions specified in the warrants and in lieu of the shares of our Class A common stock immediately theretofore purchasable and receivable upon the exercise of the rights represented thereby, the kind and amount of shares of stock or other securities or property (including cash) receivable upon such reclassification, reorganization, merger or consolidation, or upon a dissolution following any such sale or transfer, that the holder of the warrants would have received if such holder had exercised their warrants immediately prior to such event. However, if such holders were entitled to exercise a right of election as to the kind or amount of securities, cash or other assets receivable upon such consolidation or merger, then the kind and amount of securities, cash or other assets for which each warrant will become exercisable will be deemed to be the weighted average of the kind and amount received per share by such holders in such consolidation or merger that affirmatively make such election, and if a tender, exchange or redemption offer has been made to and accepted by such holders under circumstances in which, upon completion of such tender or exchange offer, the maker thereof, together with members of any group (within the meaning of Rule 13d-5(b)(1) under the Exchange Act) of which such maker is a part, and together with any affiliate or associate of such maker (within the meaning of Rule 12b-2 under the Exchange Act) and any members of any such group of which any such affiliate or associate is a part, own beneficially (within the meaning of Rule 13d-3 under the Exchange Act) more than 50% of the outstanding shares of Class A common stock, the holder of a warrant will be entitled to receive the highest amount of cash, securities or other property to which such holder would actually have been entitled as a stockholder if such warrant holder had exercised the warrant prior to the expiration of such tender or exchange offer, accepted such offer and all of the Class A common stock held by such holder had been purchased pursuant to such tender or exchange offer, subject to adjustments (from and after the consummation of such tender or exchange offer) as nearly equivalent as possible to the adjustments provided for in the warrant agreement. Additionally, if less than 70% of the consideration receivable by the holders of Class A common stock in such a transaction is payable in the form of Class A common stock in the successor entity that is listed for trading on a national securities exchange or is quoted in an established over-the-counter market, or is to be so listed for trading or quoted immediately following such event, and if the registered holder of the warrant properly exercises the warrant within thirty days following public disclosure of such transaction, the warrant exercise price will be reduced as specified in the warrant agreement based on the per share consideration minus Black-Scholes Warrant Value (as defined in the warrant agreement) of the warrant.

The warrants have been issued under a warrant agreement between Computershare Trust Company, N.A. and Computershare Inc., acting together as warrant agent, and us. You should review a copy of the warrant agreement, which will be filed as an exhibit to the registration statement of which this prospectus is a part, for a description of the terms and conditions applicable to the warrants. The warrant agreement provides that the terms of the warrants may be amended without the consent of any holder to cure any ambiguity or correct any defective provision, but requires the approval by the holders of at least 50% of the then outstanding public warrants to make any change that adversely affects the interests of the registered holders of public warrants.

The warrants may be exercised upon surrender of the warrant certificate on or prior to the expiration date at the offices of the warrant agent, with the exercise form on the reverse side of the warrant certificate completed and executed as indicated, accompanied by full payment of the exercise price (or on a cashless basis, if applicable), by certified or official bank check payable to us, for the number of warrants being exercised. The warrant holders do not have the rights or privileges of holders of Class A common stock and any voting rights until they exercise their warrants and receive shares of Class A common stock. After the issuance of shares of Class A common stock upon exercise of the warrants, each holder will be entitled to one vote for each share held of record on all matters to be voted on by stockholders.

No fractional warrants will be issued upon separation of the units and only whole warrants will trade.

Private Placement Warrants

Sponsor purchased 10,533,333 private placement warrants at a price of $1.50 per warrant for an aggregate purchase price of $15,800,000 in a private placement that occurred concurrently with the IPO. Immediately prior to the completion of the Business Combination, Sponsor dissolved and distributed 5,266,667 private placement warrants to the Cote Sponsor Member and 5,266,666 to the GS Sponsor Member. With certain limited exceptions, the private placement warrants and the respective Class A common stock underlying such warrants are not transferable, assignable or salable (except to our officers and directors and other persons or entities affiliated with our Sponsor, each of whom will be subject to the same transfer restrictions) until the period ending March 30, 2020. The private placement warrants will not be redeemable by us so long as they are held by Sponsor or its permitted transferees. Sponsor, or its permitted transfers, has the option to exercise the private placement warrants on a cashless basis and is entitled to certain registration rights. See “—Registration Rights” below. Otherwise, the private placement warrants have terms and provisions that are identical to those of the public warrants. If the private placement warrants are held by holders other than Sponsor or its permitted transferees, the private placement warrants will be redeemable by us and exercisable by the holders on the same basis as the warrants included in the units being sold in this offering.

If holders of the private placement warrants elect to exercise them on a cashless basis, they would pay the exercise price by surrendering his, her or its warrants for that number of shares of Class A common stock equal to the quotient obtained by dividing (x) the product of the number of shares of Class A common stock underlying the warrants, multiplied by the excess of the “fair market value” (defined below) over the exercise price of the warrants by (y) the fair market value. The “fair market value” shall mean the average last reported sale price of the Class A common stock for the 10 trading days ending on the third trading day prior to the date on which the notice of redemption is sent to the holders of warrants. If a holder of private placement warrants is affiliated with us, their ability to sell our securities in the open market will be significantly limited. We have policies in place that prohibit insiders from selling our securities except during specific periods of time. Even during such periods of time when insiders will be permitted to sell our securities, an insider cannot trade in our securities if he or she is in possession of material non-public information. Accordingly, unlike public stockholders who could exercise their warrants and sell the shares of Class A common stock received upon such exercise freely in the open market in order to recoup the cost of such exercise, the insiders could be significantly restricted from selling such securities.

Dividends

We have not paid any cash dividends on our common stock to date. We expect to initiate an annual dividend of $0.01 per share of our Class A common stock. We are a holding company without any direct operations and have no significant assets other than our ownership interest in Second Merger Sub. Accordingly, our ability to pay dividends depends upon the financial condition, liquidity and results of operations of, and our receipt of dividends, loans or other funds from, our subsidiaries. Our subsidiaries are separate and distinct legal entities and have no obligation to make funds available to us. In addition, there are various statutory, regulatory and contractual limitations and business considerations on the extent, if any, to which our subsidiaries may pay dividends, make loans or otherwise provide funds to us. For example, the ability of our subsidiaries to make distributions, loans and other payments to us for the purposes described above and for any other purpose may be limited by the terms of the agreements governing our outstanding indebtedness. The declaration and payment of dividends is also at the discretion of our Board of Directors and depends on various factors including our results of operations, financial condition, cash requirements, prospects and other factors deemed relevant by our Board of Directors.

In addition, under Delaware law, our Board of Directors may declare dividends only to the extent of our surplus (which is defined as total assets at fair market value minus total liabilities, minus statutory capital) or, if there is no surplus, out of our net profits for the then-current and/or immediately preceding fiscal year.

Transfer Agent

The transfer agent for our common stock is Computershare Trust Company, N.A. and our warrant agent for our warrants is Computershare Trust Company, N.A. and Computershare Inc. (collectively, “Computershare”), acting together. We have agreed to indemnify and hold harmless Computershare in its roles as transfer agent from and against any and all losses, claims, damages, costs, charges, counsel fees and expenses, payments, expenses and liability arising out of or attributable to Computershare’s duties as transfer agent, except for Computershare’s negligence, willful misconduct or breach of confidentiality. We have also agreed to indemnify and hold harmless Computershare in its roles as warrant agent against any costs, expenses (including reasonable fees of its legal counsel), losses or damages, which may be paid, incurred or suffered by or to which it may become subject, arising from or out of, directly or indirectly, any claims or liability resulting from its actions as warrant agent; provided, however, that such covenant and agreement of us does not extend to, and Computershare shall not be indemnified with respect to, such costs, expenses, losses and damages incurred or suffered by Computershare as a result of, or arising out of, its gross negligence, bad faith or willful misconduct (each as determined by a final judgment of a court of competent jurisdiction).

Certain Anti-Takeover Provisions of Delaware Law, the Charter and Bylaws

Our Certificate of Incorporation contains provisions that may discourage unsolicited takeover proposals that stockholders may consider to be in their best interests. We are also subject to anti-takeover provisions under Delaware law, which could delay or prevent a change of control. Together, these provisions may make more difficult the removal of management and may discourage transactions that otherwise could involve payment of a premium over prevailing market prices for our securities. Certain of these provisions provide:

•	no cumulative voting in the election of directors, which limits the ability of minority stockholders to elect director candidates;

•	the requirement that directors may only be removed from the Board for cause;

•

the right of our Board to elect a director to fill a vacancy created by the expansion of our Board or the resignation, death or removal of a director in certain circumstances, which prevents stockholders from being able to fill vacancies on our Board;

•	a prohibition on stockholder action by written consent, which forces stockholder action to be taken at an annual or special meeting of our stockholders;

•

a prohibition on stockholders calling a special meeting and the requirement that a meeting of stockholders may only be called by members of our Board or the Chief Executive Officer of the Company, which may delay the ability of our stockholders to force consideration of a proposal or to take action, including the removal of directors; and

•

advance notice procedures that stockholders must comply with in order to nominate candidates to our Board or to propose matters to be acted upon at a meeting of stockholders, which may discourage or deter a potential acquirer from conducting a solicitation of proxies to elect the acquirer’s own slate of directors or otherwise attempting to obtain control of the Company.

Forum Selection

Our Certificate of Incorporation includes a forum selection clause, which provides that, unless we consent in writing to the selection of an alternative forum, the Court of Chancery in the State of Delaware shall be the sole and exclusive forum for any stockholder (including a beneficial owner) to bring: (a) any derivative action or proceeding brought on behalf of the Company; (b) any action asserting a claim of breach of fiduciary duty owed by any of our directors, officers or other employees of the Company to the Company or our stockholders; (c) any action asserting a claim arising pursuant to any provision of the DGCL or our certificate of incorporation or bylaws; or (d) any action asserting a claims governed by the internal affairs doctrine, except for, as to each of

(a) through (d) above, any claim (i) as to which the Court of Chancery determines that there is an indispensable party not subject to the jurisdiction of the Court of Chancery (and the indispensable party does not consent to the personal jurisdiction of the Court of Chancery within ten days following such determination), (ii) which is vested in the exclusive jurisdiction of a court or forum other than the Court of Chancery, (iii) for which the Court of Chancery does not have subject matter jurisdiction or (iv) arising under the federal securities laws, including the Securities Act, as to which the Court of Chancery and the federal district court for the District of Delaware shall concurrently be the sole and exclusive forums. Notwithstanding the foregoing, the forum selection clause will not apply to suits brought to enforce any liability or duty created by the Exchange Act or any other claim for which the federal district courts of the United States of America shall be the sole and exclusive forum.

Stockholders Agreement

At the closing of the Business Combination, the Company, the GS Sponsor Member, the Cote Sponsor Member and the Vertiv Stockholder entered into the Stockholders Agreement. The Stockholders Agreement provides that the Vertiv Stockholder may not transfer its Stock Consideration Shares until August 5, 2020, subject to exceptions allowing for certain transfers to related parties and transfers in connection with extraordinary transactions by the Company. Pursuant to the Stockholders Agreement, the Vertiv Stockholder will have the right to nominate up to four directors to our Board of Directors, subject to its ownership percentage of the total outstanding shares of Class A common stock. If the Vertiv Stockholder holds: (i) 30% or greater of the outstanding Class A common stock, it will have the right to nominate four directors (two of which must be independent); (ii) less than 30% but greater than or equal to 20% of the outstanding Class A common stock, it will have the right to nominate three directors (one of which must be independent); (iii) less than 20% but greater than or equal to 10% of the outstanding Class A common stock, it will have the right to nominate two directors; (iv) less than 10% but greater than or equal to 5% of the outstanding Class A common stock, it will have the right to nominate one director; and (iv) less than 5% of the outstanding Class A common stock, it will not have the right to nominate any directors. As long as the Vertiv Stockholder has the right to nominate at least one director, the Vertiv Stockholder shall have certain rights to appoint its nominees to committees of the Board of Directors and the Company shall take certain actions to ensure the number of directors serving on the Board of Directors does not exceed nine. In addition, the Stockholders Agreement provides that so long as the Company has any Executive Chairman or Chief Executive Officer as a named executive officer, the Company shall take certain actions to include such Executive Chairman or Chief Executive Officer on the slate of nominees recommended by the Board of Directors for election. The Stockholders Agreement also provides that, for so long as the Vertiv Stockholder holds at least 5% of our outstanding Class A common stock, the Vertiv Stockholder will have the right to designate an observer to attend meetings of the Board, subject to certain limitations.

Listing

Our Class A common stock, warrants and units are traded on the New York Stock Exchange (“NYSE”) under the symbols “VRT,” “VRT WS” and “VERT.U,” respectively.

SECURITIES ACT RESTRICTIONS ON RESALE OF SECURITIES

Rule 144

Pursuant to Rule 144 under the Securities Act (“Rule 144”), a person who has beneficially owned restricted shares of our common stock or our warrants for at least six months would be entitled to sell their securities provided that (1) such person is not deemed to have been an affiliate of us at the time of, or at any time during the three months preceding, a sale and (2) we are subject to the Exchange Act periodic reporting requirements for at least three months before the sale and have filed all required reports under Section 13 or 15(d) of the Exchange Act during the 12 months (or such shorter period as we were required to file reports) preceding the sale.

Persons who have beneficially owned restricted shares of our common stock or our warrants for at least six months but who are affiliates of us at the time of, or at any time during the three months preceding, a sale, would be subject to additional restrictions, by which such person would be entitled to sell within any three-month period only a number of securities that does not exceed the greater of:

•	1% of the total number of shares of our common stock then outstanding; or

•	the average weekly reported trading volume of our common stock during the four calendar weeks preceding the filing of a notice on Form 144 with respect to the sale.

Sales by our affiliates under Rule 144 are also limited by manner of sale provisions and notice requirements and to the availability of current public information about us.

Restrictions on the Use of Rule 144 by Shell Companies or Former Shell Companies

Rule 144 is generally not available for the resale of securities initially issued by shell companies or issuers that have been at any time previously a shell company. However, Rule 144 also includes an important exception to this prohibition if the following conditions are met:

•	the issuer of the securities that was formerly a shell company has ceased to be a shell company;

•	the issuer of the securities is subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act;

•

the issuer of the securities has filed all Exchange Act reports and material required to be filed, as applicable, during the preceding 12 months (or such shorter period that the issuer was required to file such reports and materials), other than Form 8-K reports; and

•	at least one year has elapsed from the time that the issuer filed current Form 10 type information with the SEC reflecting its status as an entity that is not a shell company.

As of February 7, 2020, we had 328,411,955 shares of Class A common stock outstanding. Of these shares, 69,000,000 shares sold in our IPO are freely tradable without restriction or further registration under the Securities Act, except for any shares purchased by one of our affiliates within the meaning of Rule 144. All of the 17,250,000 founder shares owned by the Initial Stockholders are restricted securities under Rule 144, in that they were issued in private transactions not involving a public offering. All of the 118,261,955 Stock Consideration Shares we issued to the Vertiv Stockholder as part of the Stock Consideration pursuant to the Merger Agreement and 123,900,000 PIPE Shares we issued to the PIPE Investors pursuant to the Subscription Agreements are also restricted securities for purposes of Rule 144. The registration statement of which this prospectus is a part registers for resale all of the Stock Consideration Shares, PIPE Shares and founder shares and 293,333 shares of Class A common stock underlying the units that are Other Registrable Securities, and we are obligated to maintain the effectiveness of such registration statement in accordance with the terms and conditions of the Amended and Restated Registration Rights Agreement or applicable Subscription Agreements.

As of the date of this registration statement, there are approximately 33,533,303 warrants outstanding, consisting of 22,999,970 public warrants originally sold as part of the units issued in the IPO and 10,533,333 private placement warrants that were sold by the GSAH to the Sponsor in a private sale prior to the IPO. Each warrant is exercisable for one share of our Class A common stock, in accordance with the terms of the warrant agreement governing the warrants. The public warrants are freely tradable, other than 73,333 public warrants underlying the units that are Other Registrable Securities. In addition, we have filed the registration statement of which this prospectus is a part under the Securities Act covering the 33,533,303 shares of our Class A common stock that may be issued upon exercise of the warrants and resales by the Selling Holders of the 10,533,333 private placement warrants and 73,333 public warrants underlying the units that are Other Registrable Securities, and we are obligated to maintain the effectiveness of such registration statement until the expiration or redemption of the warrants.

Of the 69,000,000 units sold in our IPO, 220,000 units were purchased by our affiliates and are restricted securities under Rule 144. We have filed the registration statement of which this prospectus is a part under the Securities Act covering resales by the Selling Holders of the 220,000 units that are Other Registrable Securities, and we are obligated to maintain the effectiveness of such registration statement in accordance with the terms and conditions of the Amended and Restated Registration Rights Agreement.

While we were formed as a shell company, since the completion of the Business Combination we are no longer a shell company, and so, once the conditions set forth in the exceptions listed above are satisfied, Rule 144 will become available for the resale of the above noted restricted securities.

Lock-up Agreements

Founder Shares

Upon completion of the Business Combination, our founder shares automatically converted from Class B common stock into shares of Class A common stock. As of the date of this prospectus, the Initial Stockholders collectively own 17,250,000 founder shares. With certain limited exceptions, the founder shares are not transferable, assignable or salable (except to our officers and directors and other persons or entities affiliated with our Sponsor, each of whom will be subject to the same transfer restrictions) until the earlier of (1) February 7, 2021 and (2) (a) if the last reported sale price of the Class A common stock equals or exceeds $12.00 per share (as adjusted for stock splits, stock dividends, reorganizations, recapitalizations and the like) for any 20 trading days within any 30-trading day period commencing on or after July 6, 2020, or (y) the date on which we complete a liquidation, merger, stock exchange, reorganization or other similar transaction that results in all of our public stockholders having the right to exchange their shares of Class A common stock for cash, securities or other property.

Stock Consideration Shares

Upon completion of the Business Combination, the Vertiv Stockholder acquired the Stock Consideration Shares pursuant to the terms and conditions of the Merger Agreement. As of the date of this prospectus, the Vertiv Stockholder owned 118,261,955 Stock Consideration Shares. Subject to certain exceptions, the Vertiv Stockholder is contractually restricted from selling or transferring its Stock Consideration Shares until August 5, 2020.

Form S-8 Registration Statement

We intend to file one or more registration statements on Form S-8 under the Securities Act to register the shares of Class A common stock issued or issuable under our Incentive Plan. Any such Form S-8 registration statement will become effective automatically upon filing. We expect that the initial registration statement on Form S-8 will cover approximately 33.5 million shares of Class A common stock. Once these shares are registered, they can be sold in the public market upon issuance, subject to Rule 144 limitations applicable to affiliates and vesting restrictions.

BENEFICIAL OWNERSHIP OF SECURITIES

The following table sets forth information known to the Company regarding the beneficial ownership of shares of the Company’s Class A common stock immediately following consummation of the Business Combination by:

•	each person who is known to be the beneficial owner of more than 5% of the Company’s outstanding Class A common stock;

•	each of the Company’s executive officers and directors; and

•	all executive officers and directors as a group.

Beneficial ownership is determined according to the rules of the SEC, which generally provide that a person has beneficial ownership of a security if he, she or it possesses sole or shared voting or investment power over that security, including options and warrants that are currently exercisable or exercisable within 60 days. Except as described in the footnotes below and subject to applicable community property laws and similar laws, the Company believes that each person listed below has sole voting and investment power with respect to such shares.

Name and Address of Beneficial Owners(1)	Number of Shares	Ownership Percentage (%)
5% Holders (Other than Directors and Executive Officers)
VPE Holdings, LLC (the Vertiv Stockholder)(2)	118,261,955	36.01%
Alyeska Investment Group, L.P.(3)	17,331,061	5.27%
Eminence Capital, LP(4)	16,500,000	5.02%

Directors and Executive Officers
David M. Cote(5)	15,889,167	4.76%
Rob Johnson	123,120	*
Roger Fradin(6)	368,333	*
Joseph van Dokkum(7)	25,000	*
Jacob Kotzubei	—	—
Matthew Louie	—	—
Edward L. Monser	—	—
Steven S. Reinemund(8)	368,333	*
Robin L. Washington(9)	10,000	*
Giordano Albertazzi	26,859	*
Andrew Cole	35,650	*
David J. Fallon	52,387	*
Colin Flannery	17,825	*
Jason M. Forcier	38,475	*
John Hewitt	35,650	*
Patrick Johnson	31,802	*
Steve Lalla	25,650	*
Stephen Liang	37,062	*
Gary Niederpruem	24,618	*
All directors and executive officers as a group (19 individuals)(10)	17,109,931	5.13%

*	Less than one percent
(1)	Unless otherwise noted, the business address of each of the following entities or individuals is 1050 Dearborn Drive, Columbus, Ohio 43085.
(2)

Represents shares owned directly by VPE Holdings, LLC, a Delaware limited liability company. Vertiv JV Holdings, LLC owns a majority of the outstanding equity interests of VPE Holdings, LLC, and PE Vertiv Holdings, LLC owns a majority of the outstanding interests of Vertiv JV Holdings, LLC, and, accordingly, each may be deemed to beneficially own the shares owned directly by VPE Holdings, LLC. PE Vertiv Holdings, LLC is directly owned by six private equity investment funds, none of which private equity investment funds individually has the power to direct the voting or disposition of shares beneficially owned. Platinum Equity Investment Holdings III, LLC is the managing member of one of such funds and the managing member of the general partner of four of such funds. Through such positions, Platinum Equity Investment Holdings III, LLC has the indirect power to direct the voting of a majority of the outstanding equity interests of PE Vertiv Holdings, LLC. Platinum Equity Investment Holdings Manager III, LLC is the managing member of Platinum Equity Investment Holdings III, LLC. Platinum Equity, LLC is sole member of Platinum Equity Investment Holdings Manager III, LLC and indirectly controls Platinum Equity Capital Partners IV, L.P., which is the other private equity investment fund that owns equity interests of PE Vertiv Holdings, LLC. Mr. Tom Gores is the beneficial owner of Platinum Equity, LLC and the manager of the general partner of the general partner of Platinum Equity Capital Partners IV, L.P. Accordingly, as a result of their indirect ownership and control of each of VPE Holdings, LLC, Vertiv JV Holdings, LLC and PE Vertiv Holdings, LLC, each of Platinum Equity Investment Holdings, LLC, Platinum Equity Investment Holdings Manager, LLC, Platinum Equity, LLC and Mr. Tom Gores may be deemed to beneficially own the shares owned directly by VPE Holdings, LLC. Mr. Tom Gores disclaims beneficial ownership of the shares owned directly by VPE Holdings, LLC, except to the extent of his pecuniary interest therein. The business address of VPE Holdings, LLC and each party beneficially owning the shares held thereby is 360 North Crescent Drive, South Building, Beverly Hills, CA, 90210.
(3)

Includes (i) 12,657,457 shares of Class A common stock (including 290,968 shares of Class A common stock underlying public warrants) held by Alyeska Master Fund, L.P.; (ii) 4,537,573 shares of Class A common stock (including 209,302 shares of Class A common stock underlying public warrants) held by Alyeska Master Fund 2, L.P.; and (iii) 136,031 shares of Class A common stock held by Alyeska Master Fund 3, L.P. Alyeska Master Fund, L.P., Alyeska Master Fund 2, L.P. and Alyeska Master Fund 3, L.P. (the “Alyeska Stockholders”) are controlled by their respective general partners Alyeska Fund GP, LLC, Alyeska Fund 2 GP, LLC and Alyeska Fund 3 GP, LLC, (collectively, the “Alyeska GP Entities”). The Alyeska GP Entities appointed Alyeska Investment Group, L.P. (“Alyeska Investment Manager”) to act as their investment manager. Alyeska Investment Manager has voting and investment control of the shares held by the Alyeska Stockholders. Anand Parekh is the Chief Executive Officer of Alyeska Investment Manager and may be deemed to be the beneficial owner of the securities held by the Alyeska Stockholders. Mr. Parekh, however, disclaims any beneficial ownership of the shares held by the Alyeska Stockholders. The business address of Alyeska Investment Group, L.P. is 77 West Wacker Drive, 7th Floor, Chicago, IL 60601.

(4)

Includes (i) 14,906,921 shares of Class A common stock held by Eminence Holdings LLC and (ii) 1,593,079 shares of Class A common stock held by EC Longhorn LLC. Eminence Capital, LP serves as the investment adviser to, and may be deemed to have shared voting and dispositive power over the shares of Class A common stock held by, Eminence Holdings LLC and EC Longhorn LLC. Ricky C. Sandler is the Chief Executive Officer of Eminence Capital, LP and may be deemed to have shared voting and dispositive power over the shares of Class A common stock held by Eminence Holdings LLC and EC Longhorn LLC. The business address of Eminence Capital, LP is 399 Park Avenue, 25th Floor, New York, NY 10022.

(5)

Interests shown include: (i) 8,572,500 founder shares held by Cote SPAC 1 LLC; (ii) 5,266,667 shares of Class A common stock underlying private placement warrants held by Cote SPAC 1 LLC; (iii) 2,000,000 shares of Class A common stock held by Atlanta Sons LLC; and (iv) 50,000 shares of Class A common stock held by Mr. Cote’s spouse. Mr. Cote is the manager of Cote SPAC 1 LLC and Atlanta Sons LLC. Mr. Cote disclaims beneficial ownership of the shares held by his spouse except to the extent of his pecuniary interest therein.

(6)

Interests shown include: (i) 35,000 founder shares; (ii) 133,333 shares of Class A common stock underlying the units (including 100,000 shares of Class A common stock and 33,333 shares of Class A common stock issuable upon exercise of the public warrants comprising the units); and (iii) 200,000 PIPE Shares.

(7)	Interests shown are held by Mr. Joseph van Dokkum and Mrs. Lynn van Dokkum, as tenants in common.
(8)

Interests shown include: (i) 35,000 founder shares; (ii) 133,333 shares of Class A common stock underlying the units (including 100,000 shares of Class A common stock and 33,333 shares of Class A common stock issuable upon exercise of the public warrants comprising the units) held by 2017 Steven S Reinemund

GRAT, of which Mr. Reinemund is trustee; and (iii) 200,000 PIPE Shares held by 2017 Steven S Reinemund GRAT, of which Mr. Reinemund is trustee.
(9)	Interests show are held by the Carl and Robin Washington Revocable Trust. Carl D. Washington and Robin L. Washington are trustees of the Carl and Robin Washington Revocable Trust.
(10)

Interests shown include: (i) 5,266,667 shares of Class A common stock underlying the private placement warrants held by the Cote SPAC 1 LLC; (ii) 133,333 shares of Class A common stock underlying the units (including 100,000 shares of Class A common stock and 33,333 shares of Class A common stock issuable upon exercise of the public warrants comprising the units) held by Mr. Fradin; and (iii) 133,333 shares of Class A common stock underlying the units (including 100,000 shares of Class A common stock and 33,333 shares of Class A common stock issuable upon exercise of the public warrants comprising the units) held by a trust controlled by Mr. Reinemund.

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

GSAH’s Related Party Transactions

Founder Shares

In May 2016, the Sponsor purchased 2,875,000 shares of Class B common stock for an aggregate price of $25,000, or approximately $0.0087 per share. On May 17, 2018, GSAH conducted a 1:6 stock split, resulting in the Sponsor holding 17,250,000 shares of Class B common stock. The financial statements of GSAH reflect the changes of the split retroactively for all periods prior to May 17, 2018. In May 2018, the Sponsor transferred 35,000 shares of Class B common stock to each of GSAH’s independent directors at their original purchase price. Immediately prior to the Business Combination, Sponsor distributed 8,572,000 shares of Class B common stock to each of the Sponsor Members.

The shares of Class B common stock were automatically convertible into shares of our Class A common stock at the time of GSAH’s initial business combination, or earlier at the option of the holder, on a one-for-one basis, subject to adjustment pursuant to certain anti-dilution rights, which anti-adjustment rights were waived in connection with the consummation of the Business Combination, including the PIPE Investment. As a result of such waiver, the 17,250,000 shares of the Class B common stock automatically converted into shares of our Class A common stock on a one-for-one basis upon the consummation of the Business Combination. We refer to the shares of Class B common stock and the shares of Class A common stock that they converted into upon the consummation of the Business Combination as the “founder shares.” The founder shares are identical to GSAH’s public shares, except that: (1) prior to the Business Combination, only holders of the founder shares had the right to vote on the election of directors; (2) the founder shares are subject to certain transfer restrictions, as described in more detail below; (3) the Sponsor and each of GSAH’s officer and directors are party to a letter agreement with us, pursuant to which they agreed to waive certain rights with respect to their shares prior to the consummation of the Business Combination; and (4) the holders of founder shares are entitled to registration rights.

Subject to certain limited exceptions, the Initial Stockholders have agreed not to transfer, assign or sell any founder shares during the Sponsor Lock-up Period, which ends on the earlier of (1) February 7, 2021 and (2) (a) if the last reported sale price of the Class A common stock equals or exceeds $12.00 per share (as adjusted for stock splits, stock dividends, reorganizations, recapitalizations and the like) for any 20 trading days within any 30-trading day period commencing on or after July 6, 2020, or (y) the date on which we complete a liquidation, merger, stock exchange, reorganization or other similar transaction that results in all of our public stockholders having the right to exchange their shares of Class A common stock for cash, securities or other property.

Private Placement Warrants

In connection with the completion of our IPO, the Sponsor purchased an aggregate of 10,533,333 private placement warrants, each exercisable to purchase one Class A common stock for $11.50 per share, at a price of $1.50 per private placement warrant, generating proceeds, before expenses, of $15,800,000. Immediately prior to the Business Combination, Sponsor distributed 5,266,667 private placement warrants to the Cote Sponsor Member and 5,266,666 private placement warrants to the GS Sponsor Member.

Subject to certain limited exceptions, the private placement warrants (including the Class A common stock issuable upon exercise of the private placement warrants) will not be transferable, assignable or salable until March 8, 2020 and they will not be redeemable by us so long as they are held by the Sponsor Members or their respective permitted transferees. The Sponsor Members, or their respective permitted transfers, has the option to exercise the private placement warrants on a cashless basis and will be entitled to certain registration rights.

Otherwise, the private placement warrants have terms and provisions that are identical to those of the public warrants. If the private placement warrants are held by holders other than the Sponsor Members or their permitted transferees, the private placement warrants will be redeemable by us and exercisable by the holders on the same basis as the public warrants.

Registration Rights

The Initial Stockholders were entitled to registration rights pursuant to a registration rights agreement, which was amended and restated in connection with the Business Combination. The Amended and Restated Registration Rights Agreement grants the RRA Parties certain Registration Rights with respect to their registrable securities. For additional information, see “Business Combination—Amended and Restated Registration Rights Agreement

Related Party Notes

On April 9, 2018, the Sponsor loaned us $300,000 in unsecured promissory notes. The funds were used to pay a portion of the expenses related to the IPO. The note was non-interest bearing, unsecured and was paid to the Sponsor in connection with the closing of the IPO.

Sponsor Commitment

On March 11, 2019, the GS Sponsor Member provided GSAH with a commitment pursuant to which the GS Sponsor Member agreed that, if funds are needed by the Company through June 12, 2020 to pay ordinary course expenses, the GS Sponsor Member would provide the Company with liquidity of up to an aggregate of $2.0 million. The GS Sponsor Member did not receive any additional interest in the Company in exchange for any such contribution and any liquidity provided under the commitment was to be in the form of a contribution with respect to the Sponsor’s founder shares. This commitment was terminated in connection with the consummation of the Business Combination.

Administrative Services Agreement

GSAH entered into an agreement to pay an affiliate of the Sponsor a total of $10,000 per month for office space, utilities, administrative and support services. For the year ended December 31, 2018, GSAH incurred expenses of $67,668 under this agreement. The agreement was terminated at the closing of the Business Combination.

Subscription Agreements

Concurrently with the execution of the Merger Agreement, we entered into Subscription Agreements with the PIPE Investors, pursuant to which certain affiliates of GSAH and Vertiv subscribed for shares of our Class A common stock in connection with the PIPE Investment. The PIPE Investment was consummated in connection with the Business Combination, pursuant to which the following related parties purchased PIPE Shares at a price of $10.00 per shares:

•	GS ESC PIPE Investor, an affiliate of our Sponsor, purchased 8,000,000 PIPE Shares;

•	Cote PIPE Investor, an entity controlled by David M. Cote, purchased 2,000,000 PIPE Shares;

•	Mr. Cote’s spouse, purchased 50,000 PIPE Shares;

•	Members of Mr. Cote’s immediate family jointly purchased 15,000 PIPE Shares;

•	Roger Fradin, one of our directors, purchased 200,000 PIPE Shares;

•	A trust controlled by James F. Albaugh, a former director of GSAH, purchased 50,000 PIPE Shares;

•	A trust controlled by Steven S. Reinemund, one of our directors, purchased 200,000 PIPE Shares;

•	Robin L. Washington, one of our directors, purchased 10,000 PIPE Shares;

•	Joseph J. van Dokkum, one of our directors, and his spouse, jointly purchased 25,000 PIPE Shares;

•	Robert Johnson, one of our directors and executive officers, purchased 123,120 PIPE Shares;

•	David Fallon, one of our executive officers, purchased 52,387 PIPE Shares;

•	John Hewitt, one of our executive officers, purchased 35,650 PIPE Shares;

•	Jason Forcier, one of our executive officers, purchased 38,475 PIPE Shares;

•	Stephen Liang, one of our executive officers, purchased 37,062 PIPE Shares;

•	Andrew Cole, one of our executive officers, purchased 35,650 PIPE Shares;

•	Giordano Albertazzi, one of our executive officers, purchased 26,859 PIPE Shares;

•	Steve Lalla, one of our executive officers, purchased 25,650 PIPE Shares;

•	Pat Johnson, one of our executive officers, purchased 31,802 PIPE Shares;

•	Gary Niederpruem, one of our executive officers, purchased 24,618 PIPE Shares; and

•	Colin Flannery, one of our executive officers, purchased 17,825 PIPE Shares.

For additional information, see “Business Combination—Related Agreements—Subscription Agreements.”

Stockholders Agreement

At the closing of the Business Combination, the Sponsor Members and the Vertiv Stockholder entered into the Stockholders Agreement, which gives the Vertiv Stockholder the right to nominate up to four directors to our Board of Directors, subject to its ownership percentage of the total outstanding shares of Class A common stock. For additional information, see “Business Combination—Related Agreements—Stockholders’ Agreement.”

Related Party Payments

Goldman Sachs & Co. LLC acted as financial advisor to GSAH in connection with, and participated in certain of the negotiations leading to, the Business Combination. In connection with the Business Combination, an aggregate amount of approximately $50 million in deferred underwriting discount, advisory fees and placement agent fees, was paid to Goldman Sachs & Co. LLC, which payment was contingent upon completion of the Business Combination. Goldman Sachs & Co. LLC has provided certain financial advisory and/or underwriting services to GSAH from time to time for which the Investment Banking Division of Goldman Sachs & Co. LLC has received, and may receive, compensation, including having acted as sole bookrunner with respect to the GSAH’s IPO in June 2018. During the two year period ended December 10, 2019, Goldman Sachs & Co. LLC has recognized compensation for financial advisory and/or underwriting services provided by its Investment Banking Division to GSAH of approximately $11.1 million. Prior to the Business Combination, Goldman Sachs & Co. LLC was an affiliate of GSAH and the Sponsor and is an affiliate of GS Sponsor Member and GS ESC PIPE Investor (Raanan A. Agus, one of GSAH’s directors prior to the Business Combination, is also a Participating Managing Director of Goldman Sachs).

Goldman Sachs & Co. LLC also has provided certain financial advisory and/or underwriting services to Vertiv Holdings from time to time, however, during the two year period ended December 10, 2019, the Investment Banking Division of Goldman Sachs has not been engaged by Vertiv Holdings to provide financial advisory or underwriting services for which Goldman Sachs & Co. LLC has recognized compensation. Goldman Sachs also has provided certain financial advisory and/or underwriting services to Platinum Equity portfolio companies other than Vertiv from time to time for which the Investment Banking Division of Goldman Sachs & Co. LLC has received, and may receive, compensation, including having acted as joint bookrunner with respect to the offering by Husky IMS International Ltd. (“Husky”) of its 7.750% Senior Secured Notes due 2026 in March 2018; as joint lead agent with respect to a bank loan for Husky in March 2018; as joint lead agent with respect to a bank loan for Wyndham Worldwide Corporation’s European vacation rental business in April 2018; as joint lead agent with respect to a bank loan for USS Ultimate Holdings, Inc. in July 2018; as financial advisor to Exterion Media Group with respect to its sale in November 2018; and as bookrunning manager with respect to the public offering of 15,000,000 shares of Class A Common Stock of Verra Mobility Corporation in June 2019. During the two year period ended December 10, 2019, Goldman Sachs has recognized compensation for financial advisory and/or underwriting services provided by its Investment Banking Division to various Platinum Equity portfolio companies of approximately $40 million.

During the two year period ended December 10, 2019, the Investment Banking Division of Goldman Sachs has not been engaged by David M. Cote to provide financial advisory or underwriting services for which Goldman Sachs & Co. LLC has recognized compensation. Goldman Sachs & Co. LLC may also in the future provide financial advisory and/or underwriting services to the Company, Vertiv Holdings, Platinum, David M. Cote and their respective affiliates and, as applicable, portfolio companies including portfolio companies of funds affiliated with Platinum, for which the Investment Banking Division of Goldman Sachs may receive compensation.

Affiliates of Goldman Sachs are lenders to Vertiv under the Term Loan Facility and Asset-Based Revolving Credit Facility, with an aggregate of approximately $23.5 million and approximately $16.3 million outstanding to such affiliates in the Term Loan Facility and the Asset-Based Revolving Credit Facility, respectively prior to the Business Combination. We used a portion of the proceeds from the Business Combination, including the PIPE Investment, to repay approximately $1.29 billion of the outstanding indebtedness under the Term Loan Facility and $176 million of the outstanding indebtedness under the Asset-Based Revolving Credit Facility and, as a result, such affiliates received their pro rata portion of such proceeds. In addition, as of the date of this prospectus, affiliates of Goldman Sachs hold an aggregate of approximately $180,000 of the Existing Notes. In connection with our proposed refinancing transactions, on January 31, 2020, we called all of our Existing Notes for conditional redemption on March 2, 2020, in accordance with the respective indentures. The redemptions are conditioned upon the completion of the proposed refinancing transactions on terms satisfactory to us and/or our affiliates. See “Prospectus Summary—Recent Developments.”

Vertiv Related Party Transactions

Services agreement

Vertiv Group was a party to a corporate advisory services agreement (the “Services Agreement”), with Platinum Advisors. Under the terms of the Services Agreement, Platinum Advisors provided to Vertiv Group and its subsidiaries certain corporate advisory services. In consideration of these and other services, Vertiv Group paid an annual advisory fee to Platinum Advisors of no greater than $15.0 million. In addition to the fees paid to Platinum Advisors pursuant to the Services Agreement, Vertiv Group paid Platinum Advisors’ out-of-pocket expenses and costs paid to any person who is not managed by Platinum Advisors and in whom Platinum Advisors does not have a pecuniary interest, in each case incurred in connection with providing management services to Vertiv Group. See note 14 to the combined and consolidated financial statements of Vertiv Holdings and note 10 to the condensed consolidated financial statements of Vertiv Holdings included elsewhere in this prospectus for a discussion of payments made pursuant to the Services Agreement.

The corporate advisory services provided under the agreement include, but are not limited to, advice on the following topics: general corporate, financing, financial planning, management, administration, and commercial and marketing activities.

In addition, Platinum Advisors received a transaction fee upon the closing of the Business Combination pursuant to a formula that is set out in the corporate advisory services agreement. The amount of this fee was treated as a Company Transaction Expense under the Merger Agreement, and so reduced the consideration that would otherwise have been paid to the Vertiv Stockholder.

The Services Agreement was terminated effective upon the closing of the Business Combination.

Transactions with Emerson

Prior to November 30, 2016, the Vertiv Group was a business unit of Emerson, and was charged for costs directly related to its operations, as well as allocated a portion of Emerson’s general corporate costs.

Subsequent to November 30, 2016, and upon consummation of the Separation, Vertiv Group and Emerson entered into a transition services agreement, pursuant to which Emerson or its affiliates provide certain transitional services to the Vertiv Group, including administrative and IT services. Vertiv Group also purchases and sells goods and services and leases office space in the ordinary course of business with affiliates of Emerson. See note 14 to the combined and consolidated financial statements of Vertiv Holdings and note 10 to the condensed consolidated financial statements of Vertiv Holdings included elsewhere in this prospectus for a discussion of payments made to and received from Emerson.

Employment of Family Members of Executive Officers

Certain family members of the Company’s executive officers were employed by Vertiv during 2017, 2018 and 2019, as set forth below.

Patrick Johnson has served as Vertiv’s Executive Vice President of Information Technology and Edge Infrastructure since November 2017. Patrick Johnson received total compensation of $141,044 for 2017, $450,539 for 2018, and thus far was paid $389,319 for 2019, not including his full 2019 short-term incentive payment since the results have not been finalized.

Richard Johnson, the brother of Rob Johnson and Patrick Johnson, has served as Vertiv’s Director of Global Strategic Clients since February 2018. Richard Johnson received total compensation of $259,594 for 2018, and $283,223 for 2019.

Alexander Johnson, the son of Rob Johnson and nephew of Patrick Johnson, has served as Vertiv’s Manager Channel Accounts CDW since April 2018. Alexander Johnson received total compensation of $141,387 for 2018, and $227,015 for 2019.

Related Party Policy

We have adopted a written policy on transactions with “related persons,” defined in the policy as a director, executive officer, nominee for director, or greater than 5% beneficial owner of any class of the Company’s voting securities, and their immediate family members. For purposes of this policy, a “related person transaction” is defined as any transaction, arrangement or relationship in which the Company is a participant, the aggregate amount involved exceeds or may be expected to exceed $120,000 and in which a related person had, has or will have a direct or indirect material interest. The Board, acting through those members of its audit committee who are not interested in the transaction in question, will review related person transactions to determine whether the related person transaction is in, or is not inconsistent with, the best interests of the Company and its stockholders. If, after any such review, a related person transaction is determined to be in, or not inconsistent with, the best interests of the Company, then the related person transaction may be approved or ratified according to the procedures in the policy. If advance audit committee approval of a related person transaction requiring the audit committee’s approval is not practicable or desirable, then the chair of the audit committee may approve or ratify a related person transaction. In addition, the policy provides standing pre-approval for certain types of transactions that the audit committee has reviewed and determined shall be deemed pre-approved.

SELLING HOLDERS

This prospectus relates to the possible offer and resale by the Selling Holders of (i) up to 270,238,621 shares of Class A common stock (including 10,533,333 shares of Class A common stock that may be issued upon exercise of the private placement warrants, 17,250,000 founder shares, 123,900,000 PIPE Shares, 118,261,955 Stock Consideration Shares and 293,333 shares of Class A common stock underlying the units that are Other Registrable Securities); (ii) up to 10,606,666 warrants (including 10,533,333 private placement warrants and 73,333 public warrants underlying the units that are Other Registrable Securities); and (iii) up to 220,000 units that are Other Registrable Securities.

Concurrently with the IPO, Sponsor acquired the founder shares and the private placement warrants and distributed some of its founder shares to the other Initial Stockholders, who were the independent directors of GSAH. Immediately prior to the completion of the Business Combination, Sponsor dissolved and distributed its founder shares and private placement warrants to the Sponsor Members. Upon the consummation of the Business Combination, (i) the Vertiv Stockholder acquired the Stock Consideration Shares pursuant to the Merger Agreement, (ii) the PIPE Investors acquired the PIPE Shares pursuant to Subscription Agreements, (iii) the founder shares were converted from Class B common stock to Class A common stock and (iv) we entered into the Amended and Restated Registration Rights Agreement with the RRA Parties. The founder shares, PIPE Shares, Stock Consideration Shares and Other Registrable Securities are being registered by the registration statement of which this prospectus forms a part pursuant to the registration rights granted under certain of the Subscription Agreements and the Amended and Restated Registration Rights Agreement.

The Selling Holders may from time to time offer and sell any or all of the shares of Class A common stock, warrants and units set forth below pursuant to this prospectus. When we refer to the “Selling Holders” in this prospectus, we mean the persons listed in the table below, and the pledgees, donees, transferees, assignees, successors and others who later come to hold any of the Selling Holders’ interest in the shares of Class A common stock, warrants and/or units after the date of this prospectus such that registration rights shall apply to those securities.

The following tables are prepared based on information provided to us by the Selling Holders. It sets forth the name and address of the Selling Holders, the aggregate number of shares of Class A common stock that the Selling Holders may offer pursuant to this prospectus, and the beneficial ownership of the Selling Holders both before and after the offering. We have based percentage ownership prior to this offering on 328,411,955 shares of Class A common stock, 33,533,303 warrants and 4,294,230 units outstanding, in each case as of February 7, 2020. In calculating percentages of shares of Class A common stock owned by a particular Selling Holder, we treated as outstanding the number of shares of our Class A common stock issuable upon exercise of that particular Selling Holder’s warrants, if any, and did not assume the exercise of any other Selling Holder’s warrants.

We cannot advise you as to whether the Selling Holders will in fact sell any or all of such Class A common stock or warrants. In addition, the Selling Holders may sell, transfer or otherwise dispose of, at any time and from time to time, the Class A common stock and warrants in transactions exempt from the registration requirements of the Securities Act after the date of this prospectus. For purposes of this table, we have assumed that the Selling Holders will have sold all of the securities covered by this prospectus upon the completion of the offering.

Unless otherwise indicated below, the address of each beneficial owner listed in the tables below is c/o Vertiv Holdings Co, 1050 Dearborn Drive, Columbus, Ohio, 43085.

Shares of Class A common stock

	Beneficial Ownership Before the Offering		Shares to be Sold in the Offering		Beneficial Ownership After the Offering
Name of Selling Holder	Number of Shares	%(1)	Number of Shares	%(1)	Number of Shares	%
VPE Holdings, LLC(2)	118,261,955	36.01%	118,261,955	36.01%	0	0%
Abu Dhabi Investment Authority(3)	15,000,000	4.57%	15,000,000	4.57%	0	0%
Eminence Capital, LP(4)	16,500,000	5.02%	16,500,000	5.02%	0	0%
Alyeska Investment Group, L.P.(5)	17,331,061	5.27%	15,000,000	5.27%	2,331,061	*
Nomura Global Financial Products Inc.(6)	11,000,000	3.35%	11,000,000	3.35%	0	0%
Cote SPAC 1 LLC(7)	13,839,167	4.15%	13,839,167	4.15%	0	0%
GS Sponsor LLC(8)	13,839,166	4.15%	13,839,166	4.15%	0	0%
GSAH Investors Emp LP(9)	8,000,000	2.44%	8,000,000	2.44%	0	0%
BlackRock, Inc.(10)	10,800,000	3.29%	10,800,000	3.29%	0	0%
Aranda Investments Pte. Ltd.(11)	5,000,000	1.52%	5,000,000	1.52%	0	0%
Investment Corporation of Dubai(12)	5,000,000	1.52%	5,000,000	1.52%	0	0%
Adage Capital Partners, LP(13)	4,500,000	1.37%	4,500,000	1.37%	0	0%
FMR LLC(14)	11,456,603	3.49%	11,456,603	3.49%	0	0%
Baron Small Cap Fund(15)	6,000,000	1.83%	4,000,000	1.22%	2,000,000	*
Tradeinvest Asset Management Company (BVI) Ltd.(16)	3,000,000	*	3,000,000	*	0	0%
Sculptor Capital Management, Inc.(17)	3,175,940	*	2,500,000	*	675,940	*
Atlanta Sons LLC(18)	2,000,000	*	2,000,000	*	0	0%
Integrated Core Strategies (US) LLC(19)	4,860,247	1.48%	1,894,299	*	2,965,948	*
Hudson Bay Master Fund Ltd(20)	2,133,333	*	1,800,000	*	333,333	*
Brookside Capital Trading Fund, L.P.(21)	1,833,333	*	1,500,000	*	333,333	*
Beckensfield Limited(22)	1,250,000	*	1,250,000	*	0	0%
Waterbeck Group Limited(23)	1,250,000	*	1,250,000	*	0	0%
Steven S Reinemund(24)	368,333	*	368,333	*	0	0%
Roger Fradin(25)	368,333	*	368,333	*	0	0%
James Albaugh(26)	111,667	*	111,667	*	0	0%
Joseph van Dokkum(27)	25,000	*	25,000	*	0	0%
Robin Washington(28)	10,000	*	10,000	*	0	0%
Giordano Albertazzi	26,859	*	26,859	*	0	0%
Andrew Cole	35,650	*	35,650	*	0	0%
David J. Fallon	52,387	*	52,387	*	0	0%
Colin Flannery	17,825	*	17,825	*	0	0%
Jason M. Forcier	38,475	*	38,475	*	0	0%
John Hewitt	35,650	*	35,650	*	0	0%
Patrick Johnson	31,802	*	31,802	*	0	0%
Steve Lalla	25,650	*	25,650	*	0	0%
Stephen Liang	37,062	*	37,062	*	0	0%
Gary Niederpruem	24,618	*	24,618	*	0	0%
Additional Selling Holders(29)	1,515,000	*	1,515,000	*	0	0%

*	Less than 1%.
(1)	Based upon 328,411,955 shares of Class A common stock outstanding as of February 7, 2020.
(2)

Represents shares owned directly by VPE Holdings, LLC, a Delaware limited liability company. Vertiv JV Holdings, LLC owns a majority of the outstanding equity interests of VPE Holdings, LLC, and PE Vertiv Holdings, LLC owns a majority of the outstanding interests of Vertiv JV Holdings, LLC, and, accordingly, each may be deemed to beneficially own the shares owned directly by VPE Holdings, LLC. PE Vertiv

Holdings, LLC is directly owned by six private equity investment funds, none of which private equity investment funds individually has the power to direct the voting or disposition of shares beneficially owned. Platinum Equity Investment Holdings III, LLC is the managing member of one of such funds and the managing member of the general partner of four of such funds. Through such positions, Platinum Equity Investment Holdings III, LLC has the indirect power to direct the voting of a majority of the outstanding equity interests of PE Vertiv Holdings, LLC. Platinum Equity Investment Holdings Manager III, LLC is the managing member of Platinum Equity Investment Holdings III, LLC. Platinum Equity, LLC is sole member of Platinum Equity Investment Holdings Manager III, LLC and indirectly controls Platinum Equity Capital Partners IV, L.P., which is the other private equity investment fund that owns equity interests of PE Vertiv Holdings, LLC. Mr. Tom Gores is the beneficial owner of Platinum Equity, LLC and the manager of the general partner of the general partner of Platinum Equity Capital Partners IV, L.P. Accordingly, as a result of their indirect ownership and control of each of VPE Holdings, LLC, Vertiv JV Holdings, LLC and PE Vertiv Holdings, LLC, each of Platinum Equity Investment Holdings, LLC, Platinum Equity Investment Holdings Manager, LLC, Platinum Equity, LLC and Mr. Tom Gores may be deemed to beneficially own the shares owned directly by VPE Holdings, LLC. Mr. Tom Gores disclaims beneficial ownership of the shares owned directly by VPE Holdings, LLC, except to the extent of his pecuniary interest therein. The business address of VPE Holdings, LLC and each party beneficially owning the shares held thereby is 360 North Crescent Drive, South Building, Beverly Hills, CA, 90210.
(3)

The business address of Abu Dhabi Investment Authority is 211 Corniche Street, P.O. Box 3600, Abu Dhabi. Abu Dhabi Investment Authority is a public institution wholly owned by the Government of the Emirate of Abu Dhabi and subject to its supervision.

(4)

Includes (i) 14,906,921 shares of Class A common stock held by Eminence Holdings LLC and (ii) 1,593,079 shares of Class A common stock held by EC Longhorn LLC. Eminence Capital, LP serves as the investment adviser to, and may be deemed to have shared voting and dispositive power over the shares of Class A common stock held by, Eminence Holdings LLC and EC Longhorn LLC. Ricky C. Sandler is the Chief Executive Officer of Eminence Capital, LP and may be deemed to have shared voting and dispositive power over the shares of Class A common stock held by Eminence Holdings LLC and EC Longhorn LLC. The business address of Eminence Capital, LP is 399 Park Avenue, 25th Floor, New York, NY 10022.

(5)

Includes (i) 12,657,457 shares of Class A common stock (including 290,968 shares of Class A common stock underlying public warrants) held by Alyeska Master Fund, L.P.; (ii) 4,537,573 shares of Class A common stock (including 209,302 shares of Class A common stock underlying public warrants) held by Alyeska Master Fund 2, L.P.; and (iii) 136,031 shares of Class A common stock held by Alyeska Master Fund 3, L.P. Alyeska Master Fund, L.P., Alyeska Master Fund 2, L.P. and Alyeska Master Fund 3, L.P. (the “Alyeska Stockholders”) are controlled by their respective general partners Alyeska Fund GP, LLC, Alyeska Fund 2 GP, LLC and Alyeska Fund 3 GP, LLC, (collectively, the “Alyeska GP Entities”). The Alyeska GP Entities appointed Alyeska Investment Group, L.P. (“Alyeska Investment Manager”) to act as their investment manager. Alyeska Investment Manager has voting and investment control of the shares held by the Alyeska Stockholders. Anand Parekh is the Chief Executive Officer of Alyeska Investment Manager and may be deemed to be the beneficial owner of the securities held by the Alyeska Stockholders. Mr. Parekh, however, disclaims any beneficial ownership of the shares held by the Alyeska Stockholders. The business address of Alyeska Investment Group, L.P. is 77 West Wacker Drive, 7th Floor, Chicago, IL 60601.

(6)

Nomura Global Financial Products Inc. is a wholly owned subsidiary of Nomura Holdings, Inc. (NYSE: NMR). The business address of Nomura Global Financial Products Inc. is 309 West 49th Street, New York, New York 10019.

(7)

Includes: (i) 8,572,500 founder shares and (ii) 5,266,667 shares of Class A common stock underlying the private placement warrants. David M. Cote is the manager of Cote SPAC 1 LLC. Mr. Cote is also the manager of Atlanta Sons LLC and may be deemed to beneficially own the 2,000,000 shares of Class A common stock held by Atlanta Sons LLC. Mr. Cote may also be deemed to beneficially own 50,000 shares of Class A common stock held by his spouse. Mr. Cote disclaims beneficial ownership of the shares held by his spouse except to the extent of his pecuniary interest therein. Interest shown do not reflect the securities held by Atlanta Sons LLC or Mr. Cote’s spouse. The business address of Cote SPAC 1 LLC is 717 Northshore Drive, Anna Maria, Florida 34216.

(8)

Includes: (i) 8,572,500 founder shares and (ii) 5,266,666 shares of Class A common stock underlying the private placement warrants. The business address of GS Sponsor Member is 200 West Street, New York, New York 10282. GS Sponsor Member is a wholly owned subsidiary of GSAM Holdings LLC, which is a wholly owned subsidiary of The Goldman Sachs Group, Inc. Each of GSAM Holdings LLC and The Goldman Sachs Group, Inc. may be deemed to beneficially own the private placement warrants held by the Sponsor by virtue of their direct and indirect ownership, respectively, over GS Sponsor Member. Each of GSAM Holdings LLC and The Goldman Sachs Group, Inc. disclaims beneficial ownership of any such warrants except to the extent of their respective pecuniary interest therein.

(9)

GSAH Investors Emp LP is a limited partnership controlled by its general partner and its investment manager, both of which are indirect wholly-owned subsidiaries of The Goldman Sachs Group, Inc. Prior to the Business Combination, (i) the Sponsor was jointly owned by GS Sponsor Member and Cote Sponsor Member and (ii) Raanan Agus, a Participating Managing Director of Goldman Sachs, served as a member of GSAH’s board of directors. In addition to the registrable securities held by GSAH Investor Emp LP, Goldman Sachs holds common stock and warrants of the Company. Goldman Sachs also serves as lender to the Company. Goldman Sachs has also previously acted as financial advisor and placement agent to GSAH. Following the effectiveness of this shelf registration statement, each limited partner of GSAH Investors Emp LP will have the right to request that GSAH Investors Emp LP use its reasonable efforts to sell a portion of the registrable securities held by GSAH Investors Emp LP. The business address of GSAH Investors Emp LP is 200 West Street, New York, New York 10282.

(10)

The registered holders of the referenced shares are the following funds and accounts under management by investment adviser subsidiaries of BlackRock, Inc.: BlackRock Global Funds—Global Allocation Fund, BlackRock Global Funds—Global Dynamic Equity Fund, BlackRock Global Allocation Collective Fund, BlackRock Global Allocation Fund (Australia), BlackRock Global Allocation Fund, Inc., BlackRock Global Allocation Portfolio of BlackRock Series Fund, Inc. and BlackRock Global Allocation V.I. Fund of BlackRock Variable Series Funds, Inc. BlackRock, Inc. is the ultimate parent holding company of such investment adviser entities. On behalf of such investment adviser entities, the applicable portfolio managers, as managing directors (or in other capacities) of such entities, and/or the applicable investment committee members of such funds and accounts, have voting and investment power over the shares held by the funds and accounts which are the registered holders of the referenced shares. Such portfolio managers and/or investment committee members expressly disclaim beneficial ownership of all shares held by such funds and accounts. The address of such funds and accounts, such investment adviser subsidiaries and such portfolio managers and/or investment committee members is 1 University Square Drive, Princeton, NJ 08540. Interests shown include only the securities registered for resale and may not incorporate all shares deemed to be beneficially held by BlackRock, Inc.

(11)

Aranda Investments Pte. Ltd. is an indirect wholly owned subsidiary of Temasek Holdings (Private) Limited. The business address of Aranda Investments Pte. Ltd. is 60B Orchard Road, #06-18 Tower 2, The Atrium @ Orchard, Singapore 238891.

(12)	Investment Corporation of Dubai is controlled by the Government of Dubai. The business address of Investment Corporation of Dubai is Levels 5&6, Gate Village Building 7, DIFC, Dubai, UAE.
(13)

Adage Capital Partners, LP is controlled by its general partner Adage Capital Partners, GP, LLC, which is controlled by its managing member, Adage Capital Advisors, LLC. The business address of Adage Capital Partners, LP is 200 Clarendon St. 52nd floor, Boston, CA 02210.

(14)

Includes: (i) 450,000 shares of Class A common stock held by Fidelity Rutland Square Trust II: Strategic Advisers Core Fund; (ii) 600,000 shares of Class A common stock held by Fidelity Rutland Square Trust II : Strategic Advisers Fidelity U.S. Total Stock Fund—FIAM US Equity Subportfolio; (iii) 2,000,000 shares of Class A common stock held by Fidelity Securities Fund: Fidelity Growth & Income Portfolio; (iv) 450,000 shares of Class A common stock held by Variable Insurance Products Fund III: Growth & Income Portfolio; (v) 160,000 shares of Class A common stock held by Fidelity Advisor Series I: Fidelity Advisor Growth & Income Fund; (vi) 4,500,000 shares of Class A common stock held by Fidelity Hastings Street Trust: Fidelity Series Growth & Income Fund; (vii) 850,000 shares of Class A common stock held by Fidelity Concord Street Trust: Fidelity Large Cap Stock Fund; (viii) 350,000 shares of Class A common stock held by Fidelity Advisor Series I: Fidelity Advisor Large Cap Fund; (ix) 800,000 shares of Class A common stock held by FIAM Target Date Large Cap Stock Commingled Pool; (x) 25,000 shares of Class A common stock held by Fidelity Large Cap Stock Institutional Trust; (xi) 29,000 shares of Class A common stock held by Fidelity Concord Street Trust: Fidelity Large Cap Stock K6 Fund; (xii) 1,100,000 shares of Class A common stock held by Fidelity Destiny Portfolios: Fidelity Advisor Capital Development Fund; (xiii) 61,271 shares of Class A common stock held by Fidelity Select Portfolios: Industrials Portfolio; (xiv) 63,796 shares of Class A common stock held by Fidelity Advisor Series VII: Fidelity Advisor Industrials Fund; and (xv) 17,536 shares of Class A common stock held by Variable Insurance Products Fund IV: Industrials Portfolio, all of the foregoing entities are managed by direct or indirect subsidiaries of FMR LLC. Abigail P. Johnson is a Director, the Vice Chairman, the Chief Executive Officer and the President of FMR LLC. Members of the Johnson family, including Abigail P. Johnson, are the predominant owners, directly or through trusts, of Series B voting common shares of FMR LLC, representing 49% of the voting power of FMR LLC. The Johnson family group and all other Series B shareholders have entered into a shareholders’ voting agreement under which all Series B voting common shares will be voted in accordance with the majority vote of Series B voting common shares. Accordingly, through their ownership of voting common shares and the execution of the shareholders’ voting agreement, members of the Johnson family may be deemed, under the Investment Company Act of 1940, to form a controlling group with respect to FMR LLC. Neither FMR LLC nor Abigail P. Johnson has the sole power to vote or direct the voting of the shares owned directly by the various investment companies registered under the Investment Company Act (“Fidelity Funds”) advised by Fidelity Management & Research Company (“FMR Co”), a wholly owned subsidiary of FMR LLC, which power resides with the Fidelity Funds’ Boards of Trustees. Fidelity Management & Research Company carries out the voting of the shares under written guidelines established by the Fidelity Funds’ Boards of Trustees. The business address of FMR LLC is 200 Seaport Blvd. V12E, Boston, Massachusetts 02210.
(15)	Baron Small Cap Fund is an investment company registered under the Investment Company Act of 1940 and its business address is 767 Fifth Avenue, 49th Floor, New York, NY 10153.
(16)

Tradeinvest Asset Management Company (BVI) Ltd. is controlled by Sarkis D. Izmirlian and its business address is 6th Floor, Lyford Cay House, Western Road, P.O. Box N-7776 (Slot 193), Nassau, New Providence, Bahamas.

(17)

Includes: (i) 2,875,190 shares of Class A common stock held by Sculptor Master Fund, LTD. (including 500,000 shares of Class A common stock underlying public warrants) and (ii) 300,750 shares of Class A common stock held by Sculptor Enhanced Master Fund, LTD. Sculptor Capital LP is the investment manager of both Sculptor Master Fund, LTD. and Sculptor Enhanced Master Fund, LTD., which is controlled by its general partner Sculptor Capital Holding Corporation, a wholly owned subsidiary of Sculptor Capital Management, Inc. (NYSE: SCU), a publicly traded company. The business address of Sculptor Capital Management, Inc. is 9 West 57th Street, 39th Floor, New York, NY 10019.

(18)

David M. Cote is the manager of Atlanta Sons LLC. Mr. Cote is also the manager of Cote SPAC 1 LLC and may be deemed to beneficially own the 13,839,167 shares of Class A common stock held by Cote SPAC 1 LLC (consisting of 8,572,500 founder shares and 5,266,667 shares of Class A common stock underlying the private placement warrants). Mr. Cote may also be deemed to beneficially own 50,000 shares of Class A common stock held by his spouse. Mr. Cote disclaims beneficial ownership of the shares held by his spouse except to the extent of his pecuniary interest therein. Interest shown do not reflect the securities held by Cote SPAC 1 LLC or Mr. Cote’s spouse. The business address of Atlanta Sons LLC is 717 Northshore Drive, Anna Maria, Florida 34216.

(19)

Includes: (i) 2,700 shares of our Class A common stock held by Integrated Assets, Ltd.; (ii) 75,000 shares of our Class A common stock held by ICS Opportunities II LLC; and (iii) 1,032,909 shares of our Class A common stock underlying public warrants held by Integrated Core Strategies (US) LLC. The business address of Integrated Core Strategies (US) LLC is c/o Millennium Management LLC, 666 Fifth Avenue, 8th Floor, New York, New York 10103. Millennium Management LLC is a registered investment advisor and the general partner of the managing member of Integrated Core Strategies (US) LLC. Millennium International Management LP is the investment manager of each of ICS Opportunities II LLC and Integrated Assets, Ltd. Millennium Management LLC may be deemed to have shared voting control and investment direction over the shares of our Class A common stock held by Integrated Core Strategies (US)

LLC. Millennium International Management LP may be deemed to have shared voting control and investment direction over the shares of our Class A common stock held by ICS Opportunities II LLC and Integrated Assets, Ltd. Millennium Group Management LLC is the managing member of Millennium Management LLC and the general partner of Millennium International Management LP and may also be deemed to have shared voting control and investment direction over the shares of our Class A common stock held by Integrated Core Strategies (US) LLC, ICS Opportunities II LLC and Integrated Assets, Ltd. Israel A. Englander controls the managing member of Millennium Group Management LLC and may also be deemed to have shared voting control and investment direction over the shares of our Class A common stock held by Integrated Core Strategies (US) LLC, ICS Opportunities II LLC and Integrated Assets, Ltd. The foregoing should not be construed in and of itself as an admission by Millennium Management LLC, Millennium International Management LP, Millennium Group Management LLC or Mr. Englander as to the beneficial ownership of the shares of our Class A common stock held by Integrated Core Strategies (US) LLC, ICS Opportunities II LLC and Integrated Assets, Ltd.
(20)

Includes 333,333 shares of our Class A common stock underlying the public warrants. Hudson Bay Capital Management LP, the investment manager of Hudson Bay Master Fund Ltd., has voting and investment power over these securities. Sander Gerber is the managing member of Hudson Bay Capital GP LLC, which is the general partner of Hudson Bay Capital Management LP. Each of Hudson Bay Master Fund Ltd. and Sander Gerber disclaims beneficial ownership over these securities. The business address of Hudson Bay Master Fund Ltd. is c/o Hudson Bay Capital Management LP 777 Third Avenue, 30th Floor, New York, NY 10017.

(21)

Includes 333,333 shares of Class A common stock underlying the public warrants held by Brookside Capital Trading Fund, L.P. (“Brookside Trading Fund”). Voting and investment decisions on behalf of the Brookside Trading Fund are made by the members of Bain Capital Public Equity Management II, LLC, which has sole authority and discretion over the investment decisions of Bain Capital Public Equity Management, LLC, which is the general partner of Brookside Capital Investors, L.P., which is the general partner of Brookside Trading Fund. The business address of the Brookside Trading Fund is 200 Clarendon Street, Boston, Massachusetts 02116.

(22)	Beckensfield Limited is controlled by Athanasios Laskaridis. The business address of Beckensfield Limited is c/o Attendus Trust Company AG, 12 Bahnhofstrasse, 6301 ZUG, Switzerland.
(23)	Waterbeck Group Limited is controlled by Panagiotis Laskaridis. The business address of Waterbeck Group Limited is c/o Attendus Trust Company AG, 12 Bahnhofstrasse, 6301 ZUG, Switzerland.
(24)

Includes: (i) 35,000 founder shares; (ii) 133,333 shares of Class A commons stock underlying the units (including 100,000 shares of Class A common stock and 33,333 shares of Class A common stock issuable upon exercise of the public warrants comprising the units) held by 2017 Steven S Reinemund GRAT, of which Mr. Reinemund is trustee; and (iii) 200,000 PIPE Shares held by 2017 Steven S Reinemund GRAT, of which Mr. Reinemund is trustee.

(25)

Includes: (i) 35,000 founder shares; (ii) 133,333 shares of Class A commons stock underlying the units (including 100,000 shares of Class A common stock and 33,333 shares of Class A common stock issuable upon exercise of the public warrants comprising the units); and (iii) 200,000 PIPE Shares.

(26)

Includes: (i) 35,000 founder shares held by Mr. Albaugh; (ii) 26,667 shares of Class A commons stock underlying the units (including 20,000 shares of Class A common stock and 6,667 shares of Class A common stock issuable upon exercise of the public warrants comprising the units) held by Mr. Albaugh; and (iii) 50,000 PIPE Shares held by the James F. Albaugh Living Trust, of which Mr. Albaugh is trustee.

(27)	Interests shown are held by Mr. Joseph van Dokkum and Mrs. Lynn van Dokkum, as tenants in common.
(28)	Interests show are held by the Carl and Robin Washington Revocable Trust. Carl D. Washington and Robin L. Washington are trustees of the Carl and Robin Washington Revocable Trust.
(29)

The disclosure with respect to the remaining Selling Holders is being made on an aggregate basis, as opposed to an individual basis, because their aggregate holdings are less than 1% of the outstanding shares of our Class A common stock.

Warrants

	Beneficial Ownership Before the Offering		Shares to be Sold in the Offering		Beneficial Ownership After the Offering
Name of Selling Holder	Number of Warrants	%(1)	Number of Warrants	%(1)	Number of Warrants	%
GS Sponsor LLC(2)	5,266,666	15.71%	5,266,666	15.71%	0	0%
Cote SPAC 1 LLC(3)	5,266,667	15.71%	5,266,667	15.71%	0	0%
Roger Fradin(4)	33,333	*	33,333	*	0	0%
Steven S. Reinemund(5)	33,333	*	33,333	*	0	0%
James Albaugh(6)	6,667	*	6,667	*	0	0%

*	Less than one percent.
(1)	Based upon 33,533,303 warrants outstanding as of February 7, 2020.
(2)

The business address of GS Sponsor Member is 200 West Street, New York, New York 10282. GS Sponsor Member is a wholly owned subsidiary of GSAM Holdings LLC, which is a wholly owned subsidiary of The Goldman Sachs Group, Inc. Each of GSAM Holdings LLC and The Goldman Sachs Group, Inc. may be deemed to beneficially own the private placement warrants held by the Sponsor by virtue of their direct and indirect ownership, respectively, over GS Sponsor Member. Each of GSAM Holdings LLC and The Goldman Sachs Group, Inc. disclaims beneficial ownership of any such warrants except to the extent of their respective pecuniary interest therein.

(3)	David M. Cote is the manager of Cote SPAC 1 LLC. The business address of Cote SPAC 1 LLC is 717 Northshore Drive, Anna Maria, Florida 34216.
(4)	Includes 33,333 public warrants underlying the units held by Mr. Fradin.
(5)	Includes 33,333 public warrants underlying the units held by 2017 Steven S Reinemund GRAT, of which Mr. Reinemund is trustee.
(6)	Includes 6,667 public warrants underlying the units held by Mr. Albaugh.

Units

	Beneficial Ownership Before the Offering		Shares to be Sold in the Offering		Beneficial Ownership After the Offering
Name of Selling Holder	Number of Units	%(1)	Number of Units	%(1)	Number of Units	%
Roger Fradin	100,000	2.33%	100,000	2.33%	0	0%
Steven S. Reinemund(2)	100,000	2.33%	100,000	2.33%	0	0%
James Albaugh	20,000	*	20,000	*	0	0%

*	Less than one percent.
(1)	Based upon 4,294,230 units outstanding as of February 7, 2020
(2)	Includes 100,000 units held by 2017 Steven S Reinemund GRAT, of which Mr. Reinemund is trustee.

Material Relationships with the Selling Holders

For a description of our relationships with the Selling Holders and their affiliates see the sections entitled “Business Combination,” “Management” “Certain Relationships and Related Transactions” and “Executive Compensation.”

Other Material Relationships

The GS ESC PIPE Investor is a limited partnership of which the general partner and the investment manager are indirect wholly owned subsidiaries of The Goldman Sachs Group, Inc. (The Goldman Sachs Group, Inc.,

together with its subsidiaries and affiliates, including the Selling Securityholder is referred to as “Goldman Sachs”). Prior to the Business Combination, (i) Sponsor was jointly owned by GS Sponsor Member and Cote Sponsor Member and (ii) Raanan Agus, a Participating Managing Director of Goldman Sachs, served as a member of GSAH’s board of directors. In addition to the PIPE Shares held by GS ESC PIPE Investor, Goldman Sachs holds common stock and warrants of the Company. Goldman Sachs also serves as lender to the Company. Goldman Sachs has also previously acted as financial advisor and placement agent to GS Acquisition Holding Corp. For additional information regarding Goldman Sachs’ relationship with the Company, please see “Business Combination” and “Certain Relationships and Related Transactions” (and the related definitions set forth in the section titled “Selected Definitions”).

David Cote, the Executive Chairman of the Company, is a member of the Temasek Americas Advisory Panel, for which he is consulted for advice on Temasek Holdings (Private) Limited’s operations in the United States. Aranda Investments Pte. Ltd., one of the Selling Holders, is an indirect wholly owned subsidiary of Temasek Holdings (Private) Limited.

PLAN OF DISTRIBUTION

We are registering the issuance by us of up to 33,533,303 shares of our Class A common stock that may be issued upon exercise of warrants to purchase Class A common stock, including the public warrants and the private placement warrants. We are also registering the resale by the Selling Holders or their permitted transferees of (i) up to 270,238,621 shares of Class A common stock (including 10,533,333 shares of Class A common stock that may be issued upon exercise of the private placement warrants, 17,250,000 founder shares, 123,900,000 PIPE Shares, 118,261,955 Stock Consideration Shares and 293,333 shares of Class A common stock underlying the units that are Other Registrable Securities) and (ii) up to 10,606,666 warrants (including 10,533,333 private placement warrants and 73,333 public warrants underlying the units that are Other Registrable Securities).

The Selling Holders may offer and sell, from time to time, their respective shares of Class A common stock, warrants and units covered by this prospectus. The Selling Holders will act independently of us in making decisions with respect to the timing, manner and size of each sale. Such sales may be made on one or more exchanges or in the over-the-counter market or otherwise, at prices and under terms then prevailing or at prices related to the then current market price or in negotiated transactions. The Selling Holders may sell their securities by one or more of, or a combination of, the following methods:

•	on the NYSE, in the over-the-counter market or on any other national securities exchange on which our securities are listed or traded;

•	in privately negotiated transactions;

•	in underwritten transactions;

•	in a block trade in which a broker-dealer will attempt to sell the offered securities as agent but may purchase and resell a portion of the block as principal to facilitate the transaction;

•	through purchases by a broker-dealer as principal and resale by the broker-dealer for its account pursuant to this prospectus;

•	in ordinary brokerage transactions and transactions in which the broker solicits purchasers;

•	through the writing of options (including put or call options), whether the options are listed on an options exchange or otherwise;

•	through the distribution of the securities by any Selling Holder to its partners, members or stockholders;

•	in short sales entered into after the effective date of the registration statement of which this prospectus is a part;

•	by pledge to secured debts and other obligations;

•	to or through underwriters or agents;

•	“at the market” or through market makers or into an existing market for the securities;

•	any other method permitted pursuant to applicable law.

The Selling Holders may sell the securities at prices then prevailing, related to the then prevailing market price or at negotiated prices. The offering price of the securities from time to time will be determined by the Selling Holders and, at the time of the determination, may be higher or lower than the market price of our securities on the NYSE or any other exchange or market.

The Selling Holders may also sell our securities short and deliver the securities to close out their short positions or loan or pledge the securities to broker-dealers that in turn may sell the securities. The shares may be sold directly or through broker-dealers acting as principal or agent or pursuant to a distribution by one or more underwriters on a firm commitment or best-efforts basis. The Selling Holders may also enter into hedging transactions with broker-dealers. In connection with such transactions, broker-dealers of other financial institutions may engage in short sales of our securities in the course of hedging the positions they assume with the Selling Holders. The Selling Holders may also enter into options or other transactions with broker-dealers or other financial institutions, which require the delivery to such broker-dealer or other financial institution of securities offered by this prospectus, which securities such broker-dealer or other financial institution may resell pursuant to this prospectus (as supplemented or amended to reflect such transaction). In connection with an underwritten offering, underwriters or agents may receive compensation in the form of discounts, concessions or commissions from the Selling Holders or from purchasers of the offered securities for whom they may act as agents. In addition, underwriters may sell the securities to or through dealers, and those dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters and/or commissions from the purchasers for whom they may act as agents. The Selling Holders and any underwriters, dealers or agents participating in a distribution of the securities may be deemed to be “underwriters” within the meaning of the Securities Act, and any profit on the sale of the securities by the Selling Holders and any commissions received by broker-dealers may be deemed to be underwriting commissions under the Securities Act.

The Selling Holders party to Subscription Agreements or the Amended and Restated Registration Rights Agreement have agreed, and the other Selling Holders may agree, to indemnify an underwriter, broker-dealer or agent against certain liabilities related to the sale of the securities, including liabilities under the Securities Act.

In order to comply with the securities laws of certain states, if applicable, the securities must be sold in such jurisdictions only through registered or licensed brokers or dealers. In addition, in certain states the securities may not be sold unless they have been registered or qualified for sale in the applicable state or an exemption from the registration or qualification requirement is available and is complied with.

The Selling Holders are subject to the applicable provisions of the Securities Exchange Act of 1934 (as amended, the “Exchange Act”) and the rules and regulations under the Exchange Act, including Regulation M. This regulation may limit the timing of purchases and sales of any of the securities offered in this prospectus by the Selling Holders. The anti-manipulation rules under the Exchange Act may apply to sales of the securities in the market and to the activities of the Selling Holders and their affiliates. Furthermore, Regulation M may restrict the ability of any person engaged in the distribution of the securities to engage in market-making activities for the particular securities being distributed for a period of up to five business days before the distribution. The restrictions may affect the marketability of the securities and the ability of any person or entity to engage in market-making activities for the securities.

At the time a particular offer of securities is made, if required, a prospectus supplement will be distributed that will set forth the number of securities being offered and the terms of the offering, including the name of any underwriter, dealer or agent, the purchase price paid by any underwriter, any discount, commission and other item constituting compensation, any discount, commission or concession allowed or reallowed or paid to any dealer, and the proposed selling price to the public.

To the extent required, this prospectus may be amended and/or supplemented from time to time to describe a specific plan of distribution. Instead of selling the securities under this prospectus, the Selling Holders may sell the securities in compliance with the provisions of Rule 144 under the Securities Act, if available, or pursuant to other available exemptions from the registration requirements of the Securities Act.

Lock-up Agreements

Certain of our stockholders have entered into lock-up agreements. See “Securities Act Restrictions of Resale of Securities—Lock-up Agreements.”

UNITED STATES FEDERAL INCOME TAX CONSIDERATIONS

The following discussion is a summary of the U.S. federal income tax considerations generally applicable to the ownership and disposition of our units, Class A common stock and warrants, which we refer to collectively as our securities. This summary is based upon U.S. federal income tax law as of the date of this prospectus, which is subject to change or differing interpretations, possibly with retroactive effect. This summary does not discuss all aspects of U.S. federal income taxation that may be important to particular investors in light of their individual circumstances, including investors subject to special tax rules (e.g., financial institutions, insurance companies, broker-dealers, tax-exempt organizations (including private foundations), taxpayers that have elected mark-to-market accounting, S corporations, regulated investment companies, real estate investment trusts, passive foreign investment companies, controlled foreign corporations, investors that will hold Class A common stock or warrants as part of a straddle, hedge, conversion, or other integrated transaction for U.S. federal income tax purposes, or investors that have a functional currency other than the U.S. dollar), all of whom may be subject to tax rules that differ materially from those summarized below. In addition, this summary does not discuss other U.S. federal tax consequences (e.g., estate or gift tax), any state, local, or non-U.S. tax considerations or the Medicare tax or alternative minimum tax. In addition, this summary is limited to investors that will hold our securities as “capital assets” (generally, property held for investment) under the Internal Revenue Code of 1986, as amended, (the “Code”). No ruling from the Internal Revenue Service, (the “IRS”) has been or will be sought regarding any matter discussed herein. No assurance can be given that the IRS would not assert, or that a court would not sustain a position contrary to any of the tax aspects set forth below.

For purposes of this summary, a “U.S. Holder” is a beneficial holder of securities who or that, for U.S. federal income tax purposes is:

•	an individual who is a United States citizen or resident of the United States;

•

a corporation or other entity treated as a corporation for United States federal income tax purposes created in, or organized under the law of, the United States or any state or political subdivision thereof;

•	an estate the income of which is includible in gross income for United States federal income tax purposes regardless of its source; or

•

a trust (A) the administration of which is subject to the primary supervision of a United States court and which has one or more United States persons (within the meaning of the Code) who have the authority to control all substantial decisions of the trust or (B) that has in effect a valid election under applicable Treasury regulations to be treated as a United States person.

A “non-U.S. Holder” is a beneficial holder of securities who or that is neither a U.S. Holder nor a partnership for U.S. federal income tax purposes.

If a partnership (including an entity or arrangement treated as a partnership for U.S. federal income tax purposes) holds our securities, the tax treatment of a partner, member or other beneficial owner in such partnership will generally depend upon the status of the partner, member or other beneficial owner, the activities of the partnership and certain determinations made at the partner, member or other beneficial owner level. If you are a partner, member or other beneficial owner of a partnership holding our securities, you are urged to consult your tax advisor regarding the tax consequences of the ownership and disposition of our securities.

THIS DISCUSSION OF U.S. FEDERAL INCOME TAX CONSIDERATIONS IS FOR GENERAL INFORMATION PURPOSES ONLY AND IS NOT TAX ADVICE. PROSPECTIVE HOLDERS SHOULD CONSULT THEIR TAX ADVISORS CONCERNING THE U.S. FEDERAL INCOME TAX CONSEQUENCES TO THEM OF OWNING AND DISPOSING OF OUR SECURITIES, AS WELL AS THE APPLICATION OF ANY, STATE, LOCAL AND NON-U.S. INCOME, ESTATE AND OTHER TAX CONSIDERATIONS.

General Treatment of Units

There is no authority directly addressing the treatment, for U.S. federal income tax purposes, of instruments with terms substantially the same as the units and, therefore, their treatment is not entirely clear. The acquisition of a unit should be treated for U.S. federal income tax purposes as the acquisition of one share of our Class A common stock and one-third of one warrant to acquire one share of our Class A common stock. Each holder of a unit must allocate the purchase price paid by such holder for such unit between the share of Class A common stock and the warrant based on their respective relative fair market values. A holder’s initial tax basis in the Class A common stock and the warrant included in each unit should equal the portion of the purchase price of the unit allocated thereto. The separation of the Class A common stock and warrant constituting a unit should not be a taxable event for U.S. federal income tax purposes.

The foregoing treatment of the units and a holder’s purchase price allocation are not binding on the IRS or the courts. Because there is no authority that directly addresses instruments that are similar to the units, no assurance can be given that the IRS or the courts will agree with the characterization described above or the discussion below. Each prospective investor is urged to consult its tax advisors regarding the U.S. federal, state, local and any foreign tax consequences of an investment in a unit (including alternative characterizations of a unit and its components). The following discussion is based on the assumption that the characterization of the Class A common stock and warrants and the allocation described above are respected for U.S. federal income tax purposes.

U.S. Holders

Taxation of Distributions

If we pay distributions to U.S. Holders of shares of our Class A common stock, such distributions will constitute dividends for U.S. federal income tax purposes to the extent paid from our current or accumulated earnings and profits, as determined under U.S. federal income tax principles. Distributions in excess of current and accumulated earnings and profits will constitute a return of capital that will be applied against and reduce (but not below zero) the U.S. Holder’s adjusted tax basis in our Class A common stock. Any remaining excess will be treated as gain realized on the sale or other disposition of the Class A common stock and will be treated as described under “U.S. Holders—Gain or Loss on Sale, Taxable Exchange or Other Taxable Disposition of Class A Common Stock” below.

Dividends we pay to a U.S. Holder that is a taxable corporation generally will qualify for the dividends received deduction if the requisite holding period is satisfied. With certain exceptions (including dividends treated as investment income for purposes of investment interest deduction limitations), and provided certain holding period requirements are met, dividends we pay to a non-corporate U.S. Holder will generally constitute “qualified dividends” that will be subject to tax at the maximum tax rate accorded to long-term capital gains.

Gain or Loss on Sale, Taxable Exchange or Other Taxable Disposition of Class A Common Stock

A U.S. Holder will recognize gain or loss on the sale, taxable exchange or other taxable disposition of our Class A common stock. Any such gain or loss will be capital gain or loss, and will be long-term capital gain or loss if the U.S. Holder’s holding period for the Class A common stock so disposed of exceeds one year. The amount of gain or loss recognized will generally be equal to the difference between (1) the sum of the amount of cash and the fair market value of any property received in such disposition (or, if the Class A common stock is held as part of a unit at the time of the disposition, the portion of the amount realized on such disposition that is allocated to the Class A common stock based upon the then fair market values of the Class A common stock and the warrant included in the unit) and (2) the U.S. Holder’s adjusted tax basis in its Class A common stock so disposed of. A U.S. Holder’s adjusted tax basis in its Class A common stock will generally equal the U.S. Holder’s acquisition cost (that is, as discussed above, the portion of the purchase price of a unit allocated to a share of Class A common stock or, as discussed below, the U.S. Holder’s initial basis for Class A common stock received upon exercise of a warrant) less any prior distributions treated as a return of capital. The deductibility of capital losses is subject to limitations.

Redemption of Class A Common Stock

In the event that a U.S. Holder’s Class A common stock is redeemed by us, including pursuant to an open market transaction, the treatment of the transaction for U.S. federal income tax purposes will depend on whether the redemption qualifies as sale of the Class A common stock under Section 302 of the Code. If the redemption qualifies as a sale of Class A common stock under the tests described below, the tax consequences to the U.S. Holder will be the same as described under “U.S. Holders—Gain or Loss on Sale, Taxable Exchange or Other Taxable Disposition of Class A Common Stock” above. If the redemption does not qualify as a sale of Class A common stock, the U.S. Holder will be treated as receiving a corporate distribution, the tax consequences of which are described above under “U.S. Holders—Taxation of Distributions”. Whether the redemption qualifies for sale treatment will depend primarily on the total number of shares of our stock treated as held by the U.S. Holder (including any stock constructively owned by the U.S. Holder as a result of owning warrants) both before and after the redemption. The redemption of Class A common stock will generally be treated as a sale of the Class A common stock (rather than as a corporate distribution) if the redemption (1) is “substantially disproportionate” with respect to the U.S. Holder, (2) results in a “complete termination” of the U.S. Holder’s interest in us or (3) is “not essentially equivalent to a dividend” with respect to the U.S. Holder. These tests are explained more fully below.

In determining whether any of the foregoing tests are satisfied, a U.S. Holder takes into account not only stock actually owned by the U.S. Holder, but also shares of our stock that are constructively owned by it. A U.S. Holder may constructively own, in addition to stock owned directly, stock owned by certain related individuals and entities in which the U.S. Holder has an interest or that have an interest in such U.S. Holder, as well as any stock the U.S. Holder has a right to acquire by exercise of an option, which would generally include common stock which could be acquired pursuant to the exercise of the warrants. A redemption of a U.S. Holder’s stock will be substantially disproportionate with respect to the U.S. Holder if the percentage of our outstanding voting stock actually and constructively owned by the U.S. Holder immediately following the redemption of common stock is, among other requirements, less than 80% of the percentage of our outstanding voting stock actually and constructively owned by the U.S. Holder immediately before the redemption. There will be a complete termination of a U.S. Holder’s interest if either (1) all of the shares of our stock actually and constructively owned by the U.S. Holder are redeemed or (2) all of the shares of our stock actually owned by the U.S. Holder are redeemed and the U.S. Holder is eligible to waive, and effectively waives in accordance with specific rules, the attribution of stock owned by certain family members and the U.S. Holder does not constructively own any other stock (including any stock constructively owned by the U.S. Holder as a result of owning warrants). The redemption of the Class A common stock will not be essentially equivalent to a dividend if the redemption results in a “meaningful reduction” of the U.S. Holder’s proportionate interest in us. Whether the redemption will result in a meaningful reduction in a U.S. Holder’s proportionate interest in us will depend on the particular facts and circumstances. The IRS has indicated in a published ruling that even a small reduction in the proportionate interest of a small minority stockholder in a publicly held corporation who exercises no control over corporate affairs may constitute such a “meaningful reduction.” A U.S. Holder is urged to consult its tax advisors as to the tax consequences of a redemption, including the application of the constructive ownership rules described above.

If none of the foregoing tests is satisfied, the redemption will be treated as a corporate distribution, the tax consequences of which are described under “U.S. Holders—Taxation of Distributions,” above. After the application of those rules, any remaining tax basis of the U.S. Holder in the redeemed Class A common stock should be added to the U.S. Holder’s adjusted tax basis in its remaining stock, or, if it has none, to the U.S. Holder’s adjusted tax basis in its warrants or possibly in other stock constructively owned by it.

Exercise of a Warrant

Except as discussed below with respect to the cashless exercise of a warrant, a U.S. Holder will not recognize gain or loss upon the exercise of a warrant. The U.S. Holder’s tax basis in the share of our Class A common stock received upon exercise of the warrant will generally be an amount equal to the sum of the U.S. Holder’s initial investment in the warrant (i.e., the portion of the U.S. Holder’s purchase price for a unit that is allocated to the warrant, as described above under “—General Treatment of Units”) and the exercise price of such warrant. It is unclear whether a U.S. Holder’s holding period for the Class A common stock received upon exercise of the warrant would commence on the date of exercise of the warrant or the day following the date of exercise of the warrant; however, in either case the holding period will not include the period during which the U.S. Holder held the warrants.

The tax consequences of a cashless exercise of a warrant are not clear under current tax law. A cashless exercise may be nontaxable, either because the exercise is not a realization event or because the exercise is treated as a recapitalization for U.S. federal income tax purposes. In either situation, a U.S. Holder’s tax basis in the Class A common stock received would generally equal the holder’s tax basis in the warrant. If the cashless exercise were treated as not being a realization event, it is unclear whether a U.S. Holder’s holding period for the Class A common stock would commence on the date of exercise of the warrant or the day following the date of exercise of the warrant. If, however, the cashless exercise were treated as a recapitalization, the holding period of the Class A common stock would include the holding period of the warrant.

It is also possible that a cashless exercise could be treated as a taxable exchange in which gain or loss is recognized. In such event, a U.S. Holder would be deemed to have surrendered a number of warrants having a value equal to the exercise price. The U.S. Holder would recognize capital gain or loss in an amount equal to the difference between the fair market value of the Class A common stock represented by the warrants deemed surrendered and the U.S. Holder’s tax basis in the warrants deemed surrendered. In this case, a U.S. Holder’s tax basis in the Class A common stock received would equal the sum of the U.S. Holder’s initial investment in the warrants exercised (i.e., the portion of the U.S. Holder’s purchase price for the units that is allocated to the warrant, as described above under “—General Treatment of Units”) and the exercise price of such warrants. It is unclear whether a U.S. Holder’s holding period for the Class A common stock would commence on the date of exercise of the warrant or the day following the date of exercise of the warrant.

Due to the absence of authority on the U.S. federal income tax treatment of a cashless exercise, including when a U.S. Holder’s holding period would commence with respect to the Class A common stock received, there can be no assurance which, if any, of the alternative tax consequences and holding periods described above would be adopted by the IRS or a court of law. Accordingly, U.S. Holders are urged to consult their tax advisors regarding the tax consequences of a cashless exercise.

Sale, Exchange, Redemption or Expiration of a Warrant

Upon a sale, exchange (other than by exercise), redemption (other than a redemption for Class A common stock), or expiration of a warrant, a U.S. Holder will recognize taxable gain or loss in an amount equal to the difference between (1) the amount realized upon such disposition or expiration (or, if the warrant is held as part of a unit at the time of the disposition of the unit, the portion of the amount realized on such disposition that is allocated to the warrant based on the then fair market values of the warrant and the Class A common stock constituting such unit) and (2) the U.S. Holder’s tax basis in the warrant (that is, the portion of the U.S. Holder’s purchase price for a unit that is allocated to the warrant, as described above under “—General Treatment of Units”) Such gain or loss will generally be treated as long-term capital gain or loss if the warrant is held by the U.S. Holder for more than one year at the time of such disposition or expiration. If a warrant is allowed to lapse unexercised, a U.S. Holder generally will recognize a capital loss equal to such holder’s tax basis in the warrant. The deductibility of capital losses is subject to certain limitations.

A redemption of warrants for Class A common stock described in this prospectus under “Description of Securities—Warrants—Public Stockholders’ Warrants” should be treated as a “recapitalization” within the meaning of Section 368(a)(1)(E) of the Code. Accordingly, you should not recognize any gain or loss on the redemption of warrants for shares of our Class A common stock. Your aggregate tax basis in the shares of Class A common stock received in the redemption should equal your aggregate tax basis in your warrants redeemed and your holding period for the shares of Class A common stock received in redemption of your warrants should include your holding period for your surrendered warrants.

Possible Constructive Distributions

The terms of each warrant provide for an adjustment to the number of shares of Class A common stock for which the warrant may be exercised or to the exercise price of the warrant in certain events, as discussed in the section of this prospectus captioned “Description of Securities—Warrants—Public Stockholders’ Warrants.” An adjustment which has the effect of preventing dilution is generally not a taxable event. Nevertheless, a U.S. Holder of warrants would be treated as receiving a constructive distribution from us if, for example, the adjustment increases the holder’s proportionate interest in our assets or earnings and profits (e.g., through an increase in the number of shares of Class A common stock that would be obtained upon exercise) as a result of a distribution of cash to the holders of shares of our Class A common stock which is taxable to such holders as a distribution. Such constructive distribution would be subject to tax as described under that section in the same manner as if such U.S. Holder received a cash distribution from us equal to the fair market value of such increased interest.

Non-U.S. Holders

Taxation of Distributions

In general, any distributions (including constructive distributions) we make to a non-U.S. Holder of shares of our Class A common stock, to the extent paid out of our current or accumulated earnings and profits (as determined under U.S. federal income tax principles), will constitute dividends for U.S. federal income tax purposes and, provided such dividends are not effectively connected with the non-U.S. Holder’s conduct of a trade or business within the United States, we will be required to withhold tax from the gross amount of the dividend at a rate of 30%, unless such non-U.S. Holder is eligible for a reduced rate of withholding tax under an applicable income tax treaty and provides proper certification of its eligibility for such reduced rate (usually on an IRS Form W-8BEN or W-8BEN-E, as applicable). In the case of any constructive dividend, it is possible that this tax would be withheld from any amount owed to a non-U.S. Holder by the applicable withholding agent, including cash distributions on other property or sale proceeds from warrants or other property subsequently paid or credited to such holder. Any distribution not constituting a dividend will be treated first as reducing (but not below zero) the non-U.S. Holder’s adjusted tax basis in its shares of our Class A common stock and, to the extent such distribution exceeds the non-U.S. Holder’s adjusted tax basis, as gain realized from the sale or other disposition of the Class A common stock, which will be treated as described under “Non-U.S. Holders—Gain on Sale, Taxable Exchange or Other Taxable Disposition of Class A Common Stock and Warrants” below. In addition, if we determine that we are classified as a “United States real property holding corporation” (see “Non-U.S. Holders—Gain on Sale, Taxable Exchange or Other Taxable Disposition of Class A Common Stock and Warrants” below), we will withhold 15% of any distribution that exceeds our current and accumulated earnings and profits.

Dividends we pay to a non-U.S. Holder that are effectively connected with such non-U.S. Holder’s conduct of a trade or business within the United States (or if a tax treaty applies are attributable to a U.S. permanent establishment or fixed base maintained by the non-U.S. Holder) will generally not be subject to U.S. withholding tax, provided such non-U.S. Holder complies with certain certification and disclosure requirements (usually by providing an IRS Form W-8ECI). Instead, such dividends will generally be subject to U.S. federal income tax, net of certain deductions, at the same graduated individual or corporate rates applicable to U.S. Holders. If the non-U.S. Holder is a corporation, dividends that are effectively connected income may also be subject to a “branch profits tax” at a rate of 30% (or such lower rate as may be specified by an applicable income tax treaty).

Exercise of a Warrant

The U.S. federal income tax treatment of a non-U.S. Holder’s exercise of a warrant generally will correspond to the U.S. federal income tax treatment of the exercise of a warrant by a U.S. Holder, as described under “U.S. Holders—Exercise of a Warrant” above, although to the extent a cashless exercise results in a taxable exchange, the tax consequences to the non-U.S. Holder would be the same as those described below in “Non-U.S. Holders—Gain on Sale, Exchange or Other Taxable Disposition of Class A Common Stock and Warrants.”

Redemption of Warrants for Class A Common Stock

A redemption of warrants for Class A common stock described in this prospectus under “Description of Securities—Warrants—Public Stockholders’ Warrants” should be treated as a “recapitalization” within the meaning of Section 368(a)(1)(E) of the Code. Accordingly, you should not recognize any gain or loss on the redemption of warrants for shares of our Class A common stock. Your aggregate tax basis in the shares of Class A common stock received in the redemption should equal your aggregate tax basis in your warrants redeemed and your holding period for the shares of Class A common stock received in redemption of your warrants should include your holding period for your surrendered warrants.

Gain on Sale, Exchange or Other Taxable Disposition of Class A Common Stock and Warrants

A non-U.S. Holder will generally not be subject to U.S. federal income or withholding tax in respect of gain recognized on a sale, taxable exchange or other taxable disposition of our Class A common stock or an expiration or redemption of our warrants, in each case without regard to whether those securities were held as part of a unit, unless:

•

the gain is effectively connected with the conduct of a trade or business by the non-U.S. Holder within the United States (and, if an applicable tax treaty so requires, is attributable to a U.S. permanent establishment or fixed base maintained by the non-U.S. Holder);

•	the non-U.S. Holder is an individual who is present in the United States for 183 days or more in the taxable year of disposition and certain other conditions are met; or

•

we are or have been a “United States real property holding corporation” for U.S. federal income tax purposes at any time during the shorter of the five-year period ending on the date of disposition or the period that the non-U.S. Holder held our Class A common stock, and, in the case where shares of our Class A common stock are regularly traded on an established securities market, the non-U.S. Holder has owned, directly or constructively, more than 5% of our Class A common stock at any time within the shorter of the five-year period preceding the disposition or such non-U.S. Holder’s holding period for the shares of our Class A common stock. There can be no assurance that our Class A common stock will be treated as regularly traded on an established securities market for this purpose.

Gain described in the first bullet point above will be subject to tax at generally applicable U.S. federal income tax rates. Any gains described in the first bullet point above of a non-U.S. Holder that is a foreign corporation may also be subject to an additional “branch profits tax” at a 30% rate (or lower applicable treaty rate). Gain described in the second bullet point above will generally be subject to a flat 30% U.S. federal income tax. Non-U.S. Holders are urged to consult their tax advisors regarding possible eligibility for benefits under income tax treaties.

If the third bullet point above applies to a non-U.S. Holder, gain recognized by such holder on the sale, exchange or other disposition of our Class A common stock or warrants will be subject to tax at generally applicable U.S. federal income tax rates. In addition, a buyer of our Class A common stock or warrants from such holder may be required to withhold U.S. income tax at a rate of 15% of the amount realized upon such disposition. We will be classified as a United States real property holding corporation if the fair market value of our “United States real property interests” equals or exceeds 50% of the sum of the fair market value of our worldwide real property interests plus our other assets used or held for use in a trade or business, as determined for U.S. federal income tax purposes. We do not believe we currently are or will become a United States real property holding corporation, however there can be no assurance in this regard. Non-U.S. Holders are urged to consult their tax advisors regarding the application of these rules.

Possible Constructive Distributions

The terms of each warrant provide for an adjustment to the number of shares of Class A common stock for which the warrant may be exercised or to the exercise price of the warrant in certain events, as discussed in the section of this prospectus captioned “Description of Securities—Warrants—Public Stockholders’ Warrants.” An adjustment which has the effect of preventing dilution is generally not a taxable event. Nevertheless, a non-U.S. Holder of warrants would be treated as receiving a constructive distribution from us if, for example, the adjustment increases the holder’s proportionate interest in our assets or earnings and profits (e.g., through an increase in the number of shares of Class A common stock that would be obtained upon exercise) as a result of a distribution of cash to the holders of shares of our Class A common stock which is taxable to such holders as a distribution. A non-U.S. Holder would be subject to U.S. federal income tax withholding under that section in the same manner as if such non-U.S. Holder received a cash distribution from us equal to the fair market value of such increased interest without any corresponding receipt of cash.

Redemption of Class A Common Stock

The characterization for U.S. federal income tax purposes of the redemption of a non-U.S. Holder’s Class A common stock will generally correspond to the U.S. federal income tax characterization of such a redemption of a U.S. Holder’s Class A common stock, as described under “U.S. Holders—Redemption of Class A Common Stock” above, and the consequences of the redemption to the non-U.S. Holder will be as described above under “Non-U.S. Holders—Taxation of Distributions” and “Non-U.S. Holders—Gain on Sale, Exchange or Other Taxable Disposition of Class A Common Stock and Warrants,” as applicable.

Foreign Account Tax Compliance Act

Sections 1471 through 1474 of the Code and the Treasury Regulations and administrative guidance promulgated thereunder (commonly referred as the “Foreign Account Tax Compliance Act” or “FATCA”) generally impose withholding at a rate of 30% in certain circumstances on dividends in respect of our securities which are held by or through certain foreign financial institutions (including investment funds), unless any such institution (1) enters into, and complies with, an agreement with the IRS to report, on an annual basis, information with respect to interests in, and accounts maintained by, the institution that are owned by certain U.S. persons and by certain non-U.S. entities that are wholly or partially owned by U.S. persons and to withhold on certain payments, or (2) if required under an intergovernmental agreement between the United States and an applicable foreign country, reports such information to its local tax authority, which will exchange such information with the U.S. authorities. An intergovernmental agreement between the United States and an applicable foreign country may modify these requirements. Accordingly, the entity through which our securities are held will affect the determination of whether such withholding is required. Similarly, dividends in respect of our securities held by an investor that is a non-financial non-U.S. entity that does not qualify under certain exceptions will generally be subject to withholding at a rate of 30%, unless such entity either (1) certifies to us or the applicable withholding agent that such entity does not have any “substantial United States owners” or (2) provides certain information regarding the entity’s “substantial United States owners,” which will in turn be provided to the U.S. Department of Treasury. Prospective investors should consult their tax advisors regarding the possible implications of FATCA on their investment in our securities.

LEGAL MATTERS

Skadden, Arps, Slate, Meagher & Flom LLP, Los Angeles, California will pass upon the validity of the Class A common stock and warrants covered by this prospectus. Any underwriters or agents will be advised about other issues relating to the offering by counsel to be named in the applicable prospectus supplement.

EXPERTS

The financial statements of GS Acquisition Corp as of December 31, 2018 and December 31, 2017 and for each of the two years in the period ended December 31, 2018 and for the period from April 25, 2016 (date of inception) to December 31, 2016, included in this prospectus have been so included in reliance on the report of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

The audited combined financial statements of the Network Power business of Emerson Electric Co. referred to as Vertiv Group Corporation (the Company), a wholly owned subsidiary of Vertiv Holdings, LLC, for the year ended September 30, 2016, and the related notes to the combined financial statements, have been included in this prospectus and in the registration statement in reliance upon the report of KPMG LLP (KPMG), independent registered public accounting firm, appearing elsewhere herein, and upon the authority of said firm as experts in accounting and auditing. Vertiv Holdings LLC has agreed to indemnify and hold KPMG harmless against and from any and all legal costs and expenses incurred by KPMG in successful defense of any legal action or proceeding that arises as a result of KPMG’s consent to the inclusion of its audit report on the Company’s past financial statements included in this prospectus and in the registration statement.

The audited consolidated financial statements of Vertiv Holdings, LLC as of December 31, 2018 and 2017, for the year ended December 31, 2018 and 2017 and for the period from December 1, 2016 through December 31, 2016 (collectively referred to as the “consolidated financial statements”) as well as the audited related combined financial statements of the Network Power business of Emerson Electric Co. referred to as Vertiv Group Corporation (Predecessor) for the period from October 1, 2016 through November 30, 2016 (collectively referred to as the “combined financial statements”), and the related notes to the consolidated and combined financial statements, have been included in this prospectus in reliance upon the report of Ernst & Young LLP, independent registered public accounting firm, upon the authority of said firm as experts in accounting and auditing.

Vertiv Holdings is controlled by investment funds managed by Platinum Equity. The consolidated financial statements of Vertiv Holdings as of and for the years ended December 31, 2018 and 2017 and as of and for the one-month period ended December 31, 2016 and the combined financial statements of its predecessor for the period from October 1, 2016 through November 30, 2016 were audited by EY, a member firm of Ernst & Young Global Limited (“EYG”) in the United States, in accordance with the standards of the Public Company Accounting Oversight Board (United States) (“PCAOB”).

In the third and fourth quarters of 2019, four employees of a member firm of EYG in Romania (“EY Romania”), held employment discussions with Vertiv Holdings at its shared service center in Romania while performing certain audit planning and related procedures for the shared service center. 2019 is the first year EY Romania and these individuals participated in the audit of Vertiv Holdings’ consolidated financial statements under PCAOB standards. Two of these employees were staff accountants and the other two were senior accountants. Holding employment discussions with an audit client while serving as a member of the audit engagement team is inconsistent with the SEC and PCAOB auditor independence rules. One individual was hired by Vertiv Holdings in its financial planning and analysis group in a role that is not a financial reporting oversight role. This individual’s three-week employment with Vertiv Holdings was terminated as a result of this issue. The other three professionals remain with EY Romania and have been removed from the EY Romania audit engagement team assigned to audit Vertiv Holdings’ consolidated financial statements. All audit work completed by these individuals has been discarded and has been or will be performed by other members of the EY Romania audit engagement team.

In June 2018, a portfolio company ultimately controlled by Platinum Equity acquired a company (“Entity A”) which became a sister affiliate of Vertiv Holdings due to common control. A member firm of EYG in the Netherlands (“EY Netherlands”) provided value-added tax (“VAT”) compliance and representation services to Entity A from 2009 to 2018. As a VAT representative, Dutch law considers EY Netherlands jointly liable with Entity A for the VAT liabilities for a five-year statutory period. Dutch law limits the annual VAT liability based on revenue earned in the Netherlands, and the calculated maximum statutory liability is further limited to five times the annual calculation based on the five-year statute of limitations. The joint liability functions similarly to EY Netherlands providing a guarantee to the Dutch tax authorities of Entity A’s VAT obligations, a financial relationship that is inconsistent with the SEC and PCAOB independence rules as it establishes the appearance of an impermissible mutuality of interest. To effectively eliminate any potential obligations of EY Netherlands resulting from the VAT representation services, Entity A made cash deposits into the bank account owned by the Dutch tax authority equal to the unfunded portion of the maximum potential VAT liability. EY Netherlands terminated the services and withdrew its VAT representation of Entity A, which became effective on January 1, 2019 when another VAT representative was named. Although EY Netherlands remains jointly liable for any VAT obligations during the VAT representation period until January 1, 2024, the Dutch tax authority is required to satisfy any additional VAT obligations from the cash deposits from Entity A it maintains. Since the maximum potential VAT liability is fully funded with cash deposits held by the Dutch tax authority, EY Netherlands in substance is no longer at risk of being compelled to satisfy Entity A’s VAT obligations. The total fees collected for the service and the maximum liability are not material to EY Netherlands, Entity A, Platinum Equity, or Vertiv Holdings. This matter has not and will not impact Vertiv Holdings’ consolidated financial statements, nor EY’s related audit procedures or judgments.

In February 2017, a first-year staff accountant employee of EY held employment discussions with and was eventually hired in a staff level role by a subsidiary of a portfolio company (“Entity B”) ultimately controlled by Platinum Equity. The entity at which the employment discussions occurred is a sister affiliate of Vertiv Holdings by virtue of common control. These discussions occurred while the EY staff accountant was performing certain audit related procedures for Entity B subsequent to the issuance of EY’s audit report on the 2016 financial statements of Entity B. Holding employment discussions with an audit client, including its affiliates, while serving as a member of the audit engagement team is inconsistent with the SEC and PCAOB auditor independence rules. Upon identification, the individual was removed from the Entity B engagement team and subsequently resigned from EY in March 2017. The individual was not in a financial reporting oversight role at Entity B, and Platinum Equity disposed of its ownership in Entity B in October 2018.

Additionally, a member of the board of directors of Emerson, the controlling shareholder of the Network Power business of Emerson (“Predecessor”), is a retired partner of EY and receives certain pension benefits from EY, a portion of which are not fully funded. This board membership placed this individual in a financial reporting oversight role as it relates to the Predecessor. This individual is not a member of the board of directors for Vertiv Holdings and is not in a financial reporting oversight role or accounting role at Vertiv Holdings. EY audited the combined financial statements of the Predecessor for the two-month period ended November 30, 2016 (“Predecessor Stub Period”). While such a pension arrangement with a person in a financial reporting oversight role was inconsistent with the SEC and PCAOB auditor independence rules with respect to EY’s audit of the Predecessor Stub Period combined financial statements, this matter did not affect EY’s objectivity and impartial judgment. EY was not engaged as Vertiv Holdings’ independent registered public accounting firm and did not commence audit procedures on the Predecessor Stub Period combined financial statements until after Emerson sold a majority interest in its Network Power business to legal entities formed on behalf of, and controlled by, certain private equity investment funds sponsored by Platinum Equity, at which time the retired EY partner was not in a financial reporting oversight role or accounting role with respect to Vertiv Holdings. In conducting the audit of the Predecessor Stub Period combined financial statements, EY reported to the Vertiv Holdings board of directors and not to the board of directors of the Predecessor’s controlling shareholder.

After careful consideration of the facts and circumstances and the applicable independence rules, EY has concluded that (i) the aforementioned matters did not and do not impair EY’s ability to exercise objective and impartial judgment in connection with its audits of Vertiv Holdings’ consolidated financial statements and the Predecessor’s combined financial statements and (ii) a reasonable investor with knowledge of all relevant facts and circumstances would reach the same conclusion. Vertiv Holdings’ management and audit committee concur with EY’s conclusions.

CHANGE IN AUDITOR

On February 7, 2020, the Board approved the dismissal of PricewaterhouseCoopers LLP (“PwC”) as our independent registered public accounting firm, effective upon completion of their audit of the Company’s financial statements as of and for the year ended December 31, 2019, and the issuance of their report thereon. Management communicated the Board’s decision to PwC on February 7, 2020.

The reports of PwC on GSAH’s financial statements as of and for the most recent fiscal years ended December 31, 2018 and 2017 did not contain an adverse opinion or a disclaimer of opinion, and were not qualified or modified as to uncertainties, audit scope or accounting principles, except that PwC’s report for the fiscal year ended December 31, 2017 included an explanatory paragraph indicating that there was substantial doubt regarding the ability of GSAH to continue as a going concern.

During the years ended December 31, 2018 and 2017 and the subsequent period through February 7, 2020, there were no disagreements (as defined in Item 304(a)(1)(iv) of Regulation S-K) between GSAH and PwC on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of PwC, would have caused it to make reference to the subject matter of the disagreements in its report on GSAH’s financial statements for such years.

During the years ended December 31, 2018 and 2017 and the subsequent interim period through February 7, 2020, there were no “reportable events” (as defined in Item 304(a)(1)(v) of Regulation S-K).

We have provided PwC with a copy of the foregoing disclosures and have requested that PwC furnish us with a letter addressed to the SEC stating whether it agrees with the statements made by us set forth above. A copy of PwC’s letter, dated February 7, 2020, is filed as Exhibit 16.1 to the registration statement of which this prospectus is a part.

On February 7, 2020, the Board approved the engagement of EY as our independent registered public accounting firm for the fiscal year ending December 31, 2020. During the years ended December 31, 2018 and 2017 and the subsequent period through February 7, 2020, neither we, nor anyone on our behalf consulted with EY, on behalf of us, regarding the application of accounting principles to a specified transaction (either completed or proposed), the type of audit opinion that might be rendered on our financial statements, or any matter that was either the subject of a “disagreement,” as defined in Item 304(a)(1)(iv) of Regulation S-K, or a “reportable event,” as defined in Item 304(a)(1)(v) of Regulation S-K.

WHERE YOU CAN FIND MORE INFORMATION

We have filed with the SEC a registration statement on Form S-1 under the Securities Act with respect to the securities offered by this prospectus. This prospectus, which forms a part of such registration statement, does not contain all of the information included in the registration statement. For further information pertaining to us and our securities, you should refer to the registration statement and to its exhibits. The registration statement has been filed electronically and may be obtained in any manner listed below. Whenever we make reference in this prospectus to any of our contracts, agreements or other documents, the references are not necessarily complete. If a contract or document has been filed as an exhibit to the registration statement or a report we file under the Exchange Act, you should refer to the copy of the contract or document that has been filed. Each statement in this prospectus relating to a contract or document filed as an exhibit to a registration statement or report is qualified in all respects by the filed exhibit.

We file annual, quarterly and current reports, proxy statements and other information with the SEC. Our SEC filings are available to the public over the Internet at the SEC’s website at www.sec.gov and on our website at www.vertiv.com. The information found on, or that can be accessed from or that is hyperlinked to, our website is not part of this prospectus. You may inspect a copy of the registration statement through the SEC’s website, as provided herein.

INDEX TO CONSOLIDATED FINANCIAL STATEMENTS

GS Acquisition Holdings Corp

Unaudited Condensed Financial Statements of GS Acquisition Holdings Corp
Condensed Balance Sheets as of September 30, 2019 and December 31, 2018	F-2
Condensed Statements of Operations for the nine and three months ended September 30, 2019 and September 30, 2018	F-3
Condensed Statements of Changes in Stockholders’ Equity for the nine months ended September 30, 2019 and September 30, 2018	F-4
Condensed Statements of Cash Flows for the nine months ended September 30, 2019 and September 30, 2018	F-5
Notes to Condensed Financial Statements	F-6

Audited Financial Statements of GS Acquisition Holdings Corp
Report of Independent Registered Public Accounting Firm	F-15
Balance Sheets as of December 31, 2018 and December 31, 2017	F-16
Statements of Operations For the Years Ended December 31, 2018 and December 31, 2017 and for the Period from April 25, 2016 (inception) to December 31, 2016	F-17
Statements of Changes in Stockholders’ Equity For the Years Ended December 31, 2018 and December 31, 2017 and for the Period from April 25, 2016 (inception) to December 31, 2016	F-18
Statements of Cash Flows For the Years Ended December 31, 2018, December 31, 2017 and for the period from April 25, 2016 (inception) to December 31, 2016	F-19
Notes to Financial Statements	F-20

Vertiv Holdings, LLC

Unaudited Condensed Consolidated Financial Statements of Vertiv Holdings, LLC
Unaudited Condensed Consolidated Statements of Earnings (Loss) for the nine months ended September 30, 2019 and September 30, 2018	F-29
Unaudited Condensed Consolidated Statements of Comprehensive Income (Loss) for the nine months ended September 30, 2019 and September 30, 2018	F-30
Unaudited Condensed Consolidated Balance Sheets as of September 30, 2019 and December 31, 2018	F-31
Unaudited Condensed Consolidated Statements of Cash Flow for the nine months ended September 30, 2019 and September 30, 2018	F-32

Unaudited Condensed Consolidated Statements of Equity as of December  31, 2018, March 31, 2018, June 30, 2018, September 30, 2018, December 31, 2018, March 31, 2019, June 30, 2019 and September 30, 2019

F-33
Notes to Unaudited Condensed Consolidated Financial Statements	F-34

Audited Consolidated Financial Statements of Vertiv Holdings, LLC
Report of Independent Registered Public Accounting Firm	F-51
Report of Independent Registered Public Accounting Firm	F-52

Combined and Consolidated Statements of Earnings (Loss) for the years ended December 31, 2018 and December 31, 2017 (Successor), the fiscal year ended September 30, 2016 (Predecessor) and the period from October 1, 2016 through November 30, 2016 (Predecessor) and from December 1, 2016 through December 31, 2016 (Successor)

F-53

Combined and Consolidated Statements of Comprehensive Income (Loss) for the years ended December 31, 2018 and December 31, 2017 (Successor), the fiscal year ended September 30, 2016 (Predecessor) and the period from October 1, 2016 through November 30, 2016 (Predecessor) and from December 1, 2016 through December 31, 2016 (Successor)

F-54
Consolidated Balance Sheets as of December 31, 2018 and December 31, 2017	F-55

Combined and Consolidated Statements of Equity as of September  30, 2015, September 30, 2016 and November 30, 2016 (Predecessor) and December 1, 2016, December 31, 2016, December 31, 2017 and December 31, 2018 (Successor)

F-56

Combined and Consolidated Statements of Cash Flow for the years ended December 31, 2018 and December 31, 2017 (Successor), the fiscal year ended September 30, 2016 (Predecessor) and the period from October 1, 2016 through November 30, 2016 (Predecessor) and from December 1, 2016 through December 31, 2016 (Successor)

F-57
Notes to Audited Combined and Consolidated Financial Statements	F-58

GS Acquisition Holdings Corp

CONDENSED BALANCE SHEETS

(Unaudited)

	September 30, 2019	December 31, 2018
ASSETS
Current assets:
Cash	$194,528	$835,544
Prepaid expenses	353,813	341,424

Total current assets	548,341	1,176,968
Cash and cash equivalents held in Trust Account	703,920,190	694,883,137
Accrued dividends receivable held in Trust Account	1,093,609	1,278,946

Total assets	$705,562,140	$697,339,051

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$1,234,290	$644,208
Accrued offering costs	—	538,881
Income tax payable	214	94,439

Total current liabilities	1,234,504	1,277,528
Deferred underwriting compensation	24,150,000	24,150,000

Total liabilities	25,384,504	25,427,528

Commitments and contingencies
Class A common stock subject to possible redemption; 66,079,922 and 66,100,835 shares, at redemption value at September 30, 2019 and December 31, 2018, respectively	675,177,635	666,911,522
Stockholders’ equity:
Preferred stock, $0.0001 par value, 5,000,000 shares authorized, none issued and outstanding	—	—
Class A common stock, $0.0001 par value, 500,000,000 shares authorized, 2,920,078 and 2,899,165 shares issued and outstanding (excluding 66,079,922 and 66,100,835 shares subject to possible redemption), at September 30, 2019 and December 31, 2018, respectively	292	290
Class B common stock, $0.0001 par value, 20,000,000 shares authorized, 17,250,000 issued and outstanding	1,725	1,725
Additional paid-in capital	—	271,932
Retained earnings	4,997,984	4,726,054

Total stockholders’ equity	5,000,001	5,000,001

Total liabilities and stockholders’ equity	$705,562,140	$697,339,051

See accompanying notes to financial statements

GS Acquisition Holdings Corp

CONDENSED STATEMENTS OF OPERATIONS

(Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2019	2018	2019	2018
Revenues	$—	$—	$—	$—
Dividend income	3,539,155	3,155,923	11,311,397	3,769,609
General and administrative expenses	(850,575)	(252,407)	(1,733,276)	(376,095)

Income before income tax provision	2,688,580	2,903,516	9,578,121	3,393,514
Provision for income tax	(564,601)	(607,423)	(2,012,008)	(711,635)

Net Income	$2,123,979	$2,296,093	7,566,113	$2,681,879

Weighted average number of shares outstanding of Class A common stock:	69,000,000	69,000,000	69,000,000	69,000,000

Basic and diluted net income per share, Class A	$0.02	$0.03	$0.09	$0.03

Weighted average number of shares outstanding of Class B common stock:	17,250,000	17,250,000	17,250,000	17,250,000

Basic and diluted net income per share, Class B	$0.02	$0.03	$0.09	$0.03

See accompanying notes to financial statements

GS Acquisition Holdings Corp

CONDENSED STATEMENTS OF CHANGES IN STOCKHOLDERS’ EQUITY

(Unaudited)

	Class A Common Stock		Class B Common Stock
	Shares	Amount	Shares	Amount	Additional Paid-in Capital	Retained Earnings/ (Accumulated Deficit)	Stockholders’ Equity
Balance, December 31, 2017	—	$—	17,250,000	$1,725	$326,693	$(304,694)	$23,724
Class A common stock issued	69,000,000	6,900	—	—	689,993,100	—	690,000,000
Private Placement Warrants issued	—	—	—	—	15,800,000	—	15,800,000
Accretion for Class A common stock to redemption amount	—	—	—	—	(38,942,949)	—	(38,942,949)
Change in Class A common stock subject to possible redemption	(66,095,174)	(6,610)	—	—	(664,556,042)	—	664,562,652
Net income	—	—	—	—	—	2,681,879	2,681,879

Balance, September 30, 2018	2,904,826	$290	17,250,000	$1,725	$2,620,802	$2,377,185	$5,000,002

Balance, December 31, 2018	2,899,165	$290	17,250,000	$1,725	$271,932	$4,726,054	$5,000,001
Accretion for Class A common stock to redemption amount	—	—	—	—	(1,181,060)	(7,294,183)	(8,475,243)
Change in Class A common stock subject to possible redemption	20,913	2	—	—	209,128	—	209,130
Proceeds from sponsor commitment	—	—	—	—	700,000	—	700,000
Net income	—	—	—	—	—	7,566,113	7,566,113

Balance, September 30, 2019	2,920,078	$292	17,250,000	$1,725	$—	$4,997,984	$5,000,001

See accompanying notes to financial statements

GS Acquisition Holdings Corp

CONDENSED STATEMENTS OF CASH FLOWS

(Unaudited)

	Nine Months Ended September 30,
	2019	2018
Cash flows from operating activities:
Net income	$7,566,113	$2,681,879
Change in operating assets and liabilities:
(Increase) decrease in dividend receivable	185,337	(1,072,455)
Decrease in receivable from GS DC Sponsor I LLC	—	25,000
Increase in prepaid expenses	(12,389)	(409,549)
Increase in accounts payable	590,082	199,635
Increase (decrease) in accrued tax payable	(94,225)	711,635
Decrease in deferred offering costs	(538,881)	—

Net cash provided by / (used in) operating activities	7,696,037	2,136,145

Cash flows from financing activities:
Proceeds from sponsor commitment	700,000	—
Proceeds from GS DC Sponsor I LLC promissory note	—	300,000
Repayment of GS DC Sponsor I LLC promissory note	—	(300,000)
Proceeds from sale of Class A common stock to public	—	690,000,000
Proceeds from sale of Private Placement Warrants	—	15,800,000
Payment of underwriting discounts	—	(13,800,000)
Payment of offering costs	—	(454,068)

Net cash provided by/ (used in) financing activities	700,000	691,545,932

Increase / (Decrease) in cash and restricted cash	8,396,037	693,682,077
Cash and restricted cash and cash equivalents, at beginning of period	695,718,681	—

Cash and restricted cash and cash equivalents, at end of period	$704,114,718	$693,682,077

See accompanying notes to financial statements

GS ACQUISITION HOLDINGS CORP

NOTES TO CONDENSED FINANCIAL STATEMENTS

(UNAUDITED)

Note 1—Description of Organization and Business Operations

Organization and General

GS Acquisition Holdings Corp (the “Company”) was incorporated as a Delaware corporation on April 25, 2016. The Company was formed for the purpose of effecting a merger, capital stock exchange, asset acquisition, stock purchase, reorganization or similar business combination with one or more businesses (the “Initial Business Combination”). The Company is an emerging growth company, as defined in Section 2(a) of the Securities Act of 1933, as amended (the “Securities Act”), as modified by the Jumpstart Our Business Startups Act of 2012 (the “JOBS Act”).

All activity for the period from April 25, 2016 (inception) through September 30, 2019 relates to the Company’s formation and its initial public offering (the “Public Offering”) described below and identifying and evaluating prospective acquisition targets for an Initial Business Combination. The Company will not generate any operating revenues until after completion of its Initial Business Combination, at the earliest. The Company will generate non-operating income in the form of interest or dividend income on cash and cash equivalents from the proceeds derived from the Public Offering and the Private Placement (as defined below) (Note 4). The Company has selected December 31st as its fiscal year end.

Sponsor and Financing

Between April and June 2016, GS Sponsor LLC, a Delaware limited liability company that was initially formed for purposes of being the Company’s sponsor (the “GSAM Member”), began exploring an initial public offering for the Company. The GSAM Member ultimately decided to halt that effort, while continuing to refine its strategy and seek the right partner for this venture.

On March 21, 2018, GS DC Sponsor I LLC, a Delaware limited liability company, was selected as the new sponsor of the Company (the “Sponsor”). The Sponsor is jointly owned by the GSAM Member and Cote SPAC 1 LLC, a Delaware limited liability company.

The registration statement for the Company’s Public Offering was declared effective by the United States Securities and Exchange Commission (the “SEC”) on June 7, 2018. On June 8, 2018, the underwriters exercised their option to purchase additional units in full. The closing of the underwriters’ option to purchase additional units occurred concurrently with the closing of the Public Offering on June 12, 2018. The Company intends to finance its Initial Business Combination with the net proceeds from the $690,000,000 Public Offering of Units (as defined below) (Note 3) and a $15,800,000 private placement of Private Placement Warrants (as defined below) (Note 4). Upon the closing of the Public Offering and the Private Placement, $690,000,000 was placed in a U.S.-based trust account (the “Trust Account”), with Wilmington Trust, N.A. acting as trustee (discussed below).

Going Concern

Pursuant to the Company’s amended and restated certificate of incorporation, if the Company is unable to complete the Initial Business Combination by June 12, 2020 (or such later date approved by the Company’s stockholders in accordance with the Company’s amended and restated certificate of incorporation), the Company will (i) cease all operations except for the purpose of winding up, (ii) as promptly as reasonably possible but no more than ten business days thereafter redeem the public shares, at a per-share price, payable in cash, equal to the aggregate amount then on deposit in the Trust Account including interest but less taxes payable (less up to

$100,000 of interest to pay dissolution expenses), divided by the number of then outstanding public shares, which redemption will completely extinguish public stockholders’ rights as stockholders (including the right to receive further liquidating distributions, if any), and (iii) as promptly as reasonably possible following such redemption, subject to the approval of the Company’s remaining stockholders and the Company’s board of directors, dissolve and liquidate, subject in each case to the Company’s obligations under Delaware law to provide for claims of creditors and the requirements of other applicable law. The requirements above raise substantial doubt about the Company’s ability to continue as a going concern.

The accompanying financial statements have been prepared on a going concern basis and do not include any adjustments that might arise as a result of uncertainties about the Company’s ability to continue as a going concern.

The Trust Account

The proceeds held in the Trust Account are invested in money market funds registered under the Investment Company Act and compliant with Rule 2a-7 thereof that maintain a stable net asset value of $1.00. Except with respect to interest earned on the funds held in the Trust Account that may be released to the Company to pay its taxes, the proceeds from the Public Offering and the Private Placement will not be released from the Trust Account until the earliest of: (i) the completion of the Initial Business Combination; (ii) the redemption of any public shares properly tendered in connection with a stockholder vote to amend the Company’s amended and restated certificate of incorporation to modify the substance or timing of the Company’s obligation to redeem 100% of its public shares if it does not complete the Initial Business Combination within 24 months from the closing of the Public Offering; and (iii) the redemption of all of the Company’s public shares if the Company is unable to complete the Initial Business Combination within 24 months from the closing of the Public Offering, subject to applicable law. The proceeds deposited in the Trust Account could become subject to the claims of the Company’s creditors, if any, which could have priority over the claims of the Company’s public stockholders.

The balance in the Trust Account as of September 30, 3019 was $705,013,799, including $1,093,609 of accrued dividends.

Initial Business Combination

The Company’s management has broad discretion with respect to the specific application of the net proceeds of the Public Offering, although substantially all of the net proceeds of the Public Offering and the Private Placement are intended to be generally applied toward consummating an Initial Business Combination. The Initial Business Combination must occur with one or more businesses or assets with a fair market value equal to at least 80% of the net assets held in the Trust Account (excluding the amount of any deferred underwriting discount). There is no assurance that the Company will be able to successfully effect an Initial Business Combination.

The Company, after signing a definitive agreement for an Initial Business Combination, will provide its public stockholders’ with the opportunity to redeem all or a portion of their shares upon the completion of the Initial Business Combination, either (i) in connection with a stockholder meeting called to approve the business combination or (ii) by means of a tender offer. However, in no event will the Company redeem its public shares in an amount that would cause its net tangible assets, after payment of deferred underwriting commissions, to be less than $5,000,001. In such case, the Company would not proceed with the redemption of its public shares and the related Initial Business Combination, and instead may search for an alternate Initial Business Combination.

If the Company holds a stockholder vote or there is a tender offer for shares in connection with an Initial Business Combination, a public stockholder will have the right to redeem its shares for an amount in cash equal to its pro rata share of the aggregate amount then on deposit in the Trust Account as of two business days prior to the consummation of the Initial Business Combination, including interest but less taxes payable. As a result, such shares of Class A common stock are recorded at redemption amount and classified as temporary equity upon the completion of the Public Offering, in accordance with the Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC”) 480, “Distinguishing Liabilities from Equity.”

Pursuant to the Company’s amended and restated certificate of incorporation, if the Company is unable to complete the Initial Business Combination within 24 months from the closing of the Public Offering, the Company will (i) cease all operations except for the purpose of winding up, (ii) as promptly as reasonably possible but no more than ten business days thereafter redeem the public shares, at a per-share price, payable in cash, equal to the aggregate amount then on deposit in the Trust Account including interest but less taxes payable (less up to $100,000 of interest to pay dissolution expenses), divided by the number of then outstanding public shares, which redemption will completely extinguish public stockholders’ rights as stockholders (including the right to receive further liquidating distributions, if any), and (iii) as promptly as reasonably possible following such redemption, subject to the approval of the Company’s remaining stockholders and the Company’s board of directors, dissolve and liquidate, subject in each case to the Company’s obligations under Delaware law to provide for claims of creditors and the requirements of other applicable law.

The Sponsor and the Company’s officers and directors have entered into a letter agreement with the Company, pursuant to which they have waived their rights to liquidating distributions from the Trust Account with respect to any Founder Shares (as defined below) held by them if the Company fails to complete the Initial Business Combination within 24 months of the closing of the Public Offering. However, if the Sponsor or any of the Company’s directors or officers acquires shares of Class A common stock in or after the Public Offering, they will be entitled to liquidating distributions from the Trust Account with respect to such shares if the Company fails to complete the Initial Business Combination within the prescribed time period.

In the event of a liquidation, dissolution or winding up of the Company after an Initial Business Combination, the Company’s stockholders are entitled to share ratably in all assets remaining available for distribution to them after payment of liabilities and after provision is made for each class of stock, if any, having preference over the common stock. The Company’s stockholders have no preemptive or other subscription rights. There are no sinking fund provisions applicable to the common stock, except that the Company will provide its stockholders with the opportunity to redeem their public shares for cash equal to their pro rata share of the aggregate amount then on deposit in the Trust Account, under the circumstances, and, subject to the limitations, described herein.

Note 2—Summary of Significant Accounting Policies

Basis of Presentation

The Company’s unaudited condensed interim financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America (“U.S. GAAP”) and the rules and regulations of the SEC for interim financial information and the instructions to Form 10-Q. Accordingly, the financial statements do not include all of the information and footnotes required by U.S. GAAP. In the opinion of management, all adjustments considered for a fair presentation have been included. Operating results for the three and nine months ended September 30, 2019 are not necessarily indicative of the results that may be expected for the year ending December 31, 2019 or any other period. The accompanying unaudited condensed interim financial statements should be read in conjunction with the Company’s audited financial statements and notes thereto included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2018.

Emerging Growth Company

Section 102(b)(1) of the JOBS Act exempts emerging growth companies from being required to comply with new or revised financial accounting standards until private companies (that is, those that have not had a Securities Act registration statement declared effective or do not have a class of securities registered under the Exchange Act) are required to comply with the new or revised financial accounting standards. The JOBS Act provides that a company can elect to opt out of the extended transition period and comply with the requirements that apply to non-emerging growth companies but any such an election to opt out is irrevocable. The Company has elected not to opt out of such extended transition period which means that when a standard is issued or revised and it has different application dates for public or private companies, the Company, as an emerging growth company, can adopt the new or revised standard at the time private companies adopt the new or revised standard.

This may make comparison of the Company’s financial statement with another public company which is neither an emerging growth company nor an emerging growth company which has opted out of using the extended transition period difficult or impossible because of the potential differences in accounting standards used.

Net Income Per Common Share

The Company complies with accounting and disclosure requirements of FASB ASC Topic 260, Earnings Per Share. Net income per share of common stock is computed by dividing net income by the weighted average number of common shares outstanding during the period. The Company applies the two-class method in calculating earnings per share. Accretion associated with the redeemable shares of Class A common stock is excluded from earnings per share as the redemption value approximates fair value.

At September 30, 2019, the Company had outstanding warrants to purchase of up to 33,533,317 shares of Class A common stock. The weighted average of these shares was excluded from the calculation of diluted net income per share of common stock since the exercise of the warrants is contingent upon the occurrence of future events. At September 30, 2019, the Company did not have any dilutive securities or other contracts that could, potentially, be exercised or converted into shares of common stock and then share in the earnings of the Company. As a result, diluted net income per share of common stock is the same as basic net income per share of common stock for the period.

Cash and Cash Equivalents

Cash and cash equivalents include cash on hand and on deposit at banking institutions as well as all highly liquid short-term investments with original maturities of 90 days or less. As of September 30, 2019, the Company held deposits of $194,528 at custodian bank and $703,920,190 in Goldman Sachs Financial Square Treasury Investments Fund, a money market fund managed by an affiliate of the GSAM Member. Money market funds are characterized as Level I investments within the fair value hierarchy under ASC 820. Dividend income from money market funds is recognized on an accrual basis.

Redeemable Shares of Class A Common Stock

As discussed in Note 1, all of the 69,000,000 shares of Class A common stock sold as parts of the Units in the Public Offering contain a redemption feature. In accordance with FASB ASC 480, redemption provisions not solely within the control of the Company require the security to be classified outside of permanent equity. Ordinary liquidation events, which involve the redemption and liquidation of all of the entity’s equity instruments, are excluded from the provisions of FASB ASC 480. Although the Company has not specified a maximum redemption threshold, its amended and restated certificate of incorporation provides that in no event will the Company redeem its public shares in an amount that would cause its net tangible assets to be less than $5,000,001.

Accordingly, at September 30, 2019, 66,079,922 of the 69,000,000 shares of Class A common stock included in the Units were classified outside of permanent equity at their redemption value.

Concentration of Credit Risk

Financial instruments that potentially subject the Company to concentrations of credit risk consist of cash accounts in a financial institution, which, at times, may exceed the Federal Depository Insurance Coverage of $250,000. The Company has not experienced losses on these accounts and management believes the Company is not exposed to significant risks on such accounts.

Financial Instruments

The fair value of the Company’s assets and liabilities, which qualify as financial instruments under the FASB ASC 820, “Fair Value Measurements and Disclosures,” approximates the carrying amounts represented in the balance sheet, primarily due to their short term nature.

Use of Estimates

The preparation of financial statements in conformity with GAAP requires the Company’s management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Offering Costs

The Company complies with the requirements of the FASB ASC 340-10-S99-1 and SEC Staff Accounting Bulletin Topic 5A —“Expenses of Offering.” The Company incurred offering costs in connection with its Public Offering of $992,949. These costs, together with the upfront underwriter discount and deferred discount, of $37,950,000 were charged to the shares of Class A common stock and warrants upon the closing of the Public Offering.

Income Taxes

The Company is taxed as a corporation for U.S. federal income tax purposes. As a corporation, for tax purposes, the Company is subject to U.S. federal and various state and local income taxes on its earnings. For the period from April 25, 2016 (inception) through March 20, 2018, the Company was included with the Goldman Sachs Group Inc. and subsidiaries (the “Group Inc.”) in the consolidated corporate federal income tax return as well as consolidated/combined state and local tax returns. The Company computed its tax liability on a modified separate company basis and settled such liability with the Group Inc. pursuant to a tax sharing arrangement.

To the extent the Company generated tax benefits from losses during such time that it was consolidated with the Group Inc., the amounts were reimbursed by the Group Inc. pursuant to the tax sharing arrangement. The Company’s state and local tax liabilities were allocated to reflect its share of the consolidated/combined state and local income tax liability.

Following changes in ownership on March 21, 2018, the Company deconsolidated from the Group Inc. for tax purposes and the tax sharing arrangement with the Group Inc. was terminated. Beginning March 21, 2018, the Company files separate corporate federal and state and local income tax returns. To the extent the Company generated tax losses after it ceased being consolidated with the Group Inc., tax benefits from losses are accrued if it is more likely than not the losses may be carried forward and utilized against future expected profits.

Income taxes are provided for using the assets and liabilities method under which deferred tax assets and liabilities are recognized for temporary differences between the financial reporting and tax bases of assets and liabilities.

Deferred Income Taxes

The Company follows the asset and liability method of accounting for income taxes under FASB ASC 740, “Income Taxes.” Deferred tax assets and liabilities are recognized for the estimated future tax consequences attributable to differences between the financial statements carrying amounts of existing assets and liabilities and their respective tax bases. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that included the enactment date. Valuation allowances are established, when necessary, to reduce deferred tax assets to the amount expected to be realized.

Unrecognized Tax Benefits

The Company recognizes tax positions in the financial statements only when it is more likely than not that the position will be sustained on examination by the relevant taxing authority based on the technical merits of the position. A position that meets this standard is measured at the largest amount of benefit that will more likely than not be realized on settlement. A liability is established for differences between positions taken in a tax return and amounts recognized in the financial statements. There were no unrecognized tax benefits as of September 30, 2019. The Company recognizes accrued interest and penalties related to unrecognized tax benefits as income tax expense. No amounts were accrued for interest expense and penalties related to income tax matters as of September 30, 2019 and December 31, 2018. The Company is subject to income tax examinations by major taxing authorities since inception.

For the three and nine months ended September 30, 2019, the Company recorded income tax expense of $564,601 and $2,012,008, respectively, primarily related to dividend income earned on the Trust Account.

Recent Accounting Pronouncements

In November 2016, the FASB issued Accounting Standards Update No. 2016-18, Statement of Cash Flows (Topic 230): Restricted Cash (“ASU 2016-18”), which requires companies to include cash and cash equivalents that have restrictions on withdrawal or use in total cash and cash equivalents on the statement of cash flows. The Company adopted this guidance as of January 1, 2019. Prior periods were retrospectively adjusted to conform to the current period presentation. The adoption of the guidance did not have a material impact on the Company’s Condensed Statement of Cash Flows.

Note 3—Public Offering

In the Public Offering, the Company sold 69,000,000 units at an offering price of $10.00 per unit (the “Units”). The Sponsor purchased an aggregate of 10,533,333 Private Placement Warrants at a price of $1.50 per Private Placement Warrant in a private placement that closed simultaneously with the closing of the Public Offering.

Each Unit consists of one share of the Company’s Class A common stock, $0.0001 par value, and one-third of one redeemable warrant, with each whole warrant exercisable for one share of Class A common stock (each, a “Warrant” and, collectively, the “Warrants”). One Warrant entitles the holder thereof to purchase one whole share of Class A common stock at a price of $11.50 per share. No fractional shares will be issued upon exercise of the Warrants and only whole Warrants will trade. Each Warrant will become exercisable 30 days after the completion of the Initial Business Combination and will expire at 5:00 p.m., New York City time, five years after the completion of the Initial Business Combination or earlier upon redemption or liquidation. Once the Warrants become exercisable, the Company may redeem the outstanding Warrants in whole and not in part at a price of $0.01 per Warrant upon a minimum of 30 days’ prior written notice of redemption, if and only if the last reported sale price of the Company’s Class A common stock equals or exceeds $18.00 per share for any 20 trading days within a 30-trading day period ending on the third trading day prior to the date on which the Company sent the notice of redemption to the Warrant holders.

The Company paid an underwriting commission of 2.0% of the gross proceeds of the Public Offering, or $13,800,000, to the underwriters at the closing of the Public Offering, with an additional fee (the “Deferred Discount”) of 3.5% of the gross proceeds (or $24,150,000) payable upon the Company’s completion of the Initial Business Combination. The Deferred Discount will become payable to the underwriters from the amounts held in the Trust Account solely in the event the Company completes the Initial Business Combination. The Deferred Discount has been recorded as a deferred liability on the balance sheet at September 30, 2019 as management has deemed the consummation of an Initial Business Combination to be probable.

Note 4—Related Party Transactions

Founder Shares

In May 2016, the GSAM Member purchased 2,875,000 shares of Class B common stock (the “Founder Shares”) for an aggregate price of $25,000, or approximately $0.0087 per share. On May 17, 2018, the Company conducted a 1:6 stock split, resulting in the Sponsor holding 17,250,000 Founder Shares. The financial statements reflect the changes of the split retroactively for all periods prior to May 17, 2018. In May 2018, the Sponsor transferred 35,000 Founder Shares to each of the Company’s independent director nominees at their original purchase price. As used herein, unless the context otherwise requires, Founder Shares shall be deemed to include the shares of Class A common stock issuable upon conversion thereof. The Founder Shares are identical to the Class A common stock included in the Units sold in the Public Offering, except that only holders of the Founder Shares have the right to vote on the election of the Company’s directors prior to the Initial Business Combination; the Founder Shares automatically convert into shares of Class A common stock at the time of the Initial Business Combination and are subject to certain transfer restrictions, as described in more detail below, and the holders of the Founder Shares, as described in more detail below, have agreed to certain restrictions and will have certain registration rights with respect thereto. Holders of Founder Shares may also elect to convert their shares of Class B common stock into an equal number of shares of Class A common stock, subject to anti-dilution adjustments, at any time. None of the Founder Shares were subject to forfeiture by the Sponsor since the underwriters’ option to purchase additional units was fully exercised. The number of Founder Shares issued was determined based on the expectation that the Founder Shares would represent 20% of the outstanding shares of common stock upon completion of the Public Offering.

The Company’s initial stockholders, officers and directors have agreed not to transfer, assign or sell any Founder Shares held by them until the earlier to occur of: (i) one year after the completion of the Initial Business Combination, (ii) the last sale price of Class A common stock equals or exceeds $18.00 per share (as adjusted for stock splits, stock dividends, reorganizations, recapitalizations and the like) for any 20 trading days within any 30-trading day period commencing at least 150 days after the Initial Business Combination, and (iii) the date following the completion of the Initial Business Combination on which the Company completes a liquidation, merger, stock exchange, reorganization or other similar transaction that results in all of the public stockholders having the right to exchange their shares of common stock for cash, securities or other property.

The Sponsor has purchased an aggregate of 10,533,333 private placement warrants at a price of $1.50 per whole warrant (approximately $15,800,000 in the aggregate) in a private placement (the “Private Placement”) that closed concurrently with the closing of the Public Offering (the “Private Placement Warrants”). Each Private Placement Warrant is exercisable for one whole share of Class A common stock at a price of $11.50 per share. Proceeds from the Private Placement were added to the proceeds from the Public Offering deposited in the Trust Account such that at the closing of the Public Offering, $690.0 million was held in the Trust Account. If the Initial Business Combination is not completed within 24 months from the closing of the Public Offering, the proceeds from the sale of the Private Placement Warrants held in the Trust Account will be used to fund the redemption of the public shares (subject to the requirements of applicable law) and the Private Placement Warrants will expire worthless. The Private Placement Warrants will be non-redeemable and exercisable on a cashless basis so long as they are held by the Sponsor or its permitted transferees.

The Sponsor and the Company’s officers and directors have agreed, subject to limited exceptions, not to transfer, assign or sell any of their Private Placement Warrants until 30 days after the completion of the Initial Business Combination.

Registration Rights

The holders of Founder Shares and Private Placement Warrants are, and holders of warrants that may be issued upon conversion of working capital loans, if any, will be, entitled to registration rights to require the Company to register the resale of any of its securities held by them (in the case of the Founder Shares, only after conversion of such shares to shares of Class A common stock) as stated in the registration rights agreement signed on the date of the prospectus for the Public Offering. These holders are also entitled to certain piggyback registration rights. However, the registration rights agreement provides that the Company will not permit any registration statement filed under the Securities Act to become effective until termination of the applicable lock-up period for the securities to be registered. The Company will bear the expenses incurred in connection with the filing of any such registration statements.

Related Party Sponsor Note

On April 9, 2018, the GSAM Member agreed to loan the Company an aggregate amount of up to $300,000 to be used to pay a portion of the expenses related to the Public Offering pursuant to a promissory note (the “Note”). The Note was non-interest bearing, unsecured and payable on the earlier of December 31, 2018 and the closing of the Public Offering. On April 9, 2018, the Company borrowed $300,000 under the Note. On June 12, 2018, the full $300,000 balance of the Note was repaid to an affiliate of the Sponsor.

Sponsor Commitment

On March 11, 2019, the GSAM Member provided the Company with a commitment pursuant to which the GSAM Member agreed that, if funds are needed by the Company through June 12, 2020 to pay ordinary course expenses, the GSAM Member will provide the Company with liquidity of up to an aggregate of $2.0 million. The GSAM Member will not receive any additional interest in the Company in exchange for any such contribution and any liquidity provided under the commitment will be in the form of a contribution with respect to the Sponsor’s Founder Shares. As of September 30, 2019, the Company has received $700,000 from the GSAM Member pursuant to this commitment.

Administrative Support Agreement

The Company has entered into an agreement to pay an affiliate of the Sponsor a total of $10,000 per month for office space, utilities, administrative and support services. Upon the earlier of the completion of the Initial Business Combination and the Company’s liquidation, the Company will cease paying these monthly fees. For the three and nine months ended September 30, 2019, the Company incurred expenses of $30,000 and $90,000, respectively, under this agreement.

Note 5—Stockholders’ Equity

Common Stock

The authorized common stock of the Company includes up to 500,000,000 shares of Class A common stock and 20,000,000 shares of Class B common stock. If the Company enters into an Initial Business Combination, it may (depending on the terms of such an Initial Business Combination) be required to increase the number of shares of Class A common stock which the Company is authorized to issue at the same time as the Company’s stockholders vote on the Initial Business Combination to the extent the Company seeks stockholder approval in connection with the Initial Business Combination. Holders of the Company’s common stock are entitled to one vote for each share of common stock; provided that only holders of the Founder Shares have the right to vote on the election of the Company’s directors prior to the Initial Business Combination. At September 30, 2019, there were 69,000,000 shares of Class A common stock issued and outstanding, of which 2,920,078 shares were subject to possible redemption and are classified outside of permanent equity at the balance sheet, and 17,250,000 shares of Class B common stock issued and outstanding. As part of the Public Offering, the Company issued 23,000,000 warrants. The Company has determined that the warrants are accounted for separately from shares of Class A common stock.

Preferred Stock

The Company is authorized to issue 5,000,000 shares of preferred stock with such designations, voting and other rights and preferences as may be determined from time to time by the Company’s board of directors. At September 30, 2019, there were no shares of preferred stock issued or outstanding.

Note 6—Subsequent Events

Management has performed an evaluation of subsequent events through November 5, 2019, the date of issuance of the unaudited condensed financial statements, noting no subsequent events which require adjustments or disclosure.

Report of Independent Registered Public Accounting Firm

To the Board of Directors and Stockholders of GS Acquisition Holdings Corp

Opinion on the Financial Statements

We have audited the accompanying balance sheets of GS Acquisition Holdings Corp (the “Company”) as of December 31, 2018 and 2017, and the related statements of operations, changes in stockholders’ equity and cash flows for each of the two years in the period ended December 31, 2018 and for the period from April 25, 2016 (date of inception) to December 31, 2016, including the related notes (collectively referred to as the “financial statements”). In our opinion, the financial statements present fairly, in all material respects, the financial position of the Company as of December 31, 2018 and 2017, and the results of its operations and its cash flows for each of the two years in the period ended December 31, 2018 and for the period from April 25, 2016 (date of inception) to December 31, 2016 in conformity with accounting principles generally accepted in the United States of America.

Basis for Opinion

These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on the Company’s financial statements based on our audits. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (PCAOB) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audits of these financial statements in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether due to error or fraud.

Our audits included performing procedures to assess the risks of material misstatement of the financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements. Our audits also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audits provide a reasonable basis for our opinion.

/s/ PricewaterhouseCoopers LLP

McLean, Virginia

March 12, 2019

We have served as the Company’s auditor since 2018.

GS Acquisition Holdings Corp

BALANCE SHEETS

	December 31, 2018	December 31, 2017
ASSETS
Current assets:
Cash	$835,544	$—
Prepaid expenses	341,424	—
Receivable from GS Sponsor LLC	—	25,000

Total current assets	1,176,968	25,000
Cash and cash equivalents held in Trust Account	694,883,137	—
Accrued dividends receivable held in Trust Account	1,278,946	—

Total assets	$697,339,051	$25,000

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$644,208	$1,276
Accrued offering costs	538,881	—
Income tax payable	94,439	—

Total current liabilities	1,277,528	1,276
Deferred underwriting compensation	24,150,000	—

Total liabilities	25,427,528	1,276

Commitments and contingencies
Class A common stock subject to possible redemption; 66,100,835 shares at redemption value at December 31, 2018	666,911,522	—

Stockholders’ equity:
Preferred stock, $0.0001 par value, 5,000,000 shares authorized, none issued and outstanding	—	—
Class A common stock, $0.0001 par value, 500,000,000 shares authorized, 2,899,165 issued and outstanding (excluding 66,100,835 shares subject to possible redemption)	290	—
Class B common stock, $0.0001 par value, 20,000,000 shares authorized, 17,250,000 issued and outstanding	1,725	1,725
Additional paid-in capital	271,932	326,693
Retained earnings/(Accumulated deficit)	4,726,054	(304,694)

Total stockholders’ equity	5,000,001	23,724

Total liabilities and stockholders’ equity	$697,339,051	$25,000

See accompanying notes to financial statements

GS Acquisition Holdings Corp

STATEMENTS OF OPERATIONS

	Year Ended December 31,		For the period from April 25, 2016 (Inception) through December 31, 2016
	2018	2017
Revenues	$—	$—	$—
Dividend income	7,407,083	—	—
Professional fees paid by GS Sponsor LLC on behalf of the Company			(303,418)
General and administrative expenses	(1,036,896)	(1,276)	—

Income (loss) before income tax (provision) benefit	6,370,187	(1,276)	(303,418)
Provision for income tax	(1,339,439)	—	—

Net Income/ (loss)	$5,030,748	$(1,276)	$(303,418)

Weighted average shares outstanding of Class A common stock	69,000,000	—	—

Basic and diluted net income per share, Class A	$0.06	$—	$—

Weighted average shares outstanding of Class B common stock	17,250,000	17,250,000	17,250,000

Basic and diluted net income per share, Class B	$0.06	$(0.00)	$(0.02)

See accompanying notes to financial statements

GS Acquisition Holdings Corp

STATEMENTS OF CHANGES IN STOCKHOLDERS’ EQUITY

	Class A Common Stock		Class B Common Stock
For the period from April 25, 2016 (Inception) to December 31, 2016	Shares	Amount	Shares	Amount	Additional Paid-in Capital	Retained Earnings / (Accumulated Deficit)	Stockholders’ Equity
Sale of common stock to GS Sponsor LLC at $0.0014 per share	—	$—	17,250,000	$1,725	$23,275	$—	$25,000
Professional fees paid by GS Sponsor LLC on behalf of the Company	—	—	—	—	303,418	—	303,418
Net loss	—	—	—	—	—	(303,418)	(303,418)

Balance, December 31, 2016	—	$—	17,250,000	$1,725	$326,693	$(303,418)	$25,000
Net loss	—	—	—	—	—	(1,276)	(1,276)

Balance, December 31, 2017	—	$—	17,250,000	$1,725	$326,693	$(304,694)	$23,724
Class A common stock issued	2,804,628	280	—	—	28,046,000	—	28,046,280
Private Placement Warrants issued	—	—	—	—	15,800,000	—	15,800,000
Warrants attached to Class A common stock net of offering costs	—	—	—	—	8,302,250	—	8,302,250
Accretion for Class A common stock to redemption amount	—	—	—	—	(53,148,372)	—	(53,148,372)
Change in Class A common stock subject to possible redemption	94,537	9	—	—	945,361	—	945,370
Net income	—	—	—	—	—	5,030,748	5,030,748

Balance, December 31, 2018	2,899,165	$290	17,250,000	$1,725	$271,932	$4,726,054	$5,000,001

See accompanying notes to financial statements

GS Acquisition Holdings Corp

STATEMENTS OF CASH FLOWS

	Year Ended December 31,
	2018	2017	2016
Cash flows from operating activities:
Net income (loss)	$5,030,748	$(1,276)	$(303,418)
Adjustments to reconcile net income to net cash used in operating activities:
Dividend earned on investments held in Trust Account	(4,883,137)	—	—
Change in operating assets and liabilities:
(Increase) in dividend receivable	(1,278,946)	—	—
(Increase) in prepaid expenses	(341,424)	—	—
(Increase) decrease in receivable from GS DC Sponsor I LLC	25,000	—	(25,000)
Increase in accounts payable	642,932	1,276	—
Increase in accrued tax payable	94,439	—	—
Professional fees paid by GS Sponsor LLC on behalf of the Company	—	—	303,418

Net cash provided by /(used in) operating activities	(710,388)	—	(25,000)

Cash flows from investing activities:
Proceeds deposited into Trust account	(690,000,000)	—	—

Net cash used in investing activities	(690,000,000)	—	—

Cash flows from financing activities:
Proceeds from sale of Class B common stock to GS Sponsor LLC	—	—	25,000
Proceeds from sale of Units in Public Offering	690,000,000	—	—
Proceeds from sale of Private Placement Warrants	15,800,000	—	—
Payment of underwriting discounts	(13,800,000)	—	—
Payment of offering costs	(454,068)	—	—
Proceeds from GS DC Sponsor I LLC promissory note	300,000	—	300,000
Repayment of GS DC Sponsor I LLC promissory note	(300,000)	—	(300,000)

Net cash provided by financing activities	691,545,932	—	25,000

Increase in cash	835,544	—	—
Cash at beginning of year	—	—	—

Cash at end of year	$835,544	$—	$—

Supplemental disclosure of cash flow information:
Cash paid out of Trust Account during the year for income taxes	$1,245,000	$—	$—

Supplemental disclosure of non-cash financing activities:
Accrued offering costs	$538,881	$—	$—
Deferred underwriting compensation	$24,150,000	$—	$—

See accompanying notes to financial statements

GS ACQUISITION HOLDINGS CORP

NOTES TO FINANCIAL STATEMENTS

Note 1—Description of Organization and Business Operations

Organization and General

GS Acquisition Holdings Corp (the “Company”) was incorporated as a Delaware corporation on April 25, 2016. The Company was formed for the purpose of effecting a merger, capital stock exchange, asset acquisition, stock purchase, reorganization or similar business combination with one or more businesses (the “Initial Business Combination”). The Company is an emerging growth company, as defined in Section 2(a) of the Securities Act of 1933, as amended (the “Securities Act”), as modified by the Jumpstart Our Business Startups Act of 2012 (the “JOBS Act”).

All activity for the period from April 25, 2016 (“Inception”) through December 31, 2018 relates to the Company’s formation and its initial public offering (the “Public Offering”) described below and identifying and evaluating prospective acquisition targets for an Initial Business Combination. The Company will not generate any operating revenues until after completion of its Initial Business Combination, at the earliest. The Company will generate non-operating income in the form of interest or dividend income on cash and cash equivalents from the proceeds derived from the Public Offering and the Private Placement (as defined below) (Note 4). The Company has selected December 31st as its fiscal year end.

Sponsor and Financing

Between April and June 2016, GS Sponsor LLC, a Delaware limited liability company that was initially formed for purposes of being the Company’s sponsor (the “GSAM Member”), began exploring an initial public offering for the Company. The GSAM Member ultimately decided to halt that effort, while continuing to refine its strategy and seek the right partner for this venture.

On March 21, 2018, GS DC Sponsor I LLC, a Delaware limited liability company, was selected as the new sponsor of the Company (the “Sponsor”). The Sponsor is jointly owned by the GSAM Member and Cote SPAC 1 LLC, a Delaware limited liability company.

The registration statement for the Company’s Public Offering was declared effective by the United States Securities and Exchange Commission (the “SEC”) on June 7, 2018. On June 8, 2018, the underwriters exercised their option to purchase additional units in full. The closing of the underwriters’ option to purchase additional units occurred concurrently with the closing of the Public Offering on June 12, 2018. The Company intends to finance its Initial Business Combination with the net proceeds from the $690,000,000 Public Offering of Units (as defined below) (Note 3) and a $15,800,000 private placement of Private Placement Warrants (as defined below) (Note 4). Upon the closing of the Public Offering and a private placement (the “Private Placement”), $690,000,000 was placed in a U.S.-based trust account (the “Trust Account”) with Wilmington Trust, N.A. acting as trustee (discussed below).

The Trust Account

The proceeds held in the Trust Account are invested in money market funds registered under the Investment Company Act and compliant with Rule 2a-7 thereof that maintain a stable net asset value of $1.00. Unless and until the Company completes the Initial Business Combination, it may pay its expenses only from the net proceeds of the Public Offering and the Private Placement held outside the Trust Account, initially $2,000,000 less offering expenses (not including underwriting commission) paid upon the closing of the Public Offering.

Except with respect to interest earned on the funds held in the Trust Account that may be released to the Company to pay its taxes, the proceeds from the Public Offering and the Private Placement will not be released from the Trust Account until the earliest of: (i) the completion of the Initial Business Combination; (ii) the redemption of any public shares properly tendered in connection with a stockholder vote to amend the Company’s amended and restated certificate of incorporation to modify the substance or timing of the Company’s obligation to redeem 100% of its public shares if it does not complete the Initial Business Combination within 24 months from the closing of the Public Offering; and (iii) the redemption of all of the Company’s public shares if the Company is unable to complete the Initial Business Combination within 24 months from the closing of the Public Offering, subject to applicable law. The proceeds deposited in the Trust Account could become subject to the claims of the Company’s creditors, if any, which could have priority over the claims of the Company’s public stockholders.

The balance in the Trust Account as of December 31, 3018 was $696,162,083, including $1,278,946 of accrued dividends.

Initial Business Combination

The Company’s management has broad discretion with respect to the specific application of the net proceeds of the Public Offering, although substantially all of the net proceeds of the Public Offering and the Private Placement are intended to be generally applied toward consummating an Initial Business Combination. The Initial Business Combination must occur with one or more businesses or assets with a fair market value equal to at least 80% of the net assets held in the Trust Account (excluding the amount of any deferred underwriting discount). There is no assurance that the Company will be able to successfully effect an Initial Business Combination.

The Company, after signing a definitive agreement for an Initial Business Combination, will provide its public stockholders with the opportunity to redeem all or a portion of their shares upon the completion of the Initial Business Combination, either (i) in connection with a stockholder meeting called to approve the business combination or (ii) by means of a tender offer. However, in no event will the Company redeem its public shares in an amount that would cause its net tangible assets, after payment of deferred underwriting commissions, to be less than $5,000,001. In such case, the Company would not proceed with the redemption of its public shares and the related Initial Business Combination, and instead may search for an alternate Initial Business Combination.

If the Company holds a stockholder vote or there is a tender offer for shares in connection with an Initial Business Combination, a public stockholder will have the right to redeem its shares for an amount in cash equal to its pro rata share of the aggregate amount then on deposit in the Trust Account as of two business days prior to the consummation of the Initial Business Combination, including interest but less taxes payable. As a result, such shares of Class A common stock are recorded at redemption amount and classified as temporary equity upon the completion of the Public Offering, in accordance with the Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC”) 480, “Distinguishing Liabilities from Equity.”

Pursuant to the Company’s amended and restated certificate of incorporation, if the Company is unable to complete the Initial Business Combination within 24 months from the closing of the Public Offering, the Company will (i) cease all operations except for the purpose of winding up, (ii) as promptly as reasonably possible but no more than ten business days thereafter redeem the public shares, at a per-share price, payable in cash, equal to the aggregate amount then on deposit in the Trust Account including interest but less taxes payable (less up to $100,000 of interest to pay dissolution expenses), divided by the number of then outstanding public shares, which redemption will completely extinguish public stockholders’ rights as stockholders (including the right to receive further liquidating distributions, if any), subject to applicable law, and (iii) as promptly as reasonably possible following such redemption, subject to the approval of the Company’s remaining stockholders and the Company’s board of directors, dissolve and liquidate, subject in each case to the Company’s obligations under Delaware law to provide for claims of creditors and the requirements of other applicable law.

The Sponsor and the Company’s officers and directors have entered into a letter agreement with the Company, pursuant to which they have waived their rights to liquidating distributions from the Trust Account with respect to any Founder Shares (as defined below) held by them if the Company fails to complete the Initial Business Combination within 24 months of the closing of the Public Offering. However, if the Sponsor or any of the Company’s directors or officers acquires shares of Class A common stock in or after the Public Offering, they will be entitled to liquidating distributions from the Trust Account with respect to such shares if the Company fails to complete the Initial Business Combination within the prescribed time period.

In the event of a liquidation, dissolution or winding up of the Company after an Initial Business Combination, the Company’s stockholders are entitled to share ratably in all assets remaining available for distribution to them after payment of liabilities and after provision is made for each class of stock, if any, having preference over the common stock. The Company’s stockholders have no preemptive or other subscription rights. There are no sinking fund provisions applicable to the common stock, except that the Company will provide its stockholders with the opportunity to redeem their public shares for cash equal to their pro rata share of the aggregate amount then on deposit in the Trust Account, under the circumstances, and, subject to the limitations, described herein.

Note 2—Summary of Significant Accounting Policies

Basis of Presentation

The accompanying financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America and pursuant to the accounting and disclosure rules and regulations of the SEC.

Emerging Growth Company

Section 102(b)(1) of the JOBS Act exempts emerging growth companies from being required to comply with new or revised financial accounting standards until private companies (that is, those that have not had a Securities Act registration statement declared effective or do not have a class of securities registered under the Exchange Act) are required to comply with the new or revised financial accounting standards. The JOBS Act provides that a company can elect to opt out of the extended transition period and comply with the requirements that apply to non-emerging growth companies but any such an election to opt out is irrevocable. The Company has elected not to opt out of such extended transition period which means that when a standard is issued or revised and it has different application dates for public or private companies, the Company, as an emerging growth company, can adopt the new or revised standard at the time private companies adopt the new or revised standard.

This may make comparison of the Company’s financial statement with another public company which is neither an emerging growth company nor an emerging growth company which has opted out of using the extended transition period difficult or impossible because of the potential differences in accounting standards used.

Net Income Per Common Share

The Company complies with accounting and disclosure requirements of FASB ASC Topic 260, Earnings Per Share. Net income per share of common stock is computed by dividing net income by the weighted average number of common shares outstanding during the period. The Company applies the two-class method in calculating earnings per share. Accretion associated with the redeemable shares of Class A common stock is excluded from EPS as the redemption value approximates fair value.

At December 31, 2018, the Company had outstanding warrants to purchase of up to 33,533,333 shares of Class A common stock. The weighted average of these shares was excluded from the calculation of diluted net income per share of common stock since the exercise of the warrants is contingent upon the occurrence of future events. At December 31, 2018, the Company did not have any dilutive securities or other contracts that could, potentially, be exercised or converted into shares of common stock and then share in the earnings of the Company. As a result, diluted net income per share of common stock is the same as basic net income per share of common stock for the period.

Cash and Cash Equivalents

Cash and cash equivalents include cash on hand and on deposit at banking institutions as well as all highly liquid short-term investments with original maturities of 90 days or less. As of December 31, 2018, the Company held deposits of $835,544 at custodian bank and $694,883,137 in Goldman Sachs Financial Square Treasury Investments Fund, a money market fund managed by an affiliate of the GSAM Member. Money market funds are characterized as Level I investments within the fair value hierarchy under ASC 820. Dividend income from money market funds is recognized on an accrual basis.

Redeemable Shares of Class A Common Stock

As discussed in Note 1, all of the 69,000,000 shares of Class A common stock sold as parts of the Units in the Public Offering contain a redemption feature. In accordance with FASB ASC 480, redemption provisions not solely within the control of the Company require the security to be classified outside of permanent equity. Ordinary liquidation events, which involve the redemption and liquidation of all of the entity’s equity instruments, are excluded from the provisions of FASB ASC 480. Although the Company has not specified a maximum redemption threshold, its amended and restated certificate of incorporation provides that in no event will the Company redeem its public shares in an amount that would cause its net tangible assets to be less than $5,000,001.

Accordingly, at December 31, 2018, 66,100,835 of the 69,000,000 shares of Class A common stock included in the Units were classified outside of permanent equity at their redemption value.

Concentration of Credit Risk

Financial instruments that potentially subject the Company to concentrations of credit risk consist of cash accounts in a financial institution, which, at times, may exceed the Federal Depository Insurance Coverage of $250,000. The Company has not experienced losses on these accounts and management believes the Company is not exposed to significant risks on such accounts.

Financial Instruments

The fair value of the Company’s assets and liabilities, which qualify as financial instruments under FASB ASC 820, “Fair Value Measurements and Disclosures,” approximates the carrying amounts represented in the balance sheet, primarily due to their short term nature.

Use of Estimates

The preparation of financial statements in conformity with GAAP requires the Company’s management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Offering Costs

The Company complies with the requirements of FASB ASC 340-10-S99-1 and SEC Staff Accounting Bulletin Topic 5A – “Expenses of Offering.” The Company incurred offering costs in connection with its Public Offering of $992,949. These costs, together with the upfront underwriter discount and deferred discount, of $37,950,000 were charged to the shares of Class A common stock and warrants upon the closing of the Public Offering.

Income Taxes

The Company is taxed as a corporation for U.S. federal income tax purposes. As a corporation, for tax purposes, the Company is subject to U.S. federal and various state and local income taxes on its earnings. For the period from Inception through March 20, 2018, the Company is included with the Goldman Sachs Group Inc. and subsidiaries (the “Group Inc.”) in the consolidated corporate federal income tax return as well as consolidated/combined state and local tax returns. The Company computed its tax liability on a modified separate company basis and will settle such liability with the Group Inc. pursuant to a tax sharing arrangement.

To the extent the Company generates tax benefits from losses during such time that it is consolidated with the Group Inc., the amounts will be reimbursed by the Group Inc. pursuant to the tax sharing arrangement. The Company’s state and local tax liabilities are allocated to reflect its share of the consolidated/combined state and local income tax liability.

Following changes in ownership on March 21, 2018, the Company deconsolidated from the Group Inc. for tax purposes and the tax sharing arrangement with the Group Inc. was terminated. Beginning March 21, 2018, the Company will file separate corporate federal and state and local income tax returns. To the extent the Company generates tax losses after it ceases being consolidated with the Group Inc., tax benefits from losses will be accrued if it is more likely than not the losses may be carried forward and utilized against future expected profits.

Income taxes are provided for using the assets and liabilities method under which deferred tax assets and liabilities are recognized for temporary differences between the financial reporting and tax bases of assets and liabilities.

Deferred Income Taxes

The Company follows the asset and liability method of accounting for income taxes under FASB ASC 740, “Income Taxes.” Deferred tax assets and liabilities are recognized for the estimated future tax consequences attributable to differences between the financial statements carrying amounts of existing assets and liabilities and their respective tax bases. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that included the enactment date. Valuation allowances are established, when necessary, to reduce deferred tax assets to the amount expected to be realized.

Unrecognized Tax Benefits

The Company recognizes tax positions in the financial statements only when it is more likely than not that the position will be sustained on examination by the relevant taxing authority based on the technical merits of the position. A position that meets this standard is measured at the largest amount of benefit that will more likely than not be realized on settlement. A liability is established for differences between positions taken in a tax return and amounts recognized in the financial statements. There were no unrecognized tax benefits as of December 31, 2018. The Company recognizes accrued interest and penalties related to unrecognized tax benefits as income tax expense. No amounts were accrued for interest expense and penalties related to income tax matters as of December 31, 2018, 2017 and 2016. The Company is subject to income tax examinations by major taxing authorities since Inception.

For the year ended December 31, 2018, the Company recorded income tax expense of $1,339,439, primarily related to dividend income earned on the Trust Account.

Recent Accounting Pronouncements

In November 2016, the FASB issued Accounting Standards Update No. 2016-18, Statement of Cash Flows (Topic 230): Restricted Cash (“ASU 2016-18”), which requires companies to include cash and cash equivalents that have restrictions on withdrawal or use in total cash and cash equivalents on the statement of cash flows. ASU 2016-18 is effective for emerging growth companies with fiscal years beginning after December 15, 2018, and interim periods within those years, with early adoption permitted. The Company expects to adopt ASU 2016-18 on January 1, 2019, the first day of the Company’s first quarter for the year ending December 31, 2019. The Company is evaluating the new guidance and expects that this standard will have retrospective impact on the amount currently presented in investing activities.

Note 3—Public Offering

In the Public Offering, the Company sold 69,000,000 units at an offering price of $10.00 per unit (the “Units”). The Sponsor purchased an aggregate of 10,533,333 Private Placement Warrants at a price of $1.50 per Private Placement Warrant in a private placement that closed simultaneously with the closing of the Public Offering.

Each Unit consists of one share of the Company’s Class A common stock, $0.0001 par value, and one-third of one redeemable warrant, with each whole warrant exercisable for one share of Class A common stock (each, a “Warrant” and, collectively, the “Warrants”). One Warrant entitles the holder thereof to purchase one whole share of Class A common stock at a price of $11.50 per share. No fractional shares will be issued upon exercise of the Warrants and only whole Warrants will trade. Each Warrant will become exercisable on the later of 30 days after the completion of the Initial Business Combination and 12 months from the closing of the Public Offering and will expire at 5:00 p.m., New York City time, five years after the completion of the Initial Business Combination or earlier upon redemption or liquidation. Once the Warrants become exercisable, the Company may redeem the outstanding Warrants in whole and not in part at a price of $0.01 per Warrant upon a minimum of 30 days’ prior written notice of redemption, if and only if the last reported sale price of the Company’s Class A common stock equals or exceeds $18.00 per share for any 20 trading days within a 30-trading day period ending on the third trading day prior to the date on which the Company sent the notice of redemption to the Warrant holders.

The Company paid an underwriting commission of 2.0% of the gross proceeds of the Public Offering, or $13,800,000, to the underwriters at the closing of the Public Offering, with an additional fee (the “Deferred Discount”) of 3.5% of the gross proceeds (or $24,150,000) payable upon the Company’s completion of the Initial Business Combination. The Deferred Discount will become payable to the underwriters from the amounts held in the Trust Account solely in the event the Company completes the Initial Business Combination. The Deferred Discount has been recorded as a deferred liability on the balance sheet at December 31, 2018 as management has deemed the consummation of an Initial Business Combination to be probable.

Note 4—Related Party Transactions

Founder Shares

In May 2016, the GSAM Member purchased 2,875,000 shares of Class B common stock (the “Founder Shares”) for an aggregate price of $25,000, or approximately $0.0087 per share. On May 17, 2018, the Company conducted a 1:6 stock split, resulting in the Sponsor holding 17,250,000 Founder Shares. The financial statements reflect the changes of the split retroactively for all periods prior to May 17, 2018. In May 2018, the Sponsor transferred 35,000 Founder Shares to each of the Company’s independent director nominees at their original purchase price. As used herein, unless the context otherwise requires, Founder Shares shall be deemed to include the shares of Class A common stock issuable upon conversion thereof. The Founder Shares are identical to the Class A common stock included in the Units sold in the Public Offering, except that only holders of the Founder Shares have the right to vote on the election of the Company’s directors prior to the Initial Business Combination; the Founder Shares automatically convert into shares of Class A common stock at the time of the Initial Business Combination and are subject to certain transfer restrictions, as described in more detail below, and the holders of the Founder Shares, as described in more detail below, have agreed to certain restrictions and will have certain registration rights with respect thereto. Holders of Founder Shares may also elect to convert their shares of Class B common stock into an equal number of shares of Class A common stock, subject to anti-dilution adjustments, at any time. None of the Founder Shares are subject to forfeiture by the Sponsor since the underwriters’ option to purchase additional units was fully exercised. The number of Founder Shares issued was determined based on the expectation that the Founder Shares would represent 20% of the outstanding shares of common stock upon completion of the Public Offering.

The Company’s initial stockholders, officers and directors have agreed not to transfer, assign or sell any Founder Shares held by them until the earlier to occur of: (i) one year after the completion of the Initial Business Combination, (ii) the last sale price of Class A common stock equals or exceeds $18.00 per share (as adjusted for stock splits, stock dividends, reorganizations, recapitalizations and the like) for any 20 trading days within any 30-trading day period commencing at least 150 days after the Initial Business Combination, or (iii) the date following the completion of the Initial Business Combination on which the Company completes a liquidation, merger, stock exchange, reorganization or other similar transaction that results in all of the public stockholders having the right to exchange their shares of common stock for cash, securities or other property.

The Sponsor has purchased an aggregate of 10,533,333 private placement warrants at a price of $1.50 per whole warrant (approximately $15,800,000 in the aggregate) in the Private Placement that closed concurrently with the closing of the Public Offering (the “Private Placement Warrants”). Each Private Placement Warrant is exercisable for one whole share of Class A common stock at a price of $11.50 per share. Proceeds from the Private Placement were added to the proceeds from the Public Offering deposited in the Trust Account such that at the closing of the Public Offering, $690.0 million was held in the Trust Account. If the Initial Business Combination is not completed within 24 months from the closing of the Public Offering, the proceeds from the sale of the Private Placement Warrants held in the Trust Account will be used to fund the redemption of the public shares (subject to the requirements of applicable law) and the Private Placement Warrants will expire worthless. The Private Placement Warrants will be non-redeemable and exercisable on a cashless basis so long as they are held by the Sponsor or its permitted transferees.

The Sponsor and the Company’s officers and directors have agreed, subject to limited exceptions, not to transfer, assign or sell any of their Private Placement Warrants until 30 days after the completion of the Initial Business Combination.

Registration Rights

The holders of Founder Shares and Private Placement Warrants are, and holders of warrants that may be issued upon conversion of working capital loans, if any, will be, entitled to registration rights to require the Company to register the resale of any of its securities held by them (in the case of the Founder Shares, only after conversion of such shares to shares of Class A common stock) as stated in the registration rights agreement signed on the date of the prospectus for the Public Offering. These holders are also entitled to certain piggyback registration rights. However, the registration rights agreement provides that the Company will not permit any registration statement filed under the Securities Act to become effective until termination of the applicable lock-up period for the securities to be registered. The Company will bear the expenses incurred in connection with the filing of any such registration statements.

Related Party Sponsor Note

On April 9, 2018, the GSAM Member agreed to loan the Company an aggregate amount of up to $300,000 to be used to pay a portion of the expenses related to the Public Offering pursuant to a promissory note (the “Note”). The Note was non-interest bearing, unsecured and payable on the earlier of December 31, 2018 and the closing of the Public Offering. On April 9, 2018, the Company borrowed $300,000 under the Note. On June 12, 2018, the full $300,000 balance of the Note was repaid to the Sponsor.

Administrative Support Agreement

The Company has entered into an agreement to pay an affiliate of the Sponsor a total of $10,000 per month for office space, utilities, administrative and support services. Upon the earlier of the completion of the Initial

Business Combination and the Company’s liquidation, the Company will cease paying these monthly fees. For the year ended December 31, 2018, the Company incurred expenses of $67,668 under this agreement.

Note 5—Stockholders’ Equity

Common Stock

The authorized common stock of the Company includes up to 500,000,000 shares of Class A common stock and 20,000,000 shares of Class B common stock. If the Company enters into an Initial Business Combination, it may (depending on the terms of such an Initial Business Combination) be required to increase the number of shares of Class A common stock which the Company is authorized to issue at the same time as the Company’s stockholders vote on the Initial Business Combination to the extent the Company seeks stockholder approval in connection with the Initial Business Combination. Holders of the Company’s common stock are entitled to one vote for each share of common stock; provided that only holders of the Founder Shares have the right to vote on the election of the Company’s directors prior to the Initial Business Combination. At December 31, 2018, there were 69,000,000 shares of Class A common stock issued and outstanding, of which 66,100,835 shares were subject to possible redemption and are classified outside of permanent equity at the balance sheet, and 17,250,000 shares of Class B common stock issued and outstanding. As part of the Public Offering, the Company issued 23,000,000 warrants. The Company has determined that the warrants are accounted for separately from shares of Class A common stock.

Preferred Stock

The Company is authorized to issue 5,000,000 shares of preferred stock with such designations, voting and other rights and preferences as may be determined from time to time by the Company’s board of directors. At December 31, 2018, there were no shares of preferred stock issued or outstanding.

Note 6—Selected Quarterly Financial Data (unaudited)

Following are the Company’s unaudited quarterly statements of operations for 2018 and 2017. The Company has prepared the quarterly data on a consistent basis with the audited financial statements included elsewhere in this Annual Report and, in the opinion of management, the financial information reflects all necessary adjustments, consisting only of normal recurring adjustments, necessary for a fair presentation of the results of operations for these periods. This information should be read in conjunction with the audited financial statements and related notes included elsewhere in this Annual Report. These quarterly operating results are not necessarily indicative of the Company’s operating results for any future period.

2018	1st Quarter	2nd Quarter	3rd Quarter	4th Quarter
General and administrative expenses	$788	$122,900	$252,407	$660,801
Net income (loss)	$(596)	$386,382	$2,296,093	$2,348,869
Basic and diluted earning (loss) available to Class A common stock	$—	$0.00	$0.03	$0.03
Basic and diluted earning (loss) available to Class B common stock	$(0.00)	$(0.00)	$0.03	$0.03

2017	1st Quarter	2nd Quarter	3rd Quarter	4th Quarter
General and administrative expenses	$—	$—	$—	$1,276
Net income (loss)	$—	$—	$—	$(1,276)
Basic and diluted earning (loss) available to Class A common stock	$—	$—	$—	$—
Basic and diluted earning (loss) available to Class B common stock	$—	$—	$—	$(0.00)

Note 7— Subsequent Events

On March 11, 2019, GSAM Member provided the Company with a commitment pursuant to which GSAM Member agreed that, if funds are needed by the Company through June 12, 2020 to pay ordinary course expenses, the GSAM Member will provide the Company with liquidity of up to an aggregate of $2.0 million. The GSAM Member will not receive any additional interest in the Company in exchange for any such contribution and any liquidity provided under the commitment will be in the form of a contribution with respect to the Sponsor’s Founder Shares.

Other than the foregoing, management has performed an evaluation of subsequent events through the date of issuance of the financial statements, noting no items which require adjustments or disclosure.

UNAUDITED CONDENSED CONSOLIDATED

STATEMENTS OF EARNINGS (LOSS)

VERTIV HOLDINGS, LLC

(Dollars in millions)

	Nine months ended September 30, 2019	Nine months ended September 30, 2018
Net sales:
Net sales - products	$2,478.0	$2,317.3
Net sales - services	781.7	796.7

Net sales	3,259.7	3,114.0
Costs and expenses:
Cost of sales - products	1,741.3	1,609.2
Cost of sales - services	452.6	454.2

Cost of sales	2,193.9	2,063.4
Selling, general and administrative expenses	809.0	920.4
Other deductions, net	98.6	166.2
Interest expense, net	234.2	213.5

Income (loss) before income taxes	(76.0)	(249.5)
Income tax (benefit) expense	30.9	32.2

Income (loss) from continuing operations	(106.9)	(281.7)
Gain from discontinued operations - net of income taxes	—	7.4

Net income (loss)	$(106.9)	$(274.3)

See accompanying Notes to Unaudited Condensed Consolidated Financial Statements

UNAUDITED CONDENSED CONSOLIDATED

STATEMENTS OF COMPREHENSIVE INCOME (LOSS)

VERTIV HOLDINGS, LLC

(Dollars in millions)

	Nine months ended September 30, 2019	Nine months ended September 30, 2018
Net income (loss)	$(106.9)	$(274.3)
Other comprehensive income, net of tax:
Foreign currency translation loss	(49.0)	(73.8)
Pension	—	(0.2)

Comprehensive loss	$(155.9)	$(348.3)

See accompanying Notes to Unaudited Condensed Consolidated Financial Statements

UNAUDITED CONDENSED CONSOLIDATED BALANCE SHEETS

VERTIV HOLDINGS, LLC

(Dollars in millions, except shares outstanding)

	September 30, 2019	December 31, 2018
ASSETS
Current assets:
Cash and cash equivalents	$149.3	$215.1
Accounts receivable, less allowances of $16.5 and $17.6, respectively	1,208.0	1,251.8
Inventories	443.2	486.5
Other current assets	162.8	141.9

Total current assets	1,963.3	2,095.3

Property, plant and equipment, net	415.2	441.7
Other assets:
Goodwill	618.0	634.0
Other intangible assets, net	1,457.6	1,564.2
Deferred income taxes	4.2	10.4
Other	152.9	48.8

Total other assets	2,232.7	2,257.4

Total assets	$4,611.2	$4,794.4

LIABILITIES AND EQUITY
Current liabilities:
Accounts payable	$613.4	$778.2
Accrued expenses and other liabilities	832.4	804.3
Income taxes	25.5	23.9

Total current liabilities	1,471.3	1,606.4

Long-term debt, net	3,479.5	3,427.8
Deferred income taxes	138.8	160.0
Other long-term liabilities	217.8	140.5

Total liabilities	5,307.4	5,334.7

Equity
Class A Units, 850,000 issued and outstanding	—	—
Class B Units, 150,000 issued and outstanding	—	—
Additional paid-in capital	277.7	277.7
Accumulated deficit	(966.7)	(859.8)
Accumulated other comprehensive income (loss)	(7.2)	41.8

Total equity	(696.2)	(540.3)

Total liabilities and equity	$4,611.2	$4,794.4

See accompanying Notes to Unaudited Condensed Consolidated Financial Statements

UNAUDITED CONDENSED CONSOLIDATED

STATEMENTS OF CASH FLOW

VERTIV HOLDINGS, LLC

(Dollars in millions)

	Nine months ended September 30, 2019	Nine months ended September 30, 2018
Cash flows from operating activities:
Net loss	$(106.9)	$(274.3)
Adjustments to reconcile net loss to net cash used for operating activities:
Depreciation	42.7	47.2
Amortization	109.2	117.7
Deferred income taxes	(8.3)	(10.1)
Amortization of debt discount and issuance costs	21.2	18.8
Gain on sale of business	—	(7.4)
Changes in operating working capital	(102.7)	(159.7)
Other	(11.8)	16.2

Net cash used for operating activities	(56.6)	(251.6)

Cash flows from investing activities:
Capital expenditures	(27.9)	(45.0)
Investments in capitalized software	(15.5)	(27.7)
Proceeds from disposition of property, plant and equipment	5.0	—
Acquisition of business, net of cash acquired	—	(124.3)
Proceeds from sale of business	—	4.4

Net cash used for investing activities	(38.4)	(192.6)

Cash flows from financing activities:
Borrowings from ABL revolving credit facility	381.8	415.8
Repayments of ABL revolving credit facility	(462.2)	(270.0)
Proceeds from issuance of long term debt, net	114.2	—

Net cash provided by financing activities	33.8	145.8

Effect of exchange rate changes on cash and cash equivalents	(3.1)	9.8

Decrease in cash, cash equivalents and restricted cash	(64.3)	(288.6)
Beginning cash, cash equivalents and restricted cash	223.8	398.2

Ending cash, cash equivalents and restricted cash	$159.5	$109.6

Changes in operating working capital
Accounts receivables	$43.9	$(96.6)
Inventories	43.2	(78.5)
Other current assets	(32.3)	(10.8)
Accounts payable	(161.4)	50.6
Accrued expenses and other liabilities	(1.2)	(12.3)
Income taxes	5.1	(12.1)

Total changes in operating working capital	$(102.7)	$(159.7)

See accompanying Notes to Unaudited Condensed Consolidated Financial Statements

UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF EQUITY

VERTIV HOLDINGS, LLC

(Dollars in millions)

	Common Stock	Additional Paid-in Capital	Accumulated Deficit	Accumulated Other Comprehensive Income (Loss)	Total
Balance as of December 31, 2017	$—	$277.7	$(540.8)	$133.5	$(129.6)

Net loss	—	—	(274.3)	—	(274.3)
ASC 606 cumulative adjustment	—	—	(5.0)	—	(5.0)
Other comprehensive income (loss), net of tax	—	—	—	(74.0)	(74.0)

Balance as of September 30, 2018	$—	$277.7	$(820.1)	$59.5	$(482.9)

Balance as of December 31, 2018	$—	$277.7	$(859.8)	$41.8	$(540.3)

Net loss	—	—	(106.9)	—	(106.9)
Other comprehensive income (loss), net of tax	—	—	—	(49.0)	(49.0)

Balance as of September 30, 2019	$—	$277.7	$(966.7)	$(7.2)	$(696.2)

See accompanying Notes to Unaudited Condensed Consolidated Financial Statements

Notes to Unaudited Condensed Consolidated Financial Statements

(Dollars in millions except where noted)

(1) SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Description of Business

Vertiv Holdings, LLC (“Holdings LLC”, and together with its majority-owned subsidiaries, “Vertiv”, “we”, “our”, or “the Company”) provide mission-critical infrastructure technologies and life cycle services for data centers, communication networks, and commercial and industrial environments. Vertiv’s offerings include power conditioning and uninterruptible power systems, thermal management, integrated data center control devices, software, monitoring, and service. Vertiv manages and reports results of operations for three business segments: Americas; Asia Pacific; and Europe, Middle East & Africa.

A majority of the issued and outstanding equity interests in Holdings, LLC are held directly by Vertiv JV Holdings, LLC (“JV Holdings”).

The controlling interests of Holdings LLC are ultimately held by certain private equity investment funds sponsored by Platinum Equity, LLC (such funds, collectively, “Platinum”) in the form of Class A Units in Holdings LLC, and a subordinated interest in distributions is indirectly held by Emerson Electric Co. (“Emerson”) in the form of Class B Units in Holdings LLC. Distributions to Emerson are contingent upon JV Holdings first receiving a threshold return on their initial investment.

Basis of Presentation

The interim unaudited condensed consolidated financial statements were prepared in conformity with accounting principles generally accepted in the United States of America (“U.S. GAAP”) and the rules and regulations of the U.S. Securities and Exchange Commission (the “SEC”) for interim financial information; therefore, as permitted under these rules, certain footnotes and other financial information included in audited financial statements were condensed or omitted. The interim financial statements contain all adjustments (consisting of only normal recurring adjustments) necessary for fair presentation in accordance with U.S. GAAP. Certain prior period amounts have been reclassified to conform to current year presentation.

Results for these interim periods are not necessarily indicative of results to be expected for the full year. The unaudited condensed consolidated financial statements should be read in conjunction with the audited financial statements of Holdings LLC as of and for the year ended December 31, 2018 and the notes related thereto.

Recently Adopted Accounting Pronouncements

Effective January 1, 2019, we adopted the Financial Accounting Standards Board (“FASB”) Accounting Standards Update (“ASU”) 2016-02, Leases, which requires the recognition of lease assets and liabilities by lessees for those leases classified as operating leases under previous guidance. The Company adopted the standard effective January 1, 2019 using the modified retrospective transition option of applying the standard at the adoption date. The Company elected the package of practical expedients permitted under the transition guidance, which among other things, allowed the Company to carry forward the historical lease classification. As a result of the adoption, the Company recorded both operating lease right-of-use assets of $112.4 and operating lease liabilities of $117.0. The adoption had no impact on the condensed consolidated statements of earnings (loss), comprehensive income (loss) and cash flows for the nine month period ended September 30, 2019. Refer to Note 7—Leases for additional information pertaining to the adoption of the new standard.

Notes to Unaudited Condensed Consolidated Financial Statements

(Dollars in millions except where noted)

Accounting Pronouncements Not Yet Adopted

In August 2018, the FASB issued ASU 2018-15, Intangibles—Goodwill and Other—Internal-Use Software (Subtopic 350-40), which aligns the requirements for capitalizing implementation costs incurred in a service contract hosting arrangement with those of developing or obtaining internal-use software. This standard is effective for the Company January 1, 2021, and early adoption is permitted. The Company is currently evaluating the impact the new standard will have on its condensed consolidated financial statements.

In June 2016, the FASB issued ASU 2016-13—Financial Instruments—Credit Losses (Topic 326), a new standard to replace the incurred loss impairment methodology under current U.S. GAAP with a methodology that reflects expected credit losses and requires consideration of a broader range of reasonable and supportable information to inform credit loss estimates. The standard is effective for the Company January 1, 2021, and early adoption is permitted. The Company is currently evaluating the impact the new standard will have on its condensed consolidated financial statements.

(2) ACQUISITIONS

Acquisition of Geist

On February 1, 2018, certain of our subsidiaries acquired assets and assumed liabilities related to the business of Geist, as well as outstanding ownership interests of each of Geist Shenzen Trading Limited Company and Geist Europe Ltd. (together, “Geist”), for $123.6 of cash. Geist is a leading manufacturer of rack power distribution units, intelligent power, airflow management, environmental monitoring and infrastructure management solutions for data centers. During the second quarter of 2018, we completed the acquisition for an additional $2.5 of cash related to the purchase of additional assets. The Company used the acquisition method of accounting to account for these transactions. Under the acquisition method of accounting, the assets acquired and liabilities assumed in the transactions were recorded at their respective estimated fair values at the acquisition date. The fair value measurements represent Level 3 measurements as they are based on significant inputs not observable in the market.

The total aggregate purchase consideration, net of cash acquired, was as follows:

Purchase Consideration
Cash	$126.1

Purchase consideration	126.1

Less: Cash acquired	(1.8)

Purchase consideration, net of cash acquired	$124.3

Assets acquired and liabilities assumed in connection with the acquisition have been recorded at their respective estimated fair values as of the closing date. The purchase price was finalized during the fourth quarter of 2018.

Notes to Unaudited Condensed Consolidated Financial Statements

(Dollars in millions except where noted)

The following table summarizes the values of the assets acquired and liabilities assumed at the closing date:

Purchase Price Allocation
Current assets	$18.1
Property, plant and equipment, net	28.5
Intangible assets	40.4

Total identifiable assets	87.0

Current liabilities	5.3

Total identifiable liabilities assumed	5.3

Goodwill	42.6

Purchase consideration, net of cash acquired	$124.3

Goodwill is calculated as the excess of the consideration transferred over the fair value of the net assets acquired that could not be individually identified and separately recognized. The factors contributing to the recognition of goodwill include the future growth potential of Geist and its assembled workforce. Goodwill was assigned to the Americas and EMEA segments and is deductible for income tax purposes in the U.S.

The following table details the total identifiable intangible assets acquired, their useful lives and fair values:

	Useful Life (Years)	Fair Value
Customer relationships	15	$21.9
Developed technology	15	12.4
Trademarks	5	6.1

Total finite-lived identifiable intangible assets		$40.4

Weighted average useful life of finite-lived intangibles (years)		13.5

(3) REVENUE

The Company recognizes revenue from the sale of manufactured products and services when control of promised goods or services are transferred to customers in an amount that reflects the consideration the Company expects to be entitled to in exchange for those goods or services.

Disaggregation of Revenues

The following table disaggregates our revenue by product and service offering and timing of transfer of control:

	Nine months ended September 30, 2019

	Americas	Asia Pacific	Europe, Middle East, & Africa	Total
Sales by Product and Service Offering:
Critical infrastructure & solutions	$1,028.0	$534.7	$376.1	$1,938.8
Services & software solutions	497.7	250.6	209.0	957.3
I.T. & Edge infrastructure	149.7	120.8	93.1	363.6

Total	$1,675.4	$906.1	$678.2	$3,259.7

Notes to Unaudited Condensed Consolidated Financial Statements

(Dollars in millions except where noted)

	Nine months ended September 30, 2019

	Americas	Asia Pacific	Europe, Middle East, & Africa	Total
Timing of revenue recognition:
Products and services transferred at a point in time	$1,217.1	$706.5	$548.7	$2,472.3
Products and services transferred over time	458.3	199.6	129.5	787.4

Total	$1,675.4	$906.1	$678.2	$3,259.7

	Nine months ended September 30, 2018

	Americas	Asia Pacific	Europe, Middle East, & Africa	Total
Sales by Product and Service Offering:
Critical infrastructure & solutions	$920.9	$516.1	$331.6	$1,768.6
Services & software solutions	492.6	253.9	185.3	931.8
I.T. & Edge infrastructure	176.4	129.6	107.6	413.6

Total	$1,589.9	$899.6	$624.5	$3,114.0

Timing of revenue recognition:
Products and services transferred at a point in time	$1,110.2	$695.3	$500.7	$2,306.2
Products and services transferred over time	479.7	204.3	123.8	807.8

Total	$1,589.9	$899.6	$624.5	$3,114.0

The opening and closing balances of our current and long-term contract assets and current and long-term deferred revenue are as follows:

	Balances at September 30, 2019	Balances at December 31, 2018
Deferred revenue - current (1)	$174.4	$170.5
Deferred revenue - noncurrent (2)	40.2	36.5
Other contract liabilities - current (1)	34.4	29.8

(1)	Current deferred revenue and contract liabilities are included within accrued expenses and other liabilities.
(2)	Noncurrent deferred revenue is recorded within other long-term liabilities.

Deferred revenue consists primarily of maintenance, extended warranty and other service contracts. We expect to recognize revenue of $7.1, $17.8 and $15.3 in the twelve-month periods ending September 30, 2020, 2021, and thereafter, respectively.

(4) RESTRUCTURING COSTS

Restructuring costs include expenses associated with the Company’s efforts to improve operational efficiency and deploy assets to remain competitive on a worldwide basis. Start-up and moving costs include costs of moving fixed assets, employee training and relocation. Vacant facility costs include security, maintenance, utilities and other costs. The Company expects full year 2019 restructuring expense to be approximately $22.8. This expense primarily will relate to severance and benefits as part of the organizational re-alignment initiatives.

Notes to Unaudited Condensed Consolidated Financial Statements

(Dollars in millions except where noted)

Restructuring costs by business segment are as follows:

	Nine months ended September 30, 2019	Nine months ended September 30, 2018
Americas	$2.6	$14.2
Asia Pacific	0.1	6.1
Europe, Middle East & Africa	6.7	8.6
Corporate	—	1.1

Total	$9.4	$30.0

The change in the liability for the restructuring of operations during the nine months ended September 30, 2019 are as follows:

	December 31, 2018	Expense	Paid/Utilized	September 30, 2019
Severance and benefits	$24.6	$8.3	$(15.8)	$17.1
Lease and contract terminations	—	—	—	—
Vacant facility and other shutdown costs	1.2	0.6	(0.8)	1.0
Start-up and moving costs	—	0.5	(0.5)	—

Total	$25.8	$9.4	$(17.1)	$18.1

(5) GOODWILL AND OTHER INTANGIBLES

Goodwill by business segment is as follows:

	Americas	Asia Pacific	Europe, Middle East & Africa	Total
Balance, December 31, 2018	$396.5	$50.9	$186.6	$634.0
Foreign currency translation and other	(6.1)	(1.1)	(8.8)	(16.0)

Balance, September 30, 2019	$390.4	$49.8	$177.8	$618.0

The gross carrying amount and accumulated amortization of identifiable intangible assets by major class follow:

As of September 30, 2019	Gross	Accumulated Amortization	Net
Customer relationships	$1,090.7	$(243.9)	$846.8
Developed technology	324.3	(95.7)	228.6
Capitalized software	96.0	(31.1)	64.9
Trademarks	38.5	(11.3)	27.2
Favorable operating leases	2.1	(2.1)	—
Backlog	135.0	(135.0)	—

Total finite-lived identifiable intangible assets	$1,686.6	$(519.1)	$1,167.5

Indefinite-lived trademarks	290.1	—	290.1

Total intangible assets	$1,976.7	$(519.1)	$1,457.6

Notes to Unaudited Condensed Consolidated Financial Statements

(Dollars in millions except where noted)

As of December 31, 2018	Gross	Accumulated Amortization	Net
Customer relationships	$1,102.0	$(180.4)	$921.6
Developed technology	326.2	(70.5)	255.7
Capitalized software	81.6	(17.9)	63.7
Trademarks	38.6	(7.7)	30.9
Favorable operating leases	2.1	(1.8)	0.3
Backlog	139.2	(139.2)	—

Total finite-lived identifiable intangible assets	$1,689.7	$(417.5)	$1,272.2

Indefinite-lived trademarks	292.0	—	292.0

Total intangible assets	$1,981.7	$(417.5)	$1,564.2

Total intangible asset amortization expense in continuing operations for the nine months ended September 30, 2019 and 2018 was $109.2 and $117.7, respectively.

(6) DEBT

Long-term debt, net, consists of the following as of September 30, 2019 and December 31, 2018:

	September 30, 2019	December 31, 2018
Term Loan due 2023	$2,070.0	$2,070.0
9.250% Senior notes due 2024	750.0	750.0
12.00%/13.00% PIK notes due 2022	500.0	500.0
ABL Revolving Credit Facility	163.2	245.1
10.00% notes due 2024	120.0	—
Unamortized discount and issuance costs	(123.7)	(137.3)

Long-term debt, net	$3,479.5	$3,427.8

Contractual maturities of the Company’s debt obligations as of September 30, 2019 are shown below:

	Term Loan	9.250% Senior Notes	PIK Notes	ABL	10.00% Notes	Total
Remainder of 2019	$—	$—	$—	$—	$—	$—
2020	—	—	—	—	—	—
2021	—	—	—	163.2	—	163.2
2022	—	—	500.0	—	—	500.0
2023	2,070.0	—	—	—	—	2,070.0
2024	—	750.0	—	—	120.0	870.0

Total	$2,070.0	$750.0	$500.0	$163.2	$120.0	$3,603.2

Term Loan

During 2016, Vertiv Group Corporation (“Vertiv Group”), an indirect wholly owned subsidiary of Holdings LLC, as borrower, and Vertiv Intermediate Holding II Corporation (“Vertiv Intermediate II”), an indirect wholly owned subsidiary of Holdings LLC, entered into a $2,320.0 senior term loan credit agreement that matures on November 30, 2023 with JPMorgan Chase Bank, N.A. as administrative agent and collateral agent (the “Term

Notes to Unaudited Condensed Consolidated Financial Statements

(Dollars in millions except where noted)

Loan Facility”, and the loan thereunder, the “Term Loan”). On February 9, 2017, Vertiv Group made a voluntary partial prepayment of $75.0 on the Term Loan, reducing the outstanding principal amount to $2,245.0.

On March 17, 2017, Vertiv Group, Vertiv Intermediate II, certain of their subsidiaries, the relevant lenders under the Term Loan Facility and the administrative agent under the Term Loan Facility amended the Term Loan Facility (the “Amended Term Loan Facility”) to reduce the interest payable thereunder to the LIBO Rate (as defined in the documentation governing the Amended Term Loan Facility), plus the applicable margin of 4.00% per annum, or the Base Rate (as defined in the documentation governing the Amended Term Loan Facility) as in effect from time to time, plus the applicable margin of 3.00% per annum. The loans under the Amended Term Loan Facility amortize in quarterly installments in an amount equal to 1.00% per annum beginning in June 2020, and include other customary mandatory prepayments including: (a) commencing with the fiscal year ending December 31, 2018 (as clarified in that certain Amendment No. 2 described below), 75% (subject to step-downs based on first lien net leverage ratios) of Excess Cash Flow (as defined in documentation governing the Amended Term Loan Facility) and (b) subject to certain exceptions and reinvestment rights, the Term Loan requires that 100% of the net cash proceeds from certain asset sales, insurance recovery and condemnation events and unpermitted debt issuances are applied to repay the loans thereunder.

Subject to customary conditions, the Amended Term Loan Facility allows for an increase in the commitments thereunder by an amount not to exceed the sum of (i) $325.0, (ii) all previous voluntary prepayments of the loans thereunder as of the relevant date of determination (other than the prepayment described in the immediately subsequent paragraph), and (iii) an unlimited amount so long as the first lien net leverage ratio as of the relevant date of determination does not exceed 3.05 to 1.00 on a pro forma basis. The obligations of Vertiv Group under the Term Loan are guaranteed by Vertiv Intermediate II, and Vertiv Group’s existing and future direct and indirect wholly-owned domestic subsidiaries, with certain exceptions, and secured by (i) first priority liens and security interests on substantially all of the fixed assets of Vertiv Group and the guarantors and (ii) second priority liens and security interests on substantially all current assets of Vertiv Group and the guarantors.

On November 1, 2017, Amendment No. 2 to the Term Loan Facility was executed and a $500.0 partial prepayment of the loans under the Amended Term Loan Facility was made as a condition to the effectiveness of such Amendment No. 2. Amendment No. 2 also permitted the payment of a one-time dividend in connection with the sale of our critical power business and eliminated the quarterly installments of 1.00% per annum beginning in June 2020. The terms of the loan under the Amended Term Loan Facility were otherwise unchanged.

In December 2017, Vertiv Group, the guarantors party to the Amended Term Loan Facility on such date and JPMorgan Chase Bank, N.A., as administrative agent and the incremental lender, further modified the Amended Term Loan Facility to provide for an incremental borrowing of $325.0 on the Term Loan, resulting in a principal balance of $2,070.0 and $4.2 of issuance costs capitalized.

9.250% Senior Notes

On October 17, 2016, Vertiv Group issued $750.0 aggregate principal amount of 9.250% senior notes maturing on October 15, 2024 (the “2024 Notes”). Each 2024 Note bears interest at a rate of 9.250% per annum payable semi-annually on April 15 and October 15 of each year, which commenced with April 15, 2017. Prior to the maturity date, the 2024 Notes are also subject to repurchase of up to 100% of the outstanding aggregate principal at a redemption price of 100% plus an applicable premium (as defined in the indenture to the 2024 Notes) and accrued and unpaid interest. The 2024 Notes rank contractually equal in right of payment to all of Vertiv Group’s other existing and future senior unsecured indebtedness. Each 2024 Note is guaranteed on a senior unsecured

Notes to Unaudited Condensed Consolidated Financial Statements

(Dollars in millions except where noted)

basis by all of Vertiv Group’s domestic subsidiaries that are borrowers under or guarantee the Term Loan (as defined below) and the ABL Revolving Credit Facility. On October 27, 2017, Vertiv Group entered into a supplemental indenture to permit the payment of a one-time dividend in connection with the sale of our critical power business and to lower the cap on indebtedness permitted under the indenture.

12.00%/13.00% Senior PIK Toggle Notes due 2022

On February 9, 2017, Vertiv Intermediate Holding Corporation (“Holdco”), an indirect wholly owned subsidiary of Holdings LLC, issued $500.0 of 12.00%/13.00% Senior PIK Toggle Notes due 2022 (the “2022 Notes”). Holdco used the proceeds from the offering to (a) pay a cash dividend to its sole stockholder and (b) repay $75.0 of outstanding loans under the Term Loan. Holdco’s only material asset is the capital stock of Vertiv Intermediate II, another holding corporation whose only material assets are its equity interest in Vertiv Group. Other than the 2022 Notes and its ownership of the capital stock of Vertiv Intermediate II, Holdco has no independent operations. Each note bears interest (a) at a cash interest rate of 12.00% per annum (b) at a “PIK” interest rate of 13.00% for interest paid through increases in the principal amount of notes outstanding or through issuances of new notes (upon satisfaction of certain conditions), either of which is payable semi-annually on February 15 and August 15 of each year, which commenced on with August 15, 2017. The 2022 Notes rank contractually equal in right of payment to all of Holdco’s other existing and future senior unsecured indebtedness. On October 27, 2017, Holdco entered into a supplemental indenture to permit the payment of a onetime dividend in connection with the sale of our critical power business and to lower the cap on indebtedness permitted under the indenture.

ABL Revolving Credit Facility

During 2016, Vertiv Group, as lead borrower, certain of its subsidiaries, as borrowers, and Vertiv Intermediate II entered into an aggregate $400.0 asset-based revolving credit agreement (the “ABL Revolving Credit Agreement”) that matures on November 30, 2021 (such facility, the “ABL Revolving Credit Facility”) with the lenders party thereto and JPMorgan Chase Bank, N.A., as administrative agent and collateral agent. Subject to certain terms and conditions, the ABL Revolving Credit Agreement allows Vertiv Group to increase the commitments under the ABL Revolving Credit Facility by an aggregate amount not to exceed $150.0. During the year ended December 31, 2018 and the three months ended March 31, 2019, Vertiv Group increased the limit on the ABL Revolving Credit Facility to $425.0 and $455.0, respectively. As of September 30, 2019, Vertiv Group has the ability to increase the commitments by an additional $95.0. The commitments under the ABL Revolving Credit Agreement are bifurcated into (i) commitments in respect of a U.S. dollar-denominated sub-facility (the “U.S. Sub-facility”) and (ii) commitments with respect of one or more sub-facilities available in multiple currencies outside of the U.S. dollar (collectively, the “Foreign Sub-facilities”).The obligations under the ABL Revolving Credit Facility are guaranteed (or, in the case of certain subsidiaries, co-borrowed) by Vertiv Intermediate II and Vertiv Group’s existing and future direct and indirect wholly-owned domestic subsidiaries, with certain exceptions, and secured by (i) first priority liens and security interests on substantially all of the current assets of Vertiv Group and the guarantors, and (ii) second priority liens and security interests on substantially all of the fixed assets of Vertiv Group and the guarantors. In addition, the obligations in respect of the Foreign Sub-facilities are guaranteed (or in the case of certain subsidiaries, co-borrowed) by certain foreign subsidiaries of Vertiv Group, and secured by the assets of such foreign subsidiaries that are included in the asset base.

At Vertiv Group’s option, U.S. Sub-facility loans under the ABL Revolving Credit Facility bear interest at either (a) a LIBOR rate, plus an initial applicable margin of 1.75% (or 2.75% for borrowings within the FILO tranche), or (b) a base rate (not less than 2.00%) plus an initial applicable margin of 0.75% (or 1.75% for borrowings within the FILO tranche). Foreign Sub-facilities bear interest at the benchmark rate applicable to the elected currency in which each loan is carried, plus an applicable margin. Each quarter the applicable margin is subject

Notes to Unaudited Condensed Consolidated Financial Statements

(Dollars in millions except where noted)

to an increase or decrease of 25 basis points from the initial applicable margin as determined by the average available borrowings for the preceding quarter. The ABL Revolving Credit Agreement also requires a commitment fee be paid to the lenders on the average daily unused portion thereof at a rate of 0.25% per annum through maturity.

At September 30, 2019, Vertiv Group had $251.3 of availability under the ABL Revolving Credit Facility, net of letters of credit outstanding in the aggregate principal amount of $25.5.

10.00% Notes

During May 2019, Vertiv Group issued $120.0 aggregate principal amount of 10.00% senior secured second lien notes maturing on May 15, 2024 (with a springing maturity to November 15, 2021 if the 2022 Notes are not repaid, redeemed or discharged, or the maturity with respect thereto is not otherwise extended, on or prior to November 15, 2021). Each note bears interest at a rate of 10.00% per annum payable semi-annually on May 15 and November 15 of each year. The obligations of Vertiv Group under the notes are guaranteed by Vertiv Group’s existing and future direct and indirect wholly-owned domestic subsidiaries, with certain exceptions, and secured by liens junior in priority to the first priority liens securing each of Vertiv Group’s existing revolving credit agreement and existing term loan credit agreement.

(7) LEASES

The Company leases office space, warehouses, vehicles, and equipment. Leases have remaining lease terms of 1 year to 20 years, some of which have renewal and termination options. Termination options are exercisable at the Company’s option. Terms and conditions to extend or terminate are recognized as part of the right-of-use assets and lease liabilities where prescribed by the guidance. The majority of our leases are operating leases. Finance leases are immaterial to our condensed consolidated financial statements.

The Company determines if an arrangement is an operating lease at inception. Leases with an initial term of 12 months or less are not recorded on the balance sheet. All other operating leases are recorded on the balance sheet with a corresponding operating lease asset, net, representing the right to use the underlying asset for the lease term and the operating lease liabilities representing the obligation to make lease payments arising from the lease. The Company’s lease agreements do not contain any material residual value guarantees or restrictive covenants.

Operating lease assets and operating lease liabilities are recognized at commencement date based on the present value of lease payments over the lease term and include options to extend or terminate the lease when they are reasonably certain to be exercised. The present value of lease payments is determined primarily using the incremental borrowing rate, adjusted for lease term and foreign currency, based on the information available at lease commencement date. Lease agreements with lease and non-lease components are generally accounted for as a single lease component. The Company’s operating lease expense is recognized on a straight-line basis over the lease term.

Operating lease expense is as follows:

Nine months ended September 30, 2019
Operating lease cost	$37.5
Short-term and variable lease cost	21.8

Total lease cost	$59.3

Notes to Unaudited Condensed Consolidated Financial Statements

(Dollars in millions except where noted)

Supplemental cash flow information related to operating leases is as follows:

Nine months ended September 30, 2019
Cash paid for amounts included in the measurement of lease liabilities:
Operating cash outflows - payments on operating leases	$37.5
Right-of-use assets obtained in exchange for new lease obligations:
Operating leases	$142.8

Supplemental balance sheet information related to operating leases is as follows:

	Financial statement line item	September 30, 2019
Operating lease right-of-use assets	Other assets	$108.1
Operating lease liabilities	Accrued expenses and other liabilities	34.0
Operating lease liabilities	Other long-term liabilities	76.8

Total lease liabilities		$110.8

Weighted average remaining lease terms and discount rates for operating leases are as follows:

September 30, 2019
Weighted Average Remaining Lease Term	4.5
Weighted Average Discount Rate	7.4%

Maturities of lease liabilities are as follows:

As of September 30, 2019
Operating Leases
2019	$11.1
2020	36.9
2021	26.3
2022	19.1
2023	14.0
Thereafter	21.4

Total Lease Payments	128.8
Less: Imputed Interest	(18.0)

Present value of lease liabilities	$110.8

Notes to Unaudited Condensed Consolidated Financial Statements

(Dollars in millions except where noted)

(8) PENSION PLANS

Total net periodic pension expense for the Company’s defined benefit plans is summarized below:

Company defined benefit plans:	Nine months ended September 30, 2019	Nine months ended September 30, 2018
Service cost	$1.7	$2.1
Interest cost	1.8	1.9
Expected return on plan assets	(0.7)	(0.5)
Net amortization	—	0.5

Net periodic pension expense	$2.8	$4.0

(9) INCOME TAXES

The effective tax rate for continuing operations was (40.7)% and (12.9)% for the nine months ended September 30, 2019 and 2018, respectively. The effective rate in the current nine month period is primarily influenced by the mix of income between our U.S. and non-U.S. operations which is offset by changes in valuation allowance for U.S. federal purposes and discrete tax adjustments related to (1) a change in our indefinite reinvestment liability caused by movement in foreign currencies and updates to the calculation resulting from information obtained commensurate with the filing of the company’s 2018 U.S. federal income tax return, and (2) other adjustments related to reconciliations of statutory income tax payable balances based on an analysis of income tax returns filed before the end of October 2019. The effective rate for the comparative nine month period was primarily influenced by the mix of income between our U.S. and non-U.S. operations and the impact of the global intangible low-taxed income provisions of the Tax Cuts and Jobs Act of 2017 (the “Act”) which is offset by changes in valuation allowance for U.S. federal purposes.

The Company has provided for U.S. federal income taxes and foreign withholding taxes on all temporary differences attributed to basis differences in foreign subsidiaries that are not considered indefinitely reinvested. As of September 30, 2019, the Company has certain earnings of certain foreign affiliates that continue to be indefinitely reinvested, but determining the impact was not practicable.

(10) RELATED PARTY TRANSACTIONS

Transactions with Platinum Affiliates

The Company receives certain corporate and advisory services from Platinum Equity Advisors, LLC (“Advisors”), an affiliate of Platinum. These services are provided pursuant to a corporate advisory services agreement (the “CASA”) between Advisors and the Company. During the nine months ended September 30, 2019 and 2018, the Company recorded $3.9 and $3.9, respectively, for corporate and advisory services, and $1.5 and $0.5, respectively, in fees and expense reimbursement for such services.

The Company also purchases and sells goods in the ordinary course of business with Platinum affiliates. A summary of the Company’s purchases and sales of goods or services with affiliates of Platinum is as follows:

	Nine months ended September 30, 2019	Nine months ended September 30, 2018
Sales to Platinum affiliates	$0.3	$0.1
Purchases from Platinum affiliates	45.0	49.2

	September 30, 2019	December 31, 2018
Accounts receivable	$—	$—
Accounts payable	11.8	0.5

Notes to Unaudited Condensed Consolidated Financial Statements

(Dollars in millions except where noted)

Transactions with Emerson

On November 30, 2016 Vertiv Holding and Emerson entered into a transition services agreement (the “Transition Services Agreement”), pursuant to which Emerson or its affiliates provide certain transitional services to the Company, including administrative services and IT services. The term of the Transition Services Agreement began on November 30, 2016 and was scheduled to end on its twelve-month anniversary, unless otherwise agreed to with respect to an applicable service. Services related to the nine months ended September 30, 2019 and 2018 were $0.6 and $2.1. Certain insignificant services will continue during 2019. The Company may terminate any service provided to it for any reason upon 30-90 days prior written notice. Generally, services are charged at a monthly cost, which varies depending on the service provided. The Company also purchases and sells goods and services in the ordinary course of business with affiliates of Emerson.

A summary of the Company’s purchases and sales of goods or services with affiliates of Emerson is as follows:

	Nine months ended September 30, 2019	Nine months ended September 30, 2018
Sales to Emerson affiliates	$2.5	$2.7
Purchases from Emerson affiliates	24.4	23.1

Related-party balances reported as of September 30, 2019 and December 31, 2018 include the following:

	September 30, 2019	December 31, 2018
Accounts receivable	$0.5	$0.6
Accounts payable	2.7	4.8

(11) OTHER FINANCIAL INFORMATION

	September 30, 2019	December 31, 2018
Reconciliation of cash, cash equivalents, and restricted cash
Cash and cash equivalents	$149.3	$213.6
Restricted cash included in other current assets	10.2	10.2

Total cash, cash equivalents, and restricted cash	$159.5	$223.8

	September 30, 2019	December 31, 2018
Inventories
Finished products	$181.5	$201.0
Raw materials	177.8	201.4
Work in process	83.9	84.1

Total inventories	$443.2	$486.5

Notes to Unaudited Condensed Consolidated Financial Statements

(Dollars in millions except where noted)

	September 30, 2019	December 31, 2018
Property, plant and equipment, net
Machinery and equipment	$267.2	$254.8
Buildings	239.5	234.0
Land	46.2	51.7
Construction in progress	13.3	15.9

Property, plant and equipment, at cost	566.2	556.4
Less: Accumulated depreciation	(151.0)	(114.7)

Property, plant and equipment, net	$415.2	$441.7

	September 30, 2019	December 31, 2018
Accrued expenses and other liabilities
Deferred revenue	$174.4	$170.5
Accrued payroll and other employee compensation	134.7	133.6
Litigation reserve (see note 16)	89.9	60.0
Product warranty	38.3	44.9
Other (includes liabilities related to lease obligations, see note 7)	395.1	395.3

Total	$832.4	$804.3

(12) FINANCIAL INSTRUMENTS

We determine the fair value of debt using Level 2 inputs based on quoted market prices. The following table presents the fair value and carrying value of long-term debt, including the current portion of long-term debt as of September 30, 2019 and December 31, 2018.

	September 30, 2019		December 31, 2018
	Fair Value	Carrying Value	Fair Value	Carrying Value
Term Loan due 2023	$1,887.3	$1,987.0	$1,796.2	$1,973.8
9.250% Notes due 2024	698.4	725.6	686.8	722.9
12.00%/13.00% Senior PIK Toggle Notes due 2023	439.0	489.1	462.0	485.0
10.00% Notes due 2024	117.5	114.9	—	—
ABL Revolving Credit Facility due 2021	163.2	163.2	245.1	245.1

(13) OTHER DEDUCTIONS, NET

Other deductions, net are summarized as follows:

	Nine months ended September 30, 2019	Nine months ended September 30, 2018
Amortization of intangibles (excluding software)	$96.7	$111.0
Restructuring costs (see Note 4)	9.4	30.0
Foreign currency (gain) loss, net	(6.6)	0.2
Contingent Consideration	—	21.7
Other, net	(0.9)	3.3

Total	$98.6	$166.2

Notes to Unaudited Condensed Consolidated Financial Statements

(Dollars in millions except where noted)

(14) ACCUMULATED OTHER COMPREHENSIVE INCOME (LOSS)

Activity in accumulated other comprehensive income (loss) is as follows:

	Nine months ended September 30, 2019	Nine months ended September 30, 2018
Foreign currency translation, beginning	$43.2	$133.8
Other comprehensive income (loss)	(49.0)	(73.8)

Foreign currency translation, ending	(5.8)	60.0
Pension, beginning	(1.4)	(0.3)
Actuarial losses deferred during the period, net of income taxes	—	(0.2)

Pension, ending	(1.4)	(0.5)

Accumulated other comprehensive income (loss)	$(7.2)	$59.5

(15) SEGMENT INFORMATION

The primary income measure used for assessing segment performance and making operating decisions is earnings before interest and income taxes. This measure excludes corporate and other costs which consist of headquarters management costs, stock-based compensation, interest expense, other incentive compensation, global digital costs, and costs that support global product platform development and offering management. Intersegment selling prices approximate market prices. Summarized information about the Company’s results of operations by business segment and product and service offering follows:

Americas includes products and services sold for applications within the data center, communication networks and commercial/industrial markets in North America and Latin America. This segment’s principal product and service offerings include:

•	Critical infrastructure and solutions includes AC and DC power management, thermal management, modular hyperscale type data center sites, as well as hardware for managing IT equipment;

•

Services and software solutions include preventative maintenance, acceptance testing, engineering and consulting, performance assessments, remote monitoring, training, spare parts, and digital critical infrastructure software; and

•	I.T. and edge infrastructure includes, racks, rack power, rack power distribution, rack thermal systems, and configurable integrated solutions.

Asia Pacific includes products and services sold for applications within the data center, communication networks and commercial/industrial markets throughout China, India and the rest of Asia. Products and services offered are similar to the Americas segment.

Europe, Middle East & Africa includes products and services sold for applications within the data center, communication networks and commercial/industrial markets in Europe, Middle East & Africa. Products and services offered are similar to the Americas segment.

Notes to Unaudited Condensed Consolidated Financial Statements

(Dollars in millions except where noted)

Business Segments

Sales	Nine months ended September 30, 2019	Nine months ended September 30, 2018
Americas	$1,694.6	$1,614.4
Asia Pacific	985.9	975.2
Europe, Middle East & Africa	714.0	654.7

	3,394.5	3,244.3
Eliminations	134.8	130.3

Total	$3,259.7	$3,114.0

Intersegment sales	Nine months ended September 30, 2019	Nine months ended September 30, 2018
Americas	$19.2	$24.5
Asia Pacific	79.8	75.6
Europe, Middle East & Africa	35.8	30.2

Total	$134.8	$130.3

Earnings (loss) from Continuing Operations before income taxes	Nine months ended September 30, 2019	Nine months ended September 30, 2018(1)
Americas	$270.6	$222.1
Asia Pacific	116.8	92.9
Europe, Middle East & Africa	56.8	12.4

	444.2	327.4
Corporate and other	(286.0)	(363.4)
Eliminations	—	—
Total earnings (loss) before interest and tax	158.2	(36.0)

Interest expense, net	234.2	213.5

Income (loss) before income taxes	$(76.0)	$(249.5)

(1)

Beginning with the first quarter of 2019, the segment performance measure excludes certain costs that support global product platform development and digital as a result of a change in the way we evaluate the performance of operations, develop strategy and allocate capital resources. Such costs are now included in Corporate and other. For the nine months ended September 30, 2018, segment measurements have been adjusted by $117.6 in Americas, $10.5 in APAC, and $26.3 in EMEA to reflect this modification.

Total Assets	September 30, 2019	December 31, 2018
Americas	$2,330.2	$2,410.1
Asia Pacific	1,073.7	1,165.5
Europe, Middle East & Africa	898.7	980.3
Corporate and other	308.6	238.5

Total	$4,611.2	$4,794.4

Notes to Unaudited Condensed Consolidated Financial Statements

(Dollars in millions except where noted)

Products and Services Offering	Nine months ended September 30, 2019	Nine months ended September 30, 2018(3)
Critical infrastructure & solutions	$1,938.8	$1,768.6
Services & software solutions (2)	957.3	931.8
I.T. & Edge infrastructure	363.6	413.6

Total	$3,259.7	$3,114.0

(2)	Includes product sales managed within the service & software solutions line of business for internal purposes.
(3)

Beginning with the first quarter of 2019, we revised our sales by product and service offering categories from four categories to three. Product and service offerings have been adjusted for the successor period to reflect this modification.

(16) COMMITMENTS AND CONTINGENCIES

The Company is a party to a number of pending legal proceedings and claims, including those involving general and product liability and other matters. The Company accrues for such liabilities when it is probable that future costs will be incurred and such costs can be reasonably estimated. Accruals are based on developments to date; management’s estimates of the outcomes of these matters; the Company’s experience in contesting, litigating and settling similar matters; and any related insurance coverage. While the Company believes that a material adverse impact is unlikely, given the inherent uncertainty of litigation, a future development in these matters could have a material adverse impact on the Company. The Company is unable to estimate any additional loss or range of loss that may result from the ultimate resolution of these matters, other than those described below.

At September 30, 2019, there were no known contingent liabilities (including guarantees, taxes and other claims) that management believes will be material in relation to the Company’s condensed consolidated financial statements, nor were there any material commitments outside the normal course of business other than those described below.

On May 10, 2018, the jury in the case of Bladeroom Group Limited, et al. v. Facebook, Inc., Emerson Electric Co., Emerson Network Power Solutions, Inc. (now known as Vertiv Solutions, Inc.) and Liebert Corporation returned a verdict in favor of the plaintiff in the amount of $30.0. The jury found the defendants breached a confidentiality agreement with Bladeroom, were unjustly enriched by such breach, improperly disclosed or used certain of the plaintiff’s trade secrets and the misappropriation of such trade secrets was willful and malicious. On March 11, 2019, the court entered orders in the case affirming the original award of $30.0 and imposing an additional award for punitive damages of $30.0 as well as attorney fees and interest. Under the terms of the purchase agreement with Emerson, the Company is indemnified for damages arising out of or relating to this case, including the above amounts. On August 12, 2019, judgment was entered, confirming the award entered on March 11, 2019. Emerson has submitted an appeal, and in connection with the appeal has submitted a surety bond underwritten by a third-party insurance company in the amount of $96.8. As of September 30, 2019, the Company had accrued $89.9 in accrued expenses, the full amount of the judgment, and recorded an offsetting indemnification receivable of $89.9 in other current assets related to this matter.

On December 28, 2017, Vertiv acquired Energy Labs, Inc. (“Energy Labs”). The purchase agreement contained a provision for contingent consideration in the form of an earn-out payment based on the achievement of 2018 operating results. The range of outcomes was zero to $34.5. On June 4, 2019, Vertiv notified the selling shareholders of Energy Labs of Vertiv’s determination that the applicable 2018 operating results had not been achieved and that no contingent consideration was due to the selling shareholders. On September 6, 2019, the

Notes to Unaudited Condensed Consolidated Financial Statements

(Dollars in millions except where noted)

selling shareholders of Energy Labs notified Vertiv of their dispute regarding the contingent consideration due to them. The selling shareholders assert that the applicable 2018 operating results were exceeded and that Vertiv owes $34.5 in earn-out, the highest amount of earn-out possible under the agreement. As of September 30, 2019 and December 31, 2018, the Company had accrued $2.8 in accrued expenses. While Vertiv believes it has meritorious defenses against the assertions of the selling shareholders of Energy Labs, Vertiv is unable at this time to predict the outcome of this dispute. If Vertiv is unsuccessful, the ultimate resolution of this dispute could result in a loss of up to $31.7 in excess of the $2.8 accrued as well as costs and legal fees.

(17) SUBSEQUENT EVENTS

The Company has evaluated subsequent events through November 26, 2019 which is the date the unaudited condensed consolidated financial statements were available to be issued.

Report of Independent Registered Public Accounting Firm

The Board of Directors

Vertiv Holdings, LLC

Opinion on the Financial Statements

We have audited the accompanying consolidated balance sheets of Vertiv Holdings, LLC (the Company) as of December 31, 2018 and 2017, the related consolidated statements of earnings (loss), comprehensive income (loss), equity, and cash flows for the year ended December 31, 2018 and 2017 and for the period from December 1, 2016 through December 31, 2016 (collectively referred to as the “consolidated financial statements”) as well as the related combined statements of earnings (loss), comprehensive income (loss), equity and cash flows for the Network Power business of Emerson Electric Co. referred to as Vertiv Group Corporation (Predecessor) for the period from October 1, 2016 through November 30, 2016 (collectively referred to as the “combined financial statements”), and the related notes to the consolidated and combined financial statements. In our opinion, the consolidated and combined financial statements present fairly, in all material respects, the financial position of the Company at December 31, 2018 and 2017, and the results of its operations and its cash flows for the year ended December 31, 2018 and 2017 and for the period from December 1, 2016 through December 31, 2016, as well as the combined results of the Predecessor’s operations and its cash flows for the period from October 1, 2016 through November 30, 2016, in conformity with U.S. generally accepted accounting principles.

Basis for Opinion

These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on the Company’s financial statements based on our audits. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (PCAOB) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audits in accordance with the standards of the PCAOB and in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether due to error or fraud. Our audits included performing procedures to assess the risks of material misstatements of the financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements. Our audits also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audits provide a reasonable basis for our opinion.

/s/ Ernst & Young LLP

Grandview Heights, Ohio

March 20, 2019

except for Notes 3, 16, and 21, as to which the date is

November 26, 2019

Report of Independent Registered Public Accounting Firm

The Board of Directors

Vertiv Holdings, LLC:

We have audited the accompanying combined statements of earnings (loss), comprehensive income (loss), equity, and cash flow of the Network Power business of Emerson Electric Co. referred to as Vertiv Group Corporation (the Company), a wholly owned subsidiary of Vertiv Holdings, LLC, for the year ended September 30, 2016. These combined financial statements are the responsibility of the Company s management. Our responsibility is to express an opinion on these combined financial statements based on our audit.

We conducted our audit in accordance with generally accepted auditing standards as established by the Auditing Standards Board (United States) and in accordance with the auditing standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company s internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the combined financial statements referred to above present fairly, in all material respects, the results of operations and cash flows of Vertiv Group Corporation for the year ended September 30, 2016, in conformity with U.S. generally accepted accounting principles.

/s/ KPMG LLP

Columbus, Ohio

November 26, 2016, except for the effects of changes in reportable operating segments, as discussed in Notes 1, 5 and 16, discontinued operations, as discussed in Notes 1, 4, 5, 6, 10, 16, 17 and 19, the classification of revenues and cost of sales, as discussed in Notes 1 and 16, and classification of shipping and handling costs, as discussed in Notes 1 and 4, as to which the date is March 30, 2018

COMBINED AND CONSOLIDATED STATEMENTS OF EARNINGS (LOSS)

VERTIV HOLDINGS, LLC

(Dollars in millions)

	Successor			Predecessor
	Year Ended				Fiscal Year Ended
	December 31, 2018	December 31, 2017	December 1 through December 31, 2016	October 1 through November 30, 2016	September 30, 2016
Net sales
Net sales—products	$3,230.3	$2,913.3	$230.3	$406.3	$2,968.2
Net sales—services	1,055.3	966.1	71.4	159.9	975.3

Net sales	4,285.6	3,879.4	301.7	566.2	3,943.5
Costs and expenses
Cost of sales—products	2,274.5	2,028.4	194.0	278.6	1,996.9
Cost of sales—services	590.7	538.4	46.3	90.7	535.7

Cost of sales	2,865.2	2,566.8	240.3	369.3	2,532.6
Selling, general and administrative expenses	1,223.8	1,086.0	162.3	164.3	980.8
Goodwill impairment	—	—	—	—	57.0
Other deductions, net	178.8	254.4	42.5	14.7	125.9
Interest expense, net	288.8	379.3	27.8	0.3	(3.5)

Earnings (loss) from Continuing Operations before income taxes	(271.0)	(407.1)	(171.2)	17.6	250.7
Income tax expense (benefit)	49.9	(19.7)	(4.3)	24.3	140.1

Earnings (loss) from Continuing Operations	(320.9)	(387.4)	(166.9)	(6.7)	110.6
Earnings (loss) from Discontinued Operations—net of income taxes	6.9	17.8	(4.3)	7.2	47.1

Net earnings (loss)	$(314.0)	$(369.6)	$(171.2)	$0.5	$157.7

See accompanying Notes to Combined and Consolidated Financial Statements

COMBINED AND CONSOLIDATED STATEMENTS OF COMPREHENSIVE INCOME (LOSS)

VERTIV HOLDINGS, LLC

(Dollars in millions)

	Successor			Predecessor
	Year Ended				Fiscal Year Ended
	December 31, 2018	December 31, 2017	December 1 through December 31, 2016	October 1 through November 30, 2016	September 30, 2016
Net (loss) earnings	$(314.0)	$(369.6)	$(171.2)	$0.5	$157.7
Other comprehensive income (loss), net of tax:
Foreign currency translation	(90.6)	142.1	(8.3)	(74.7)	(48.2)
Pension (1)	(1.1)	1.9	(2.2)	0.3	(6.4)
Cash flow hedges (2)	—	—	—	0.3	0.9

Comprehensive (loss) income	$(405.7)	$(225.6)	$(181.7)	$(73.6)	$104.0

(1)

Net of income taxes of $0.0, $0.0, $0.0, $(0.1), and $2.2 for the years ended December 31, 2018 and 2017, one month ended December 31, 2016, two months ended November 30, 2016, and year ended September 30, 2016, respectively.

(2)

Net of income taxes of $0.0, $0.0, $0.0, $(0.2), and $(0.6) for the years ended December 31, 2018 and 2017, one month ended December 31, 2016, two months ended November 30, 2016, and year ended September 30, 2016, respectively.

See accompanying Notes to Combined and Consolidated Financial Statements

CONSOLIDATED BALANCE SHEETS

VERTIV HOLDINGS, LLC

(Dollars in millions, except shares outstanding)

	December 31, 2018	December 31, 2017
ASSETS
Current assets
Cash and cash equivalents	$215.1	$388.0
Accounts receivable, less allowances of $17.6 and $5.3 at 2018 and 2017, respectively	1,251.8	1,102.8
Inventories	486.5	404.1
Other current assets	141.9	93.2

Total current assets	2,095.3	1,988.1

Property, plant and equipment, net	441.7	462.8
Other assets
Goodwill	634.0	596.1
Other intangible assets, net	1,564.2	1,663.2
Deferred income taxes	10.4	25.0
Other	48.8	73.3

Total other assets	2,257.4	2,357.6

Total assets	$4,794.4	$4,808.5

LIABILITIES AND EQUITY
Current liabilities
Accounts payable	$778.2	$672.5
Accrued expenses	804.3	750.5
Income taxes	23.9	25.9

Total current liabilities	1,606.4	1,448.9

Long-term debt, net	3,427.8	3,159.6
Deferred income taxes	160.0	214.7
Other long-term liabilities	140.5	114.9

Total liabilities	5,334.7	4,938.1

Equity
Class A Units, 850,000 issued and outstanding	—	—
Class B Units, 150,000 issued and outstanding	—	—
Additional paid-in capital	277.7	277.7
Accumulated deficit	(859.8)	(540.8)
Accumulated other comprehensive income	41.8	133.5

Total equity	(540.3)	(129.6)

Total liabilities and equity	$4,794.4	$4,808.5

See accompanying Notes to Combined and Consolidated Financial Statements

COMBINED AND CONSOLIDATED STATEMENTS OF EQUITY

VERTIV HOLDINGS, LLC

(Dollars in millions)

	Common Stock	Additional Paid-in Capital	Accumulated Deficit	Net Emerson Investment	Accumulated Other Comprehensive Income (Loss)	Total
Predecessor
Balance as of September 30, 2015	$—	$—	$—	$3,292.4	$(130.0)	$3,162.4

Net earnings	—	—	—	157.7	—	157.7
Net transfer to Emerson	—	—	—	(198.1)	—	(198.1)
Other comprehensive income (loss), net of tax	—	—	—	—	(53.7)	(53.7)

Balance as of September 30, 2016	—	—	—	3,252.0	(183.7)	3,068.3

Net earnings	—	—	—	0.5	—	0.5
Net transfer to Emerson	—	—	—	(136.8)	—	(136.8)
Other comprehensive income (loss), net of tax	—	—	—	—	(74.1)	(74.1)

Balance as of November 30, 2016	$—	$—	$—	$3,115.7	$(257.8)	$2,857.9

Successor
Balance as of December 1, 2016	$—	$1,301.7	$—	$—	$—	$1,301.7

Net loss	—	—	(171.2)	—	—	(171.2)
Other comprehensive income (loss), net of tax	—	—	—	—	(10.5)	(10.5)

Balance as of December 31, 2016	—	1,301.7	(171.2)	—	(10.5)	1,120.0

Net loss	—	—	(369.6)	—	—	(369.6)
Dividends to JV Holdings	—	(1,024.0)	—	—	—	(1,024.0)
Other comprehensive income (loss), net of tax	—	—	—	—	144.0	144.0

Balance as of December 31, 2017	—	277.7	(540.8)	—	133.5	(129.6)

Net loss	—	—	(314.0)	—	—	(314.0)
ASC 606 cumulative adjustment	—	—	(5.0)	—	—	(5.0)
Other comprehensive income (loss), net of tax	—	—	—	—	(91.7)	(91.7)

Balance as of December 31, 2018	$—	$277.7	$(859.8)	$—	$41.8	$(540.3)

See accompanying Notes to Combined and Consolidated Financial Statements

COMBINED AND CONSOLIDATED STATEMENTS OF CASH FLOW

VERTIV HOLDINGS, LLC (Dollars in millions)

	Successor			Predecessor
	Year Ended				Fiscal Year Ended
	December 31, 2018	December 31, 2017	December 1 through December 31, 2016	October 1 through November 30, 2016	September 30, 2016
Cash flows from operating activities:
Net (loss) earnings	$(314.0)	$(369.6)	$(171.2)	$0.5	$157.7
Adjustments to reconcile net (loss) earnings to net cash (used by) provided by operating activities:
Depreciation	60.4	64.5	5.4	8.8	58.1
Amortization	156.6	279.8	46.8	14.6	94.9
Deferred income taxes	(40.3)	(85.9)	(11.3)	(44.5)	(48.0)
Goodwill impairment	—	—	—	—	57.0
Amortization of debt discount and issuance costs	25.5	52.0	1.9	—	—
Gain on sale of business	(6.9)	(33.2)	—	—	—
Changes in operating working capital	(110.0)	46.8	209.6	(30.5)	42.6
Other	6.8	(4.0)	(21.4)	13.9	7.9

Net cash (used for) provided by operating activities	(221.9)	(49.6)	59.8	(37.2)	370.2

Cash flows from investing activities:
Capital expenditures	(64.6)	(36.7)	(4.7)	(8.5)	(34.0)
Investments in capitalized software	(41.2)	(7.7)	—	—	—
Proceeds from disposition of property, plant and equipment	18.0	—	—	0.2	8.4
Acquisition of business, net of cash acquired	(124.3)	(211.4)	(3,920.5)	—	—
Proceeds from sale of business	4.4	1,244.0	—	—	—
Collection of note receivable	—	59.7	—	—	—
Other	—	10.2	—	(2.2)	(4.6)

Net cash (used for) provided by investing activities	(207.7)	1,058.1	(3,925.2)	(10.5)	(30.2)

Cash flows from financing activities:
Borrowings from ABL revolving credit facility	565.1	500.0	42.0	—	—
Repayments of ABL revolving credit facility	(320.0)	(500.0)	(42.0)	—	—
Proceeds from the issuance of senior notes	—	—	750.0	—	—
Proceeds from the issuance of PIK notes	—	482.5	—	—	—
Proceeds from term loan, net of discount	—	325.0	2,250.4	—	—
Repayments of term loan	—	(575.0)	—	—	—
Proceeds from the issuance of common stock	—	—	1,200.0	—	—
Debt issuance and related costs	—	(39.6)	(93.8)	—	—
Dividends to Holding LLC	—	(1,024.0)	—	—	—
Net transfer to Emerson	—	—	—	(136.8)	(198.1)
Settlement of contingent consideration	—	(43.0)	—	—	—
Other	—	—	—	—	(1.0)

Net cash provided by (used for) financing activities	245.1	(874.1)	4,106.6	(136.8)	(199.1)

Effect of exchange rate changes on cash, cash equivalents and restricted cash	11.6	14.2	8.4	(4.8)	(5.5)

(Decrease) increase in cash, cash equivalents and restricted cash	(172.9)	148.6	249.6	(189.3)	135.4
Beginning cash, cash equivalents and restricted cash	398.2	249.6	—	274.3	138.9

Ending cash, cash equivalents and restricted cash	$225.3	$398.2	$249.6	$85.0	$274.3

Changes in operating working capital
Accounts Receivable	$(139.6)	$(106.8)	$18.5	$86.7	$(93.4)
Inventories	(73.7)	1.2	33.4	(48.9)	8.5
Other current assets	(66.5)	5.0	20.9	(57.6)	4.8
Accounts payable	101.9	57.3	82.3	(78.9)	57.1
Accrued expenses	50.2	47.5	58.4	(21.5)	32.8
Income taxes	17.7	42.6	(3.9)	89.7	32.8

Total changes in operating working capital	$(110.0)	$46.8	$209.6	$(30.5)	$42.6

Supplemental Disclosures
Cash paid during the year for interest	$259.6	$213.1	$11.7	$—	$—
Cash paid during the year for income tax, net	58.0	72.6	3.0	20.0	185.0
Noncash Stock Issuance	—	—	101.7	—	—
Property and equipment acquired through capital lease obligations	4.2	—	—	—	—

See accompanying Notes to Combined and Consolidated Financial Statements

Notes to Combined and Consolidated Financial Statements

VERTIV HOLDINGS, LLC

(Dollars in millions except where noted)

(1) SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

The Transaction

On July 29, 2016, Cortes NP Acquisition Corporation (now known as Vertiv Group Corporation) (“Vertiv Group”), Cortes NP JV Holdings, LLC (now known as Vertiv JV Holdings, LLC) (“JV Holdings”), Cortes NP Holdings, LLC (now known as Vertiv Holdings, LLC) (“Holdings LLC”), and ASCO Power GP LLC (“ASCO GP LLC,” and together with JV Holdings, Holdings LLC and Vertiv, the “Buyer Parties”) and Emerson Electric Co. (“Emerson”), entered into a transaction agreement (the “Transaction Agreement”) pursuant to which Emerson agreed to sell a majority interest in its Network Power business to the Buyer Parties (the “Transaction”). The Buyer Parties, as well as Holdings LLC were formed on behalf of, and are controlled by, certain private equity investment funds sponsored by Platinum Equity, LLC (such funds, collectively, “Platinum”). Vertiv is an indirect wholly owned subsidiary of Vertiv Holding Corporation (formerly known as Cortes NP Holding Corporation) (“Vertiv Holding”). Holdings LLC is the direct parent of Vertiv Holding. Holdings LLC is majority owned by JV Holdings. JV Holdings is majority owned by Platinum. On the first closing of the Transaction on November 30, 2016 (the “Closing Date”), Vertiv acquired, either directly or through one or more subsidiaries, (with certain country-specific exceptions as described in the following sentences) the assets and liabilities associated with the business, operations, products, services and activities of Emerson’s Network Power business. In several steps during December 2016, in accordance with the Transaction Agreement, Vertiv acquired the business, operations, products, services and activities of Emerson Network Power business in two additional jurisdictions. The operating results of these jurisdictions are not material. The Emerson Network Power business prior and up to the Closing Date is hereinafter referred to as the “Predecessor” while Holdings LLC and its subsidiaries after the Closing Date are hereinafter collectively referred to as the “Successor”. As of the Closing Date, approximately 85% of the outstanding equity interests of Holdings LLC were indirectly held by Platinum in the form of Class A Units in Holdings LLC, and approximately 15% were indirectly held by Emerson in the form of Class B Units in Holdings LLC (the “Emerson Interests”).

The consideration for the Transaction was approximately $4,158.3, which included cash of $4,000.0, Class B Units in Holdings LLC issued to Automatic Switch Company, a subsidiary of Emerson, with a fair value of $101.7, and post-closing purchase price adjustments of $135.6. In connection with the Transaction, JV Holdings contributed approximately $1,200.0 in cash (the “Cash Equity Investment”) to Holdings LLC for a controlling interest in the issued and outstanding equity interests of Holdings LLC. Holdings LLC then contributed the Cash Equity Investment, through a series of intermediary subsidiaries, to the Company, who in turn paid cash consideration to Emerson in exchange for 85% of the Emerson Network Power business.

On or about January 11, 2017, Vertiv Co. was merged with and into Vertiv with Vertiv as the surviving entity, adopting the name Vertiv Co. On or about January 17, 2017, Vertiv Co, further changed its name to Vertiv Group Corporation and each of the Buyer Parties effected the name changes referenced above.

Upon the consummation of the transactions contemplated by the Transaction Agreement, all of the issued and outstanding equity interests in Vertiv are held directly by Cortes NP Intermediate Holding II Corporation (now known as Vertiv Intermediate Holding II Corporation), Vertiv’s direct parent (“Intermediate Holding II”), and controlled, indirectly, by Platinum. In addition, as part of the consideration under the Transaction Agreement, a subsidiary of Emerson received the Emerson Interests, comprised of newly issued Class B Units in Holdings LLC, which are, with respect to distributions from Holdings LLC, subordinated to the Class A Units in Holdings LLC. Specifically, the rights to distributions for Class B Units are contingent upon the Class A Units first receiving a threshold return on its initial investment.

Notes to Combined and Consolidated Financial Statements

VERTIV HOLDINGS, LLC

(Dollars in millions except where noted)

In connection with the Transaction, Vertiv issued $750.0 of 9.25% senior notes (the “Notes”), entered into a new $2,320.0 senior secured term loan facility (the “Term Loan Facility”), which was fully drawn on the Closing Date, and a new $400.0 asset-based revolving credit facility (the “ABL Revolving Credit Facility”), of which $42.0 was drawn on the Closing Date. A portion of the proceeds were used to finance the Transaction consideration.

Description of Business

Holdings LLC and together with its majority-owned subsidiaries (“Vertiv”, “we” “our” or “the Company”) provide mission-critical infrastructure technologies and life cycle services for data centers, communication networks, and commercial and industrial environments. Vertiv’s offerings include power conditioning and uninterruptible power systems, thermal management, integrated data center control devices, software, monitoring, and service. Vertiv manages and reports results of operations for three business segments: Americas; Asia Pacific; and Europe, Middle East & Africa.

Basis of Presentation

The combined and consolidated financial statements of the Company have been prepared in accordance with generally accepted accounting principles in the United States (“U.S. GAAP”). Preparation of the combined and consolidated financial statements requires management to make estimates and assumptions that affect amounts reported in the combined and consolidated financial statements and notes. Actual results could differ from these estimates. Management has evaluated subsequent events through the date the consolidated financial statements were available to be issued. Certain prior period amounts have been reclassified to conform to footnote presentation for the current year.

The combined and consolidated financial statements include the accounts of Vertiv Holding and its majority owned subsidiaries and, when applicable, entities for which Vertiv Holding has a controlling financial interest or is the primary beneficiary. The results of businesses acquired or disposed of are included in the consolidated financial statements from the date of the acquisition or up to the date of disposal, respectively.

All intercompany transactions among Company entities have been eliminated. Sale and purchase transactions between the Company and other Emerson affiliates are included in the consolidated financial statements. See Note 14 for additional information regarding related party transactions.

Prior to the Closing Date, the Predecessor operated as part of Emerson and not as a stand-alone business. The combined financial statements for the period through the Closing Date (the “Predecessor Periods”) were derived from Emerson’s historical financial statements and accounting records and reflect the historical financial position, results of operations and cash flows of the Company in conformity with accounting principles generally accepted in the United States of America (“U.S. GAAP”). Following the Closing Date, for the period from December 1, 2016 to December 31, 2018 (the “Successor Period”), the consolidated financial statements reflect the accounts of the Company prepared on a stand-alone company basis prepared in conformity with U.S. GAAP. Throughout these financial statements, the term “Company” refers to Emerson’s Network Power business for the Predecessor Periods and Holdings LLC for the Successor Period.

As a result of the Transaction, Vertiv is considered to be the acquirer for accounting purposes. The Transaction was accounted for using the acquisition method of accounting, and the Successor financial statements reflect a new basis in the net assets acquired, measured at fair value on the Closing Date. See Note 2 for further discussion of the Transaction. As a result of the application of the acquisition method of accounting on the Closing Date, the

Notes to Combined and Consolidated Financial Statements

VERTIV HOLDINGS, LLC

(Dollars in millions except where noted)

financial statements for the Predecessor Periods and for the Successor Period are presented on a different basis and are, therefore, not comparable. The Company’s combined and consolidated financial statements are presented with a black line that delineates this lack of comparability between financial statements prior to and after the Closing Date. The historical financial information prior to the Transaction has been included in the combined financial statements during the Predecessor period.

Prior to the Transaction, as a business unit of Emerson, the Company was charged for costs directly related to its operations, and was allocated a portion of Emerson’s general corporate costs. These costs are reflected in the combined financial statements in the Predecessor Periods. The Company participated in various Emerson programs which include information technology (IT) services, medical insurance and other programs. Costs associated with these programs were charged to the Company based on Emerson’s cost and the Company’s estimated usage. The Company also utilized Emerson’s global shared service centers and was charged for both direct costs and its share of facility overhead. Lastly, the Predecessor Periods reflect an allocation, based on revenue, of general corporate costs Emerson incurred for support functions such as procurement, logistics, marketing, finance, human resources, legal, and other corporate functions. Management believes the methodologies and assumptions used to allocate these costs to the Company were reasonable. The combined financial statements for the Predecessor Periods may not reflect the actual costs that would have been incurred had the Company operated on a stand-alone basis during such period.

Emerson utilized a centralized treasury function which managed the working capital and financing needs of all of its business operations. This function oversaw a cash pooling arrangement which, during the Predecessor Periods, swept participating Company cash accounts into pooled Emerson cash accounts on a daily basis. Pooled cash, cash equivalents and nontrade intercompany balances attributable to Emerson have not been presented as assets and liabilities in the Predecessor Periods and are reflected as “Net Emerson investment” in the combined and consolidated statements of equity. Changes in these balances during the Predecessor Periods are reflected as “Net transfer to Emerson” in the financing activities section of the combined statement of cash flows.

Reclassifications

In 2017, certain prior period amounts in the combined and consolidated financial statements were reclassified to conform to the 2017 presentation. The changes primarily related to (1) the sale of the Company’s critical power business, which was accounted for as a discontinued operation (see Note 4); (2) the segment realignment (see Note 16); (3) recategorization of revenue and costs of sales related to the sale of tangible products and the sale of services; and (4) shipping and handling costs were reclassified from selling, general and administrative expenses (“SG&A”) to cost of sales. In 2017, the Company made a voluntary change in accounting principle to classify shipping and handling costs associated with the distribution of finished product as cost of sales which better reflects the cost of producing and distributing products.

The following table outlines reclassification amounts for revenue, cost of sales, and shipping/handling costs for the relevant periods presented in the combined and consolidated statement of earnings (loss).

	Successor	Predecessor
	December 1 through December 31, 2016	October 1 through November 30, 2016	Fiscal Year Ended
			September 30, 2016
Revenue (reclassification from products to services)	$23.4	$52.3	$314.2
Cost of Sales (reclassification from products to services)	20.5	35.8	210.6
Shipping and Handling Costs (reclassification from SG&A to Cost of Sales)	4.9	9.4	59.9

Notes to Combined and Consolidated Financial Statements

VERTIV HOLDINGS, LLC

(Dollars in millions except where noted)

Change in Fiscal Year End

On May 25, 2017, the Company elected to change its fiscal year end from September 30 to December 31. The change became effective at the end of the period ended December 31, 2016. Unless otherwise noted, all references to “fiscal” in this report refer to the twelve-month fiscal year, which as of and prior to September 30, 2016 ended on September 30, and beginning after December 31, 2016 ends on December 31 of each year.

Use of Estimates

The preparation of the combined and consolidated financial statements in conformity with U.S. GAAP requires management to make estimates and assumptions that could affect the reported amounts of assets, liabilities, revenues and expenses for the periods presented. Actual results could differ from those estimates.

Foreign Currency Translation

The functional currency for substantially all of the Company’s non-U.S. subsidiaries is the local currency. Adjustments resulting from translating local currency financial statements into U.S. dollars are reflected in accumulated other comprehensive income (loss). Transactions denominated in currencies other than the subsidiaries’ functional currencies are subject to changes in exchange rates with resulting gains/losses recorded in net earnings (loss).

Cash and Cash Equivalents

Cash and cash equivalents are reflected on the combined and consolidated balance sheets and consist of highly liquid investments with original maturities of three months or less.

The following table provides a reconciliation of the amount of cash, cash equivalents and restricted cash reported within the consolidated balance sheets. Restricted cash represents amounts held in an escrow account related to payment of specific tax indemnities related to the acquisition of Vertiv.

	Successor			Predecessor
	Year Ended				Fiscal Year Ended
	December 31, 2018	December 31, 2017	December 1 through December 31, 2016	October 1 through November 30, 2016	September 30, 2016
Cash and cash equivalents	$215.1	$388.0	$249.6	$85.0	$274.3
Restricted cash included in other current assets	10.2	10.2	—	—	—

Total cash, cash equivalents, and restricted cash	$225.3	$398.2	$249.6	$85.0	$274.3

Accounts Receivable and Allowance for Doubtful Accounts

The Company’s accounts receivable are derived from customers located in the U.S. and numerous foreign jurisdictions. The Company performs ongoing credit evaluations of its customers’ financial condition and generally requires no collateral from its customers. The Company establishes an allowance for uncollectible

Notes to Combined and Consolidated Financial Statements

VERTIV HOLDINGS, LLC

(Dollars in millions except where noted)

accounts receivable based on historical experience and any specific customer collection issues that the Company has identified. Write-offs are recorded against the allowance for doubtful accounts when all reasonable efforts for collection have been exhausted.

Inventories

Inventories are stated at the lower of cost, using the first-in, first-out method, or net realizable value and the majority is valued based on standard costs that approximate average actual costs. The remainder is valued based on average actual costs. Standard costs are revised at the beginning of each fiscal year. The impact from annually resetting standards, as well as operating variances incurred throughout the year, are allocated to inventories and recognized in cost of sales as product is sold.

The following are the components of inventory:

	December 31, 2018	December 31, 2017
Inventories
Finished products	$201.0	$180.0
Raw materials	201.4	142.0
Work in process	84.1	82.1

Total inventories	$486.5	$404.1

Fair Value Measurement

Accounting Standards Codification (“ASC”) 820, Fair Value Measurement, establishes a formal hierarchy and framework for measuring certain financial statement items at fair value, and requires disclosures about fair value measurements and the reliability of valuation inputs. Under ASC 820, measurement assumes the transaction to sell an asset or transfer a liability occurs in the principal or at least the most advantageous market for that asset or liability. Within the hierarchy, Level 1 instruments use observable market prices for the identical item in active markets and have the most reliable valuations. Level 2 instruments are valued through broker/dealer quotation or through market-observable inputs for similar items in active markets, including forward and spot prices, interest rates and volatilities. Level 3 instruments are valued using inputs not observable in an active market, such as company-developed future cash flow estimates, and are considered the least reliable. The carrying value approximates fair value for cash and cash equivalents, accounts receivable and accounts payable because of the relatively short-term maturity of these instruments.

Debt Issuance Costs, Premiums and Discounts

Debt issuance costs, premiums and discounts are amortized into interest expense over the terms of the related loan agreements using the effective interest method or other methods which approximate the effective interest method. Debt issuance costs related to a recognized debt liability are presented on the balance sheets as a direct deduction from the carrying amount of that debt liability, consistent with discounts.

Property, Plant and Equipment and Definite Lived Intangible Assets

The Company records investments in land, buildings, and machinery and equipment at cost, which includes the then fair values of assets acquired in business combinations. Depreciation is computed principally using the

Notes to Combined and Consolidated Financial Statements

VERTIV HOLDINGS, LLC

(Dollars in millions except where noted)

straight-line method over estimated service lives, which are 30 to 40 years for buildings and 10 to 12 years for machinery and equipment. The Company’s definite lived identifiable intangible assets that are subject to amortization are amortized on a straight-line basis over their estimated useful lives. Definite lived identifiable intangibles consist of intellectual property such as patented and unpatented technology and trademarks, customer relationships and capitalized software. Definite lived identifiable intangible assets are also subject to evaluation for potential impairment if events or circumstances indicate the carrying value may not be recoverable. Long-lived tangible and intangible assets are reviewed for impairment whenever events or changes in business circumstances indicate the carrying value of the assets may not be recoverable. Impairment losses are recognized based on estimated fair values if the sum of expected future undiscounted cash flows of the related assets is less than the carrying values.

Following are the components of property, plant and equipment:

	December 31, 2018	December 31, 2017
Property, plant and equipment, net
Machinery and equipment	$254.8	$215.5
Buildings	234.0	238.2
Land	51.7	57.0
Construction in progress	15.9	17.8

Property, plant and equipment, at cost	556.4	528.5
Less: Accumulated depreciation	(114.7)	(65.7)

Property, plant and equipment, net	$441.7	$462.8

Goodwill and Other Indefinite Lived Intangible Assets

Assets and liabilities acquired in business combinations are accounted for using the acquisition method and recorded at their respective fair values. Goodwill represents the excess of consideration paid over the net assets acquired and is assigned to the reporting unit that acquires the business. A reporting unit is an operating segment as defined in ASC 280, Segment Reporting, or a business one level below an operating segment if discrete financial information for that business is prepared and regularly reviewed by segment management. The Company conducts annual impairment tests of goodwill in the fourth quarter or more frequently if events or circumstances indicate a reporting unit’s fair value may be less than its carrying value. If an initial assessment indicates it is more likely than not goodwill may be impaired, it is evaluated by comparing the reporting unit’s estimated fair value to its carrying value. If its carrying value exceeds its estimated fair value, goodwill impairment is recognized to the extent that recorded goodwill exceeds the fair value of goodwill. Estimated fair values of the reporting unit are Level 3 measures and are developed under an income approach that discounts estimated future cash flows using risk-adjusted interest rates and also the market approach. The Company recorded goodwill impairment of $57.0 for the year ended September 30, 2016 related to its Europe, Middle East & Africa segment. There is no accumulated impairment in the successor entity.

Indefinite lived intangible assets consist of certain trademarks which are also evaluated annually for impairment or upon the occurrence of a triggering event. Impairment is determined to exist when the fair value is less than the carrying value of the assets being tested.

Notes to Combined and Consolidated Financial Statements

VERTIV HOLDINGS, LLC

(Dollars in millions except where noted)

Product Warranties

Warranties generally extend for one to two years from the date of sale. Provisions for warranty are determined primarily based on historical warranty cost as a percentage of sales, adjusted for specific issues that may arise.

Product warranty expense is approximately one percent of sales and the product warranty accrual is reflected in accrued expenses in the consolidated balance sheets.

The change in product warranty accrual is as follows:

	Successor			Predecessor
	Year Ended				Fiscal Year Ended
	December 31, 2018	December 31, 2017	December 1 through December 31, 2016	October 1 through November 30, 2016	September 30, 2016
Beginning balance	$40.0	$37.4	$36.8	$37.4	$37.4
Provision charge to expense	41.0	32.4	4.6	6.4	40.2
Paid/utilized	(36.1)	(29.8)	(4.0)	(7.0)	(40.2)

Ending balance	$44.9	$40.0	$37.4	$36.8	$37.4

Derivative Instruments and Hedging Activities

In the normal course of business, the Company is exposed to changes in foreign currency exchange rates and commodity prices due to its worldwide presence and business profile. The Company’s foreign currency exposures relate to transactions denominated in currencies that differ from the functional currencies of its subsidiaries. Primary commodity exposures are price fluctuations on forecasted purchases of copper and aluminum and related products. As part of the Company’s risk management strategy, derivative instruments are selectively used in an effort to minimize the impact of these exposures. Foreign exchange forward contracts are utilized to hedge foreign currency exposures impacting sales or cost of sales transactions, firm commitments, and the fair value of assets and liabilities. All derivatives are associated with specific underlying exposures and the Company does not hold derivatives for trading or speculative purposes. The duration of hedge positions is less than one year.

All derivatives are accounted for under ASC 815, Derivatives and Hedging, and recognized at fair value. For derivatives hedging variability in future cash flows, the effective portion of any gain or loss is deferred in equity and recognized when the underlying transaction impacts earnings. For derivatives hedging the fair value of existing assets or liabilities, both the gain or loss on the derivative and the offsetting loss or gain on the hedged item are recognized in earnings each period. To the extent that any hedge is not fully effective at offsetting changes in the underlying hedged item, there could be a net earnings impact. The Company also uses derivatives to hedge economic exposures that do not receive deferral accounting under ASC 815. The underlying exposures for these hedges relate primarily to the revaluation of certain foreign-currency denominated assets and liabilities. Gains or losses from the ineffective portion of any hedge, as well as any gains or losses on derivative instruments not designated as hedges, are recognized in the combined and consolidated statements of earnings (loss) immediately.

As of December 31, 2018 and 2017, no outstanding currency and commodity hedges received deferral accounting treatment. Accordingly, the Company recognized mark-to-market gains of $1.2 and losses of $1.3

Notes to Combined and Consolidated Financial Statements

VERTIV HOLDINGS, LLC

(Dollars in millions except where noted)

during the years ended December 31, 2018 and 2017, respectively. The fair values of the outstanding hedge instruments were measured using valuations based upon quoted prices for similar assets and liabilities in active markets (Level 2) and are valued by reference to similar financial instruments, adjusted for terms specific to the contracts. As of December 31, 2016, the Company had no outstanding hedge positions. For the two-months ended November 30, 2016, outstanding currency and commodity hedges were no longer designated to receive deferral accounting and changes in fair value during the period were recorded to earnings. Accordingly, the Company recognized a mark-to-market loss of $1.0 during this period which is included in other deductions in the combined and consolidated statement of earnings. All outstanding hedging instruments were settled on November 30, 2016, the Closing Date of the Transaction. There was a $6.5 loss recognized in earnings, and a $5.4 loss recognized in OCI for the year ended September 30, 2016.

Income Taxes

The provision for income taxes is determined using the asset and liability approach of ASC 740 by jurisdiction on a legal entity by legal entity basis. Under this approach, deferred taxes represent the future tax consequences expected to occur when the reported amounts of assets and liabilities are recovered or paid. Deferred taxes result from differences between the financial and tax basis of the Company’s assets and liabilities and are measured using enacted rates in effect for the year in which the temporary differences are expected to be recovered or settled. The impact of a change in income tax rates on deferred tax assets and liabilities is recognized in earnings in the period that includes the enactment date. Valuation allowances are recorded to reduce deferred tax assets when it is more likely than not that a tax benefit will not be realized. The tax carryforwards reflected in the Company’s combined and consolidated financial statements have been determined using the separate return method. The tax carryforwards include net operating losses and tax credits. The Company’s post transaction carryforwards in its consolidated financial statements are different than those reflected in the Predecessor’s combined and consolidated financial statements.

The Company’s extensive operations and the complexity of global tax regulations require assessments of uncertainties in estimating the taxes the Company will ultimately pay. The Company recognizes liabilities for anticipated tax audit uncertainties in the U.S. and other tax jurisdictions based on its estimate of whether, and the extent to which, additional taxes will be due.

APB 23 of ASC 740-30 provides guidance that U.S. companies do not need to recognize tax effects on outside basis differences that are indefinitely reinvested. As of December 31, 2018 and 2017, the Company has provided for U.S. federal income taxes, foreign withholding and other taxes on outside basis differences in certain foreign subsidiaries that are not indefinitely reinvested. Certain earnings in certain foreign affiliates are indefinitely reinvested, but determining the impact of such amounts was not practicable.

Prior to the Transaction, as a business of Emerson, the Company’s operations have historically been included in Emerson’s consolidated U.S. and non-U.S. income tax returns, in most locations. Income tax expense for the combined financial statements has been calculated following the separate return method. The separate return method applies ASC 740, Income Taxes, to the combined financial statements as if the Company was a separate enterprise and a stand-alone taxpayer for the periods presented. The calculation of income taxes on a separate return basis requires considerable judgment and the use of both estimates and assumptions. These estimates and assumptions affect the calculation of certain tax liabilities and the determination of the recoverability of certain deferred tax assets, which arise from the temporary differences between the tax and financial statement recognition of revenue and expenses. As a result, the Company’s deferred tax rate and deferred tax balances may differ from those in Emerson’s historical periods.

Notes to Combined and Consolidated Financial Statements

VERTIV HOLDINGS, LLC

(Dollars in millions except where noted)

Commitments and Contingencies

Certain conditions may exist as of the date of the financial statements which may result in a loss to the Company, but will only be resolved when one or more future events occur or fail to occur. Such liabilities for loss contingencies arising from claims, assessments, litigation, fines, penalties, and other sources are recorded when the Company assesses that it is probable that a future liability has been incurred and the amount can be reasonably estimated. Recoveries of costs from third parties, which the Company assesses as being probable of realization, are recorded to the extent of related contingent liabilities accrued. Legal costs incurred in connection with matters relating to contingencies are expensed in the period incurred. The Company records gain contingencies when realized.

Recently Adopted Accounting Pronouncements

Effective January 1, 2018, the Company adopted ASC Topic 606, Revenue from Contracts with Customers (“ASC 606”) using the modified retrospective method and recorded a cumulative effect adjustment to retained earnings based on the current terms and conditions for open contracts as of the adoption date. Results for the year ended December 31, 2018 are presented under ASC 606. The comparative information has not been restated and continues to be reported under the accounting standards in effect for those periods.

There were two implementation adjustments upon the adoption of ASC 606: (1) we elected to apply the practical expedient to expense sales commissions when the amortization period is less than a year, and (2) certain contracts were changed from point-in-time recognition to over time.

Consolidated Balance Sheet Impacts of ASC 606:

	Balance at December 31, 2017	Balance at January 1, 2018	Effect of change Higher/(Lower)
Inventories	$404.1	$404.8	$0.7
Other current assets	93.2	88.0	(5.2)
Accrued expenses	750.5	751.0	0.5
Accumulated deficit	(540.8)	(545.8)	(5.0)

Consolidated Statement of Earnings (Loss) Impacts of ASC 606:

	Year ended December 31, 2018
	As Reported	Amounts under previous revenue guidance	Effect of change Higher/(Lower)
Net sales—products	$3,230.3	$3,235.1	$(4.8)
Cost of sales—products	2,274.5	2,279.3	(4.8)

Consolidated Balance Sheet Impacts at December 31, 2018 of ASC 606:

	December 31, 2018
	As Reported	Amounts under previous revenue guidance	Effect of change Higher/(Lower)
Other current assets	$141.9	$146.9	$(5.0)
Accumulated deficit	(735.3)	(730.3)	(5.0)

Notes to Combined and Consolidated Financial Statements

VERTIV HOLDINGS, LLC

(Dollars in millions except where noted)

The adoption of ASC 606 has no impact on the Company’s 2018 operating cash flow. See Footnote 3 for further information.

In March 2017, the Financial Accounting Standards Board (FASB) issued Accounting Standard Update (ASU) No. 2017-07, Compensation—Retirement Benefits (Topic 715): Improving the Presentation of Net Periodic Pension Cost and Net Periodic Postretirement Benefit Cost. The amendments in this update require the service cost component of net benefit costs to be reported in the same line item or items as other compensation costs arising from services rendered by the pertinent employees during the period. The other components of net benefit costs are required to be presented in the income statement separately from the service cost component and outside income from operations. This update also allows the service cost component to be eligible for capitalization when applicable. The Company adopted ASU 2017-07 during the year ended December 31, 2018 on a retrospective basis. As part of the adoption, the Company elected to use a practical expedient which allows the Company to use information previously disclosed in the pension note as the estimation basis for applying the retrospective presentation requirements. The retrospective presentation change related to the net periodic cost of our defined benefit pension plans did not have a material impact on our consolidated financial statements.

In August 2016, the FASB issued ASU 2016-15, Statement of Cash Flows (Topic 230), which clarifies how certain cash receipts and cash payments should be presented in the Statement of Cash Flows. The Company adopted ASU 2016-15 during the year ended December 31, 2018 using the retrospective transition approach to all periods presented. The adoption of ASU 2016-15 did not have a material impact to our consolidated statement of cash flows.

In November 2016, the FASB issued ASU 2016-18, Statement of Cash Flows (Topic 230) Restricted Cash, which requires that the reconciliation of the beginning of period and end of period amounts shown in the statement of cash flows include restricted cash and restricted cash equivalents. If restricted cash is presented separately from cash and cash equivalents on the balance sheet, companies are required to reconcile the amounts presented on the statement of cash flows to the amounts on the balance sheet. The Company adopted ASU 2016-18 during the year ended December 31, 2018 using the retrospective transition approach to all periods presented. The adoption of ASU 2016-18 did not have a material impact to our consolidated financial statements.

In October 2016, the FASB issued ASU 2016-16, Income Taxes (Topic 740), which reduces the complexity in the accounting standards by allowing the recognition of current and deferred income taxes for an intra-entity asset transfer, other than inventory, when the transfer occurs. The Company adopted ASU 2016-16 during the year ended December 31, 2018 using a modified retrospective transition approach. The adoption of ASU 2016-16 did not have a material impact on our consolidated financial statements.

Accounting Pronouncements Not Yet Adopted

In February 2016, the FASB issued ASU 2016-02, Leases, which requires balance sheet recognition of lease liabilities and right-of-use assets for most leases having terms of twelve months or longer. Currently, obligations classified as operating leases are not recorded on the balance sheet, but must be disclosed. The new standard is effective for the Company January 1, 2019, with early adoption permitted. The Company is in the process of evaluating the impact of the revised standard on its consolidated financial statements and plans to use the modified retrospective transition option of applying the new standard at the adoption date. In addition, we plan to elect the package of practical expedients permitted under the transition guidance within the new standard, which among other things, allow the Company to carry forward the historical lease classification. We have implemented a new lease system in connection with the adoption of the new standard, and all identified leases

Notes to Combined and Consolidated Financial Statements

VERTIV HOLDINGS, LLC

(Dollars in millions except where noted)

that exist as of January 1, 2019 have been input into the new lease system. We are currently evaluating the incremental borrowing rates to discount the future minimum lease payments at the date of implementation. We believe the impact of the new standard will be material to our consolidated balance sheet; however, we are still evaluating the financial statement impact. We do not anticipate that the adoption of this standard will have a material impact related to existing leases and as a result, a cumulative-effect adjustment is not expected.

In August 2018, the FASB issue ASU 2018-15, Intangibles—Goodwill and Other—Internal-Use Software (Subtopic 350-40), which aligns the requirements for capitalizing implementation costs incurred in a service contract hosting arrangement with those of developing or obtaining internal-use software. This standard is effective for the Company January 1, 2020, and early adoption is permitted. The Company is currently evaluating the impact the new standard will have on its condensed consolidated financial statements.

(2) ACQUISITIONS

Acquisition of Geist

On February 1, 2018, certain of our subsidiaries acquired assets and assumed liabilities related to the business of Geist, as well as outstanding ownership interests of each of Geist (Shenzen Trading Limited Company), and Geist, Europe Ltd. (together, “Geist”), for $123.6 of cash. Geist is a leading manufacturer of rack power distribution units, intelligent power, airflow management, environmental monitoring and infrastructure management solutions for data centers. During the second quarter of 2018, we completed the acquisition for an additional $2.5 of cash related to the purchase of additional assets. The Company used the acquisition method of accounting to account for these transactions. Under the acquisition method of accounting, the assets acquired and liabilities assumed in the transactions were recorded at their respective estimated fair values at the acquisition date. The fair value measurements represent Level 3 measurements as they are based on significant inputs not observable in the market.

The total aggregate purchase consideration, net of cash acquired, was as follows:

Purchase Consideration
Cash	$126.1

Purchase consideration	126.1

Less: Cash acquired	(1.8)

Purchase consideration, net of cash acquired	$124.3

Assets acquired and liabilities assumed in connection with the acquisition have been recorded at their respective estimated fair values as of the Closing Date. The purchase price was finalized during the fourth quarter of 2018.

Notes to Combined and Consolidated Financial Statements

VERTIV HOLDINGS, LLC

(Dollars in millions except where noted)

The following table summarizes the values of the assets acquired and liabilities assumed at the closing date:

	Preliminary Purchase Price Allocation	Measurement period adjustments	Purchase Price Allocation
	February 1, 2018		as adjusted
Current assets	$17.9	$0.2	$18.1
Property, plant and equipment, net	23.5	5.0	28.5
Intangible assets	49.1	(8.7)	40.4

Total identifiable assets	90.5	(3.5)	87.0

Current liabilities	6.0	(0.7)	5.3

Total identifiable liabilities assumed	6.0	(0.7)	5.3

Goodwill	36.7	5.9	42.6

Purchase consideration, net of cash acquired	$121.2	$3.1	$124.3

Goodwill is calculated as the excess of the consideration transferred over the fair value of the net assets acquired that could not be individually identified and separately recognized. The factors contributing to the recognition of goodwill include the future growth potential of Geist and its assembled workforce. Goodwill was assigned to the Americas and EMEA segments and is expected to be deductible for income tax purposes in the U.S.

The following table details the total identifiable intangible assets acquired, their useful lives and fair values:

	Useful Life (Years)	Fair Value
Customer relationships	15	$21.9
Developed technology	15	12.4
Trademarks	5	6.1

Total finite-lived identifiable intangible assets		40.4

Weighted average useful life of finite-lived intangibles (years)		13.5

Acquisition of Energy Labs, Inc.

On December 28, 2017, Vertiv acquired Energy Labs, Inc. (“Energy Labs”), a leading provider of direct and indirect air handling systems and modular data center solutions for $149.5. The Company used the acquisition method of accounting to account for this transaction. Under the acquisition method of accounting, the assets acquired and liabilities assumed in the transaction were recorded at their respective estimated fair values at the acquisition date. The U.S. GAAP purchase price includes estimated contingent consideration of $12.8 at the date of acquisition related to the potential maximum $34.5 payment contingent on the achievement of 2018 adjusted income measures. The Company determined the fair value of the contingent consideration based on an income approach using a risk-neutral simulation model. Inputs include the financial forecasts of the future operating results of Energy Labs, the probability of reaching the forecast, and the associated discount rate. At December 31, 2017, a discount rate of 14.8% was utilized in the valuation. On an undiscounted basis, the range of outcomes was zero to $34.5. The fair value measurements represent Level 3 measurements as they are based on significant inputs not observable in the market. The contingent consideration was revalued each quarter under

Notes to Combined and Consolidated Financial Statements

VERTIV HOLDINGS, LLC

(Dollars in millions except where noted)

the same valuation technique applied during purchase accounting. The fair value of contingent consideration decreased during the year ended December 31, 2018 by $10.0 to $2.8 due to remeasurement which was recognized in other deductions, net, in the consolidated statement of earnings (loss) and represents our best estimate of the final amount due under this arrangement.

The total aggregate purchase consideration, net of cash acquired, was as follows:

Purchase Consideration
Cash	$144.2
Contingent consideration	12.8

Purchase consideration	157.0

Less: Cash acquired	(7.5)

Purchase consideration, net of cash acquired	$149.5

Assets acquired and liabilities assumed in connection with the acquisition have been recorded at their respective estimated fair values as of the closing date. The purchase price was finalized during the fourth quarter of 2018.

The following table summarizes the values of the assets acquired and liabilities assumed at the closing date:

	Preliminary Purchase Price Allocation	Measurement period adjustments	Purchase Price Allocation
	December 28, 2017		as adjusted
Current assets	$27.1	$(0.7)	$26.4
Property, plant and equipment, net	23.6	—	23.6
Intangible assets	73.7	—	73.7

Total identifiable assets	124.4	(0.7)	123.7

Current liabilities	12.4	0.9	13.3
Deferred income taxes	18.3	4.8	23.1

Total identifiable liabilities assumed	30.7	5.7	36.4

Goodwill	55.8	6.4	62.2

Purchase consideration, net of cash acquired	$149.5	$—	$149.5

Goodwill is calculated as the excess of the consideration transferred over the fair value of the net assets acquired that could not be individually identified and separately recognized. The factors contributing to the recognition of goodwill include the future growth potential of Energy Labs and its assembled workforce. All of the goodwill was assigned to the Americas segment and none of the goodwill is expected to be deductible for income tax purposes.

Notes to Combined and Consolidated Financial Statements

VERTIV HOLDINGS, LLC

(Dollars in millions except where noted)

The following table details the total identifiable intangible assets acquired, their useful lives and fair values:

	Useful Life (Years)	Fair Value
Customer relationships	10	$59.7
Trademarks	5	3.3
Capitalized software	5	7.5
Other Intangibles	1	3.2

Total finite-lived identifiable intangible assets		$73.7

Weighted average useful life of finite-lived intangibles (years)		8.9

For financial accounting purposes, there were certain items including amortizable intangible assets and the excess of fair value of assets over tax basis that were treated as temporary differences.

Acquisition of Emerson Network Power Business

On July 29, 2016, the Buyer Parties and Emerson entered into the Transaction Agreement pursuant to which Emerson agreed to sell a majority interest in the Predecessor to the Buyer Parties in exchange for cash and Class B units in Holdings LLC. The total aggregate purchase consideration, net of cash acquired, was as follows:

Purchase Consideration
Cash	$4,000.0
Post-close purchase price adjustments	74.7
Contingent consideration	60.9
Issuance of Class B units	101.7

Purchase consideration	4,237.3

Less: Cash acquired	(79.0)

Purchase consideration, net of cash acquired	$4,158.3

The Company made a $54.9 purchase price adjustment payment in March 2017 related to the finalization of closing cash and indebtedness in accordance with the Transaction Agreement and was offset by a working capital true up adjustment of ($14.8) in the second quarter of 2017. The Company made a $34.6 purchase price adjustment in September 2017 to an escrow account that represents payment of specific tax indemnities related to the Transaction. As part of the escrow agreement, the Company made a disbursement of $24.4 during September 2017. As of the Closing Date, the Company expected to pay approximately $60.9 of additional consideration contingent on the Company’s ability to successfully repatriate cash from the Company’s Chinese affiliates. During the second quarter of 2017, the Company entered into an agreement with Emerson to settle the contingent consideration for $43.0. As a result of this agreement, the Company recognized a gain of $17.9, which is included in “Other deductions (income), net” in the consolidated statement of earnings (losses) for the year ended December 31, 2017.

The Company recorded $74.8 of transaction costs in the one-month period ended December 31, 2016. Transaction costs are included in selling, general and administrative expenses in the consolidated statement of earnings (losses).

Notes to Combined and Consolidated Financial Statements

VERTIV HOLDINGS, LLC

(Dollars in millions except where noted)

The Company accounted for the acquisition of the Predecessor using the acquisition method of accounting. Assets acquired and liabilities assumed in connection with the acquisition have been recorded at their respective estimated fair values as of the Closing Date. The purchase price was finalized during the fourth quarter of 2017.

The following table summarizes the values of the assets acquired and liabilities assumed at the Closing Date:

Purchase Price Allocation
Receivables	$1,075.6
Inventories	472.6
Deferred income taxes	41.1
Property, plant and equipment, net	497.3
Intangible assets	2,562.0
Other assets	213.9

Total identifiable assets	4,862.5

Accounts payable	572.5
Accrued expenses	646.3
Deferred income taxes	536.9
Other liabilities	111.6

Total identifiable liabilities assumed	1,867.3

Goodwill	1,163.1

Purchase consideration, net of cash acquired	$4,158.3

Goodwill is calculated as the excess of the consideration transferred over the fair value of the net assets acquired that could not be individually identified and separately recognized. The factors contributing to the recognition of goodwill include the future growth potential of the Company and its assembled workforce. An estimated $432.6 of the goodwill is expected to be deductible for income tax purposes.

The following table details the total identifiable intangible assets acquired, their useful lives and fair values:

	Useful Life (Years)	Fair Value
Customer relationships	12 – 13	$1,498.4
Developed technology	5 – 10	395.0
Trademarks	10	28.0
Capitalized software	5	22.7
Favorable operating leases	1 – 3	2.1
Backlog	0 – 2	166.3

Total finite-lived identifiable intangible assets		2,112.5

Indefinite-lived trademarks		449.5

Total identifiable intangible assets		$2,562.0

Weighted average useful life of finite-lived intangibles (years)		10.8

Notes to Combined and Consolidated Financial Statements

VERTIV HOLDINGS, LLC

(Dollars in millions except where noted)

For financial accounting purposes, there were certain items including amortizable intangible assets and the excess of fair value of assets over tax basis, that were treated as temporary differences. A deferred tax liability of $346.0 was recorded through purchase accounting for these temporary differences.

(3) REVENUE

The Company recognizes revenue from the sale of manufactured products and services when control of promised goods or services are transferred to customers in an amount that reflects the consideration the Company expects to be entitled to in exchange for those goods or services. Control is transferred when the customer has the ability to direct the use of and obtain benefits from the goods or services. The majority of the Company’s sales agreements contain performance obligations satisfied at a point in time when control is transferred to the customer. Sales for service contracts, including installation, inventory with no alternative use and an enforceable right of payment upon customer termination and other discrete services, generally are recognized over time as the services are provided. Payments received in advance for service arrangements are recorded as deferred revenue and recognized in net sales when the revenue recognition criteria are met. Unbilled revenue is recorded when performance obligations have been satisfied, but the Company does not have present right to payment.

For agreements with multiple performance obligations, judgment is required to determine whether performance obligations specified in these agreements are distinct and should be accounted for as separate revenue transactions for recognition purposes. In these types of agreements we allocate sales price to each distinct obligation on a relative stand-alone selling price basis. The majority of revenue from arrangements with multiple performance obligations is recognized when tangible products are delivered, with smaller portions for associated installation and commissioning recognized shortly thereafter. Generally, contract duration is short term, and cancellation, termination or refund provisions apply only in the event of contract breach. These provisions have historically not been invoked.

Payment terms vary by the type and location of the customer and the products or services offered. Revenue from our sales have not been adjusted for the effects of a financing component as we expect that the period between when we transfer control of the product and when we receive payment to be one year or less. Sales, value add, and other taxes collected concurrent with revenue are excluded from sales. The Company records amounts billed to customers for shipping and handling in a sales transaction as revenue. Shipping and handling costs are treated as fulfillment costs and are included in costs of sales.

The Company records reductions to sales for prompt payment discounts, customer and distributor incentives including rebates, and returns at the time of the initial sale. Rebates are estimated based on sales terms, historical experience, trend analysis, and projected market conditions in the various markets served. Returns are estimated at the time of the sale primarily based on historical experience and recorded gross on the condensed consolidated balance sheet.

Sales commissions are expensed when the amortization period is less than a year and are generally not capitalized as they are typically earned at the completion of the contract when the customer is invoiced or when the customer pays Vertiv. We typically offer warranties that are consistent with standard warranties in the jurisdictions where we sell our goods and services. Our warranties are generally assurance type warranties for which we promise that our goods and services meet contract specifications. In limited circumstances, we sell warranties that extend the warranty coverage beyond the standard coverage offered on specific products. Sales for these separately-priced warranties are recorded based on their stand-alone selling price and are recognized as revenue over the length of the warranty period.

Notes to Combined and Consolidated Financial Statements

VERTIV HOLDINGS, LLC

(Dollars in millions except where noted)

Beginning with the first quarter of 2019, we revised our sales by product and service. Accordingly, we have restated our disaggregated revenue table by product and service offering below to conform with the 2019 presentation.

We have determined the following types of performance obligations exist within our contracts with customers:

Critical infrastructure & solutions

We identify delivery of products as performance obligations within the critical infrastructure & solutions offering. Such products include AC and DC power management, thermal management, modular hyperscale type data center sites, as well as hardware for managing IT equipment. We generally satisfy these performance obligations and recognize revenue for these products at a point in time when control has transferred to the customer. The transfer of control generally occurs when the product has been shipped or delivery has occurred, depending on shipping terms.

For customized products that the customer controls at the customer’s site while we build and customize the product, we recognize revenue over time because the customer obtains control of the asset as it is built. For these products, we use an input method to recognize revenue based on costs incurred relative to total estimated project costs as this represents the most faithful measure of the goods transferred to the customer.

I.T. and edge infrastructure

Performance obligations within I.T. and edge infrastructure include the delivery of racks, rack power, rack power distribution, rack thermal systems, and configurable integrated solutions. For these performance obligations, we recognize revenue at a point in time based on when transfer of control occurs.

Services & software solutions

Services include preventative maintenance, acceptance testing, engineering and consulting, performance assessments, remote monitoring, training, spare parts, and digital critical infrastructure software. Services are generally recognized as the services are provided, or straight-line for stand-ready contracts, because the customer simultaneously receives and consumes the benefit as we perform the services. We recognize revenue for software applications at a point in time upon transfer of the software and monitoring services are recognized over time.

Notes to Combined and Consolidated Financial Statements

VERTIV HOLDINGS, LLC

(Dollars in millions except where noted)

Disaggregation of Revenues

The following table disaggregates our revenue by product and service offering and timing of transfer of control:

	Year Ended December 31, 2018

	Americas	Asia Pacific	Europe, Middle East, & Africa	Total
Sales by Product and Service Offering:
Critical infrastructure & solutions	$1,246.4	$723.9	$481.5	$2,451.8
I.T. & Edge infrastructure	229.5	181.2	147.0	557.7
Services & software solutions	669.8	339.1	267.2	1,276.1

Total	$2,145.7	$1,244.2	$895.7	$4,285.6

Timing of revenue recognition:
Products and services transferred at a point in time	$1,530.6	$973.5	$701.8	$3,205.9
Products and services transferred over time	615.1	270.7	193.9	1,079.7

Total	$2,145.7	$1,244.2	$895.7	$4,285.6

(1)	Beginning with the first quarter of 2019, we revised our sales by product and service offering categories from four categories to three.

The opening and closing balances of our current and long-term contract assets and current and long-term deferred revenue are as follows:

	Balances at January 1, 2018	Balances at December 31, 2018
Deferred revenue - current (1)	$160.0	$170.5
Deferred revenue - noncurrent (2)	26.5	36.5
Other contract liabilities - current (1)	39.7	29.8

(1)	Current deferred revenue and contract liabilities are included within accrued expenses.
(2)	Noncurrent deferred revenue is recorded within other long-term liabilities.

Deferred revenue consists primarily of maintenance, extended warranty and other service contracts. We expect to recognize revenue of $18.8, $13.1 and $4.6 in the years ending December 31, 2020, 2021, and thereafter, respectively.

For the Company’s contracts that have an original duration of one year or less, the company adopted the practical expedient applicable to such contracts and has not disclosed the transaction price for the remaining performance obligations for these contracts as of the end of each reporting period or when the Company expects to recognize this revenue. Generally, the remaining duration of our contracts that are one year or less is one month or one quarter.

We have also adopted the variable consideration practical expedient for sales-based or usage-based royalties that are promised in exchange for a license of intellectual property. Thus, the Company has not disclosed information about remaining performance obligations or when the Company expects to recognize revenue related to sales-based or usage-based royalties.

Notes to Combined and Consolidated Financial Statements

VERTIV HOLDINGS, LLC

(Dollars in millions except where noted)

(4) DISCONTINUED OPERATIONS

On July 27, 2017, the Company entered into an agreement to sell its critical power business for approximately $1,250.0. The sale closed on October 31, 2017. The decision to divest this business was part of our strategy to focus on applying resources toward business and technological advancements in our core data center, telecommunications and commercial and industrial markets.

We determined the sale of the critical power business represents discontinued operations as it constitutes a disposal of an operating segment, meets held for sale criteria, and is a strategic shift that will have a major effect on our operations and financial results. As a result, we reclassified the related earnings (loss) from continuing operations to earnings (loss) from discontinued operations - net of income taxes on the combined and consolidated statement of earnings (loss) for all the periods presented. No amounts for shared general and administrative operating support expense were allocated to the discontinued operation.

As a result of the transaction, Vertiv recorded an after-tax gain on the sale of the business of approximately $33.2 for the year ended December 31, 2017. During 2018, Vertiv recorded additional after-tax gain on the sale of the business of $6.9, related to a $4.4 working capital settlement and $2.5 of other tax adjustments.

The following table provides the major classes of line items constituting the results of the discontinued operations during the year ended December 31, 2017, one-month ended December 31, 2016, two-months ended November 30, 2016 and fiscal year ended September 30, 2016. The year ended December 31, 2017, includes the results of operations as a discontinued operation for the Company’s critical power business through October 31, 2017, the date of its disposition, and the gain on the disposition of the discontinued operation.

	Successor		Predecessor

	Year Ended			Fiscal Year Ended
	December 31, 2017	December 1 through December 30, 2016	October 1 through November 30, 2016	September 30, 2016
Net sales
Net sales	$365.9	$37.2	$66.9	$442.9
Costs and expenses
Cost of sales	204.3	29.6	36.0	258.9
Selling, general and administrative expenses	91.1	8.2	17.2	100.0
Other deductions (income), net	55.3	7.1	1.3	5.4
Interest expense, net	28.7	—	—	—

Earnings (loss) before income taxes	(13.5)	(7.7)	12.4	78.6
Income tax expense	1.9	(3.4)	5.2	31.5

Earnings (loss) from Discontinued Operations - before gain on sale of discontinued operations	$(15.4)	$(4.3)	$7.2	$47.1
Gain on Disposition of Discontinued Operations - net of income taxes	33.2	—	—	—

Earnings (loss) from Discontinued Operations - net of income taxes	$17.8	$(4.3)	$7.2	$47.1

Notes to Combined and Consolidated Financial Statements

VERTIV HOLDINGS, LLC

(Dollars in millions except where noted)

There were no assets and liabilities of discontinued operations on the Consolidated Balance Sheet at December 31, 2018 or 2017.

The following table summarizes the depreciation, amortization, and capitalized expenditures for discontinued operations during the year ended December 31, 2017, one-month ended December 30, 2016, two-months ended November 30, 2016, and fiscal year ended September 30, 2016.

	Successor		Predecessor

	Year Ended			Fiscal Year Ended
	December 31, 2017	December 1 through December 30, 2016	October 1 through November 30, 2016	September 30, 2016
Depreciation	$2.5	$0.3	$0.6	$5.2
Amortization	55.0	7.3	1.0	6.0
Capital expenditures	0.6	0.1	0.9	8.1

(5) RESTRUCTURING COSTS

Restructuring expense reflects costs associated with the Company’s efforts to improve operational efficiency and deploy assets to remain competitive on a worldwide basis. Shutdown costs include severance, benefits, stay bonuses, lease and contract terminations and asset write-downs. Start-up and moving costs include costs of moving fixed assets, employee training and relocation. Vacant facility costs include security, maintenance, utilities and other costs.

Restructuring expenses were $46.2 $41.6, $2.6, $1.7, and $5.8 for the year ended December 31, 2018 and 2017, one month ended December 31, 2016, two months ended November 30, 2016, and year ended September 30, 2016, respectively. These expenses are recorded in other deductions, net in the combined and consolidated statements of earnings (loss). The Company expects full year 2019 restructuring expense to be approximately $35.0. This expense primarily will relate to severance and benefits as part of the organizational re-alignment initiatives.

The change in the liability for restructuring costs for the year ended December 31, 2018 follows:

	2017	Paid/ Utilized	Expense	2018
Severance and benefits	$20.1	$(28.7)	$33.2	$24.6
Lease and contract terminations	2.2	(2.2)	—	—
Vacant facility and other shutdown costs	5.9	(15.2)	10.5	1.2
Start-up and moving costs	0.1	(2.6)	2.5	—

Total	$28.3	$(48.7)	$46.2	$25.8

Notes to Combined and Consolidated Financial Statements

VERTIV HOLDINGS, LLC

(Dollars in millions except where noted)

The change in liability for the restructuring costs for the year ended December 31, 2017 follows:

	2016	Paid/ Utilized	Expense	2017
Severance and benefits	$14.8	$(24.7)	$30.0	$20.1
Lease and contract terminations	0.2	(0.3)	2.3	2.2
Vacant facility and other shutdown costs	0.2	(2.4)	8.1	5.9
Start-up and moving costs	0.4	(1.5)	1.2	0.1

Total	$15.6	$(28.9)	$41.6	$28.3

The change in the liability for the restructuring costs for the two-month period ended November 30, 2016 of the Predecessor and the one-month period ended December 31, 2016 of the Successor follows:

	Predecessor			Successor

	September 30, 2016	October 1 through November 30, 2016		December 1 through December 31, 2016		December 31, 2016
		Paid/ Utilized	Expense	Paid/ Utilized	Expense
Severance and benefits	$14.4	$(2.8)	$1.2	$(0.6)	$2.6	$14.8
Lease and contract terminations	0.3	(0.3)	0.2	—	—	0.2
Vacant facility and other shutdown costs	0.1	0.1	—	—	—	0.2
Start-up and moving costs	0.4	(0.3)	0.3	—	—	0.4

Total	$15.2	$(3.3)	$1.7	$(0.6)	$2.6	$15.6

The change in the liability for restructuring costs during the year ended September 30, 2016 of the Predecessor follows:

	2015	Paid/ Utilized	Expense	2016
Severance and benefits	$36.7	$(23.8)	$1.5	$14.4
Lease and contract terminations	0.1	(1.5)	1.7	0.3
Vacant facility and other shutdown costs	0.5	(1.2)	0.9	0.2
Start-up and moving costs	0.7	(2.1)	1.7	0.3

Total	$38.0	$(28.6)	$5.8	$15.2

Restructuring expense by business segment follows:

	Successor			Predecessor

	Year Ended				Fiscal Year Ended
	December 31, 2018	December 31, 2017	December 1 through December 31, 2016	October 1 through November 30, 2016	September 30, 2016
Americas	$13.7	$11.7	$2.3	$0.6	$0.4
Asia Pacific	8.3	13.6	—	0.4	1.7
Europe, Middle East & Africa	19.0	15.5	0.3	0.7	3.7
Corporate	5.2	0.8	—	—	—

Total	$46.2	$41.6	$2.6	$1.7	$5.8

Notes to Combined and Consolidated Financial Statements

VERTIV HOLDINGS, LLC

(Dollars in millions except where noted)

In connection with its restructuring efforts, the Company identified certain land and buildings totaling $5.0 as held for sale as of December 31, 2018 which were included in Other current assets on the consolidated balance sheets. During the year ended December 31, 2018, the Company determined that the carrying value of certain properties exceeded the fair value less costs to sell. As such, the Company recorded a loss of $4.2 to reduce the carrying value of these assets, which is included in Other deductions, net in the accompanying consolidated financial statements. This is considered a Level 3 fair value measurement.

(6) GOODWILL AND OTHER INTANGIBLES

The change in the carrying value of goodwill by segment follows:

	Americas	Asia Pacific	Europe, Middle East & Africa	Total
Balance, December 31, 2016	$359.0	$221.8	$180.9	$761.7

Foreign currency translation	1.0	2.1	19.3	22.4
Reclassification	9.7	(16.7)	7.1	0.1
Measurement period adjustments	(69.1)	(154.1)	(20.7)	(243.9)
Acquisitions	55.8	—	—	55.8

Balance, December 31, 2017	$356.4	$53.1	$186.6	$596.1

Foreign currency translation and other	1.9	(2.5)	(10.5)	(11.1)
Measurement period adjustments (1)	9.0	0.3	3.0	12.3
Acquisitions	29.2	—	7.5	36.7

Balance, December 31, 2018	$396.5	$50.9	$186.6	$634.0

1.

As discussed in Note 2 - Acquisitions, the measurement period adjustments are for certain working capital adjustments and adjustments to deferred income taxes to reflect facts and circumstances that existed as of the acquisition date.

The gross carrying amount and accumulated amortization of identifiable intangible assets by major class follow:

As of December 31, 2018	Gross	Accumulated Amortization	Net
Customer relationships	$1,102	$(180.4)	$921.6
Trademarks	38.6	(7.7)	30.9
Capitalized software	81.6	(17.9)	63.7
Developed Technology	326.2	(70.5)	255.7
Backlog	139.2	(139.2)	—
Favorable operating leases	2.1	(1.8)	0.3

Total finite-lived identifiable intangible assets	$1,689.7	$(417.5)	$1,272.2

Indefinite-lived Trademarks	292.0	—	292.0

Total Intangible Assets	$1,981.7	$(417.5)	$1,564.2

Notes to Combined and Consolidated Financial Statements

VERTIV HOLDINGS, LLC

(Dollars in millions except where noted)

As of December 31, 2017	Gross	Accumulated Amortization	Net
Customer relationships	$1,105.2	$(91.9)	$1,013.3
Trademarks	31.7	(3.1)	28.6
Capitalized software	38.1	(6.5)	31.6
Developed Technology	316.9	(36.6)	280.3
Backlog	143.8	(130.7)	13.1
Favorable operating leases	2.1	(0.9)	1.2

Total finite-lived identifiable intangible assets	$1,637.8	$(269.7)	$1,368.1

Indefinite-lived Trademarks	295.1	—	295.1

Total Intangible Assets	$1,932.9	$(269.7)	$1,663.2

Total intangible asset amortization expense for the years ended December 31, 2018 and 2017, one-month ended December 31, 2016, two-months ended November 30, 2016 and year ended September 30, 2016 was $156.6, $224.8, $40.2, $14.5, and $95.2, respectively. Based on intangible asset balances as of December 31, 2018, expected amortization expense is $141.1 in 2019, $141.7 in 2020, $141.0 in 2021, $133.0 in 2022, and $128.8 in 2023.

(7) FINANCIAL INSTRUMENTS

Other Financial Instruments

We determine the fair value of debt using Level 2 inputs based on quoted market prices. The carrying amount of all other debt approximates fair value as those instruments are based on variable interest rates. The following table presents the fair value and carrying value of long-term debt, including the current portion of long-term debt as of December 31, 2018 and 2017.

	December 31, 2018		December 31, 2017
	Fair Value	Carrying Value	Fair Value	Carrying Value
ABL Revolving Credit Facility due 2021	$245.1	$245.1	$—	$—
9.250% Notes due 2024	686.8	722.9	802.5	719.7
Term Loan due 2023	1,796.2	1,973.8	2,072.6	1,957.4
12.00%/13.00% Senior PIK Toggle Notes due 2022	462.0	485.0	517.5	482.5

(8) PENSION PLANS

Most of the Company’s employees participate in defined contribution plans, including 401(k), profit sharing, and other savings plans that provide retirement benefits.

Certain U.S. and non-U.S. employees participate in Company specific or statutorily required defined benefit plans. In general, the Company’s policy is to fund these plans based on legal requirements, required benefit payments, and other factors.

Prior to the Transaction, certain employees in the U.S., U.K., and Canada participated in defined benefit plans that were retained by Emerson. The Company accounted for the cost of these plans as if it were a participant in a multiemployer plan in accordance with ASC 715, Compensation-Retirement Benefits. Costs charged to the

Notes to Combined and Consolidated Financial Statements

VERTIV HOLDINGS, LLC

(Dollars in millions except where noted)

Company related to Emerson defined benefit plans were based on specific actuarially determined service costs of Company employees, and an allocation of actuarial losses based on the Company’s proportionate share of Emerson’s projected benefit obligation.

Retirement plans expense includes the following components:

	U.S. Plans

	Successor			Predecessor

	Year Ended				Fiscal Year Ended
	December 31, 2018	December 31, 2017	December 1 through December 31, 2016	October 1 through November 30, 2016	September 30, 2016
Company defined benefit plans:
Service cost	$—	$0.1	$—	$—	$0.1
Interest cost	—	0.4	—	—	0.4
Expected return on plan assets	—	(0.6)	—	—	(0.6)
Net amortization	0.2	—	—	—	0.4

Net periodic pension expense	0.2	(0.1)	—	—	0.3
Settlement	(0.1)	0.9	—	—	—
Participation in Emerson defined benefit plans	—	—	—	0.7	4.0
Defined contribution plans	12.7	14.8	2.4	4.8	23.5

Total	$12.8	$15.6	$2.4	$5.5	$27.8

	Non-U.S. Plans

	Successor			Predecessor

	Year Ended				Fiscal Year Ended
	December 31, 2018	December 31, 2017	December 1 through December 31, 2016	October 1 through November 30, 2016	September 30, 2016
Company defined benefit plans:
Service cost	$2.6	$2.8	$0.2	$—	$2.5
Interest cost	2.3	2.6	0.2	—	2.8
Expected return on plan assets	(0.7)	(0.9)	—	—	(0.8)
Net amortization	—	—	—	—	1.2

Net periodic pension expense	4.2	4.5	0.4	—	5.7
Curtailment	(1.3)	(1.6)	—	—	—
Settlement	—	0.1	—	—	—
Participation in Emerson defined benefit plans	—	—	—	—	0.4
Defined contribution plans	3.7	2.6	1.1	2.5	7.1

Total	$6.6	$5.6	$1.5	$2.5	$13.2

Notes to Combined and Consolidated Financial Statements

VERTIV HOLDINGS, LLC

(Dollars in millions except where noted)

Details of the changes in the actuarial present value of the projected benefit obligation and the fair value of plan assets for defined benefit pension plans follow:

	U.S. Plans
	December 31, 2018	December 31, 2017
Projected benefit obligation, beginning	$4.4	$11.0
Service cost	—	0.1
Interest cost	—	0.4
Actuarial loss	(0.6)	0.9
Benefits paid	(0.2)	(0.7)
Acquisition/Divestiture	—	(2.8)
Settlements	(2.7)	(4.5)

Projected benefit obligation, ending	$0.9	$4.4

Fair value of plan assets, beginning	3.7	8.3
Employer contributions	0.1	0.5
Benefits paid	(0.2)	(0.6)
Acquisition/Divestiture	—	—
Settlements	(2.7)	(4.5)

Foreign currency translation and other	(0.9)	—

Fair value of plan assets, ending	$—	$3.7

Net amount recognized in the balance sheet	$(0.9)	$(0.7)

Amounts recognized in the balance sheet:
Noncurrent asset	$—	$0.4
Current liability	—	(0.1)
Noncurrent liability	(0.9)	(1.0)

Net amount recognized in the balance sheet	$(0.9)	$(0.7)

Accumulated other comprehensive loss	$—	$0.7

	Non-U.S. Plans
	December 31, 2018	December 31, 2017
Projected benefit obligation, beginning	$76.7	$80.5
Service cost	2.6	2.8
Interest cost	2.3	2.6
Actuarial loss	4.8	(0.4)
Benefits paid	(2.2)	(2.1)
Participant contributions	0.3	0.3
Acquisition/Divestiture	—	(9.1)
Settlements	(0.1)	(4.0)
Curtailments	(4.1)	(1.9)
Foreign currency translation and other	(4.8)	8.0

Projected benefit obligation, ending	$75.5	$76.7

Notes to Combined and Consolidated Financial Statements

VERTIV HOLDINGS, LLC

(Dollars in millions except where noted)

	Non-U.S. Plans
	December 31, 2018	December 31, 2017
Fair value of plan assets, beginning	$14.3	$20.0
Actual return on plan assets	0.2	0.9
Employer contributions	2.1	3.3
Participants’ contributions	0.3	0.3
Benefits paid	(2.2)	(2.1)
Acquisition/Divestiture	—	(4.9)
Settlements	(0.1)	(4.1)

Foreign currency translation and other	(0.9)	0.9

Fair value of plan assets, ending	$13.7	$14.3

Net amount recognized in the balance sheet	$(61.8)	$(62.4)

Amounts recognized in the balance sheet:
Noncurrent asset	$0.6	$1.0
Current liability	(1.8)	(1.9)
Noncurrent liability	(60.6)	(61.5)

Net amount recognized in the balance sheet	$(61.8)	$(62.4)

Pretax accumulated other comprehensive (income) loss	$1.6	$(0.5)

As of December 31, 2018, U.S. plans were underfunded by $0.9 and non-U.S. plans were underfunded by $61.8. The U.S. funded status includes unfunded plans totaling $0.9 and the non-U.S. status includes unfunded plans totaling $62.4.

As of the plans’ December 31, 2018 and 2017 measurement dates, the total accumulated benefit obligation was $69.6 and $71.9, respectively. Also, as of the respective measurement dates, the total projected benefit obligation, accumulated benefit obligation, and fair value of plan assets for retirement plans with accumulated benefit obligations in excess of plan assets were as follows:

	December 31, 2018	December 31, 2017
Projected benefit obligation	$69.5	$70.8
Accumulated benefit obligation	64.1	63.3
Fair value of plan assets	7.1	7.2

Future benefit payments by U.S. plans are estimated to be $0.1 in 2019, $0.1 in 2020, $0.1 in 2021, $0.1 in 2022, $0.1 in 2022 and $0.4 in total over the five years 2024 through 2028. Based on foreign currency exchange rates as of December 31, 2018, future benefit payments by non-U.S. plans are estimated to be $3.0 in 2019, $2.6 in 2020, $2.7 in 2021, $3.1 in 2022, $3.2 in 2023 and $20.1 in total over the five years 2024 through 2028. The Company expects to contribute approximately $0.3 to its retirement plans in 2019. Company defined benefit pension plan expense for 2019 is expected to be approximately $3.7, versus $3.0 in 2018.

Notes to Combined and Consolidated Financial Statements

VERTIV HOLDINGS, LLC

(Dollars in millions except where noted)

The weighted-average assumptions used in the valuation of pension benefits are as follows:

	U.S. Plans		Non-U.S. Plans
	December 31, 2018	December 31, 2017	December 31, 2018	December 31, 2017
Net pension expense
Discount rate	3.35%	3.80%	3.27%	3.32%
Expected return on plan assets	—%	7.25%	5.17%	4.30%
Rate of compensation increase	—%	3.25%	3.04%	3.15%
Benefit obligations
Discount rate	4.30%	3.35%	3.24%	3.27%
Rate of compensation increase	—%	—%	3.36%	3.04%

Actuarially developed yield curves are used to determine discount rates. The expected return on plan assets assumption is determined by reviewing the investment returns of the plans for the past 10 years plus longer-term historical returns of an asset mix approximating the Company’s asset allocation targets, and periodically comparing these returns to expectations of investment advisors and actuaries to determine whether long-term future returns are expected to differ significantly from the past.

The Company’s asset allocations at December 31, 2018 and December 31, 2017 follow:

	U.S. Plans		Non-U.S. Plans
	December 31, 2018	December 31, 2017	December 31, 2018	December 31, 2017
Equity securities	—%	—%	—%	9%
Debt securities	—%	—%	30%	29%
Insurance arrangements	—%	—%	50%	47%
Cash	—%	100%	—%	—%
Other	—%	—%	20%	15%

Total	—%	100%	100%	100%

The primary objective for the investment of plan assets is to secure participant retirement benefits while earning a reasonable rate of return. Plan assets are invested consistent with the principles of prudence and diversification with a long-term investment horizon. The strategy for equity assets is to minimize concentrations of risk by investing primarily in companies in a diversified mix of industries worldwide, while targeting neutrality in exposure to market capitalization levels, growth versus value profile, global versus regional markets, fund types and fund managers.

The approach for debt securities emphasizes investment-grade corporate and government debt with maturities matching a portion of the longer duration pension liabilities. Leveraging techniques are not used and the use of derivatives in any fund is limited and inconsequential.

Notes to Combined and Consolidated Financial Statements

VERTIV HOLDINGS, LLC

(Dollars in millions except where noted)

The fair values of defined benefit plan assets, organized by asset class and by the fair value hierarchy of ASC 820 as outlined in Note 1 follow:

	Level 1	Level 2	Level 3	Total	Percentage
December 31, 2018
Equity securities	$—	$—	$—	$—	—%
Debt securities	—	4.1	—	4.1	30%
Insurance arrangements	—	—	6.8	6.8	50%
Cash	—	—	—	—	—%
Other	—	0.6	2.2	2.8	20%

Total	$—	$4.7	$9.0	$13.7	100%

December 31, 2017
Equity securities	$—	$1.3	$—	$1.3	7.2%
Debt securities	—	4.1	—	4.1	22.7%
Insurance arrangements	—		6.7	6.7	37.0%
Cash	3.7	—	—	3.7	20.4%
Other	—	0.1	2.1	2.3	12.7%

Total	$3.7	$5.5	$8.8	$18.1	100%

Asset Classes

Global equities reflects companies domiciled in the U.S., including multi-national companies, as well as companies domiciled in developed nations outside the U.S. Corporate and government bonds represents investment-grade debt of issuers primarily outside the U.S. and insurance arrangements typically ensure no market losses or provide for a small minimum return guarantee and are primarily invested in bonds by the insurer. Other includes cash and general funds that invest primarily in equities, bank deposits and bonds with a guaranteed rate of return.

Fair Value Hierarchy Categories

Valuations of Level 1 assets for all classes are based on quoted closing market prices from the principal exchanges where the individual securities are traded. Cash is valued at cost, which approximates fair value. Equity securities categorized as Level 2 assets are primarily non-exchange traded commingled or collective funds where the underlying securities have observable prices available from active markets. Valuation is based on the net asset value of fund units held as derived from the fair value of the underlying assets. Debt securities categorized as Level 2 assets are generally valued based on independent broker/dealer bids or by comparison to other debt securities having similar durations, yields and credit ratings. Other Level 2 assets are valued based on a net asset value of fund units held, which is derived from either market-observed pricing for the underlying assets or broker/dealer quotation. U.S. equity securities classified as Level 3 are fund investments in private companies. Valuation techniques and inputs for these assets include discounted cash flow analysis, earnings multiple approaches, recent transactions, transfer restrictions, prevailing discount rates, volatilities, credit ratings and other factors. In the other class, interests in mixed assets funds are Level 2, and non-U.S. general fund investments and insurance arrangements are Level 3.

Notes to Combined and Consolidated Financial Statements

VERTIV HOLDINGS, LLC

(Dollars in millions except where noted)

Details of the changes in value for Level 3 assets are as follows:

	Year Ended
	December 31, 2018	December 31, 2017
Level 3, beginning	$8.8	$9.8
Gains (losses) on assets held	(0.3)	0.9
Purchases, sales and settlements, net	0.5	(1.9)

Level 3, ending	$9.0	$8.8

(9) MULTIEMPLOYER PENSION PLANS

A small subsidiary of the Company has approximately 100 employees who participate in various International Brotherhood of Electrical Workers (IBEW) multiemployer plans under the terms of collective bargaining agreements covering union-represented employees in the U.S. The risks of participating in a multiemployer plan are different from a single employer plan in the following aspects: a) assets contributed to multiemployer plan by one employer may be used to provide benefits to employees of other participating employers; b) if a participating employer stops contributing to the plan, the unfunded obligations of the plan may be borne by the remaining participating employers; and c) if the subsidiary chooses to stop participating in the multiemployer plan, it could be required to pay a calculated amount, based on the funded status of the plan, referred to as a withdrawal liability.

The Company does not participate in any multiemployer benefit plans that are considered to be individually significant. The Company’s contributions did not represent more than five percent of the total contributions to any individual multiemployer plan, except for IBEW Local Union 82 Pension Fund. All except four of the plans in which the company participates in were funded at a level of 80% or greater. None of the plans in which the Company participates are expected to become insolvent as indicated by actuarial certification required under the Multiemployer Pension Reform Act of 2014.

The Company’s contribution to all multiemployer plans totaled $1.1, $1.5, and $1.4 for the years ended December 31, 2018 and 2017, and September 30, 2016, respectively. The Company’s contribution to all multiemployer plans for the one-month ended December 31, 2016, and two-months ended November 30, 2016, was $0.1 and $0.3, respectively.

(10) INCOME TAXES

On December 22, 2017, the Tax Cuts and Jobs Act of 2017 (the “Act”) made significant changes to the Internal Revenue Code, effective for tax years beginning after December 31, 2017. The Act reduced the U.S. federal corporate income tax rate from 35% to 21%, required companies to pay a one-time transition tax on earnings for certain foreign subsidiaries and created new taxes on certain foreign sourced earnings.

In December 2017, the SEC issued Staff Accounting Bulletin No. 118 (“SAB 118”), which provides guidance on accounting for the tax effects of the Act. SAB 118 provides a measurement period that should not extend beyond one year from the Act enactment date for companies to complete the accounting under ASC 740, Income Taxes, (the “measurement period”). In accordance with SAB 118, a company must reflect the income tax effects of those aspects of the Act for which the accounting under ASC 740 is complete. Any provisional amount or adjustment to a provisional amount included in a company’s financial statements during the measurement period should be included in income from continuing operations as an adjustment to tax expense or benefit in the reporting period the amounts are determined.

Notes to Combined and Consolidated Financial Statements

VERTIV HOLDINGS, LLC

(Dollars in millions except where noted)

As of December 31, 2018, we have completed the accounting for the tax effects of the Act. As a result, we recorded a tax benefit of $14.1 for the year ended December 31, 2018 to adjust provisional amounts recorded as of December 31, 2017 related to the tax effects of the Act which are included as a component of income tax expense from continuing operations. The estimate included a one-time transition tax on the mandatory deemed repatriation of foreign earnings, and which was adjusted by $15.9 from $28.0 to $12.1. This adjustment is based on a decrease in cumulative foreign earnings from $180.4 to $78.2. In addition, the provisional amount related to the remeasurement of certain deferred tax assets and liabilities resulted in additional expense of $1.4 while the change in valuation allowance resulted in additional expense of $0.4.

While the Act implemented a territorial tax system, it included two new U.S. tax base erosion provisions: the global intangible low-taxed income (“GILTI”) provisions and the base-erosion and anti-abuse tax (“BEAT”) provisions.

The GILTI provisions require the Company to include in its U.S. income tax return foreign subsidiary earnings in excess of an allowable return on the foreign subsidiary’s tangible assets. The Company expected to be subject to the GILTI provisions, and has made the policy election to record any liability associated with GILTI in the period in which it is incurred. These rules resulted in $4.2 of additional income tax expense in 2018.

The BEAT provisions impose an additional tax if certain base-erosion payments reduce the Company’s U.S. income tax liability. The Company will not be subject to this tax for the year ended December 31, 2018.

In addition to the GILTI and BEAT provisions, the Act includes a favorable provision that allows for a partial deduction for foreign-derived intangible income (“FDII”). The Company expects that it will benefit from the deduction in future periods but is not applicable to the year ended December 31, 2018.

The effective tax rate for continuing operations was (18.4)% and 4.8% for the years ended December 31, 2018 and 2017, 2.5% and 138.1% for the one month period December 1 through December 31, 2016 and two month period October 1 through November 30, 2016, respectively, and 55.9% for the year ended September 30, 2016. The effective rate in the current period is primarily influenced by the impact of the GILTI provisions of the Act and the mix of income between our U.S. and non-U.S. operations which is offset by changes in valuation allowance for U.S. federal purposes. For the year ended December 31, 2017, income tax expense was primarily influenced by the recognition of a valuation allowance for U.S. federal and state purposes, the impact of the Act, recognition of the outside basis difference in stock of a subsidiary that was divested and withholding taxes on repatriation of earnings and other payments made between affiliates.

Earnings (loss) before income taxes from continuing operations consists of the following:

	Successor			Predecessor

	Year Ended				Fiscal Year Ended
	December 31, 2018	December 31, 2017	December 1 through December 31, 2016	October 1 through November 30, 2016	September 30, 2016
United States	$(351.4)	$(427.9)	$(126.0)	$16.8	$180.4
Non-U.S. (1)	80.4	20.8	(45.2)	0.8	70.3

Total earnings (loss) before income taxes	$(271.0)	$(407.1)	$(171.2)	$17.6	$250.7

(1)	Certain of the Company’s Non-U.S. entities generate significant losses for which a valuation allowance is provided for and accordingly do not create a tax benefit.

Notes to Combined and Consolidated Financial Statements

VERTIV HOLDINGS, LLC

(Dollars in millions except where noted)

The principal components of income tax expense (benefit) from continuing operations consists of the following:

	Successor			Predecessor

	Year Ended				Fiscal Year Ended
	December 31, 2018	December 31, 2017	December 1 through December 31, 2016	October 1 through November 30, 2016	September 30, 2016
Current:
Federal	$—	$—	$3.0	$49.9	$109.8
State and local	6.0	4.5	1.5	0.8	8.3
Non-U.S.	83.8	61.7	2.5	18.1	70.0
Deferred:
Federal	(8.4)	(46.3)	2.0	(42.1)	(22.9)
State and local	(2.7)	(7.0)	(2.4)	0.2	(0.8)
Non-U.S.	(28.8)	(32.6)	(10.9)	(2.6)	(24.3)

Income tax expense (benefit)	$49.9	$(19.7)	$(4.3)	$24.3	$140.1

Included in deferred Federal tax expense (benefit) for 2017 includes $(3.0) for adjustments to the Company’s deferred tax liabilities and assets for the enacted U.S. statutory tax rate changes. For income tax expense (benefit) associated with the sale of ASCO, refer to Note 4, Discontinued Operations.

Notes to Combined and Consolidated Financial Statements

VERTIV HOLDINGS, LLC

(Dollars in millions except where noted)

Reconciliation of U.S. federal statutory taxes to the Company’s total income tax expense (benefit) from continuing operations consists of the following:

	Successor			Predecessor

	Year Ended				Fiscal Year Ended
	December 31, 2018	December 31, 2017	December 1 through December 31, 2016	October 1 through November 30, 2016	September 30, 2016
Taxes at U.S. statutory rate (21%) (1)	$(56.9)	$(142.8)	$(59.9)	$6.2	$87.8
State and local taxes, net of federal tax benefit	(6.0)	(12.7)	(2.0)	0.6	4.9
Non-U.S. rate differential	4.2	(0.6)	3.4	(5.0)	(3.5)
Non-U.S. tax holidays	(4.4)	0.4	(1.2)	0.2	(8.2)
Uncertain tax positions	21.5	3.5	—	(0.5)	(1.2)
Tax Cuts and Jobs Act of 2017	(14.1)	23.0	—	—	—
Global intangible low-tax income inclusion	4.2	—	—	—	—
Change in valuation allowances	104.7	93.4	36.4	0.3	4.4
Taxes on undistributed foreign earnings and withholding/ dividend taxes	(2.3)	16.0	0.9	(34.6)	30.8
U.S. implications of non-U.S. earnings	12.3	2.3	1.5	55.6	20.6
R&D deduction/ credit	(13.0)	(8.9)	—	(1.5)	(3.7)
Non-taxable settlement of contingent consideration	(15.8)	(6.3)	—	—	—
Change in China tax rate	—	(10.4)	—	—	(9.1)
Outside basis difference on divestiture	—	19.1	—	—	—
Non-deductible transaction costs	—	(5.9)	12.1	—	—
Goodwill impairment	—	—	—	—	20.0
Other (2)	15.5	10.2	4.5	3.0	(2.7)

Total income tax expense (benefit)	$49.9	$(19.7)	$(4.3)	$24.3	$140.1

1.	The U.S. statutory rate was 35% for the periods prior to January 1, 2018.
2.	Represents several adjustments, none of which are significant for separate disclosure.

For the year ended December 31, 2018, income tax expense was primarily influenced by the recognition of a valuation allowance for U.S. federal and state purposes and certain non-U.S. jurisdictions, the impact of the Act, changes in uncertain tax positions, withholding taxes on repatriation of earnings, and other payments made between affiliates.

The Company has reached tax holiday agreements with certain non-U.S. tax jurisdictions, China being the most significant, and most of the holidays are scheduled to expire between 2018 and 2019. It is the Company’s intention to reapply for these holidays as they expire based on business conditions at that time.

Notes to Combined and Consolidated Financial Statements

VERTIV HOLDINGS, LLC

(Dollars in millions except where noted)

As of December 31, 2018 and December 31, 2017 the Company has recognized a $46.5 and $53.5 deferred income tax liability for U.S. federal income taxes and foreign withholding taxes on outside basis differences for certain foreign subsidiaries. As of December 31, 2018 and 2017, the Company has provided for U.S. federal income taxes, foreign withholding and other taxes on outside basis differences in foreign subsidiaries with earnings that are not indefinitely reinvested. Certain earnings of certain foreign affiliates continue to be indefinitely reinvested, but determining the impact was not practicable.

The principal items that gave rise to deferred income tax assets and liabilities follow:

	December 31, 2018	December 31, 2017
Deferred tax assets
Net operating losses and capital losses	$168.2	$162.2
Accrued liabilities	35.1	25.2
Employee compensation and benefits	16.8	17.3
Pensions	11.0	15.3
Business interest deduction limitation	57.3	4.7
Inventory	15.8	4.7
Litigation Reserve	14.9	0.7
Other	13.6	6.0

Total deferred tax assets, before valuation allowances	$332.7	$236.1

Valuation allowances	$(208.0)	$(108.5)

Deferred tax assets, net of valuation allowances	$124.7	$127.6

Deferred tax liabilities
Intangibles & Goodwill	(128.9)	(149.8)
Undistributed foreign earnings	(46.6)	(53.5)
Property, plant & equipment	(37.7)	(41.5)
Debt issuance costs	(56.4)	(66.9)
Other	(4.7)	(5.9)

Total deferred tax liabilities	$(274.3)	$(317.6)

Net deferred income tax assets (liabilities)	$(149.6)	$(190.0)

At December 31, 2018, the Company had federal net operating losses for all U.S. operations of $379.7, expiring at various times starting in 2036 with some losses having an unlimited carryforward period. At December 31, 2018, the gross amount of the Company’s state net operating losses was $559.8, expiring at various times between 2021 and 2038.

At December 31, 2018, the Company’s foreign net operating losses that are available to offset future taxable income were $225.4. These foreign loss carryforwards will expire at various times beginning in 2019 with some losses having an unlimited carryforward period.

At December 31, 2018, the Company’s foreign capital loss carryforwards were $58.4. These foreign capital loss carryforwards will expire in 2024.

Notes to Combined and Consolidated Financial Statements

VERTIV HOLDINGS, LLC

(Dollars in millions except where noted)

A net increase in the valuation allowance of $99.5 is due to certain deferred income taxes for continuing operations which are not more likely than not to be realized. The net increase is comprised of additions of $104.7 and adjustments related to the Act of $0.4, offset by decreases related to currency translation adjustments of ($5.6).

Pursuant to the Transaction Agreement, Emerson agreed to indemnify the Company for all U.S. federal, state or local income taxes that are attributable to any period prior to the Transaction. An indemnification receivable of $15.1 has been recorded to noncurrent other assets for the uncertain tax positions related to periods prior to the Transaction disclosed in the table below, and the impact on the Company’s tax expense for changes in uncertain tax positions of periods prior to the Transaction (discussed below) will be offset by the Emerson indemnification, resulting in no effect on the Company’s net income.

Following are changes in unrecognized tax benefits before considering recoverability of cross-jurisdictional tax credits (federal, state, and non-U.S.) and temporary differences. The amount of unrecognized tax benefits is not expected to significantly increase or decrease within the next 12 months.

	Successor			Predecessor

	December 31, 2018	December 31, 2017	December 31, 2016	September 30, 2016
Beginning balance	$22.0	$20.9	$21.2	$25.0
Additions for the current year tax positions	11.6	3.9	0.3	1.4
Additions for prior year tax positions	9.6	2.7	—	2.6
Reductions for prior year tax positions	(4.8)	(1.9)	(0.6)	(3.4)
Reductions for settlements with tax authorities	—	(3.4)	—	—
Reductions for expirations of statute of limitations	—	(0.2)	—	(1.5)

Ending balance	$38.4	$22.0	$20.9	$24.1

The total amount of net unrecognized tax benefits that would affect income tax expense, if recognized in the Consolidated Financial Statements, is $24.6. In addition, an adjustment of $15.1 would result to other expense for reversal of the indemnification receivable. The Company accrues interest and penalties related to income taxes in income tax expense. As of December 31, 2018, and 2017, total accrued interest and penalties were $6.2 and $6.1, respectively.

The U.S. is the major jurisdiction for which the Company files income tax returns. Examinations by the U.S. Internal Revenue Service are complete through 2013. The status of state and non-U.S. tax examinations varies due to the numerous legal entities and jurisdictions in which the Company operates. Pursuant to the Transaction Agreement, Emerson will indemnify the Company for any tax assessments for periods prior to the Transaction.

Vertiv Holdings, LLC and its eligible subsidiaries, file a consolidated U.S. Federal income tax return. Therefore, the Company can utilize Vertiv Holdings, LLC and the Vertiv Holding Companies’ tax attributes or vice versa. The Company accounts for Vertiv Holdings LLC and Vertiv Holdings Companies under the separate return method. As Vertiv Holdings, LLC, Vertiv Holding Companies and the Company have incurred tax losses since inception, there has been no reduction of the deferred tax assets above related to net operating loss carryforwards.

Notes to Combined and Consolidated Financial Statements

VERTIV HOLDINGS, LLC

(Dollars in millions except where noted)

(11) STOCK-BASED COMPENSATION

On March 27, 2017, the Company adopted the 2017 Exit Transaction Bonus Plan (the “Plan”), under which participants may be entitled to receive compensation upon the occurrence of certain qualifying events. The Plan may be modified at any point before a qualifying event. No qualifying events have occurred subsequent to year end or are probable of occurring and no amounts have been paid or accrued under the Plan.

Prior to the Transaction, as a business unit of Emerson, certain Company employees participated in Emerson’s stock-based compensation plans, which included stock options, performance shares, and restricted stock. All awards granted under these stock-based compensation plans were based on Emerson’s common stock and are not indicative of the results that the Company would have experienced as a separate and independent company for the periods presented. During the two-months ended November 30, 2016, the Predecessor recognized $4.0 million of compensation expense related to these plans. Upon the close of the Transaction, employee participation in the Emerson sponsored plans ceased. The following represents the Company’s portion of Emerson’s stock-based compensation plans as of September 30, 2016 and prior periods.

Stock Options

The Emerson stock option plan permits key officers and employees to purchase Emerson common stock at specified prices, which are equal to 100 percent of the closing market price of Emerson’s common stock on the date of grant. Options generally vest one-third in each of the three years subsequent to grant and expire 10 years from the date of grant. Compensation expense is recognized ratably over the vesting period based on the number of options expected to vest.

There were no stock option awards to Company employees for the year ended December 31, 2018 and 2017 or one month ended December 31, 2016.

Changes in shares subject to options for the Company’s employees during the year ended September 30, 2016 follow (shares in thousands):

	Weighted-Average Exercise Price per Share	Emerson Shares	Total Intrinsic Value of Awards	Average Remaining Life (Years)
Beginning of year	$55.21	2,185	$3.5	5.5
Options granted	—	—
Options exercised	$40.99	(193)
Options canceled	$56.12	(129)

End of year	$56.90	1,863	$3.5	5.5

Exercisable at end of year	$54.94	1,371	$3.5	4.8

There were no stock option awards to Company employees for the year ended September 30, 2016. The weighted-average grant date fair value per option was $12.4 (dollars) for the year ended September 30, 2015. Cash received for option exercises was $7.5 for the year ended September 30, 2016. The total intrinsic value of options exercised for the years ended September 30, 2016 was $2.3, while the income tax benefit realized by the Company from tax deductions related to option exercises was $0.7.

Notes to Combined and Consolidated Financial Statements

VERTIV HOLDINGS, LLC

(Dollars in millions except where noted)

Performance Shares and Restricted Stock

Emerson’s incentive shares plans include performance shares awards which distribute the value of Emerson common stock to key management employees subject to certain operating performance conditions and other restrictions. The form of distribution is primarily shares of Emerson common stock with a portion in cash. Compensation expense for performance shares is recognized over the service period based on the number of shares ultimately expected to be earned. These awards are accounted for as liabilities in accordance with ASC 718, Compensation - Stock Compensation, with compensation expense adjusted at the end of each reporting period to reflect the change in fair value of the awards.

As of September 30, 2016, 559,000 performance shares awarded primarily in 2013 were outstanding, contingent on Emerson achieving its performance objectives through 2016 and the provision of additional service by employees. The objectives for these Emerson shares were met at an 86 percent level at the end of 2016, or 480,740 shares.

Incentive shares plans also include restricted stock awards which involve distribution of common stock to key management employees subject to cliff vesting at the end of service periods ranging from three to ten years. The fair value of restricted stock awards is determined based on the average of the high and low market prices of Emerson common stock on the date of grant, with compensation expense recognized ratably over the applicable service period. No restricted shares vested for the years ended September 30, 2016. As of September 30, 2016, there were 80,000 shares of unvested restricted stock outstanding.

Changes in shares outstanding but not yet earned under the incentive shares plans during the year ended September 30, 2016 follow (shares in thousands):

	Emerson Shares	Average Grant Date Fair Value Per Share
Beginning of year	716	$49.14
Granted	—	—
Earned/vested	(5)	$53.31
Canceled	(150)	$49.39

End of year	561	$49.03

Total stock-based compensation expense was $11.4 for the year ended September 30, 2016. The increase in expense in 2016 relates mainly to performance shares, driven by a higher Emerson stock price in the current year compared to 2015. Income tax benefits recognized in the combined statements of earnings (loss) for these stock-based compensation arrangements during the year ended September 30, 2016 was $2.0. As of September 30, 2016, total unrecognized compensation expense related to unvested shares awarded under these plans was $5.3, which is expected to be recognized over a weighted-average period of 1.2 years.

Notes to Combined and Consolidated Financial Statements

VERTIV HOLDINGS, LLC

(Dollars in millions except where noted)

(12) DEBT

Long-term debt consists of the following as of December 31, 2018 and 2017:

	December 31, 2018	December 31, 2017
9.250% Senior notes due 2024	$750.0	$750.0
Term Loan due 2023	2,070.0	2,070.0
12.00%/13.00% PIK notes due 2022	500.0	500.0
ABL Revolving Credit Facility due 2021	245.1	—
Unamortized discount and issuance costs	(137.3)	(160.4)

Total long-term debt	$3,427.8	$3,159.6

Contractual maturities of the Company’s debt obligations as of December 31, 2018 are shown below:

	Term Loan	Senior Notes	PIK Notes	ABL	Total
2019	$—	$—	$—	$—	$—
2020	—	—	—	—	—
2021	—	—	—	245.1	245.1
2022	—	—	—	—	—
2023	2,070.0	—	500.0	—	2,570.0
Thereafter	—	750.0	—	—	750.0

Total	$2,070.0	$750.0	$500.0	$245.1	$3,565.1

9.250% Senior Notes

On October 17, 2016, Vertiv Group issued $750.0 aggregate principal amount of 9.250% senior notes maturing on October 15, 2024 (the “2024 Notes”). The proceeds of the 2024 Notes were used to finance the Transaction and related costs.

Each 2024 Note bears interest at a rate of 9.250% per annum payable semi-annually on April 15 and October 15 of each year, which commenced with April 15, 2017. Prior to the maturity date, the 2024 Notes are also subject to repurchase of up to 100% of the outstanding aggregate principal at a redemption price of 100% plus an applicable premium (as defined in the indenture to the 2024 Notes) and accrued and unpaid interest. The 2024 Notes rank contractually equal in right of payment to all of Vertiv Group’s other existing and future senior unsecured indebtedness. Each 2024 Note is guaranteed on a senior unsecured basis by all of Vertiv Group’s domestic subsidiaries that are borrowers under or guarantee the Term Loan (as defined below) and the ABL Revolving Credit Facility. On October 27, 2017, Vertiv Group entered into a supplemental indenture to permit the payment of a one-time dividend in connection with the sale of our critical power business and to lower the cap on indebtedness permitted under the indenture.

Term Loan

Concurrently with the closing of the Transaction, Vertiv Group and Vertiv Intermediate II entered into a $2,320.0 senior term loan credit agreement that matures on November 30, 2023 with JPMorgan Chase Bank, N.A. as administrative agent and collateral agent (the “Term Loan Facility”, and the loan thereunder, the “Term Loan”). On February 9, 2017, Vertiv Group made a voluntary partial prepayment of $75.0 on the Term Loan, reducing the outstanding principal amount to $2,245.0.

Notes to Combined and Consolidated Financial Statements

VERTIV HOLDINGS, LLC

(Dollars in millions except where noted)

On March 17, 2017, Vertiv Group, Vertiv Intermediate II, certain of their subsidiaries, the relevant lenders under the Term Loan Facility and the administrative agent under the Term Loan Facility amended the Term Loan Facility (the “Amended Term Loan Facility”) to reduce the interest payable thereunder to the LIBO Rate (as defined in the documentation governing the Amended Term Loan Facility), plus the applicable margin of 4.00% per annum, or the Base Rate (as defined in the documentation governing the Amended Term Loan Facility) as in effect from time to time, plus the applicable margin of 3.00% per annum. The loans under the Amended Term Loan Facility amortize in quarterly installments in an amount equal to 1.00% per annum beginning in June 2020, and include other customary mandatory prepayments including: (a) commencing with the fiscal year ending December 31, 2018 (as clarified in that certain Amendment No. 2 described below), 75% (subject to step-downs based on first lien net leverage ratios) of Excess Cash Flow (as defined in documentation governing the Amended Term Loan Facility) and (b) subject to certain exceptions and reinvestment rights, the Term Loan requires that 100% of the net cash proceeds from certain asset sales, insurance recovery and condemnation events and unpermitted debt issuances are applied to repay the loans thereunder.

Subject to customary conditions, the Amended Term Loan Facility allows for an increase in the commitments thereunder by an amount not to exceed the sum of (i) $325.0, (ii) all previous voluntary prepayments of the loans thereunder as of the relevant date of determination (other than the prepayment described in the immediately subsequent paragraph), and (iii) an unlimited amount so long as the first lien net leverage ratio as of the relevant date of determination does not exceed 3.05 to 1.00 on a pro forma basis. The obligations of Vertiv Group under the Term Loan are guaranteed by Vertiv Intermediate II, and Vertiv Group’s existing and future direct and indirect wholly-owned domestic subsidiaries, with certain exceptions, and secured by (i) first priority liens and security interests on substantially all of the fixed assets of Vertiv Group and the guarantors and (ii) second priority liens and security interests on substantially all current assets of Vertiv Group and the guarantors.

On November 1, 2017, Amendment No. 2 to the Term Loan Facility was executed and a $500.0 partial prepayment of the loans under the Amended Term Facility was made as a condition to the effectiveness of such Amendment No. 2. Amendment No. 2 also permitted the payment of a one-time dividend in connection with the sale of our critical power business and eliminated the quarterly installments of 1.00% per annum beginning in June 2020. The terms of the loan under the Amended Term Facility were otherwise unchanged. Lender fees of $8.7 were capitalized and are being amortized over the remaining life of the debt and $29.2 of original issuance costs were written off due to the prepayment. Additionally, $99.0 in consent fees and $6.2 of legal and administrative fees were expensed and are included in interest expense in the year ended December 31, 2017.

In December 2017, Vertiv Group, the guarantors party to the Amended Term Loan Facility on such date and JPMorgan Chase Bank, N.A., as administrative agent and the incremental lender, further modified the Amended Term Loan Facility to provide for an incremental borrowing of $325.0 on the Term Loan, resulting in a principal balance of $2,070.0 and $4.2 of issuance costs capitalized.

12.00%/13.00% Senior PIK Toggle Notes due 2022

On February 9, 2017, Vertiv Intermediate Holding Corporation (“Holdco”), a wholly owned subsidiary of Vertiv Holding, issued $500.0 of 12.00%/13.00% Senior PIK Toggle Notes due 2022 (the “2022 Notes”). Holdco used the proceeds from the offering to (a) pay a cash dividend to its sole stockholder and (b) repay $75.0 of outstanding loans under the Term Loan. Holdco’s only material asset is the capital stock of Vertiv Intermediate II, another holding corporation whose only material assets are its equity interest in Vertiv Group. Other than the 2022 Notes and its ownership of the capital stock of Intermediate Holding II, Holdco has no independent operations. Each note bears interest (a) at a cash interest rate of 12.00% per annum (b) at a “PIK”

Notes to Combined and Consolidated Financial Statements

VERTIV HOLDINGS, LLC

(Dollars in millions except where noted)

interest rate of 13.00% for interest paid through increases in the principal amount of notes outstanding or through issuances of new notes (upon satisfaction of certain conditions), either of which is payable semi-annually on February 15 and August 15 of each year, commencing with August 15, 2017. The 2022 Notes rank contractually equal in right of payment to all of Holdco’s other existing and future senior unsecured indebtedness. On October 27, 2017, Holdco entered into a supplemental indenture to permit the payment of a one-time dividend in connection with the sale of the our critical power business and to lower the cap on indebtedness permitted under the indenture.

ABL Revolving Credit Facility

Concurrently with the closing of the Transaction, Vertiv Group, as lead borrower, certain of its subsidiaries, as borrowers, and Vertiv Intermediate II entered into an aggregate $400.0 asset-based revolving credit agreement (the “ABL Revolving Credit Agreement”) that matures on November 30, 2021 (such facility, the “ABL Revolving Credit Facility”) with the lenders party thereto and JPMorgan Chase Bank, N.A., as administrative agent and collateral agent. Subject to certain terms and conditions, the ABL Revolving Credit Agreement allows Vertiv Group to increase the commitments under the ABL Revolving Credit Facility by an aggregate amount not to exceed $150.0, During the year ended December 31, 2018, Vertiv Group increased the limit on the ABL Revolving Credit Facility to $425.0. As of December 31, 2018, we have $125.0 of incremental capacity remaining. The commitments under the ABL Revolving Credit Agreement are bifurcated into (i) commitments in respect of a U.S. dollar-denominated sub-facility (the “U.S. Sub-facility”) and (ii) commitments with respect of one or more sub-facilities available in multiple currencies outside of the U.S. dollar (collectively, the “Foreign Sub-facilities”). The obligations under the ABL Revolving Credit Facility are guaranteed (or, in the case of certain subsidiaries, co-borrowed) by Vertiv Intermediate II and Vertiv Group’s existing and future direct and indirect wholly-owned domestic subsidiaries, with certain exceptions, and secured by (i) first priority liens and security interests on substantially all of the current assets of Vertiv Group and the guarantors, and (ii) second priority liens and security interests on substantially all of the fixed assets of Vertiv Group and the guarantors. In addition, the obligations in respect of the Foreign Sub-facilities are guaranteed (or in the case of certain subsidiaries, co-borrowed) by certain foreign subsidiaries of Vertiv Group, and secured by the assets of such foreign subsidiaries that are included in the asset base.

On February 15, 2019 we increased the limit on our ABL Revolving Credit Facility to $455.0.

At the Vertiv Group’s option, U.S. Sub-facility loans under the ABL Revolving Credit Facility bear interest at either (a) a LIBOR rate, plus an initial applicable margin of 1.75% (or 2.75% for borrowings within the FILO tranche), or (b) a base rate (not less than 2.00%) plus an initial applicable margin of 0.75% (or 1.75% for borrowings within the FILO tranche). Foreign Sub-facilities bear interest at the benchmark rate applicable to the elected currency each loan is carried in, plus an applicable margin. The applicable margin for all loans under the ABL Revolving Credit Facility following the Closing Date is the initial applicable margin. Following the Company’s first full fiscal quarter after the Closing Date and each quarter thereafter, the applicable margin is subject to an increase or decrease of 25 basis points from the initial applicable margin as determined by the average available borrowings for the preceding quarter. The ABL Revolving Credit Facility also requires a commitment fee be paid to the lenders on the average daily unused portion thereof at a rate of 0.25% per annum through maturity.

At December 31, 2018, Vertiv Group had $146.9 of availability under the ABL Revolving Credit Facility, net of letters of credit outstanding in the aggregate principal amount of $32.1.

Notes to Combined and Consolidated Financial Statements

VERTIV HOLDINGS, LLC

(Dollars in millions except where noted)

(13) EQUITY

As of December 31, 2018 and 2017, 850,000 Class A Units of equity securities and 150,000 Class B Units of equity securities were outstanding. 100% of the Class A Units are owned by JV Holdings and 100% of the Class B Units are owned indirectly by Emerson. The holders of Class A Units are deemed to have one (1) vote per Class A Unit held, and the holders of Class B Units are deemed to have one (1) vote per Class B unit held (with respect to matters for which such holders are entitled to vote). The holders of Class A Units and the holders of Class B Units each have rights to acquire additional equity securities Holdings LLC may issue in proportion to the number of equity securities held at that point in time. The holders of the Class A Units also have rights to purchase additional equity securities where the Holdings LLC issues such equity securities in connection with Holdings LLC exceeding certain debt thresholds.

The holders of the Class B Units have a subordinate interest in distributions from Holdings LLC and proceeds from the Holding LLC’s sale or liquidation, until such time as the holders of the Class A Units have received a threshold return on their initial investment in Holdings LLC. After such time as the holders of the Class B Units have received a return which is directly linked to the threshold return received by holders of the Class A Units, future distributions from Holdings LLC or proceeds from Holding LLC’s sale or liquidation are paid to the holders of the Class A Units and the holders of the Class B Units ratably.

(14) RELATED PARTY TRANSACTIONS

Transactions with Platinum Affiliates

The Company receives certain corporate and advisory services from Platinum Equity Advisors, LLC (“Advisors”), an affiliate of Platinum. These services are provided pursuant to a corporate advisory services agreement (the “CASA”) between Advisors and the Company. During the year ended December 31, 2018, the Company recorded $5.0 in charges related to the CASA which are included in selling, general and administrative expenses in the combined and consolidated statements of earnings (loss). Additionally, the Company recorded $0.9 in charges related to fees and expense reimbursement for such services and $1.25 related to the Geist acquisition during the year ended December 31, 2018.

During the year ended December 31, 2017, the Company recorded $15.0 in charges related to the CASA which are included in selling, general and administrative expenses in the combined and consolidated statements of earnings (loss). Additionally, total charges of $22.2 comprised of $12.5, $4.3, $1.4, and $4.0 in transaction and financing fees incurred relating to the sale of the Company’s critical power business, financing fees on the net proceeds received from the 2022 Notes, the purchase of Energy Labs, Inc. during 2017, and fees and expense reimbursement. The $12.5 of transaction and financing fees are included in other deductions, net, while the remaining fees are included in selling, general and administrative expenses. During 2017, Holdings LLC paid cash dividends to JV Holdings of $1,024.0.

During the one-month period ended December 31, 2016, the Company recorded $1.3 in charges related to the CASA included in selling, general and administrative expenses in the combined and consolidated statements of earnings (loss). In addition, in accordance with the CASA, the Company paid Advisors a one-time advisory fee of $65.0 on the Closing Date for advisory services provided in connection with the Transaction. Of that fee, $16.3 was recorded as debt issuance cost with the remainder charged to selling, general and administrative expenses in our combined and consolidated statements of earnings (loss) for the one-month period ended December 31, 2016. In addition to this fee, the Company reimbursed Advisors for $4.0 of out-of-pocket costs, of which $0.2 was recorded as debt issuance cost, $0.7 was recorded as prepaid insurance, and $3.1 was recorded

Notes to Combined and Consolidated Financial Statements

VERTIV HOLDINGS, LLC

(Dollars in millions except where noted)

as Transaction-related cost and included in selling, general, and administrative expenses in the combined and consolidated statements of earnings (loss). During 2017, Platinum purchased and sold $50.0 of the 2022 notes.

The Company also purchases and sells goods in the ordinary course of business with Platinum affiliates. A summary of the Company’s purchases and sales of goods or services with affiliates of Platinum is as follows:

	Successor			Predecessor

	Year Ended				Fiscal Year Ended
	December 31, 2018	December 31, 2017	December 1 through December 31, 2016	October 1 through November 30, 2016	September 30, 2016
Sales to Platinum affiliates	$0.2	$—	$—	$—	$—
Purchases from Platinum affiliates	56.6	5.0	—	—	—

	December 31, 2018	December 31, 2017
Accounts payable	$0.5	$—

Transactions with Emerson

Prior to November 30, 2016 the Company was a business unit of Emerson, and was charged for costs directly related to its operations, as well as allocated a portion of Emerson’s general corporate costs. Emerson maintained a centralized information technology function for its business units and also administered medical insurance and various programs including but not limited to workers’ compensation and general and product liability insurance. Charges to the Company for all of these services were based on Emerson’s costs and the Company’s actual usage. The Company also utilized Emerson global shared service centers. Those centers hosted Company-dedicated resources which provide customer facing support, engineering, and back office financial services. Costs for Company-dedicated resources were directly charged to the Company, the majority of which related to employee compensation and benefits, and the remainder of which related to the Company’s share of facility overhead. In addition, general corporate costs incurred by Emerson were allocated to the Company based on its proportionate share of Emerson’s total consolidated revenue, a basis which management believes is appropriate and reasonable, and includes the cost of support functions such as procurement, logistics, marketing, finance, human resources, legal, and other corporate functions. These costs may not reflect the actual costs that would have been incurred had the Company operated on a stand-alone basis during the Predecessor Periods.

Subsequent to November 30, 2016, and upon the consummation of the Transaction, the Company and Emerson entered into a transition services agreement (the “Transition Services Agreement”), pursuant to which Emerson or its affiliates provide certain transitional services to the Company, including administrative services and IT services. The term of the Transition Services Agreement began on the Closing Date and will end on its twelve-month anniversary, unless otherwise agreed to with respect to an applicable service. The Company may terminate any service provided to it for any reason upon 30-90 days prior written notice. Generally, services are charged at a monthly cost, which varies depending on the service provided.

The Company also purchases and sells goods and services and leases office space in the ordinary course of business with affiliates of Emerson. The Company sold a building to Emerson during 2018 for approximately $2.8 and received indemnification payments from Emerson of approximately $16.3.

Notes to Combined and Consolidated Financial Statements

VERTIV HOLDINGS, LLC

(Dollars in millions except where noted)

Related-party transactions are as follows:

	Successor			Predecessor

	Year Ended				Fiscal Year Ended
	December 31, 2018	December 31, 2017	December 1 through December 31, 2016	October 1 through November 30, 2016	September 30, 2016
Information technology services	$1.4	$19.9	$2.1	$3.9	$25.2
Medical insurance	—	3.6	—	4.7	28.6
Other programs	0.4	1.1	—	0.9	13.9
Shared service centers	—	13.5	1.6	5.1	74.7
General corporate costs	0.8	0.6	0.1	5.0	45.8

A summary of the Company’s purchases and sales of goods or services with affiliates of Emerson is as follows:

	Successor			Predecessor

	Year Ended				Fiscal Year Ended
	December 31, 2018	December 31, 2017	December 1 through December 31, 2016	October 1 through November 30, 2016	September 30, 2016
Sales to Emerson affiliates	$3.8	$5.2	$0.3	$0.6	$10.2
Purchases from Emerson affiliates	32.0	42.8	1.9	7.8	36.3
Lease payments to Emerson affiliates	1.5	1.5	0.1	0.2	—

Related-party balances reported in the consolidated balance sheets include the following:

	December 31, 2018	December 31, 2017
Receivables	$0.6	$2.1
Accounts payable	4.8	5.1

Notes to Combined and Consolidated Financial Statements

VERTIV HOLDINGS, LLC

(Dollars in millions except where noted)

(15) ACCUMULATED OTHER COMPREHENSIVE INCOME (LOSS)

Activity in accumulated other comprehensive income (loss) is as follows:

	Successor			Predecessor

	Year Ended				Fiscal Year Ended
	December 31, 2018	December 31, 2017	December 1 through December 31, 2016	October 1 through November 30, 2016	September 30, 2016
Foreign currency translation, beginning	$133.8	$(8.3)	$—	$(159.1)	$(110.9)
Other comprehensive income (loss)	(90.6)	142.1	(8.3)	(74.7)	(48.2)

Foreign currency translation, ending	43.2	133.8	(8.3)	(233.8)	(159.1)
Pension, beginning	(0.3)	(2.2)	—	(22.5)	(16.1)
Actuarial gain deferred during the period, net of income taxes	(1.1)	1.9	(2.2)	—	(7.5)
Amortization of deferred losses into earnings	—	—	—	0.3	1.1

Pension, ending	(1.4)	(0.3)	(2.2)	(22.2)	(22.5)
Cash flow hedges, beginning	—	—	—	(2.1)	(3.0)
Gains (losses) deferred during the period	—	—	—	—	(3.4)
Reclassification of (gains) losses to sales and cost of sales	—	—	—	0.3	4.3

Cash flow hedges, ending	—	—	—	(1.8)	(2.1)

Accumulated other comprehensive income (loss)	$41.8	$133.5	$(10.5)	$(257.8)	$(183.7)

Activity above is shown net of income taxes as of December 31, 2018, 2017 and 2016, November 30, 2016, and September 30, 2016, respectively, as follows: pension actuarial losses deferred during the period: $0.0, $0.0, $0.0, $0.0, and $2.6; amortization of pension deferred losses into earnings: $0.0 $0.0, $0.0, $(0.1), and $(0.4); deferral of cash flow hedging losses: $0.0 $0.0, $0.0, $0.0, and $2.0; reclassification of realized cash flow hedging (gains) losses: $0.0, $0.0, $0.0, $(0.2), and $(2.6).

(16) SEGMENT INFORMATION

The primary measure used for assessing segment performance and making operating decisions is earnings before interest and income taxes. Beginning with the first quarter of 2019, the segment performance measure excludes certain costs that support global product platform development and digital as a result of a change in the way we evaluate the performance of operations, develop strategy and allocate capital resources. Such costs are now included in Corporate and other. We also revised our sales by product and service offering categories during the first quarter of 2019. As noted below, certain prior year comparative segment measurements have been restated in the tables below to conform with the 2019 presentation.

Notes to Combined and Consolidated Financial Statements

VERTIV HOLDINGS, LLC

(Dollars in millions except where noted)

The segment performance measure excludes corporate and other costs which consist of headquarters management costs, stock-based compensation, interest expense, other incentive compensation, global digital costs, and costs that support global product platform development and offering management. Intersegment selling prices approximate market prices. Summarized information about the Company’s results of operations by business segment and product and service offering follows:

Americas includes products and services sold for applications within the data center, communication networks and commercial/industrial markets in North America and Latin America. This segment’s principal product and service offerings include:

•	Critical infrastructure and solutions include AC and DC power management thermal management, modular hyperscale type data center sites, as well as hardware for managing IT equipment;

•	I.T. and edge infrastructure includes, racks, rack power, rack power distribution, rack thermal systems, and configurable integrated solutions; and

•

Services and software solutions include preventative maintenance, acceptance testing, engineering and consulting, performance assessments, remote monitoring, training, spare parts, and digital critical infrastructure software.

Asia Pacific includes products and services sold for applications within the data center, communication networks and commercial/industrial markets throughout China, India and the rest of Asia. Products and services offered are similar to the Americas segment.

Europe, Middle East & Africa includes products and services sold for applications within the data center, communication networks and commercial/industrial markets in Europe, Middle East & Africa. Products and services offered are similar to the Americas segment.

Business Segments

	Successor			Predecessor

	Year Ended				Fiscal Year Ended
Sales	December 31, 2018	December 31, 2017	December 1 through December 31, 2016	October 1 through November 30, 2016	September 30, 2016
Americas	$2,175.6	$1,886.7	$149.1	$318.2	$1,900.4
Asia Pacific	1,346.9	1,239.5	91.2	152.0	1,275.9
Europe, Middle East & Africa	938.0	918.1	76.3	116.9	930.4

	4,460.5	4,044.3	316.6	587.1	4,106.7
Eliminations	(174.9)	(164.9)	(14.9)	(20.9)	(163.2)

Total	$4,285.6	$3,879.4	$301.7	$566.2	$3,943.5

Notes to Combined and Consolidated Financial Statements

VERTIV HOLDINGS, LLC

(Dollars in millions except where noted)

	Successor			Predecessor

	Year Ended				Fiscal Year Ended
Earnings (loss) from Continuing Operations before income taxes	December 31, 2018 (1)	December 31, 2017 (1)	December 1 through December 31, 2016 (1)	October 1 through November 2016 (2)	September 30, 2016 (2)
Americas	$301.0	$241.8	$(13.6)	$33.2	$259.4
Asia Pacific	136.6	64.2	(40.0)	5.4	108.3
Europe, Middle East & Africa	29.8	45.4	0.1	(7.8)	2.5

	467.4	351.4	(53.5)	30.8	370.2
Goodwill impairment	—	—	—	—	57.0
Corporate and other	(449.6)	(379.2)	(89.9)	(12.9)	(62.5)
Interest expense, net	(288.8)	(379.3)	(27.8)	(0.3)	—

Total	$(271.0)	$(407.1)	$(171.2)	$17.6	$250.7

(1)

Beginning with the first quarter of 2019, the segment performance measure excludes certain costs that support global product platform development and digital as a result of a change in the way we evaluate the performance of operations, develop strategy and allocate capital resources. Such costs are now included in Corporate and other. Comparative segment measurements for the years ended December 31, 2018 and 2017 and the one month period ended December 31, 2016, have been adjusted by $156.4, $159.6, and $13.3 in Americas, $16.8, $14.4, and $1.2 in APAC, and $35.6, $32.4, and $2.7 in EMEA, respectively, to reflect this modification.

(2)

The Company did not change the measurement of segment profit and loss for the two month period ended November 30, 2016 and the fiscal year ended September 30, 2016, as it was not deemed practicable to do so.

Total Assets	December 31, 2018	December 31, 2017
Americas	$2,410.1	$2,253.4
Asia Pacific	1,165.5	1,258.8
Europe, Middle East & Africa	980.3	1,000.6

	4,555.9	4,512.8
Corporate and other	238.5	294.2

Total	$4,794.4	$4,807.0

	Successor			Predecessor

	Year Ended				Fiscal Year Ended
Intersegment sales	December 31, 2018	December 31, 2017	December 1 through December 31, 2016	October 1 through November 30, 2016	September 30, 2016
Americas	$29.9	$25.3	$5.6	$2.9	$23.4
Asia Pacific	102.7	90.5	7.1	4.2	100.2
Europe, Middle East & Africa	42.3	49.1	2.2	13.8	39.6

Total	$174.9	$164.9	$14.9	$20.9	$163.2

Notes to Combined and Consolidated Financial Statements

VERTIV HOLDINGS, LLC

(Dollars in millions except where noted)

	Successor			Predecessor

	Year Ended				Fiscal Year Ended
Depreciation and Amortization	December 31, 2018	December 31, 2017	December 1 through December 31, 2016	October 1 through November 30, 2016	September 30, 2016
Americas	$131.6	$178.1	$20.8	$9.7	$55.8
Asia Pacific	41.0	67.1	20.9	2.5	25.9
Europe, Middle East & Africa	38.3	39.9	2.9	9.5	60.0
Corporate and other	6.1	0.9	—	—	—

Total	$217.0	$286.0	$44.6	$21.7	$141.7

	Successor			Predecessor

	Year Ended				Fiscal Year Ended
Capital Expenditures	December 31, 2018	December 31, 2017	December 1 through December 31, 2016	October 1 through November 30, 2016	September 30, 2016
Americas	$23.6	$13.8	$2.9	$4.1	$11.6
Asia Pacific	14.5	8.9	0.8	2.9	7.5
Europe, Middle East & Africa	21.7	13.4	0.9	0.6	6.8
Corporate and other	4.8	0.6	—	—	—

Total	$64.6	$36.7	$4.6	$7.6	$25.9

Geographic information

Sales by Destination

	Successor			Predecessor

	Year Ended				Fiscal Year Ended
	December 31, 2018	December 31, 2017	December 1 through December 31, 2016	October 1 through November 30, 2016	September 30, 2016
United States and Canada	$1,942.3	$1,692.0	$130.6	$292.9	$1,658.3
Europe	740.8	704.9	61.5	97.8	760.2
Asia	1,264.9	1,159.7	84.1	139.0	1,181.7
Latin America	195.9	174.4	14.0	22.2	202.8
Middle East/Africa	141.7	148.4	11.5	14.3	140.5

Total	$4,285.6	$3,879.4	$301.7	$566.2	$3,943.5

Sales in the U.S. were $1,831.1, $1,594.2, and $1,566.4 for the years ended December 31, 2018 and 2017 and September 30, 2016, respectively, while sales in China were $644.5, $630.2 and $707.6, respectively.

Sales in the U.S. were $122.6 for the one-month ended December 31, 2016 and $275.6 for the two-months ended November 30, 2016, while sales in China were $49.5 for the one-month ended December 31, 2016 and $76.3 for the two-months ended November 30, 2016.

Notes to Combined and Consolidated Financial Statements

VERTIV HOLDINGS, LLC

(Dollars in millions except where noted)

Sales by Product and Service Offering

	Successor

	Year Ended		December 1 through December 31, 2016 (3)
Products and Services offering	December 31, 2018 (3)	December 31, 2017 (3)
Critical infrastructure & solutions	$2,451.8	$2,136.5	$210.8
Services & software solutions (4)	1,276.1	1,215.9	56.6
I.T and Edge infrastructure	557.7	527.0	34.3

Total	$4,285.6	$3,879.4	$301.7

(3)

Beginning with the first quarter of 2019, we revised our sales by product and service offering categories from four categories to three. Product and service offerings have been adjusted for the successor period to reflect this modification.

(4)	Includes product sales managed within the service & software solutions line of business for internal purposes.

	Predecessor

		Fiscal Year Ended
Products and Services offering	October 1 through November 30, 2016 (5)	September 30, 2016 (5)
Power management	$236.5	$1,864.2
Thermal management	109.6	714.8
Services	159.9	975.3
I.T. and Edge infrastructure and solutions	60.2	389.2

Total	$566.2	$3,943.5

(5)

The Company did not change the product and service offering disclosure for the two month period ended November 30, 2016, and the fiscal year ended September 30, 2016, as it was not deemed practical to do so.

(17) OTHER FINANCIAL INFORMATION

Items reported in earnings include the following:

	Successor			Predecessor

	Year Ended				Fiscal Year Ended
	December 31, 2018	December 31, 2017	December 1 through December 31, 2016	October 1 through November 30, 2016	September 30, 2016
Research and development expense	$165.3	$166.5	$8.5	$19.5	$129.4
Depreciation expense	60.4	61.2	4.3	7.3	46.6
Rent expense	80.4	61.1	5.2	10.8	66.5
Advertising expense	35.2	32.6	1.5	3.6	19.9

Notes to Combined and Consolidated Financial Statements

VERTIV HOLDINGS, LLC

(Dollars in millions except where noted)

The Company leases certain office and manufacturing facilities, transportation and office equipment, and various other items under operating lease agreements. Approximate minimum annual rentals under noncancellable long-term leases, exclusive of maintenance, taxes, insurance and other operating costs are as follows:

2019	$51.4
2020	37.2
2021	25.4
2022	17.9
2023	12.4
Thereafter	19.2

Items reported in accrued expenses include the following:

	December 31, 2018	December 31, 2017
Deferred revenue	$170.5	$160.0
Accrued payroll and other employee compensation	133.6	139.8
Product warranty	44.9	40.0
Litigation reserve (see Note 18)	60.0	—
Other	395.3	410.7

Total	$804.3	$750.5

The change in the sales returns and allowances and allowance for doubtful accounts is as follows:

	Successor			Predecessor

	Year Ended				Fiscal Year Ended
	December 31, 2018	December 31, 2017	December 1 through December 31, 2016	October 1 through November 30, 2016	September 30, 2016
Beginning balance	$28.3	$18.0	$17.8	$25.8	$35.8
Provision charged to expense	55.3	55.3	3.4	8.1	37.6
Deductions	(47.6)	(45.0)	(3.2)	(5.2)	(47.6)

Ending balance	$36.0	$28.3	$18.0	$28.7	$25.8

The change in inventory obsolescence is as follows:

	Successor			Predecessor

	Year Ended				Fiscal Year Ended
	December 31, 2018	December 31, 2017	December 1 through December 31, 2016	October 1 through November 30, 2016	September 30, 2016
Beginning balance	$15.3	$1.2	$—	$42.5	$43.8
Provision charged to expense	20.9	14.4	1.5	3.0	16.1
Write-offs and other	(5.6)	(0.3)	(0.3)	(2.3)	(17.4)

Ending balance	$30.6	$15.3	$1.2	$43.2	$42.5

Notes to Combined and Consolidated Financial Statements

VERTIV HOLDINGS, LLC

(Dollars in millions except where noted)

The change in the income tax valuation allowance is as follows:

	Successor			Predecessor

	Year Ended				Fiscal Year Ended
	December 31, 2018	December 31, 2017	December 1 through December 31, 2016	October 1 through November 30, 2016	September 30, 2016
Beginning balance	$108.5	$89.0	$52.6	$90.8	$85.9
Additions (reductions) charged to expense	105.1	1.9	36.4	0.3	5.5
Additions (reductions) charged to other accounts	(5.6)	17.6	—	—	(0.6)

Ending balance	$208.0	$108.5	$89.0	$91.1	$90.8

(18) COMMITMENTS AND CONTINGENCIES

The Company is a party to a number of pending legal proceedings and claims, including those involving general and product liability and other matters. The Company accrues for such liabilities when it is probable that future costs will be incurred and such costs can be reasonably estimated. Accruals are based on developments to date; management’s estimates of the outcomes of these matters; the Company’s experience in contesting, litigating and settling similar matters; and any related insurance coverage. While the Company believes that a material adverse impact is unlikely, given the inherent uncertainty of litigation, a future development in these matters could have a material adverse impact on the Company.

At December 31, 2018, there were no known contingent liabilities (including guarantees, taxes and other claims) that management believes will be material in relation to the Company’s combined and consolidated financial statements, nor were there any material commitments outside the normal course of business other than those described below.

On May 10, 2018, the jury in the case of Bladeroom Group Limited, et al. v. Facebook, Inc., Emerson Electric Co., Emerson Network Power Solutions, Inc. (now known as Vertiv Solutions, Inc.) and Liebert Corporation returned a verdict in favor of the plaintiff in the amount of $30.0. The jury found the defendants breached a confidentiality agreement with Bladeroom, were unjustly enriched by such breach, improperly disclosed or used certain of the plaintiff’s trade secrets and the misappropriation of such trade secrets was willful and malicious. On March 11, 2019, the court entered orders in the case affirming the original award of $30.0 and imposing an additional award for punitive damages of $30.0 as well as attorney fees and interest. Under the terms of the purchase agreement with Emerson, the Company is indemnified for damages arising out of or relating to this case, including the above amounts. The Company believes that it has meritorious defenses with respect to the claims asserted against it and intends to vigorously defend its position on appeal. At December 31, 2018, the Company has accrued $60.0 in accrued expenses and recorded an offsetting indemnification receivable of $60.0 in other current assets related to this matter.

Notes to Combined and Consolidated Financial Statements

VERTIV HOLDINGS, LLC

(Dollars in millions except where noted)

(19) OTHER DEDUCTIONS, NET

Other deductions, net are summarized as follows:

	Successor			Predecessor

	Year Ended				Fiscal Year Ended
	December 31, 2018	December 31, 2017	December 1 through December 31, 2016	October 1 through November 30, 2016	September 30, 2016
Amortization of intangibles (excluding software)	$146.2	$219.4	$39.5	$13.6	$88.9
Restructuring costs (see Note 5)	46.2	41.6	2.6	1.7	5.8
Foreign currency loss (gain), net	(5.4)	11.2	0.1	(7.3)	12.7
Contingent consideration	(10.0)	(17.9)	—	—	—
Other, net	1.8	0.1	0.3	6.7	18.5

Total	$178.8	$254.4	$42.5	$14.7	$125.9

(20) OTHER UNAUDITED FINANCIAL INFORMATION

On May 25, 2017, the Board of Directors approved a change in the Company’s fiscal year end from September 30, to December 31. Accordingly, the Company is presenting unaudited financial information for the three month period ended December 31, 2015 for comparative purposes as follows:

Predecessor
Three months ended December 31, 2015
Net sales
Net sales - products	$706.6
Net sales - services	246.9

Net sales	953.5
Costs and expenses
Cost of sales - products	476.1
Cost of sales - services	135.7

Cost of sales	611.8
Selling, general and administrative expenses	246.6
Other deductions, net	30.1
Interest expense, net	(0.5)
Earnings from Continuing Operations before income taxes	65.5

Income tax expense	19.1

Earnings from Continuing Operations	46.4
Earnings from Discontinued Operations - net of income taxes	7.7

Net earnings (loss)	$54.1

Notes to Combined and Consolidated Financial Statements

VERTIV HOLDINGS, LLC

(Dollars in millions except where noted)

Three months ended December 31, 2015
Cash flows from operating activities:
Net (loss) earnings	$54.1
Adjustments to reconcile net (loss) earnings to net cash provided by (used by) operating activities:
Depreciation	14.4
Amortization	28.0
Changes in operating working capital	(11.7)
Other	(5.7)

Net cash provided by (used for) operating activities	79.1

Cash flows from investing activities:
Capital expenditures	(8.7)
Proceeds from disposition of property, plant and equipment	2.3
Other	(0.6)

Net cash provided by (used for) investing activities	(7.0)

Cash flows from financing activities:
Net transfer to Emerson	(102.7)
Other	(0.9)

Net cash (used for) provided by financing activities	(103.6)

Effect of exchange rate changes on cash and cash equivalents	(2.3)

Increase (decrease) in cash and cash equivalents	(33.8)
Beginning cash and cash equivalents	138.9

Ending cash and cash equivalents	$105.1

Changes in operating working capital
Accounts Receivable	$29.4
Inventories	(13.3)
Other current assets	13.0
Accounts payable	(27.5)
Accrued expenses	(13.6)
Income taxes	0.3

Total changes in operating working capital	$(11.7)

Notes to Combined and Consolidated Financial Statements

VERTIV HOLDINGS, LLC

(Dollars in millions except where noted)

(21) SUBSEQUENT EVENTS

The Company has evaluated subsequent events for recognition and disclosure through March 20, 2019, which is the date the consolidated financial statements were originally available to be issued. The Company evaluated events and transactions for disclosure through November 26, 2019, which is the date the revised financial statements were available to be issued.

Effective January 1, 2019, we adopted the Financial Accounting Standards Board (“FASB”) Accounting Standards Update (“ASU”) 2016-02, Leases, which requires the recognition of lease assets and liabilities by lessees for those leases classified as operating leases under previous guidance. The Company adopted the standard effective January 1, 2019 using the modified retrospective transition option of applying the standard at the adoption date. As a result of the adoption, the Company recorded both operating lease right-of-use assets of $112.4 and operating lease liabilities of $117.0.

During May 2019, Vertiv Group issued $120.0 aggregate principal amount of 10.00% senior secured second lien notes maturing on May 15, 2024 (with a springing maturity to November 15, 2021 if the Holdco’s PIK Toggle Notes are not repaid, redeemed or discharged, or the maturity with respect thereto is not otherwise extended, on or prior to November 15, 2021). Each note bears interest at a rate of 10.00% per annum payable semi-annually on May 15 and November 15 of each year. The obligations of Vertiv Group under the notes are guaranteed by Vertiv Group’s existing and future direct and indirect wholly-owned domestic subsidiaries, with certain exceptions, and secured by liens junior in priority to the first priority liens securing each of Vertiv Group’s existing revolving credit agreement and existing term loan credit agreement.

Subsequent to December 31, 2018, the Company increased the accrual and offsetting indemnification receivable related to the Bladeroom matter by $29.9. On August 12, 2019, judgment was entered, confirming the award entered on March 11, 2019. Emerson has submitted an appeal and in connection with the appeal has submitted a surety bond underwritten by a third-party insurance company in the amount of $96.8.

On September 6, 2019, the selling shareholders of Energy Labs, Inc. notified Vertiv Group of their dispute of the contingent consideration due to them in the form of an earn-out payment. The selling shareholders have asserted that Vertiv owes the $34.5 in earn-out, the highest amount of earn-out possible under the agreement.

270,238,621 Shares of Class A Common Stock

10,606,666 Warrants to Purchase Class A Common Stock

220,000 Units

PROSPECTUS

February    , 2020

You should rely only on the information contained or incorporated by reference in this prospectus. We have not authorized anyone to provide you with different information. You should not assume that the information contained or incorporated by reference in this prospectus is accurate as of any date other than the date of this prospectus. We are not making an offer of these securities in any state where the offer is not permitted.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 13. Other Expenses of Issuance and Distribution.

The following table sets forth the fees and expenses, other than underwriting discounts and commissions, payable by us in connection with the sale and distribution of the securities being registered hereby.

SEC registration fee		$484,658.86
FINRA filing fee		$225,500
Printing fees and expenses		*
Registrar and transfer agent fees		*
Legal fees and expenses		*
Accounting fees and expenses		*
Miscellaneous		*

Total	$	*

*	Estimates not presently known.

We will bear all costs, expenses and fees in connection with the registration of the securities, including with regard to compliance with state securities or “blue sky” laws. The Selling Holders, however, will bear all underwriting commissions and discounts, if any, attributable to their sale of the securities. All amounts are estimates except the SEC registration fee.

Item 14. Indemnification of Directors and Officers.

Section 145 of the DGCL, as amended, authorizes us to indemnify any director or officer under certain prescribed circumstances and subject to certain limitations against certain costs and expenses, including attorney’s fees actually and reasonably incurred in connection with any action, suit or proceeding, whether civil, criminal, administrative or investigative, to which a person is a party by reason of being one of our directors or officers if it is determined that such person acted in accordance with the applicable standard of conduct set forth in such statutory provisions.

Our Certificate of Incorporation provides that our officers and directors are indemnified by us to the fullest extent authorized by Delaware law, as it now exists or may in the future be amended. In addition, our Certificate of Incorporation provides that our directors will not be personally liable for monetary damages to us or our stockholders for breaches of their fiduciary duty as directors, except to the extent such exemption from liability or limitation thereof is not permitted under the DGCL as the same exists or may hereafter be amended.

Our Bylaws permit us to secure insurance on behalf of any officer, director, employee or agent of the Company for any liability arising out of his or her actions, regardless of whether Delaware law would permit such indemnification. We have purchased a policy of directors’ and officers’ liability insurance that insures our officers and directors against the cost of defense, settlement or payment of a judgment in some circumstances and insures us against our obligations to indemnify our officers and directors. In addition, we have entered into indemnification agreements with each of our officers and directors, a form of which is incorporated by reference in this registration statement. These agreements require us to indemnify these individuals to the fullest extent permitted under Delaware law against liabilities that may arise by reason of their service to us, and to advance expenses incurred as a result of any proceeding against them as to which they could be indemnified.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling us pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

Item 15. Recent Sales of Unregistered Securities.

During the three years preceding the filing of this registration statement, the Registrant has granted or issued the following securities of the Registrant which were not registered under the Securities Act of 1933, as amended (the “Securities Act”).

On June 12, 2018, we issued 10,533,333 private placement warrants to our Sponsor concurrently with the closing of our IPO. On February 7, 2020, in connection with the Business Combination, we issued 118,261,955 Stock Consideration Shares to the Vertiv Stockholder pursuant to the Merger Agreement and 123,900,000 PIPE Shares to the PIPE Investors pursuant to the Subscription Agreements.

The sales of the above securities were exempt from the registration requirements of the Securities Act in reliance on the exemptions afforded by Section 4(a)(2) of the Securities Act. Other than the IPO, no sales involved underwriters, underwriting discounts or commissions or public offerings of securities of the Registrant.

Item 16. Exhibits and Financial Statement Schedules.

Exhibit Number	Exhibit Title

1.1	Form of Underwriting Agreement*

2.1	Agreement and Plan of Merger, dated as of December 10, 2019, by and among GS Acquisition Holdings Corp, Crew Merger Sub I LLC, Crew Merger Sub II LLC, Vertiv Holdings, LLC and VPE Holdings, LLC (incorporated by reference to the Company’s definitive proxy statement on Schedule 14A, filed with the SEC on January 17, 2020).+

3.1	Second Amended and Restated Certificate of Incorporation of Vertiv Holdings Co.**

3.2	Amended and Restated Bylaws of Vertiv Holdings Co.**

4.1	Specimen Unit Certificate.**

4.2	Specimen Class A Common Stock Certificate.**

4.3	Warrant Agreement, dated June 7, 2018, by and among GS Acquisition Holdings Corp, Computershare Trust Company, N.A. and Computershare Inc. (incorporated by reference to Exhibit 4.4 to the Company’s Current Report on Form 8-K, filed with the SEC on June 13, 2018).

4.4	Indenture, dated as of October 17, 2016, by and between Vertiv Group Corporation (f/k/a/ Cortes NPA Acquisition Corporation) and The Bank of New York Mellon Trust Company, N.A., as trustee.**

4.5	First Supplemental Indenture, dated as of November 30, 2016, by and between Vertiv Group Corporation (f/k/a Cortes NP Acquisition Corporation), the guarantors party thereto and The Bank of New York Mellon Trust Company, N.A., as trustee.**

4.6	Second Supplemental Indenture, dated as of October 27, 2017, by and Vertiv Group Corporation, the guarantors party thereto and The Bank of New York Mellon Trust Company, N.A., as trustee.**

4.7	Indenture, dated as of February 9, 2017, by and between Vertiv Intermediate Holding Corporation and The Bank of New York Mellon Trust Company, N.A., as trustee.**

4.8	First Supplemental Indenture, dated as of October 27, 2017, by and between Vertiv Intermediate Holding Corporation and The Bank of New York Mellon Trust Company, N.A., as trustee.**

5.1	Opinion of Skadden, Arps, Slate, Meagher & Flom LLP**

10.1	Form of Subscription Agreement (incorporated by reference to Exhibit 10.1 to the Company’s Current Report on Form 8-K/A, filed with the SEC on December 13, 2019).

Exhibit Number	Exhibit Title

10.2	Amended and Restated Registration Rights Agreement, dated February 7, 2020, by and among Vertiv Holdings Co, GS Sponsor LLC, Cote SPAC 1 LLC, James Albaugh, Roger Fradin, Steven S. Reinemund, VPE Holdings, LLC, GSAH Investors Emp LP, Atlanta Sons LLC and the Other Cote Holders named therein.**

10.3	Stockholders Agreement, dated February 7, 2020, by and among Vertiv Holdings Co, GS Sponsor LLC, Cote SPAC 1 LLC and VPE Holdings, LLC.**

10.4	Tax Receivable Agreement, dated February 7, 2020, by and between Vertiv Holding Co and VPE Holdings, LLC.**

10.5	2020 Stock Incentive Plan of Vertiv Holdings Co and its Affiliates.**

10.6	Form of Stock Option Award Agreement under the 2020 Stock Incentive Plan of Vertiv Holdings Co and its Affiliates.**

10.7	Form of Restricted Stock Unit Agreement for Special One-Time Long-Term Incentive (LTI) Award under the 2020 Stock Incentive Plan of Vertiv Holdings Co and its Affiliates.**

10.8	Vertiv Holdings Co Executive Change of Control Plan.**

10.9	Vertiv Holdings Co Executive Employment Policy.**

10.10	Form of Executive Offer Letter.**

10.11	Form of Indemnification Agreement.**

10.12	Investment Management Trust Agreement, dated June 7, 2018, by and between Wilmington Trust, N.A. and GS Acquisition Holdings Corp (incorporated by reference to Exhibit 10.2 to the Company’s Current Report on Form 8-K, filed with the SEC on June 13, 2018).

10.13	Letter Agreement, dated June 7, 2018, by and among GS Acquisition Holdings Corp, the Sponsor, GS Acquisition Holdings Corp’s officers and directors and the other parties thereto (incorporated by reference to Exhibit 10.1 to the Company’s Quarterly Report on Form 10-Q, filed with the SEC on August 7, 2018).

10.14

Term Loan Credit Agreement, dated as of November  30, 2016, by and amongVertiv Intermediate Holding II Corporation (f/k/a Cortes NP Intermediate Holding II Corporation), Vertiv Group Corporation (f/k/a Cortes NP Acquisition Corporation), as borrower, the lenders party thereto and JPMorgan Chase Bank, N.A., as administrative agent.**

10.15	Amendment No. 1 to Term Loan Credit Agreement, dated as of March 17, 2017, by and among Vertiv Group Corporation, as borrower, the lenders party thereto, JPMorgan Chase Bank, N.A., as administrative agent, and the other persons party thereto.**

10.16	Amendment No. 2 to Term Loan Credit Agreement, dated as of November 1, 2017, by and among Vertiv Group Corporation, as borrower, the lenders party thereto, JPMorgan Chase Bank, N.A., as administrative agent, and the other persons party thereto.**

10.17	Amendment No. 3 to Term Loan Credit Agreement, dated as of September 28, 2018, by and among Vertiv Group Corporation, as borrower, the lenders party thereto, JPMorgan Chase Bank, N.A., as administrative agent, and the other persons party thereto.**

10.18	Amendment No. 4 to Term Loan Credit Agreement, dated as of January 14, 2020, by and among Vertiv Intermediate Holding II Corporation, Vertiv Group Corporation, as borrower, the lenders party thereto, JPMorgan Chase Bank, N.A., as administrative agent, and the other persons party thereto.**

Exhibit Number	Exhibit Title

10.19	Revolving Credit Agreement, dated as of November 30, 2016, by and among Vertiv Intermediate Holding II Corporation (f/k/a Cortes NP Intermediate Holding II Corporation), Vertiv Group Corporation (f/k/a Cortes NP Acquisition Corporation), as lead borrower, the other borrowers party thereto, the lenders party thereto, JPMorgan Chase Bank, N.A., as administrative agent, and the collateral agents party thereto.**

10.20	Amendment No. 1 to Revolving Credit Agreement, dated as of September 28, 2018, by and among Vertiv Group Corporation, as lead borrower, the other borrowers party thereto, the lenders party thereto, JPMorgan Chase Bank, N.A., as administrative agent, and the other persons party thereto.**

10.21	Amendment No. 2 to Revolving Credit Agreement, dated as of October 19, 2018, by and among Vertiv Intermediate Holding II Corporation, Vertiv Group Corporation, as lead borrower, the other borrowers party thereto, the lenders party thereto, and JPMorgan Chase Bank, N.A., as administrative agent.**

10.22	Amendment No. 3 to Revolving Credit Agreement, dated as of February 15, 2019, by and among Vertiv Intermediate Holding II Corporation, Vertiv Group Corporation, as lead borrower, the other borrowers party thereto, the other credit parties party thereto, the lenders party thereto, JPMorgan Chase Bank, N.A., as administrative agent, and the other persons party thereto.**

10.23	Amendment No. 4 to Revolving Credit Agreement, dated as of January 14, 2020, by and among Vertiv Intermediate Holding II Corporation, Vertiv Group Corporation, as lead borrower, the other borrowers party thereto, the lenders party thereto, JPMorgan Chase Bank, N.A., as administrative agent, and the other persons party thereto.**

10.24	Incremental Term Loan Commitment Agreement No. 1, dated as of December 22, 2017, by and among Vertiv Intermediate Holding II Corporation, Vertiv Group Corporation, as borrower, the other guarantors party thereto, and JPMorgan Chase Bank, N.A., as administrative agent and incremental lender.**

16.1	Letter of PricewaterhouseCoopers LLP, dated February 7, 2020.**

21.1	Subsidiaries of the Registrant.**

23.1	Consent of PricewaterhouseCoopers LLP, independent registered accounting firm for GS Acquisition Holdings Corp**

23.2	Consent of KPMG LLP, independent registered accounting firm for Vertiv Group Corporation**

23.3	Consent of Ernst & Young LLP, independent registered accounting firm for Vertiv Holdings, LLC**

23.4	Consent of Skadden, Arps, Slate, Meagher & Flom LLP (included in Exhibit 5.1)**

24.1	Powers of Attorney (included on signature page)**

101.INS	XBRL Instance Document	Herewith	—	—

101.SCH	XBRL Taxonomy Extension Schema Document	Herewith	—	—

101.CAL	XBRL Taxonomy Extension Calculation Linkbase Document	Herewith	—	—

101.DEF	XBRL Taxonomy Extension Definitions Linkbase Document	Herewith	—	—

101.LAB	XBRL Taxonomy Extension Label Linkbase Document	Herewith	—	—

101.PRE	XBRL Taxonomy Extension Presentation Linkbase Document

*

To be filed, if necessary, subsequent to the effectiveness of this registration statement by an amendment to this registration statement or incorporated by reference pursuant to a Current Report on Form 8-K in connection with the offering of securities.

**	Filed herewith.
+

Certain schedules to this Exhibit have been omitted in accordance with Item 601(b)(2) of Regulation S-K. The Company hereby agrees to hereby furnish supplementally a copy of all omitted schedules to the SEC upon request.

Item 17. Undertakings.

(1)    The undersigned registrant hereby undertakes to provide to the underwriter at the closing specified in the underwriting agreements certificates in such denominations and registered in such names as required by the underwriter to permit prompt delivery to each purchaser.

(2)    Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

(3)    The undersigned Registrant hereby undertakes that:

(A)    For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the Registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

(B)    For the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-1 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the Columbus, Ohio, on February 7, 2020.

VERTIV HOLDINGS CO

By:	/s/ Rob Johnson
Name: Rob Johnson
Title: Chief Executive Officer

POWER OF ATTORNEY

KNOW BY ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Rob Johnson, David J. Fallon and David M. Cote, and each of them, his or her true and lawful attorney-in-fact and agents with full and several power of substitution, for him or her and his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement, and to file the same, with all exhibits thereto, and all documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agents or any of them, or their substitutes, may lawfully do or cause to be done.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons on behalf of the registrant and in the capacities and on the date indicated.

Name	Title	Date

/s/ Rob Johnson Rob Johnson	Chief Executive Officer and Director (Principal Executive Office)	February 7, 2020

/s/ David J. Fallon David J. Fallon	Chief Financial Officer (Principal Financial Officer)	February 7, 2020

/s/ Andrew S. Klaus Andrew S. Klaus	Chief Accounting Officer (Principal Accounting Officer)	February 7, 2020

/s/ David M. Cote David M. Cote	Executive Chairman of the Board	February 7, 2020

/s/ Joseph van Dokkum Joseph van Dokkum	Director	February 7, 2020

/s/ Roger Fradin Roger Fradin	Director	February 7, 2020

/s/ Jacob Kotzubei Jacob Kotzubei	Director	February 7, 2020

Name	Title	Date

/s/ Matthew Louie Matthew Louie	Director	February 7, 2020

/s/ Edward L. Monser Edward L. Monser	Director	February 7, 2020

/s/ Steven S. Reinemund Steven S. Reinemund	Director	February 7, 2020

/s/ Robin L. Washington Robin L. Washington	Director	February 7, 2020